                                  SCHEDULE 14A
             (RULE 14a101) INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /
    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                  WHITE CAP INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.
/X/  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         common stock
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         10,725,791 outstanding shares and 719,982 shares subject to options.
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         $16.50 per share; the proposed maximum aggregate value of the transaction is $169,629,675.40 (the sum of (i) the product of 10,725,791 outstanding shares of common stock less 971,446 shares of common stock held by some members of management and $16.50 per share and (ii) the product of 719,982 shares subject to options and $16.50 per share less the $4.44 per share weighted average exercise price of the option shares being cashed out). The filing fee equals 1/50 of 1% of the aggregate value.
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         $169,629,675.40
         -----------------------------------------------------------------------
     (5) Total fee paid:
         $33,925.94
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

Notes:

[LOGO OF WHITE CAP INDUSTRIES, INC.]

                           WHITE CAP INDUSTRIES, INC.
                          COSTA MESA, CALIFORNIA 92626

    You are cordially invited to attend a special meeting of the stockholders of
White Cap Industries, Inc. White Cap will hold the meeting on October   , 1999,
at 11:00 a.m., local time, at the Doubletree Hotel, 3050 Bristol Street, Costa Mesa, California.

    The purpose of the special meeting is for you to vote upon a merger of WC Recapitalization Corp., a Delaware corporation newly-formed and organized by Leonard Green & Partners, L.P., with and into White Cap. In the merger, each outstanding share of White Cap common stock will be canceled and converted automatically into the right to receive $16.50 in cash, other than 971,446 shares currently held by six members of White Cap's management, whom we refer to as the management group. Shares retained by the management group will remain outstanding and represent approximately 9% of White Cap's outstanding common stock.

    Completion of the merger is subject to a number of conditions, including obtaining the necessary financing. Therefore, even if you approve the merger, we cannot assure you that the merger will be completed.

    The proposed merger is the result of extensive consideration of alternatives to maximize stockholder values which began last October. In the course of your board's consideration of alternatives, White Cap's management and financial advisor contacted numerous parties concerning the possibility of a sale, leveraged recapitalization or similar transaction. As it became apparent that such a transaction could involve a continuing investment, and other potentially conflicting interests, on the part of management, a group of five disinterested directors began to oversee the process.

    Following extensive consideration of potential alternatives, the independent directors concluded that the merger is in the best interests of White Cap and its stockholders. Holders of 15.8% of White Cap's stock, who will have no continuing interest in White Cap after the merger, have agreed to vote in favor of the merger, as have each of the members of the management group, who own an additional 29.7% of the outstanding stock. BancBoston Robertson Stephens rendered an opinion on July 21, 1999 that, as of that date, and based upon the considerations set forth in the opinion, the merger consideration was fair, from a financial point of view, to the stockholders of White Cap other than WC Recapitalization Corp. and its affiliates, the management group and dissenting holders who exercise their appraisal rights. We have attached the written opinion of BancBoston Robertson Stephens, dated July 21, 1999, as APPENDIX B to the enclosed proxy statement and you should read the entire opinion carefully. BancBoston Robertson Stephens' opinion is not a recommendation as to how you should vote with respect to the merger.

    The independent directors and White Cap's board of directors believe that the terms of the merger are fair to, and in the best interest of White Cap and its stockholders. They both unanimously recommend that you approve the merger.

    Approval of the merger requires the affirmative vote of holders of a majority of the outstanding shares of common stock.

    The enclosed proxy statement provides you with a summary of the proposed merger and additional information. Please give this information your careful attention.

    Your vote is very important. Whether or not you plan to attend the special meeting, please take the time to vote by completing, signing, dating and mailing the enclosed proxy card.

                                          Very truly yours,
                                          /s/
                                          Chairman of the Board

            , 1999

[LOGO]

                           WHITE CAP INDUSTRIES, INC.
                               3120 AIRWAY AVENUE
                          COSTA MESA, CALIFORNIA 92626

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER __, 1999

                            ------------------------

To Our Stockholders:

    We are holding a special meeting of White Cap Industries, Inc.'s stockholders on October __, 1999, at 11:00 a.m., local time, at the Doubletree Hotel, 3050 Bristol Street, Costa Mesa, California, for the following purposes:

    - To consider and vote on a proposal to approve a merger agreement pursuant to which WC Recapitalization Corp., a newly-formed company, will merge with and into White Cap. Each White Cap stockholder will be entitled to receive $16.50 in cash for each outstanding share of common stock that the stockholder owns immediately prior to the effective time of the merger, other than some members of management who will continue to hold 971,446 shares, representing approximately 9% of White Cap's outstanding common stock, and other than dissenting stockholders who are entitled to and have perfected their appraisal rights. Members of the management group will receive $16.50 per share for their remaining outstanding 2,231,346 shares and the difference between $16.50 and the option exercise prices for their options covering 165,104 shares. A copy of the merger agreement is attached as APPENDIX A and is described in the accompanying proxy statement.

    - To consider and act upon such other matters as may properly come before the special meeting or any adjournment of the meeting.

    Only holders of White Cap's common stock at the close of business on the record date, ____________, 1999, will be entitled to notice of, and to vote at, the special meeting or any adjournment of the meeting.

                                          By Order of the Board of Directors

                                          /s/

                                          Vice President and Secretary

_________, 1999

[LOGO]

                           WHITE CAP INDUSTRIES, INC.

                               ------------------

                                PROXY STATEMENT

                            ------------------------

                                  INTRODUCTION

    We are sending this proxy statement to you in connection with the solicitation of proxies by our board of directors. The board will use the
proxies at the special meeting of stockholders to be held on October   , 1999 at
11:00 a.m. (local time) at the Doubletree Hotel in Costa Mesa, California, and at any adjournment of the meeting. This proxy statement, the notice of special meeting of stockholders and the enclosed form of proxy are first being mailed to
you on or about September   , 1999.

    We have called the special meeting of stockholders to consider and vote on a proposal to approve a merger agreement, which is attached to this proxy statement as APPENDIX A. According to the merger agreement, WC Recapitalization Corp., a newly-formed company, will be merged with and into White Cap. Each White Cap stockholder will be entitled to receive $16.50 in cash for each outstanding share of common stock that the stockholder owns immediately prior to the effective time of the merger, other than some members of management who will continue to hold 971,446 shares, representing approximately 9% of White Cap's outstanding common stock, and other than dissenting stockholders who are entitled to and have perfected their appraisal rights. The members of management will receive $16.50 per share for their remaining outstanding 2,231,346 shares, and the difference between $16.50 and the option exercise prices for their options covering 165,104 shares.

    Completion of the merger is subject to a number of conditions, including WC Recapitalization Corp. obtaining the necessary financing. Therefore, even if you approve the merger and any related transactions, we cannot assure you that the merger will be completed.

                            ------------------------

    THE SECURITIES AND EXCHANGE COMMISSION HAS NEITHER APPROVED OR DISAPPROVED OF THIS TRANSACTION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    The board of directors fixed the close of business on        , 1999 as the
record date to determine which stockholders are entitled to notice of, and to vote at, the special meeting and any adjournment of the meeting. If you are a holder of record of White Cap common stock at the close of business on the record date, you are entitled to one vote for each share that you hold on each matter submitted to a vote of stockholders. At the record date, there were shares of White Cap common stock outstanding and entitled to vote at the special meeting. The holders of a majority of the outstanding shares entitled to vote must be present in person or represented by proxy at the special meeting to meet the requirement to transact business according to White Cap's articles of incorporation and Delaware law. We will count abstentions and broker non-votes for the purpose of determining whether we have the required number of shares to transact business.

    According to our certificate of incorporation and Delaware law, the affirmative vote of the holders of a majority of our outstanding shares entitled to vote at the meeting is required to approve the principal terms of the merger agreement. Your failure to vote or your vote to abstain will have the same legal effect as a vote cast against approval.

    Brokers and, in many cases, nominees will not have discretionary power to vote on proposals to be presented at the special meeting. Therefore, if your shares are held of record by a broker or nominee, you should instruct your broker or nominee as to how you would like them to vote.

    You have the power to revoke your proxy at any time before it is exercised by filing an instrument with the Secretary of White Cap instructing him to revoke your proxy, or by submitting a duly executed proxy bearing a later date, or by voting in person at the special meeting. Subject to your power to revoke, we will vote all shares represented by each properly executed proxy according to the instructions indicated on the proxy. If you do not include voting instructions on your proxy, we will vote your proxy to approve the merger.

    If you are a dissenting stockholder that has perfected your appraisal rights under Delaware law, you are entitled to require us to purchase your shares of common stock for cash at the fair market value of the shares as of July 21, 1999, which is the day before the terms of the merger were announced, excluding any appreciation or depreciation as a consequence of the merger. The obligation of WC Recapitalization Corp. to effect the merger is subject to the condition, which WC Recapitalization Corp. may waive, that holders of no more than 10% of White Cap common stock exercise their appraisal rights. See "Rights of Dissenting Stockholders."

    THE BOARD RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE PRINCIPAL TERMS OF THE MERGER AGREEMENT. YOU SHOULD NOTE THAT CERTAIN DIRECTORS HAVE CONFLICTS OF INTEREST IN CONNECTION WITH THIS RECOMMENDATION. SEE "SPECIAL FACTORS--INTERESTS OF DIRECTORS AND OFFICERS IN THE MERGER THAT ARE DIFFERENT FROM YOUR INTERESTS OR WHICH MAY PRESENT CONFLICTS OF INTEREST."

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                            ---------
QUESTIONS AND ANSWERS ABOUT THE MERGER....................................................................          1
SUMMARY...................................................................................................          2
  Date, Time And Place Of The Special Meeting.............................................................          2
  Purpose Of The Special Meeting..........................................................................          2
  Record Date And Quorum..................................................................................          2
  Vote Required...........................................................................................          2
  Parties To The Merger Transaction.......................................................................          3
  The Proposal............................................................................................          3
  Effective Time Of The Merger; Payment For Shares........................................................          3
  Background Of The Merger Transaction....................................................................          3
  The Independent Directors' And Board of Directors' Recommendation.......................................          3
  Opinion Of White Cap's Financial Advisor................................................................          4
  Purpose And Reasons Of LGP And The Management Group For The Merger Transaction..........................          4
  Position Of The Management Group As To Fairness Of The Merger Transaction...............................          5
  Interests Of Directors And Officers In The Merger That Are Different From Your Interests Or Which May
    Present Conflicts Of Interest.........................................................................          5
  Certain Effects Of The Merger...........................................................................          6
  Conditions To The Merger; Termination; Expenses.........................................................          6
  Federal Income Tax Considerations.......................................................................          7
  Accounting Treatment....................................................................................          7
  Financing Of The Merger.................................................................................          7
  Stockholders Voting Agreement...........................................................................          7
  Market Prices For Common Stock And Dividends............................................................          8
  Rights Of Dissenting Stockholders.......................................................................          8
  Summary Of Selected Consolidated Financial Data.........................................................          9
  Forward Looking Information.............................................................................          9
  Selected Pro Forma Condensed Financial Data (Unaudited).................................................         10
SPECIAL FACTORS...........................................................................................         11
  Background Of The Merger Transaction....................................................................         11
  The Independent Directors' And The Board Of Directors' Recommendation...................................         19
  Opinion of White Cap's Financial Advisor................................................................         20
  Purpose And Reasons Of LGP And The Management Group For The Merger Transaction..........................         26
  Position Of The Management Group As To Fairness Of The Merger Transaction...............................         27
  Interests Of Directors And Officers In The Merger That Are Different From Your Interests Or Which May
    Present Conflicts Of Interest.........................................................................         27
  Certain Effects Of The Merger...........................................................................         30
  Conduct Of White Cap's Business After The Merger........................................................         31
THE PROPOSAL..............................................................................................         32
  Vote Required; Record Date..............................................................................         32
  Effective Time..........................................................................................         32
THE MERGER................................................................................................         33
  Conversion Of Securities................................................................................         33
  Treatment Of Stock Options..............................................................................         33
  Payment For Shares......................................................................................         33

  Transfer Of Shares......................................................................................         34
  Conditions..............................................................................................         34
  Representations And Warranties..........................................................................         35
  Covenants...............................................................................................         36
  Nonsolicitation Covenant................................................................................         36
  Indemnification And Insurance...........................................................................         37
  Expenses................................................................................................         37
  Termination, Amendment And Waiver.......................................................................         38
  Termination Fee.........................................................................................         38
  Financing...............................................................................................         39
  Stockholders Voting Agreement...........................................................................         42
  Regulatory Approvals....................................................................................         42
  Accounting Treatment....................................................................................         42
  Appraisal Rights........................................................................................         42
FEDERAL INCOME TAX CONSIDERATIONS.........................................................................         45
PENDING LITIGATION RELATED TO THE MERGER..................................................................         46
BUSINESS OF WHITE CAP.....................................................................................         46
  Operations..............................................................................................         47
  Customer Credit.........................................................................................         49
  Management Information Systems..........................................................................         49
  Employees...............................................................................................         50
MARKET PRICES OF COMMON STOCK AND DIVIDENDS...............................................................         50
SELECTED CONSOLIDATED FINANCIAL DATA......................................................................         51
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED).........................................         52
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.....................         60
  General.................................................................................................         60
  Results of Operations...................................................................................         60
  Quarterly Results of Operations; Seasonality............................................................         64
  Liquidity and Capital Resources.........................................................................         65
  Year 2000...............................................................................................         65
  Recent Accounting Pronouncements........................................................................         66
  Impact of Inflation and Changing Prices.................................................................         67
  Quantitative and Qualitative Disclosures about Market Risk..............................................         67
FORWARD LOOKING STATEMENTS................................................................................         68
PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT..................................................         69
CERTAIN INFORMATION CONCERNING LGP........................................................................         71
PROXY SOLICITATION........................................................................................         71
STOCKHOLDER PROPOSALS.....................................................................................         71
INDEPENDENT PUBLIC ACCOUNTANTS............................................................................         71
OTHER MATTERS.............................................................................................         71
INCORPORATION BY REFERENCE................................................................................         71

APPENDIX A--AGREEMENT AND PLAN OF MERGER..................................................................        A-1
APPENDIX B--OPINION OF FINANCIAL ADVISOR TO THE BOARD OF DIRECTORS OF WHITE CAP INDUSTRIES, INC...........        B-1
APPENDIX C--STOCKHOLDERS VOTING AGREEMENT.................................................................        C-1
APPENDIX D--DELAWARE APPRAISAL RIGHTS STATUTE.............................................................        D-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

    The following questions and answers are for your convenience only, and briefly address some commonly asked questions about the merger. You should still carefully read this proxy statement in its entirety, including the attached appendices.

Q. WHAT AM I BEING ASKED TO VOTE UPON?

A. You are being asked to approve a merger agreement which provides that WC Recapitalization Corp., a corporation organized by Leonard Green & Partners, L.P., be merged into White Cap. Holders of about 45.5% of our common stock have already agreed to vote in favor of this merger. If the merger agreement is approved, White Cap will no longer be a publicly-held corporation.

Q. WHAT WILL I RECEIVE IF THE MERGER AGREEMENT IS APPROVED?

A. You will receive $16.50 in cash, without interest, for each share of White Cap common stock that you own. You will no longer hold any shares of White Cap common stock.

Q. WHAT WILL HAPPEN TO PRESENT MEMBERS OF WHITE CAP'S MANAGEMENT?

A. Some members of management will continue to hold a portion of White Cap's securities. For the remaining portion of the White Cap shares they own, they, like you, will receive $16.50 in cash. These members of management will also continue as officers and employees of White Cap after the merger.

Q. WHY IS WHITE CAP PROPOSING THE MERGER?

A. We believe that the merger is in your best interests, in light of the value to be paid to you if the merger is approved. Also, we believe the merger is in White Cap's best interests because, as a private company, we will have greater flexibility to undergo fluctuations in our short-term earnings without the constraint of the public market's emphasis on quarterly earnings. This will allow us to focus on our long-term value, by making strategic capital expenditure and acquisition decisions.

Q. WHAT DO I NEED TO DO NOW?

A. After carefully reading and considering the information contained in this proxy statement, please fill out and sign your proxy card. Then mail your completed, signed and dated proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the White Cap special meeting.

Q. IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A. Your broker will not be able to vote your shares without instructions from you. You should follow the directions provided by your broker to vote your shares.

Q. HOW DO I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A. At any time before the White Cap special meeting, you may change your vote by sending a written notice stating that you would like to revoke your proxy or by completing and submitting a new, later dated proxy card to the Corporate Secretary of White Cap. You also can attend the White Cap special meeting and vote in person.

Q. SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A. No. After the merger is completed, you will receive written instructions for exchanging your stock certificates for cash.

Q. WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A. We intend to complete the merger as soon as possible after the White Cap special meeting. We expect to close the transaction in early October this year.

Q. WHO CAN HELP ANSWER MY QUESTIONS?

A. After reading through this proxy statement, if you have more questions about the merger, you should contact:

White Cap Industries, Inc.
3120 Airway Ave.
P.O. Box 1770
Costa Mesa, California 9262
Attention: Chris Lane, Chief Financial Officer

                                    SUMMARY

    THIS BRIEF SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT. IT MAY NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. BEFORE VOTING, YOU SHOULD CAREFULLY READ THE ENTIRE PROXY STATEMENT, THE APPENDICES AND THE OTHER DOCUMENTS TO WHICH THIS PROXY STATEMENT REFERS IN THEIR ENTIRETY TO FULLY UNDERSTAND THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT. UNLESS THE CONTEXT INDICATES OTHERWISE, ALL REFERENCES TO "WHITE CAP," "WE," "OUR" AND "US" REFER TO WHITE CAP INDUSTRIES, INC. ALL REFERENCES TO "INDUSTRIES" REFER TO WHITE CAP INDUSTRIES II, INC., WHICH IS WHITE CAP'S PRINCIPAL OPERATING SUBSIDIARY. ALL REFERENCES TO "WC" REFER TO WC RECAPITALIZATION CORP., THE NEWLY-FORMED COMPANY WHICH WILL MERGE WITH AND INTO WHITE CAP. ALL REFERENCES TO "LGP" REFER TO LEONARD GREEN & PARTNERS, L.P. ALL REFERENCES TO "GREEN" REFER TO GREEN EQUITY INVESTORS III, L.P., AN AFFILIATE OF LGP.

DATE, TIME AND PLACE OF THE SPECIAL MEETING

    We will hold a special meeting of stockholders on October   , 1999, at 11:00
a.m., local time, at the Doubletree Hotel, located at 3050 Bristol Street, Costa Mesa, California.

PURPOSE OF THE SPECIAL MEETING

    At the special meeting, you will consider and vote on a proposal to approve a merger agreement which is attached to this proxy statement as APPENDIX A. According to the merger agreement, WC will merge with and into White Cap. Further, each outstanding share of our common stock will be canceled and converted automatically into the right to receive $16.50 in cash, payable to the holder, without interest, except for 971,446 shares, called the continuing shares, held by some members of management, whom we refer to in this proxy statement as the management group, and except for dissenting shares. The continuing shares, which represent approximately 9% of our outstanding common stock, will remain outstanding. The management group will receive $16.50 per share for the 2,231,346 shares they sell, and will receive the difference between $16.50 and the option exercise prices for their options covering 165,104 shares. See "The Proposals" and "The Merger."

RECORD DATE AND QUORUM

    If you are a beneficial owner of our common stock at the close of business
on             , 1999, which our board of directors has established as the record date, you are entitled to one vote for each share you hold of record on each matter submitted to a vote of stockholders. The holders of a majority of the outstanding shares entitled to vote at the special meeting must be present in person or represented by proxy in order for us to transact business. See "The Proposals--Vote Required; Record Date."

VOTE REQUIRED

    The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting is required to approve the principal terms of the merger agreement.

    At the record date, there were           shares of our common stock
outstanding. Stockholders, including the management group, who collectively owned approximately 45.5% of the outstanding shares of our common stock as of July 21, 1999, including the management group, have agreed to vote their shares to approve the merger. We have been advised that all of our other directors and executive officers intend to vote all of their shares to approve the merger. See "The Proposals--Vote Required; Record Date."

PARTIES TO THE MERGER TRANSACTION

    WHITE CAP INDUSTRIES, INC. We are one of the leading business-to-business retailers to professional contractors in the western United States. We market our products through our branch locations, our highly experienced outside sales force, our toll-free centralized fulfillment center, and through strategic distribution of our in-stock catalogs. Our principal executive offices are located at 3120 Airway Avenue, Costa Mesa, California 92626. Our telephone number is (714) 850-0900. See "Business of White Cap."

    WC RECAPITALIZATION CORP. Leonard Green & Partners, L.P., which we refer to in this proxy statement as LGP, recently formed WC Recapitalization Corp., a privately-owned Delaware corporation, for the sole purpose of effecting the merger. In this proxy statement, we refer to WC Recapitalization Corp. as WC. WC has not conducted any prior business. WC's principal executive offices are located at 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025. WC's telephone number is (310) 954-0444. See "Certain Information Concerning LGP."

THE PROPOSAL

    The merger agreement provides that WC will merge with and into White Cap. After the merger, WC will cease to exist as a separate entity and White Cap will continue as the surviving corporation. At the effective time of the merger, each share of our issued and outstanding common stock will convert into the right to receive $16.50 in cash, without interest, other than 971,446 shares held by members of our management group, the shares owned by WC which will be canceled without payment, and the dissenting shares. This right to receive $16.50 in cash is referred to in this proxy statement as the merger consideration. As a result of the merger, our common stock will no longer be publicly traded and will be privately owned by an affiliate of LGP and the management group. See "The Merger."

    The transactions surrounding the merger agreement are sometimes referred to in this proxy statement as the merger transaction.

EFFECTIVE TIME OF THE MERGER; PAYMENT FOR SHARES

    The merger will become effective when we file a certificate of merger with the Secretary of State of the State of Delaware. We expect to file the certificate as soon as practicable after the special meeting, subject to approval of the principal terms of the merger agreement at the special meeting and satisfaction or waiver of the terms and conditions of the merger agreement. See "The Proposals-- Effective Time" and "The Merger--Conditions." We will designate a disbursing agent to forward detailed instructions to you regarding the surrender of your share certificates, together with a letter of transmittal, promptly after the effective time. You should not submit your certificates to the disbursing agent until you have received these materials. The disbursing agent will pay you as promptly as practicable following its receipt of your certificates and other required documents. We will not pay accrued interest on the cash payable to you upon the surrender of your certificates. See "The Merger-- Payment for Shares." YOU SHOULD NOT SEND ANY SHARE CERTIFICATES AT THIS TIME.

BACKGROUND OF THE MERGER TRANSACTION

    For a description of events leading to approval of the merger by our board of directors, as well as the approval by the independent directors, see the section of this proxy statement entitled "Special Factors--Background of the Merger."

THE INDEPENDENT DIRECTORS' AND THE BOARD OF DIRECTORS' RECOMMENDATION

    THE BOARD OF DIRECTORS AND THE INDEPENDENT DIRECTORS RECOMMEND THAT YOU VOTE FOR THE MERGER. The independent directors have recommended to the board of directors, and the board has approved, the merger agreement. The board and the independent directors believe that the merger agreement is in the best interests of White Cap and its stockholders and therefore recommends that you vote "FOR" adoption and approval of the principal terms of the merger agreement. The board and the independent directors based their recommendation on the following factors:

    - the terms and conditions of the merger agreement;

    - our assets, obligations, operations, earnings and prospects and those of the industry in which we compete;

    - recent market prices of our common stock, recent trading activity and the fact that the merger consideration to be paid to the stockholders represents a premium over $11.06, the per share closing sale price of our common stock on July 21, 1999, the day prior to the board's approval of the merger agreement, and a premium of $8.88 over the per share book value of White Cap on June 30, 1998;

    - an analysis of the business-to-business building products supply industry generally;

    - the results of the board's market solicitation to determine whether there were other buyers for our business;

    - a review of possible alternatives to the sale of our business, including continuing to operate our business as a publicly-owned entity; and

    - the written opinion of BancBoston Robertson Stephens, White Cap's financial advisor, dated July 21, 1999, that, as of that date, and based on the considerations set forth in the opinion, the payment of $16.50 per share to the holders of our common stock is fair from a financial point of view to White Cap's stockholders other than WC and its affiliates, the White Cap management group and holders of dissenting shares.

OPINION OF WHITE CAP'S FINANCIAL ADVISOR

    On July 21, 1999, BancBoston Robertson Stephens, White Cap's financial advisor, delivered its written opinion to the White Cap board that, as of such date and subject to the assumptions, limitations and qualifications set forth in the opinion, the merger consideration was fair, from a financial point of view, to White Cap's stockholders other than WC and its affiliates, the White Cap management group and the dissenting shares. The opinion of BancBoston Robertson Stephens was provided for the information of the White Cap board in connection with the merger and does not constitute a recommendation as to how you should vote with respect to the merger. The full text of the written opinion of BancBoston Robertson Stephens is attached as APPENDIX B. You should read this opinion in its entirety to understand the assumptions made, matters considered and limitations of the review undertaken by BancBoston Robertson Stephens in connection with the opinion. See "Special Factors--Opinion Of White Cap's Financial Advisor."

PURPOSE AND REASONS OF LGP AND THE MANAGEMENT GROUP FOR THE MERGER TRANSACTION

    Green Equity Investors III, L.P., which is an affiliate of LGP, and the management group entered into the transactions contemplated by the merger agreement in order to acquire 100% ownership of White Cap. In this proxy statement, we refer to Green Equity Investors, III, L.P. as Green. When the merger is completed, members of the management group will continue to hold a portion of their investment in White Cap through ownership of both White Cap's common and preferred stock. Members of the management group will be entitled to receive cash proceeds from the merger for the rest of their investment in White Cap after the merger on the same terms as other stockholders.

    As a result of the merger, excluding the exercise of warrants that may be issued to finance the merger and excluding the exercise of any stock option grants, Green will acquire approximately 84% of our common stock outstanding and 84% of our preferred stock outstanding, for an investment of $84.5 million. When the merger is completed, the management group will, for an investment valued at $16.0 million, own approximately 16% of the outstanding shares of our common and preferred stock. These percentages reflect the planned exchange by the management group of a part of their common stock for preferred stock, immediately following the merger. See "Special Factors--Purpose and Reasons of LGP and the Management Group for the Merger Transaction."

    As a private company, we will have greater flexibility to undergo fluctuations in short-term earnings and to focus on our long-term value by pursuing our growth strategy, including making capital expenditure and acquisition decisions, without the constraint of the public market's emphasis on quarterly results.

POSITION OF THE MANAGEMENT GROUP AS TO FAIRNESS OF THE MERGER TRANSACTION

    The members of the management group have considered the factors examined by the independent directors, and the board described in detail in "Special Factors--The Independent Directors' and Board of Directors' Recommendation." The members of the management group believe that these factors, when considered together, provide a reasonable basis for them to believe that the merger is fair to you. See "Special Factors--Position of the Management Group as to Fairness of the Merger Transaction." Members of the management group are directors and executive officers of White Cap and have an interest in the contemplated merger transaction. See "Special Factors--Interests Of Directors And Officers In The Merger That Are Different From Your Interests Or Which May Present Conflicts of Interest."

INTERESTS OF DIRECTORS AND OFFICERS IN THE MERGER THAT ARE DIFFERENT FROM YOUR
  INTERESTS OR WHICH MAY PRESENT CONFLICTS OF INTEREST

    As you consider the recommendation of our board of directors with respect to the merger, you should be aware that some officers and directors of White Cap and its affiliates, and persons related to these officers and directors, have interests in connection with the merger which may be different from, or in addition to, your interests, as well as actual or potential conflicts of interest described in more detail under "Special Factors--Interests Of Directors And Officers In The Merger That Are Different From Your Interests Or Which May Present Conflicts of Interest." These interests include those described below.

    After the merger, members of the management group will own shares of both our common and preferred stock. The management group will own approximately 16% of our common and preferred stock. Under the merger agreement, all members of the management group have also agreed to enter into employment agreements with our principal operating subsidiary, Industries.

    After completion of the merger, White Cap, Green, and members of the management group, in their capacity as stockholders of White Cap, will be parties to a stockholders agreement that will provide each party with specific rights and obligations. Among other things, the stockholders agreement restricts the ability of each stockholder who is a party to the agreement to freely transfer his or her securities. See "The Merger--Financing."

    Members of the management group and the independent directors beneficially own our common stock and options to purchase our common stock which will be cancelled as part of the merger. Upon completion of the merger, the net cash payments to the management group and independent directors will total $68,051,673. See "The Merger--Treatment of Stock Options."

    The merger agreement provides that the indemnification and exculpation rights existing in favor of our directors or officers, as provided in our articles of incorporation or bylaws that are in effect on the date of the merger agreement, shall survive the merger with respect to matters occurring at or prior to the effective time. In addition, we will provide our directors and executive officers with continuing directors' and officers' liability insurance coverage following the merger, subject to some limitations. See "Special Factors--Interests Of Directors And Officers In The Merger That Are Different From Your Interests Or Which May Present Conflicts of Interest."

CERTAIN EFFECTS OF THE MERGER

    As a result of the merger, Green and the management group will own all of White Cap's equity. Other current stockholders will no longer have any interest in White Cap, and therefore will not participate in our future earnings and growth. Instead, stockholders will have the right to receive $16.50 in cash, without interest, for each share of our common stock they currently hold, except for dissenting stockholders who have perfected their appraisal rights. See "Rights of Dissenting Stockholders." Although an equity investment in White Cap following the merger involves substantial risk, if we realize our projections, the value of such an equity investment could be considerably greater than its original cost. Further, even if the projections are not met, Green and the management group may earn a substantial return on their investment following the merger. See "Special Factors--Interests Of Directors And Officers In The Merger That Are Different From Your Interests Or Which May Present Conflicts of Interest" and "Forward Looking Information." In addition, as a result of the merger, our common stock will no longer be traded on the Nasdaq National Market, price quotations will no longer be available and the registration of our common stock under the Securities Exchange Act of 1934 will terminate. See "Special Factors--Certain Effects of the Merger."

CONDITIONS TO THE MERGER; TERMINATION; EXPENSES

    In order for the parties to effect the merger, a number of conditions must be met, the most significant of which are:

    - stockholders who hold a majority of our outstanding common stock must approve the merger;

    - the representations and warranties of both parties must be true in all material respects at the merger's effective time;

    - the financing for the merger must be completed; and

    - the accounting rules must not have changed in a way that prevents the merger from qualifying for recapitalization treatment.

    See "The Merger--Conditions" and "Financing of the Merger." Even if you approve the merger, we cannot assure you that it will be completed.

    At any time before the effective time of the merger, the board of directors of White Cap and WC may mutually terminate the merger agreement. The parties may also terminate the merger agreement if:

    - the merger has not become effective on or before January 31, 2000; or

    - any court or other governmental entity has prohibited or enjoined the merger in a final and nonappealable decision.

    WC may terminate the merger agreement prior to the effective time if:

    - White Cap's board of directors withdraws or adversely modifies its recommendation of the merger transaction;

    - White Cap's board of directors approves a third party acquisition, as described under "The Merger--Nonsolicitation Covenant;"

    - a third party acquisition occurs; or

    - White Cap, or any of our officers, directors, employees, representatives or agents, takes any of the prohibited actions described under "The Merger--Nonsolicitation Covenant."

    We may terminate the merger agreement before the effective time of the merger by providing written notice to WC that we have approved a good faith proposal for a third party acquisition as described under "The
Merger--Nonsolicitation Covenant."

    Each of the parties will pay its own costs and expenses in connection with the merger, but if the merger is not completed, we will pay or reimburse WC for all out-of-pocket expenses WC incurs in connection with the merger, except in some instances described under "The Merger--Expenses."

FEDERAL INCOME TAX CONSIDERATIONS

    If the merger becomes effective, the receipt of the merger consideration by holders of our common stock will be a taxable transaction for federal income tax purposes. For a more detailed discussion of the federal income tax considerations in connection with the merger, see "Federal Income Tax Considerations." We urge you to consult your tax advisor to determine the effect of the merger under federal, state, local and foreign tax laws.

ACCOUNTING TREATMENT

    We will treat the merger as a recapitalization for accounting purposes. See "Accounting Treatment."

FINANCING OF THE MERGER

    We expect to finance the merger through the issuance of debt and equity securities or bank or other commercial borrowings, or some combination of securities issuances and borrowings. LGP, on behalf of Green, has agreed to provide up to $114.5 million of financing in connection with the merger, by purchasing senior discount debentures and preferred and common stock financing. This financing is contingent upon our satisfying the conditions set forth in the merger agreement and our receipt of the financing discribed below to be provided by Donaldson, Lufkin & Jenrette Securities Corporation, referred to in this proxy statement along with its affiliates as DLJ.

    We expect to obtain additional financing for the merger by (a) issuing, or causing Industries to issue, $120 million of senior subordinated debt securities in an offering exempt from registration under the Securities Act of 1933 and (b) entering into a $100 million revolving credit facility for which we have received a commitment from DLJ, of which up to $10 million will be available to finance the merger. If we are unable to issue $120 million of senior subordinated debt securities, DLJ has committed, in lieu of its commitment to provide the $100 million revolving credit facility described above, to provide us with $70 million of senior bridge term loans and a $30 million senior bridge revolving credit facility, and to purchase $50 million in senior subordinated increasing rate bridge notes. These are described in "The Merger--Financing."

STOCKHOLDERS VOTING AGREEMENT

    Pursuant to a voting agreement, dated July 22, 1999, current holders of 45.5% of the fully-diluted shares of our common stock, including members of the management group, will vote their shares in favor of the merger. Each of the stockholders who signed the voting agreement has executed an irrevocable proxy to vote his or her shares in favor of the merger. The voting agreement is attached to this proxy statement as APPENDIX C.

MARKET PRICES FOR COMMON STOCK AND DIVIDENDS

    Our common stock is traded on the Nasdaq National Market (symbol: WHCP). See "Market Prices of Common Stock and Dividends" for details about the high and low sales prices per share for each quarterly period for the two most recent fiscal years and for the first quarter of 1999.

    On July 21, 1999, the last trading day prior to the announcement of the execution of the merger agreement, the closing price per share of our common
stock as reported by Nasdaq was $11.06. On September   , 1999, the last trading
day prior to printing the proxy statement, the closing price per share of our
common stock as reported by Nasdaq was $    . As of May 28, 1999, there were
approximately 185 holders of record of our common stock.

    We do not currently pay cash dividends on our common stock and intend to retain earnings for use in the operation and expansion of our business, whether or not the merger is completed.

RIGHTS OF DISSENTING STOCKHOLDERS

    If you do not wish to accept the merger consideration, you have the right under Delaware law to receive the fair value of your shares of common stock, to be determined by a Delaware court. This appraisal rights is subject to a number of restrictions and technical requirements. Generally, if you wish to exercise this right:

    - you must not vote in favor of adopting and approving the merger; and

    - you must make a written demand for appraisal before the vote on the merger.

    Merely voting against the merger agreement and the merger will not perfect your appraisal rights. APPENDIX D to this proxy statement contains the applicable provisions of the Delaware General Corporation Law relating to appraisal rights. See "Appraisal Rights."

SUMMARY OF SELECTED CONSOLIDATED FINANCIAL DATA

    The following table presents summary selected consolidated financial data of White Cap as of and for each of the three fiscal years in the period ended March 27, 1999, for the fiscal years ended December 31, 1994 and December 31, 1995, for the three months ended March 31, 1996 (derived from the audited historical consolidated financial statements of White Cap) and for the three months ended June 27, 1998 and June 26, 1999, respectively. This financial data should be read in conjunction with our historical consolidated financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated elsewhere in this proxy statement.

                                                                                                                     THREE
                                                                                                                    MONTHS
                                         YEARS ENDED DECEMBER     THREE                  YEARS ENDED                 ENDED
                                                 31,             MONTHS     -------------------------------------  ---------
                                         --------------------  ENDED MARCH   MARCH 31,    MARCH 31,    MARCH 27,   JUNE 27,
                                           1994       1995      31, 1996       1997         1998         1999        1998
                                         ---------  ---------  -----------  -----------  -----------  -----------  ---------
                                                       (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)                (UNAUDITED)
STATEMENT OF OPERATIONS DATA(A):
Net sales..............................  $  69,508  $  77,840   $  19,511    $ 101,770    $ 186,727    $ 292,313   $  68,637
  Cost of sales........................     49,420     53,961      13,627       69,740      126,760      196,411      46,563
                                         ---------  ---------  -----------  -----------  -----------  -----------  ---------
  Gross profit.........................     20,088     23,879       5,884       32,030       59,967       95,902      22,074
  Selling, general and administrative
    expenses...........................     17,918     20,517       5,670       27,375       49,262       75,270      16,882
  Non-recurring charge.................         --         --          --           --        1,426           --          --
                                         ---------  ---------  -----------  -----------  -----------  -----------  ---------
  Income from operations...............      2,170      3,362         214        4,655        9,279       20,632       5,192
  Interest expense, net................        822      1,385         442        2,273        4,507        3,835         881
                                         ---------  ---------  -----------  -----------  -----------  -----------  ---------
  Income (loss) before income tax and
    extraordinary charges..............      1,348      1,977        (228)       2,382        4,772       16,797       4,311
  Income tax provision (benefit)(b)....         30         40          --         (414)       1,938        6,644       1,707
                                         ---------  ---------  -----------  -----------  -----------  -----------  ---------
  Net income (loss) before
    extraordinary charges..............      1,318      1,937        (228)       2,796        2,834       10,153       2,604
  Extraordinary item net of tax
    benefit............................         --         --          --           --        5,999           --          --
                                         ---------  ---------  -----------  -----------  -----------  -----------  ---------
  Net income (loss) after extraordinary
    item...............................  $   1,318  $   1,937   $    (228)   $   2,796    $  (3,165)   $  10,153   $   2,604
                                         ---------  ---------  -----------  -----------  -----------  -----------  ---------
                                         ---------  ---------  -----------  -----------  -----------  -----------  ---------
Basic income (loss) per share..........  $    1.26  $    1.86   $   (0.22)   $    2.63    $   (0.68)   $    0.95   $    0.25
Diluted income (loss) per share........  $    1.26  $    1.86   $   (0.22)   $    1.88    $   (0.39)   $    0.91   $    0.23
Basic weighted average shares
  outstanding..........................      1,044      1,044       1,044        1,044        5,170       10,656      10,601
Diluted weighted average shares
  outstanding..........................      1,044      1,044       1,044        1,458        8,949       11,106      11,112
BALANCE SHEET DATA:
  Working capital......................  $  10,840  $  12,712   $  14,566    $  17,410    $  34,626    $  57,969   $  46,193
  Total assets.........................     26,750     36,192      35,287       62,292      118,280      173,192     163,920
  Long-term debt, net..................     10,472     15,815      18,095       38,888       17,080       52,965      48,773
  Total stockholders' equity
    (deficit)..........................      3,639      4,528       3,945       (3,030)      66,054       78,746      91,044
  Book value per share (c).............                                                                $    7.34
  Ratio of earnings to fixed charges
    (d)................................                                                        1.85x        4.08x       4.42x
  Ratio of earnings to fixed charges
    and preferred stock dividends
    (e)................................                                                        1.67x        4.08x       4.42x


                                         JUNE 26,
                                           1999
                                         ---------

STATEMENT OF OPERATIONS DATA(A):
Net sales..............................  $  80,515
  Cost of sales........................     54,130
                                         ---------
  Gross profit.........................     26,385
  Selling, general and administrative
    expenses...........................     20,405
  Non-recurring charge.................         --
                                         ---------
  Income from operations...............      5,980
  Interest expense, net................      1,019
                                         ---------
  Income (loss) before income tax and
    extraordinary charges..............      4,961
  Income tax provision (benefit)(b)....      1,960
                                         ---------
  Net income (loss) before
    extraordinary charges..............      3,001
  Extraordinary item net of tax
    benefit............................         --
                                         ---------
  Net income (loss) after extraordinary
    item...............................  $   3,001
                                         ---------
                                         ---------
Basic income (loss) per share..........  $    0.28
Diluted income (loss) per share........  $    0.27
Basic weighted average shares
  outstanding..........................     10,724
Diluted weighted average shares
  outstanding..........................     11,193
BALANCE SHEET DATA:
  Working capital......................  $  62,192
  Total assets.........................    180,390
  Long-term debt, net..................     54,029
  Total stockholders' equity
    (deficit)..........................     81,772
  Book value per share (c).............  $    7.62
  Ratio of earnings to fixed charges
    (d)................................       4.29x
  Ratio of earnings to fixed charges
    and preferred stock dividends
    (e)................................       4.29x

------------------------------
(a) White Cap changed its fiscal year end to March 31, effective March 31, 1996. Subsequently, effective April 1, 1998, White Cap changed its fiscal year to a 52 or a 53 week period ending on the Saturday nearest to March 31.

(b) Reflects S Corporation status until February 28, 1997, when White Cap converted to C Corporation status and recorded a tax benefit of approximately $500,000 to establish net deferred tax assets.

(c) Represents total stockholders' equity divided by the number of shares outstanding at the balance sheet date.

(d) For the purpose of determining the ratio of earnings to fixed charges, earnings consist of earnings before income taxes and fixed charges. Fixed charges consist of interest on indebtedness, the amortization of debt issue costs and that portion of operating rental expense representative of the interest factor.

(e) For the purpose of determining the ratio of earnings to fixed charges and preferred stock dividends, earnings consist of earnings before income taxes and fixed charges. Fixed charges consist of interest on indebtedness, the amortization of debt issue costs and that portion of operating rental expense representative of the interest factor. Preferred stock dividends are also included in the pro forma fixed charge amounts. Preferred stock dividends have been "grossed up" to a pre-income tax basis to provide comparability to other components of the ratio.

FORWARD LOOKING INFORMATION

    See "Forward Looking Information."

            SELECTED PRO FORMA CONDENSED FINANCIAL DATA (UNAUDITED)
             (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AND RATIO DATA)

                                                                                                         PRO FORMA
                                                                                            PRO FORMA   -----------
                                                                                           -----------    FISCAL
                                                                                           FISCAL YEAR    QUARTER
                                                                                           ENDED MARCH  ENDED JUNE
                                                                                            27, 1999     26, 1999
                                                                                           -----------  -----------
CONSOLIDATED STATEMENTS OF OPERATIONS:
Net sales................................................................................   $ 292,313    $  80,515
Cost of sales............................................................................     196,411       54,130
                                                                                           -----------  -----------
  Gross profit...........................................................................      95,902       26,385
Selling, general & administrative........................................................      76,270       20,655
                                                                                           -----------  -----------
  Income from operations.................................................................      19,632        5,730
Interest expense, net....................................................................      20,202        5,098
                                                                                           -----------  -----------
  Income (loss) before income taxes......................................................        (570)         632
Income tax provision (benefit)...........................................................        (233)         250
                                                                                           -----------  -----------
  Net income (loss)......................................................................   $    (337)   $     382
                                                                                           -----------  -----------
                                                                                           -----------  -----------
Basic income (loss) per share:
  Income (loss) per share................................................................   $   (3.29)   $   (0.58)
  Basic weighted average shares outstanding..............................................       2,081        2,149

Diluted income (loss) per share:
  Income (loss) per share................................................................   $   (3.29)   $   (0.58)
  Diluted weighted average shares outstanding............................................       2,081        2,149

OTHER DATA:
Ratio of earnings to fixed charges.......................................................                     1.11x
Deficiency in earnings to cover fixed charges............................................   $    (570)
                                                                                           -----------  -----------
                                                                                           -----------  -----------
Deficiency in earnings to cover fixed charges and preferred dividends....................   $ (11,314)   $  (2,054)
                                                                                           -----------  -----------
                                                                                           -----------  -----------

BALANCE SHEET DATA:
  Working capital........................................................................   $  57,389    $  60,588
  Total assets...........................................................................     188,473      195,709
  Total long-term debt...................................................................     152,565      152,629
  Stockholders' deficit..................................................................     (74,934)     (71,870)
  Book value per share...................................................................      (34.85)      (33.43)

                                SPECIAL FACTORS

BACKGROUND OF THE MERGER TRANSACTION

    In October 1998, when large volumes of our common stock traded under $10 per share and as low as $6.625, various members of the board of directors became concerned with the valuation the public market had assigned to White Cap. Shortly thereafter the board concluded that the perceived cyclical nature of our business, combined with diminished attentiveness of the market was likely to preclude achieving a reasonable trading value of our capital stock in the short or medium term. The board of directors also concluded that the inability to achieve a reasonable stock price would have a negative impact on our ability to continue to pursue aggressive strategic acquisitions, creating a further impediment to improving stockholder value.

    In order to increase stockholder value, the board of directors considered a recapitalization involving a significant dividend to our stockholders or a sale of White Cap. In conjunction with this thought process our board engaged DLJ in October 1998 to conduct an analysis of various strategic alternatives. Based on DLJ's analysis, the board of directors determined that a company-financed leveraged recapitalization would not provide sufficient cash to our stockholders and the resulting increased financial leverage would place additional pressure on our stock price. While conducting its analysis, representatives of DLJ also contacted, at the request of our board, certain potential strategic buyers during the fall of 1998, but did not receive any indications of interest.

    In the later half of October 1998 representatives of LGP initiated contact with us. An informal meeting was held between a representative of LGP, Greg Grosch and Chris Lane, whereby LGP indicated an interest in the pro-contractor supply industry. No additional dialogue took place between management, any of our directors or any other representatives of White Cap and LGP until April 1999.

    In late 1998 and early 1999, DLJ and the board of directors had various discussions regarding the ability to increase shareholder value. Based on past reaction and response to DLJ's inquiries, it appeared to the board of directors that a formal sale process might be in the best interests of stockholders. We retained DLJ on April 26, 1999 to act as our financial advisor in connection with the board's evaluation of various strategic alternatives to maximize stockholder value. Among the strategic alternatives the board of directors and DLJ considered were selling White Cap to a strategic or financial purchaser, refinancing our existing indebtedness and incurring new indebtedness for the purpose of repurchasing our capital stock or providing an extraordinary dividend to our stockholders. In order to be fully informed as to alternatives available to us, our board instructed DLJ to contact potential strategic and financial buyers to establish the interest level in pursuing a transaction with us.

    In April 1999 LGP indicated its interest in some form of a strategic acquisition of White Cap. On April 15, 1999 LGP signed a confidentiality agreement with us. This confidentiality agreement contained a "standstill agreement" by LGP, in which LGP generally agreed that it would not for a period of three years seek to acquire any of our voting securities or seek to influence or gain control of White Cap without the approval of the board of directors.

    Pursuant to procedures intended to assure confidentiality among potential bidders, two teams of DLJ investment bankers, separate from those individuals who advised White Cap, provided financial advisory services to both LGP and another party referred to below as the Second Interested Party. The team of investment bankers that assisted LGP in arranging financing also assisted LGP in connection with the proposed merger for customary compensation. DLJ also provided preliminary advice to other prospective bidders who did not submit formal proposals.

    At a meeting held on April 20, 1999 a representative of LGP communicated to Greg Grosch and Chris Lane LGP's preliminary interest in exploring an acquisition of White Cap for between $16 and $18 per share in total consideration. A representative of LGP indicated that LGP would be interested in retaining our senior management and having our senior management retain an equity interest in

White Cap. A representative of LGP also stated that LGP was prepared to commence a due diligence investigation of White Cap with the objective of setting forth a proposal within 30 days thereafter. On April 28, representatives of White Cap, including Richard Gagnon, Daniel Tsujioka, Brian Etter, Jack Karg, Greg Grosch and Chris Lane, DLJ, LGP and certain financial institutions representing LGP met to discuss, among other topics, our business, industry, competitive position, financial performance and future prospects.

    During late April 1999 and into May 1999, DLJ contacted 19 potential parties other than LGP, including both strategic and financial buyers, to determine their level of interest in pursuing a transaction with us. Of the 19 parties initially contacted, five parties other than LGP expressed significant interest in pursuing a transaction, each party signed a confidentiality agreement similar to that signed by LGP and received certain information about us. Following a review of the information distributed, three interested parties other than LGP requested to meet with our management team to discuss, among other topics, our business, industry, competitive position, financial performance and future prospects. During May 1999, members of our management team and DLJ met with the three other interested parties and provided those parties with additional non-public information regarding White Cap.

    At a meeting held on May 17, 1999 among representatives of LGP, DLJ and White Cap, a representative of LGP indicated that LGP continued to have an interest in pursuing a transaction with White Cap and sought assurances that for a determinate period of time we would not seek to communicate with any additional potential buyers. The board of directors, after extensive deliberation and discussion with DLJ, authorized our management to refrain from contact with new potential buyers of White Cap for a period of two weeks, with the express understanding that follow-up and responsive dialogue with any potential buyers that had already been contacted would continue. LGP's preliminary indication of interest required, in part, that our senior management retain a portion of their common stock.

    On June 3, 1999, representatives of LGP, management and certain financial institutions met to discuss, among other topics, our business, industry, competitive position, financial performance and future prospects. At a meeting held on June 4, 1999 among a representative of LGP, Greg Grosch and Chris Lane the representative of LGP indicated that LGP no longer had an interest in pursuing a transaction on the terms previously discussed.

    On June 8, 1999, DLJ made a presentation to the board of directors regarding the status of discussions with all potential purchasers. DLJ informed our board that one of the interested parties had decided not to continue pursuing a transaction with us and as a result, only two interested parties (other than LGP) remained interested in pursuing a potential transaction with us. Following the presentation, our board instructed DLJ to continue discussion with all interested parties.

    Following numerous discussions among DLJ, members of the board of directors and management of White Cap and White Cap's outside legal advisor, Hogan & Hartson L.L.P., the board concluded that based on preliminary comments of the remaining potential buyers, any transaction for the acquisition of White Cap would most likely be in the form of an investor-financed leveraged recapitalization and that there was an expectation on the part of the potential buyers that our senior management would have a continued role in White Cap and would be required to continue to hold a substantial equity interest.

    Although management had no affiliation with any potential buyer of White Cap, to the extent any competing offer included as a condition a continued substantive ownership interest by any of the members of the board who were also members of White Cap's management group, the board of directors determined it was in the best interest of our stockholders that further negotiations and deliberations regarding a potential transaction be undertaken and managed by the non-management members of the board of directors, comprised of Mark M. King, James A. Johnson, Charles A.

Hamilton, Donald M. Koll and Douglas C. Jacobs, who we refer to in this proxy statement as our independent directors. Accordingly, our board of directors determined in mid-June 1999 that Greg Grosch, Chris Lane and Dan Tsujioka, who we refer to in this proxy statement as the management directors, recuse themselves from the decision-making process relating to any negotiations or deliberations regarding a potential transaction for the sale of control of White Cap. Due to personal commitments, Mr. Koll was inaccessible and did not participate in any substantive deliberations or discussions of our board of directors or meetings of our independent directors after early June 1999.

    On June 9, 1999 LGP furnished a letter to us, dated June 8, 1999, in which LGP proposed to pursue a recapitalization transaction whereby our stockholders would receive $16.00 per share in cash and $2.00 per share in preferred stock. The preferred stock was proposed to have a term of 12 years and a dividend rate of 11% payable quarterly in cash or in kind. The LGP proposal also set forth as a condition that Greg Grosch and Chris Lane each commit to remain with us for a minimum of three years following consummation of the transaction. Additional parameters regarding the proposed transaction's structure and financing were not provided at the time LGP put forward the June 8, 1999 proposal. LGP also indicated that its due diligence review was substantially complete.

    On June 9, 1999, one of the interested parties informed DLJ that it decided not to continue pursuing a transaction with us. Following this conversation, LGP and a second interested party, which we will refer to in this proxy statement as the Second Interested Party, were the only remaining parties interested in pursuing a transaction with White Cap. The Second Interested Party submitted a verbal indication of interest that was preliminary in nature and was put forward prior to performing a due diligence investigation.

    On June 25, 1999 we received a letter of intent from the Second Interested Party. The initial proposal of the Second Interested Party provided for a merger whereby each of our stockholders would have the right to elect to receive either $16.00 per share in cash or a combination of $12.00 per share in cash and $4.00 in equity in White Cap. As a condition to the proposed merger, at least 25% of our outstanding common stock would remain outstanding. The Second Interested Party also indicated its expectation that our management, as well as KRG Capital Partners, LLC, who we refer to in this proxy statement as KRG, and Apex Investment Fund III, L.P., who we refer to in this proxy statement as Apex, would elect to take a combination of cash and shares in the surviving company. KRG and Apex both have designated representatives on our board of directors. The Second Interested Party's proposal required that Greg Grosch and certain other members of senior management each commit to remain with us for a minimum of three years following consummation of the transaction and Chris Lane commit to remain with us for a minimum of one year following consummation of the transaction.

    Following numerous discussions among the independent directors and DLJ, the independent directors instructed DLJ to seek clarification from the Second Interested Party regarding the structure and financing of the transaction it proposed, the timetable for the completion of due diligence by the Second Interested Party, any specific expectations regarding the requirement of continued ownership by our current stockholders and any disparity in treatment of our stockholders that might result therefrom, the intentions of the Second Interested Party regarding the public or private nature of the continued ownership in our equity by our current stockholders as the result of the proposed transaction, the position of the Second Interested Party regarding responsibility for transaction expenses and the terms of any exclusivity sought by the Second Interested Party prior to execution of a definitive agreement. Additionally, based on the expectation that our stockholders would have a continued interest in the surviving company going forward, our independent directors sought information regarding the Second Interested Party's intentions as to the strategic direction and financing plans for White Cap.

    On June 27, 1999 LGP submitted to us a revised proposal whereby our stockholders would receive $17.00 per share in cash, provided that approximately 27% of our outstanding common stock would continue to be held by our current stockholders as equity in White Cap following completion of the proposed transaction. The proposal provided that the equity retained by our stockholders would be diluted over time by the issuance by White Cap of new convertible preferred stock to LGP with an exercise price upon conversion to White Cap common stock at substantially below $17.00 per share. LGP reiterated its expectation that Mr. Grosch commit to remain with us for a minimum of three years following consummation of the transaction and stated that LGP would seek a one year continued commitment to us from Mr. Lane.

    Following several meetings and teleconferences among the independent directors and DLJ, the independent directors instructed DLJ to seek clarification from LGP regarding the structure of the transaction they proposed, the terms of the preferred stock to be issued, the intentions of LGP regarding the public or private nature of the equity to be retained by our current stockholders or issued to our current stockholders in the transaction and any specific expectations regarding which of our stockholders would be expected to hold a continued equity interest in White Cap. As with the then most recent proposal of the Second Interested Party, the independent directors sought information regarding LGP's intentions as to the strategic direction and financing plans for White Cap based on the expectation that our current stockholders would have a continued interest in White Cap.

    On June 29, 1999 LGP submitted a revised proposal whereby our stockholders would receive $15.50 per share in cash, provided that approximately 16.7% of White Cap's outstanding common stock continue to be held by our current stockholders as equity in White Cap following completion of the proposed transaction. A portion of the equity to be retained by our current stockholders was to be converted into pay-in-kind preferred stock of White Cap with a 10% annual dividend rate.

    On June 30, 1999 the Second Interested Party submitted a revised proposal to the board whereby each share of our common stock would be converted into the right to receive $12.50 in cash and $3.50 in equity of White Cap. The continued equity stake to be held by our current stockholders was proposed to be uniform among all stockholders and the equity that remained outstanding would continue to be publicly traded. The revised proposal provided that the Second Interested Party was prepared to complete due diligence and negotiate definitive agreements within a two week period.

    On the afternoon of June 30, 1999 a teleconference meeting of our board of directors was convened to consider the most recent proposals of LGP and the Second Interested Party. The meeting commenced with representatives from DLJ providing a general descriptive analysis of the proposals submitted by LGP and the Second Interested Party, respectively. Hogan & Hartson discussed structural considerations relating to the two proposals. The management directors disclosed their potential interest in the competing proposals based on the conditions set forth by each of LGP and the Second Interested Party. Following a question and answer period regarding management's assessment of our ability to perform and bring value to the equity to be retained by our current stockholders under each of the competing proposals, the management directors excused themselves from the meeting.

    Following the departure of the management directors, DLJ provided a further comparative analysis of the competing proposals. DLJ also discussed the viability of alternative transactions under then prevailing market conditions. After substantial deliberation, the independent directors determined that the auction process between the two interested parties should continue to be pursued in earnest with the objective of improving the price per share to be received by our stockholders and clarifying the specific terms and conditions of each interested party's proposal. It was also determined that DLJ should instruct the Second Interested Party to accelerate its due diligence timetable. After the independent directors completed their deliberations, the management directors were invited to rejoin the meeting, at which time the management directors were informed of the independent directors' conclusions and ratified and approved such conclusions.

    During the week of July 5, 1999 DLJ made inquiries to both LGP and the Second Interested Party regarding clarifications of and refinements to their respective proposals in accordance with the independent directors' instructions. The Second Interested Party also began its business, accounting and legal due diligence at an off-site facility we had prepared for such purpose. Following various telephone calls among the independent directors, DLJ and Hogan & Hartson, a form of merger agreement was provided to both LGP and the Second Interested Party in order to make distinctions between the proposals of the two parties in the event our board of directors ultimately concluded either or both proposals were in the best interests of our stockholders.

    On July 9, 1999 LGP submitted a further revised proposal to DLJ in which it reduced the amount of equity that our current stockholders would be required to retain to approximately 9% of our outstanding common stock, all of which was to be provided from a portion of the existing holdings of our senior management. All of our other stockholders were to receive, as previously proposed, $15.50 per share, as would members of our senior management for those shares of our common stock they would not be required to retain. LGP also submitted a form of commitment letter pursuant to which DLJ would provide a commitment for bridge financing, subject to certain assumptions and conditions, for the transaction proposed by LGP. Finally, LGP stated that the revised proposal would expire if not accepted by July 16, 1999.

    On July 9, 1999 the Second Interested Party orally confirmed that DLJ commited to provide bridge financing, subject to certain assumptions and conditions, for the transaction proposed by the Second Interested Party.

    On the afternoon and evening of July 10, 1999 a teleconference meeting of the board of directors was held to discuss the most recent proposals of LGP and the Second Interested Party, as further refined by ongoing dialogue between DLJ and representatives of each of LGP and the Second Interested Party. The meeting commenced with a representative from Hogan & Hartson discussing various legal issues, including the need for recusal of the management directors from deliberations of the board of directors. Representatives from DLJ then provided a comparative analysis and status report with respect to the proposals submitted to us by LGP and the Second Interested Party, including a discussion of relative price, terms, amount of continued ownership by our current stockholders and the cash component to be payable to each group of our stockholders, the extent of completion of the competing interested parties' due diligence, the status of each competing interested party's financing commitments and status of the mark-up of a definitive contract by either competing interested party. The board of directors then discussed the necessity to engage a new investment bank for purposes of rendering a fairness opinion in the event either proposed transaction would be pursued in light of DLJ being involved in the proposals of both LGP and the Second Interested Party. The management directors disclosed their potential interest in the competing proposals based on the conditions set forth by each of LGP and the Second Interested Party. Following a question and answer period regarding management's assessment of our ability to perform and bring value to any equity interest to be retained by our current stockholders under the proposal put forward by the Second Interested Party, the management directors were excused from the meeting.

    Following the departure of the management directors, the independent directors made numerous inquiries of DLJ regarding the relative ability of each of LGP and the Second Interested Party to close on the transactions respectively proposed. A detailed discussion followed among the independent directors and representatives of DLJ and Hogan & Hartson regarding the economics, structure and terms of each proposal, as well as the financing capability of LGP and the Second Interested Party. The independent directors and our advisors also discussed the reliability of the DLJ bridge commitment, the ability of LGP and the Second Interested Party to deliver their respective equity commitments and additional issues regarding certainty of completion. Our independent directors followed with inquiries to DLJ as to the timetable for engaging a new investment bank for purposes of rendering a fairness opinion and any particular criteria or qualifications that should be sought in such a bank. Thereafter, DLJ was excused from the meeting.

    Following the departure of DLJ from the teleconference meeting of the board of directors, the independent directors entered into deliberations as to the competing proposals regarding, among other things, their quality, financial fairness, certainty of closure, transaction structure and overall benefits to our current stockholders. The independent directors discussed timing issues related to "going private" transactions and the potential impact on certainty of completion. Finally, the independent directors discussed the issues resulting from our stockholders retaining an equity interest in White Cap under the proposal of the Second Interested Party and liquidity and valuation of such retained equity in light of the proposed per share cash payment to be made under the Second Interested Party proposal relative to the then prevailing market price of our common stock.

    The independent directors concluded that the LGP proposal was superior to the then existing proposal of the Second Interested Party and in the best interests of our stockholders and that at an appropriate price, the continuation of an auction process among the competing bidders would no longer be beneficial to securing optimal value for our stockholders. The independent directors told DLJ to inform LGP that we sought to receive $16.00 in cash for each share of common stock not retained by members of our senior management. The independent directors decided that if LGP offered at least $16.00 per share, they would be willing to commit to an exclusivity period if so requested; if any revised offer of LGP were to be less than $16.00, however, the independent directors determined that we would pursue the proposed transaction but we were not prepared to commit to exclusivity. The independent directors also told DLJ that the acceptance of any proposal would be conditioned upon the successful negotiation of definitive documentation, receipt of a fairness opinion and approval of our board of directors. After completion of the independent directors' deliberations, the management directors and DLJ were invited back to the teleconference meeting. The independent directors announced their conclusions and instructions to DLJ, which were agreed to and ratified by the management directors.

    On July 11, 1999 LGP verbally communicated to DLJ a revised proposal whereby stockholders would receive $15.75 per share in cash, other than with respect to the shares of common stock to be retained by the management group. All other aspects of the LGP proposal remained unchanged. LGP requested that we enter into an exclusivity agreement for a limited period during which the parties would seek to negotiate and enter into definitive documentation. Following various meetings and telephone calls among the independent directors, DLJ was instructed to inform LGP that we would commence drafting an exclusivity agreement but would not commit to such an arrangement until all terms were negotiated in full. On the evening of July 11, 1999, counsel to LGP provided Hogan & Hartson with a mark-up of the proposed form of merger agreement to be entered into under the LGP proposal.

    On July 12, 1999, the independent directors submitted a form of exclusivity agreement to LGP and its counsel for their review and comment. During the course of negotiations of the terms of the exclusivity agreement with LGP, a revised proposal for the acquisition of White Cap was submitted by the Second Interested Party. Under the revised proposal stockholders would receive $16.25 per share in cash, provided that approximately 7% of our outstanding common stock be retained by current stockholders. The Second Interested Party indicated an expectation that members of senior management would elect to retain their shares of common stock to the fullest extent possible. The revised proposal of the Second Interested Party required that we commit to certain break-up fees prior to the execution of definitive documentation, pay the fees and expenses of the Second Interested Party relating to the proposed transaction and provided for exclusivity for a period of ten days, and was subject to certain due diligence contingencies.

    The board of directors convened a teleconference meeting with our financial and legal advisors that commenced early in the evening on July 12, 1999 to discuss the most recent proposals put forward by LGP and the Second Interested Party. The meeting commenced with a review by DLJ of the revised proposal of the Second Interested Party, including the price, terms and structure and clarifying certain issues relating to due diligence, financing of the transaction and the proposed break-up fee to apply prior to entering into a definitive agreement. DLJ then discussed their views as to the certainty of closure of the revised proposal by the Second Interested Party. Finally, a question and answer period ensued between DLJ and the board of directors regarding the relative price, structure and underlying capital structure of each proposal and the ability of LGP or the Second Interested Party to finance the equity portion of the transaction in the event of a downturn in our business, the financial markets or the economy generally. Our management directors and DLJ were then excused from the meeting.

    The independent directors discussed the relative merits of the competing proposals, the probability of closure of the competing proposed transactions and the relative terms of exclusivity and break-up fees sought by each party. The independent directors decided to seek further clarification from the Second Interested Party as to certain terms of the revised proposal, after which time they would further deliberate. The management directors and DLJ then rejoined the meeting.

    A representative of the Second Interested Party was invited to join the teleconference meeting of the board of directors. Upon joining the meeting, Mark King and representatives of Hogan & Hartson submitted a number of inquiries to the representative of the Second Interested Party seeking clarification with respect to the Second Interested Party's position relating to a proposed break-up fee, the timetable for entering into definitive documentation, the length of an exclusivity period and the definition of "material adverse effect" for purposes of terminating the transaction. The representative for the Second Interested Party confirmed, in response to an inquiry, that the revised proposal represented the Second Interested Party's best price per share. The representative also indicated that other than certain modifications discussed on the call, the Second Interested Party had no additional flexibility. The representative of the Second Interested Party was advised by Mr. King to revise its proposal in accordance with the discussions that had taken place and that we would commence drafting an exclusivity agreement in the event further deliberations of the board of directors resulted in a determination to further pursue the revised proposal. The representative of the Second Interested Party was then excused from the meeting. Immediately thereafter the management directors and DLJ were also excused from the meeting.

    The independent directors entered into deliberations regarding the proposal of the Second Interested Party following the clarifications and revisions discussed with its representative. The independent directors determined that the structures of the competing offers were no longer substantively different and the only distinction to be made was the price per share to be paid. Based on the stated position of the Second Interested Party that it would not increase the proposed price per share in its offer, the independent directors determined that prolonging the auction process would not be beneficial towards concluding a transaction and that it would be appropriate to grant LGP a final opportunity to submit a revised proposal. The management directors and DLJ were then invited to rejoin the meeting. The independent directors then instructed DLJ to contact LGP and make the request that LGP submit its best proposal.

    The representatives of DLJ left the meeting and rejoined the teleconference after speaking with representatives of LGP. DLJ conveyed to our board of directors that LGP wanted to know at what price per share we would definitively commit to a period of exclusivity in order to negotiate and enter into definitive transaction documentation. Thereafter the management directors and DLJ were excused from the meeting. The independent directors deliberated and concluded that at a price of $16.50 per share we would commit to a short period of exclusivity. The independent directors also determined that BancBoston Robertson Stephens should be engaged, if available, on appropriate terms, to render a fairness opinion with respect to any proposed transaction. The management directors and DLJ were invited to rejoin the meeting. The independent directors instructed DLJ to contact LGP and state the price at which we were willing to commit to an exclusivity period.

    The representatives of DLJ left the meeting and rejoined the call after speaking with the principals of LGP. DLJ informed the board that LGP raised its offer price to $16.50 per share, subject to execution of an exclusivity agreement.

    On July 13, 1999 LGP submitted a revised proposal with the basic terms of the merger as set forth herein. We negotiated and entered into an exclusivity agreement with LGP providing, among other things, that for a period of ten days we would not solicit or engage in discussions with any third party with respect to a possible transaction for the acquisition of all or a substantial portion of White Cap, our business or assets. The Exclusivity Agreement provided for a break-up fee of $12 million dollars in the event we entered into an agreement to be acquired by a third party on or prior to August 23, 1999 based on a proposal received during the ten day exclusivity period or a break-up fee of $6 million dollars in the event we consummated a transaction by which we were acquired by a third party on or prior to January 31, 2000 based on a proposal received during the ten day exclusivity period.

    From July 13, 1999 through July 22, 1999 a negotiating team for White Cap led by Mark King and Hogan & Hartson negotiated a merger agreement with LGP and its counsel. These negotiations included meetings held on July 15 and 16, 1999 in Orange County, California at which Mark King and Chris Lane, representatives from LGP and its counsel and Hogan & Hartson were present. During this period we also negotiated the terms of the commitment letter of the DLJ Finance Group and the equity commitment letter of LGP. The management directors and certain other members of management retained their own outside legal advisors for purposes of advising them with respect to the merger and negotiating the terms of their employment agreements, non-competition agreements and certain option and benefit plans.

    On July 13, 1999 BancBoston Robertson Stephens was contacted by us and subsequently engaged to render a fairness opinion with respect to the transaction proposed by LGP.

    On July 18, 1999 the board of directors convened a telephonic meeting with representatives of DLJ and Hogan & Hartson for informational purposes to review the progress of the LGP negotiations and the transaction documentation to date. The board of directors was informed that several issues remained unresolved, but that there had been significant progress on the issues that were of the greatest concern to the independent directors. The management directors reported on the status and potential timetable of their negotiations with LGP with respect to their employment agreements and related matters. The independent directors decided to continue negotiation of the merger agreement terms, as well as the terms of LGP's financing commitments. The independent directors emphasized to our advisors the importance of the bridge financing being subject to as few contingencies as was reasonably practicable.

    On July 21, 1999 the board of directors held a telephonic meeting with BancBoston Robertson Stephens, DLJ and Hogan & Hartson to consider the form of merger agreement and related terms that had been negotiated with LGP. The board of directors considered the terms and conditions of the proposed merger agreement and bridge financing and equity commitment letters, as well as other legal issues related to the merger. BancBoston Robertson Stephens made a detailed financial presentation and delivered to the board of directors its opinion that, as of July 21, 1999, the $16.50 per share cash merger consideration was fair, from a financial point of view, to the public stockholders (other than LGP and those members of our management that are to retain our common stock).

    Chris Lane provided a detailed explanation of the interests of our management directors in the proposed transaction, including their continued ownership of our common stock and newly issued preferred stock, participation in certain incentive programs and the general terms of employment agreements to be entered into by each of them. Thereafter, the management directors were excused from the meeting.

    The independent directors together with DLJ discussed the terms of the proposed merger agreement in detail and concluded that the $16.50 per share price was the highest price LGP would be willing to pay and that LGP's financing commitments were sufficiently firm. The independent directors also reviewed the terms and effects of the voting agreements and considered the participation of the management group in the merger. Thereafter, our financial advisors were excused from the meeting. After considerable discussion, the independent directors unanimously (other than Mr. Koll, who was not present) determined that the terms of the merger agreement and the transactions contemplated thereby were advisable, fair to and in the best interests of our stockholders (other than LGP and those members of the management that are to retain our common stock), determined that the merger agreement, the voting agreement and the other transactions contemplated thereby not be subject to the restrictions on "business combinations" imposed by Section 203 of Delaware General Corporation Law, authorized (subject to settlement of certain remaining nonmaterial issues) the execution of the merger agreement, recommended that the entire board of directors approve the merger agreement and the transactions contemplated thereby and determined that the board of directors should recommend that the stockholders approve the merger agreement.

    Immediately following the deliberations and authorizations of the independent directors, the full board of directors reconvened to consider the merger agreement and the transactions contemplated thereby. The independent directors reported to the board of directors on its review of the merger agreement, the voting agreement and the related financing commitments and the determination of our independent directors of the proposed transaction as advisable, fair to and in the best interests of the stockholders (other than LGP and those members of our management that are to retain our common stock). After being informed of the determinations and authorizations of the independent directors, the board of directors unanimously (other than Mr. Koll, who was not present) determined that the terms of the merger agreement and the transaction contemplated thereby are advisable, fair to and in the best interests of our stockholders (other than LGP and those members of our management that are to retain our common stock), determined that the merger agreement, the voting agreement and the other transactions contemplated thereby not be subject to the restrictions on "business combinations" imposed by Section 203 of Delaware General Corporation Law, authorized (subject to settlement of certain remaining minor issues) the execution of the merger agreement and determined that our board of directors should recommend that the stockholders approve the merger agreement.

    Thereafter, on July 22, 1999, White Cap and LGP executed and delivered the merger agreement and publicly announced the proposed merger.

THE INDEPENDENT DIRECTORS' AND THE BOARD OF DIRECTORS' RECOMMENDATION

    THE BOARD OF DIRECTORS AND THE INDEPENDENT DIRECTORS RECOMMEND THAT YOU VOTE FOR THE MERGER. The independent directors have recommended to the board of directors, and the board has approved, the merger agreement. The board and the independent directors believe that the merger agreement is in the best interests of White Cap and its stockholders and therefore recommend that you vote "FOR" adoption and approval of the principal terms of the merger agreement. The board and the independent directors base their recommendation on the following factors:

    - the terms and conditions of the merger agreement;

    - our assets, obligations, operations, earnings and prospects and those of the industry in which we compete;

    - recent market prices of our common stock, recent trading activity and the fact that the merger consideration to be paid to the stockholders represents a premium over $10.88, the per share closing sale price of our common stock on July 20, 1999, the day prior to the board's approval of the merger agreement, and a premium of $8.88 over the per share book value of our common stock on June 26, 1999;

    - an analysis of the business-to-business building products supply industry generally;

    - the results of the board's market solicitation to determine whether there were other buyers for White Cap;

    - a review of possible alternatives to the sale of White Cap, including continuing to operate White Cap as a publicly-owned entity; and

    - the written opinion of BancBoston Robertson Stephens, financial advisors to the board, dated July 21, 1999, that, as of that date, and based on the considerations set forth in the opinion, the payment of $16.50 per share to the holders of our common stock is fair from a financial point of view to White Cap's stockholders other than WC and its affiliates, the White Cap management group and holders of dissenting shares.

OPINION OF WHITE CAP'S FINANCIAL ADVISOR

    Pursuant to an engagement letter dated July 13, 1999, White Cap hired BancBoston Robertson Stephens Inc. to render an opinion as to the fairness of the merger consideration, from a financial point of view, to the holders of White Cap common stock other than WC or any of its affiliates, the White Cap management group and holders of dissenting shares.

    On July 21, 1999 at a meeting of the White Cap board held to evaluate the proposed merger, BancBoston Robertson Stephens delivered to the White Cap board its written opinion that, as of July 21, 1999 and based on the assumptions made, the matters considered and the limitations on the review undertaken described in the opinion, the merger consideration was fair from a financial point of view to the holders of White Cap common stock other than WC and its affiliates, the White Cap management group and holders of dissenting shares. No limitations were imposed by the White Cap board on BancBoston Robertson Stephens with respect to the investigations made or procedures followed by it in furnishing its opinion. The merger consideration was determined through negotiations between the respective managements of White Cap and WC. BancBoston Robertson Stephens was not asked by, and did not recommend to, White Cap that any specific merger consideration constituted the appropriate consideration for the merger.

    The full text of the BancBoston Robertson Stephens opinion, which sets forth, among other things, assumptions made, matters considered and limitations on the review undertaken, is attached as APPENDIX B and is incorporated in this proxy statement by reference. We urge White Cap stockholders to read the BancBoston Robertson Stephens opinion in its entirety. The BancBoston Robertson Stephens opinion was prepared for the benefit and use of the White Cap board in its consideration of the merger and does not constitute a recommendation to stockholders of White Cap as to how they should vote upon, or take any other action with respect to, the merger.

    The BancBoston Robertson Stephens opinion does not address:

    - the relative merits of the merger and the other business strategies that the White Cap board has considered or may be considering; or

    - the underlying business decision of the White Cap board to proceed with the merger.

    The summary of the BancBoston Robertson Stephens opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion provided in APPENDIX B.

    In connection with the preparation of the BancBoston Robertson Stephens opinion, BancBoston Robertson Stephens, among other things:

    - reviewed certain publicly available financial statements and other business and financial information of White Cap;

    - reviewed certain internal financial statements and other financial and operating data concerning White Cap, prepared by the management of White Cap;

    - reviewed certain financial forecasts and other forward looking financial information prepared by the management of White Cap;

    - held discussions with the management of White Cap concerning the business, past and current operations, financial condition and future prospects of White Cap;

    - reviewed the financial terms and conditions set forth in the merger agreement;

    - reviewed the stock price and trading history of White Cap common stock;

    - compared the financial performance of White Cap and the prices and trading activity of White Cap common stock with that of certain other publicly traded companies comparable with White Cap;

    - compared the financial terms of the merger with the financial terms, to the extent publicly available, of other transactions it deemed relevant;

    - prepared a discounted cash flow analysis of White Cap;

    - prepared a leveraged acquisition analysis of White Cap;

    - participated in discussions among representatives of White Cap and their financial and legal advisors; and

    - made such other studies and inquiries, and took into account such other matters, as it deemed relevant, including an assessment of general economic, market and monetary conditions.

    In its review and analysis, and in arriving at its opinion, BancBoston Robertson Stephens assumed and relied upon the accuracy and completeness of all of the financial and other information provided to it (including information furnished to it orally or otherwise discussed with it by the management of White
Cap) or publicly available and neither attempted to verify, nor assumed responsibility for verifying, any of such information. BancBoston Robertson Stephens relied upon the assurances of management of White Cap that they were not aware of any facts that would make such information inaccurate or misleading. Furthermore, BancBoston Robertson Stephens did not obtain or make, or assume any responsibility for obtaining or making, any independent evaluation or appraisal of the properties, assets or liabilities (contingent or otherwise) of White Cap, nor was BancBoston Robertson Stephens furnished with any such evaluation or appraisal. In connection with the preparation of its opinion, BancBoston Robertson Stephens was not authorized to solicit, and did not solicit, third-parties regarding alternatives to the merger.

    With respect to the financial forecasts and projections (and the assumptions and basis therefore) for White Cap that BancBoston Robertson Stephens reviewed, upon the advice of the management of White Cap, BancBoston Robertson Stephens assumed that such forecasts and projections:

    - had been reasonably prepared in good faith on the basis of reasonable assumptions;

    - reflected the best available estimates and judgments as to the future financial condition and performance of White Cap; and

    - will be realized in the amounts and in the time periods estimated.

    In addition, BancBoston Robertson Stephens assumed that:

    - the merger will be consummated upon the terms set forth in the merger agreement without material alteration thereof; and

    - the historical financial statements of White Cap reviewed by it had been prepared and fairly presented in accordance with U.S. generally accepted accounting principles consistently applied.

    BancBoston Robertson Stephens relied as to all legal matters relevant to rendering its opinion on the advice of counsel.

    Although developments following the date of the BancBoston Robertson Stephens opinion may affect the opinion, BancBoston Robertson Stephens assumed no obligation to update, revise or reaffirm its opinion. The BancBoston Robertson Stephens opinion is necessarily based upon market, economic and other conditions as in effect on, and information made available to BancBoston Robertson Stephens as of, the date of the BancBoston Robertson Stephens opinion. It should be understood that subsequent developments may affect the conclusion expressed in the BancBoston Robertson Stephens opinion and that BancBoston Robertson Stephens disclaims any undertaking or obligation to advise any person of any change in any matter affecting the opinion which may come or be brought to its attention after the date of the opinion. The BancBoston Robertson Stephens opinion is limited to the fairness, from a financial point of view and as of the date thereof, of the merger consideration to the holders of White Cap common stock other than WC or any of its affiliates, the White Cap management group and holders of dissenting shares. BancBoston Robertson Stephens does not express any opinion as to:

    - the value of any employee agreement or other arrangement entered into in connection with the merger; or

    - any tax or other consequences that might result from the merger.

    The following is a summary of the material financial analyses performed by BancBoston Robertson Stephens in connection with rendering the BancBoston Robertson Stephens opinion. The summary of the financial analyses is not a complete description of all of the analyses performed by BancBoston Robertson Stephens. Certain of the information in this section is presented in a tabular form. IN ORDER TO BETTER UNDERSTAND THE FINANCIAL ANALYSES PERFORMED BY BANCBOSTON ROBERTSON STEPHENS, THESE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE BANCBOSTON ROBERTSON STEPHENS OPINION IS BASED UPON THE TOTALITY OF THE VARIOUS ANALYSES PERFORMED BY BANCBOSTON ROBERTSON STEPHENS AND NO PARTICULAR PORTION OF THE ANALYSES HAS ANY MERIT STANDING ALONE.

    COMPARABLE COMPANIES ANALYSIS. Using publicly available information, BancBoston Robertson Stephens analyzed, among other things, the total capitalization and trading multiples of White Cap and selected publicly traded companies that have similar business and operating profiles, including:

    - Barnett, Inc.

    - Building Materials Holding Corporation

    - Cameron Ashley Building Products, Inc.

    - Fastenal Inc.

    - Hughes Supply, Inc.

    - JLK Direct Distribution Inc.

    - MSC Industrial Direct Co.

    - W.W. Grainger, Inc.

    - Wilmar Industries, Inc.

    Multiples compared by BancBoston Robertson Stephens included total capitalization to estimated revenues for calendar years 1999 and 2000, total capitalization to estimated earnings before interest, taxes, depreciation and amortization ("EBITDA") for calendar years 1999 and 2000 and market capitalization to estimated net income for calendar years 1999 and 2000. All multiples were based on closing stock prices as of July 20, 1999.

    Using the ranges of multiples set forth in the table below that BancBoston Robertson Stephens derived from multiples for the comparable companies, the following White Cap equity values and White Cap equity values per share are implied:

                                                                                    IMPLIED WHITE CAP
                                                           IMPLIED WHITE CAP         EQUITY VALUE PER
                                       MULTIPLE RANGE         EQUITY VALUE                SHARE
                                       --------------  --------------------------  --------------------
1999E Revenues.......................   0.5x -  1.0x   $   112.9 - $281.0 million   $    9.97 - $24.83
2000E Revenues.......................   0.4x -  0.8x   $   112.8 - $280.9 million   $    9.97 - $24.82
1999E EBITDA.........................   5.0x -  8.0x   $   103.4 - $198.6 million   $    9.14 - $17.55
2000E EBITDA.........................   4.0x -  7.0x   $   113.3 - $239.7 million   $   10.01 - $21.18
1999E Net Income.....................   8.0x - 12.0x   $   103.2 - $154.8 million   $    9.12 - $13.68
2000E Net Income.....................   7.0x - 10.0x   $   123.6 - $176.5 million   $   10.92 - $15.60

    BancBoston Robertson Stephens also applied a typical control premium of 25.0%-- 35.0% to the results of the foregoing analysis, which implied the following White Cap equity values and White Cap equity values per share:

                                                                                    IMPLIED WHITE CAP
                                                           IMPLIED WHITE CAP         EQUITY VALUE PER
                                    PREMIUM RANGE            EQUITY VALUE                 SHARE
                                 -------------------  ---------------------------  --------------------
1999E Revenues.................     25.0% - 35.0%     $    141.1 - $379.3 million   $   12.47 - $33.51
2000E Revenues.................     25.0% - 35.0%     $    141.1 - $379.2 million   $   12.46 - $33.50
1999E EBITDA...................     25.0% - 35.0%     $    129.3 - $268.2 million   $   11.43 - $23.69
2000E EBITDA...................     25.0% - 35.0%     $    141.6 - $323.6 million   $   12.51 - $28.59
1999E Net Income...............     25.0% - 35.0%     $    129.0 - $209.0 million   $   11.40 - $18.46
2000E Net Income...............     25.0% - 35.0%     $    154.5 - $238.3 million   $   13.65 - $21.06

    PRECEDENT TRANSACTION ANALYSIS. Using publicly available information, BancBoston Robertson Stephens analyzed the consideration offered and the implied transaction value multiples paid or proposed to be paid in selected acquisition transactions in the business to business professional contractor retailer industry, including:

    - Knipp Brothers/Building Materials Holding Corporation (May 7, 1999)

    - Morgan Products Ltd./Anderson Corp. (March 10, 1999)

    - W.C. Caye Co., Inc., State Wholesale Supply, Inc., Turf and Water Works Supply Co./Hughes Supply, Inc. (March 12, 1999)

    - Consolidated Lumber Company/Crane Co. (July 1, 1998)

    - API Supply Co./Cameron Ashley Building Products, Inc. (June 15, 1998)

    - Strong Tool Co./JLK Direct Distribution Inc. (May 1, 1998)

    - Lone Star Plywood & Door Corp./Building Materials Holding Corp. (November 12, 1997)

    - RSI Wholesale, Inc./CRH PLC (September 30, 1997)

    - Century Maintenance Supply/Investor Group (July 8, 1998)

    - Bois Daigle, Ltd./Cameron Ashley Building Products, Inc. (May 7, 1997)

    - Strober Organization Inc./Hamilton Acquisition LLC (March 31, 1997)

    - Bowen Supply Inc./Kevco Inc. (February 28, 1997)

    - Consolidated Forest Products/Kevco (February 27, 1997)

    - Tennessee Building Products/Morgan Products Ltd. (September 3, 1996)

    - Allied Building Products/CRH PLC (July 3, 1996)

    - Southwest Stainless, Inc./Hughes Supply, Inc. (May 13, 1996)

    In analyzing these "precedent transactions," BancBoston Robertson Stephens compared, among other things, the total consideration in such transactions as a multiple of the preceding twelve months ("LTM") revenues, LTM EBIT and LTM EBITDA. All multiples for the precedent transactions were based on public information available at the time of the announcement. Based on this information and other publicly available information, the following table illustrates the implied White Cap equity valuations and White Cap equity values per share derived from applying a range of multiples that BancBoston Robertson Stephens derived from the precedent transactions:

                                                                              IMPLIED WHITE CAP
                                                          IMPLIED WHITE CAP    EQUITY VALUE PER
                                          MULTIPLE RANGE    EQUITY VALUE            SHARE
                                          --------------  -----------------  --------------------
LTM revenues............................   0.5x -  1.0x   $   96.9 - $249.0    $  8.56 - $22.00
LTM EBIT................................   7.0x - 11.0x   $   94.6 - $180.2    $  8.36 - $15.93
NTM EBITDA..............................   6.0x - 10.0x   $  110.9 - $221.7    $  9.80 - $19.59

    No company, business or transaction compared in the comparable companies analysis or precedent transaction analysis is identical to White Cap. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading and other values of the comparable companies, precedent transactions or the business segment, company or transactions to which they are being compared.

    DISCOUNTED CASH FLOW ANALYSIS. BancBoston Robertson Stephens performed a discounted cash flow analysis of the after-tax free cash flows of White Cap using a range of earnings estimates and exit EBITDA multiples for years 2000 to 2005. BancBoston Robertson Stephens first discounted the projected, after-tax free cash flows through December 31, 2005 using discount rates ranging from 15% to 21%. White Cap after-tax free cash-flows were calculated as the after-tax operating earnings of White Cap adjusted to add back non-cash expenses and deduct uses of cash not reflected in the income statement. BancBoston Robertson Stephens then added to the present value of the cash flows the terminal value of White Cap at December 31, 2005, discounted back at the same discount rate to represent a present value. The terminal value was computed by multiplying the projected EBITDA for White Cap in calendar year 2005 by exit EBITDA multiples ranging from 7.0x to 8.0x. The range of exit EBITDA multiples selected reflect BancBoston Robertson Stephens' judgment as to an appropriate range of multiples at the end of the reference period. The following table summarizes the resulting implied White Cap equity valuations and implied White Cap equity values per share using a range of exit EBITDA multiples of 7.0x-8.0x:

                         DISCOUNTED CASH FLOW ANALYSIS
                      (IN MILLIONS, ASSUMING ACQUISITIONS)

                                               IMPLIED WHITE CAP
                     IMPLIED WHITE CAP          EQUITY VALUE PER
DISCOUNT RATES          EQUITY VALUE                 SHARE
--------------  ----------------------------  --------------------
  17% - 21%       $151.4 - $254.4 million       $13.37 - $22.48

                         DISCOUNTED CASH FLOW ANALYSIS
                    (IN MILLIONS, ASSUMING NO ACQUISITIONS)

                                             IMPLIED WHITE CAP
                    IMPLIED WHITE CAP         EQUITY VALUE PER
DISCOUNT RATES         EQUITY VALUE                SHARE
--------------  --------------------------  --------------------
  15% - 19%      $157.3 - $231.1 million      $13.90 - $20.42

    LEVERAGED ACQUISITION ANALYSIS. BancBoston Robertson Stephens also performed a leveraged acquisition analysis to ascertain the price that would be attractive to a potential financial buyer based upon current market conditions. For this analysis, BancBoston Robertson Stephens reviewed financial projections of White Cap management and assumed the following in performing this analysis:

    - a White Cap capital structure comprised of approximately $110 million in equity and $135 million in debt;

    - an equity investment that would achieve a 30% to 40% rate of return over a three to five year period; and

    - an exit EBITDA multiple of 8.5x LTM EBITDA.

Based on these assumptions, this analysis implied a range of White Cap equity values per share of $15.00 to $17.00.

    OTHER FACTORS AND COMPARATIVE ANALYSES. In rendering its opinion, BancBoston Robertson Stephens considered certain other factors and conducted certain other comparative analyses, including, among other things a review of:

    - the history of trading prices and volume for White Cap common stock for the period from July 20, 1998 to July 20, 1999; and

    - selected published analysts' reports on White Cap, including analysts' estimates as to the earnings growth potential of White Cap.

    While the foregoing summary describes certain analyses and factors that BancBoston Robertson Stephens deemed material in its presentation to the White Cap board, it is not a comprehensive description of all analyses and factors considered by BancBoston Robertson Stephens. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. BancBoston Robertson Stephens believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, would create an incomplete view of the evaluation process underlying the BancBoston Robertson Stephens opinion. Several analytical methodologies were employed and no one method of analysis should be regarded as critical to the overall conclusion reached by BancBoston Robertson Stephens. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The conclusions reached by BancBoston Robertson Stephens are based on all analyses and factors taken as a whole and also on application of BancBoston Robertson Stephens' own experience and judgment. Such conclusions may involve significant elements of subjective judgment and qualitative analysis. BancBoston Robertson Stephens therefore gives no opinion as to the value or merit standing alone of any one or more parts of the analysis it performed. In performing its analyses, BancBoston Robertson Stephens considered general economic, market and financial conditions and other matters, many of which are beyond the control of White Cap. The analyses performed by BancBoston Robertson Stephens are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. Accordingly, analyses relating to the value of a business do not purport to be appraisals or to reflect the prices at which the business actually may be purchased. Furthermore, no opinion is being expressed as to the prices at which shares of White Cap common stock may be traded at any future time.

    The engagement letter between BancBoston Robertson Stephens and White Cap provides that, for its services, BancBoston Robertson Stephens is entitled to receive a fee of $500,000, of which $250,000 was payable upon its engagement and $250,000 was payable upon delivery of the BancBoston

Robertson Stephens opinion. White Cap has also agreed to reimburse BancBoston Robertson Stephens for certain of its out-of-pocket expenses, including legal fees, and to indemnify and hold harmless BancBoston Robertson Stephens and its affiliates and any director, employee or agent of BancBoston Robertson Stephens or any of its affiliates, or any person controlling BancBoston Robertson Stephens or its affiliates for certain losses, claims, damages, expenses and liabilities relating to or arising out of services provided by BancBoston Robertson Stephens as financial advisor to White Cap. The terms of the fee arrangement with BancBoston Robertson Stephens, which White Cap and BancBoston Robertson Stephens believe are customary in transactions of this nature, were negotiated at arm's length between White Cap and BancBoston Robertson Stephens, and the White Cap board was aware of such fee arrangements. BancBoston Robertson Stephens has provided certain investment banking services to White Cap for which it has been paid fees, including acting as co-managing underwriter for an offering of White Cap securities. BancBoston Robertson Stephens maintains a market in the shares of White Cap common stock. In the ordinary course of its business, BancBoston Robertson Stephens may trade in White Cap's securities and securities for its own account and the account of its customers and, accordingly, may at any time hold a long or short position in White Cap's securities. BancBoston N.A., an affiliate of BancBoston Robertson Stephens, has invested in one of the funds of Leonard Green & Partners, L.P., which indirectly controls WC, and has acted as syndication agent and senior lender to certain companies controlled by Leonard Green & Partners, L.P. BancBoston Robertson Stephens is the general partner of Bayview Investors L.P., a private equity investment fund that owns approximately 1.8% of the outstanding shares of White Cap common stock. BancBoston Robertson Stephens' employees make up a majority of the limited partners in Bayview Investors, L.P.

    BancBoston Robertson Stephens was retained based on BancBoston Robertson Stephens' experience as a financial advisor in connection with mergers and acquisitions and in securities valuations generally, as well as BancBoston Robertson Stephens' investment banking relationship and familiarity with White Cap.

    BancBoston Robertson Stephens is an internationally recognized investment banking firm. As part of its investment banking business, BancBoston Robertson Stephens is frequently engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes.

PURPOSE AND REASONS OF LGP AND THE MANAGEMENT GROUP FOR THE MERGER TRANSACTION

    Green and the management group are engaging in the transactions contemplated by the merger agreement in order to acquire 100% of our equity. When the merger is completed, members of the management group will continue to hold a portion of their investment in White Cap through ownership of both common and preferred stock. Members of the management group will be able to receive cash proceeds from the merger for the remainder of their investment in White Cap on the same terms as our other stockholders.

    As a result of the merger, excluding the exercise of warrants that may be issued to finance the merger or the exercise of any stock option grants, Green will acquire approximately 84% of White Cap's outstanding common stock and 84% of White Cap's outstanding preferred stock, for an investment of $84.5 million. Upon completion of the merger, the management group will, for an investment valued at $16.0 million, own approximately 16% of the outstanding shares of White Cap's common stock and preferred stock. These percentages reflect the planned exchange by the management group of a part of their common stock for preferred stock, immediately following the merger. See "Special Factors--Purpose and Reasons of the Management Group and LGP for the Merger Transaction."

    As a private company, we will have greater flexibility to undergo fluctuations in short-term earnings and to focus on our long-term value by pursuing our growth strategy, including making capital expenditure and acquisition decisions, without the constraint of the public market's emphasis on quarterly results.

POSITION OF THE MANAGEMENT GROUP AS TO FAIRNESS OF THE MERGER TRANSACTION

    The members of the management group have considered the analyses of and the factors examined by the independent directors and the board described in detail in "Special Factors--The Independent Directors' And The Board of Directors' Recommendation." The members of the management group believe that these analyses and factors, when considered together with the determination of the independent directors and the opinion of BancBoston Robertson Stephens, provide a reasonable basis for them to believe that the merger is fair to White Cap's stockholders. Members of the management group are directors and executive officers of White Cap and have an interest in the contemplated merger transaction. No member of the management group has assigned specific relative weights to the factors considered in reaching his belief as to fairness. See "Special Factors--Interests Of Directors And Officers In The Merger That Are Different From Your Interests Or Which May Present Conflicts Of Interest."

INTERESTS OF DIRECTORS AND OFFICERS IN THE MERGER THAT ARE DIFFERENT FROM YOUR
  INTERESTS OR WHICH MAY PRESENT CONFLICTS OF INTEREST

    When you consider the board's recommendations with respect to the merger transaction, you should be aware that some officers and directors of White Cap and its affiliates are members of the management group and have interests in connection with the merger transaction which may present them with actual or potential conflicts of interest as summarized below. The independent directors and the board were aware of these interests and considered them among the other matters described under "Special Factors--The Independent Directors' And The Board of Directors' Recommendation."

    POST-MERGER TRANSACTION OWNERSHIP OF WHITE CAP. We expect the following individuals and entities to hold the indicated number and percent of shares of White Cap's common stock or other securities outstanding immediately after the merger:

                                                                WHITE CAP              WHITE CAP
NAME OF INDIVIDUAL OR ENTITY                               PREFERRED STOCK (1)     COMMON STOCK (2)
--------------------------------------------------------  ---------------------  ---------------------
Green Equity Investors III, L.P.........................   2,185,321      84.1%   1,808,368      84.1%
Greg Grosch.............................................     347,122      13.4%     287,245      13.4%
Chris Lane..............................................      18,970       0.7%      15,698       0.7%
Richard Gagnon..........................................      19,636       0.8%      16,249       0.8%
Dan Tsujioka............................................      24,424       0.9%      20,211       0.9%
Brian Etter.............................................       1,080       0.0%         893       0.0%
Jack Karg...............................................       3,447       0.1%       2,852       0.1%
Management Group........................................     414,679      15.9%     343,148      15.9%

------------------------

(1) For the terms of our preferred stock, see "The Merger--Financing."

(2) The percentages are computed based upon the total number of shares of our common stock outstanding after the merger.

    The information provided below with respect to beneficial ownership of our common stock has been determined as of August 13, 1999 and includes all options exercisable within 60 days of that date. However, information as to the receipt of merger consideration for shares subject to outstanding options has been determined after giving effect to acceleration of the vesting of all outstanding options as a result of the merger.

    Green is deemed the beneficial owner of 4,879,772 shares, or approximately 45.5% of our common stock because of its rights under the voting agreement described under "Stockholders Voting Agreement," which was signed in connection with the merger agreement. Information regarding Green and its affiliates is set forth under "Certain Information Concerning LGP." When the merger is completed, Green, as the sole stockholder of WC, will hold 1,808,368 shares, or 84.1%, of our common stock.

    Mr. Greg Grosch, the Chairman of the Board, President and Chief Executive Officer of White Cap, beneficially owns 2,701,689 shares, or approximately 25.2%, of White Cap common stock. Some of these shares are subject to stock options granted to Mr. Grosch. Out of his total beneficial holdings, Mr. Grosch will retain 813,187 continuing shares of White Cap common stock which will not be converted into the right to receive $16.50 per share. Mr. Grosch will receive $16.50 per share or, for shares that are subject to options, $16.50 per share less the option exercise price, for approximately 1,906,502 shares of White Cap common stock, totaling $31,269,783.

    Mr. Chris Lane, Chief Financial Officer and Director of White Cap, beneficially owns 159,760 shares, or approximately 1.5% of White Cap common stock. Some of these shares are subject to stock options granted to Mr. Lane. Out of his total beneficial holdings, Mr. Lane will retain 44,440 continuing shares of White Cap common stock which will not be converted into the right to receive $16.50 per share in the merger. Mr. Lane will receive $16.50 per share or, for shares that are subject to options, $16.50 per share less the option exercise price, for approximately 133,320 shares of White Cap common stock, totaling $2,012,280.

    Mr. Richard Gagnon, Senior Vice President and National Sales Manager of White Cap, beneficially owns 176,000 shares, or approximately 1.6%, of White Cap common stock. Some of these shares are subject to stock options granted to Mr. Gagnon. Out of his total beneficial holdings, Mr. Gagnon will retain 46,000 continuing shares of White Cap common stock which will not be converted into the right to receive $16.50 per share in the merger. Mr. Gagnon will receive $16.50 per share or, for shares subject to options, $16.50 per share less the option exercise price, for approximately 138,000 shares of White Cap common stock, totaling $2,198,250.

    Mr. Dan Tsujioka, Executive Vice President and Director of White Cap, beneficially owns 195,655 shares, or approximately 1.8%, of White Cap common stock granted to Mr. Tsujioka. Some of these shares are subject to stock options. Out of his total beneficial holdings, Mr. Tsujioka will retain 57,216 continuing shares of White Cap common stock which will not be converted into the right to receive $16.50 per share in the merger. Mr. Tsujioka will receive $16.50 per share or, for shares that are subject to options, $16.50 per share less the option exercise price, for approximately 171,646 shares of White Cap common stock, totaling $2,550,380.

    Mr. Brian Etter, Vice President, Finance and Operations of White Cap, beneficially owns 11,374 shares of White Cap common stock. Some of these shares are subject to stock options granted to Mr. Etter. Out of his total beneficial holdings, Mr. Etter will retain 2,529 continuing shares of White Cap common stock which will not be converted into the right to receive $16.50 per share in the merger. Mr. Etter will receive $16.50 per share or, for shares that are subject to options, $16.50 per share less the option exercise price, for 22,761 shares of White Cap common stock, totaling $260,127.

    Mr. Jack Karg, Chief Operations Officer of White Cap, beneficially owns 16,377 shares of White Cap common stock. All of these shares are subject to stock options granted to Mr. Karg. Out of his total beneficial holdings, Mr. Karg will retain 8,074 continuing shares of White Cap common stock which will not be converted into the right to receive $16.50 per share in the merger. Mr. Karg will receive $16.50 per share or, for shares that are subject to options, $16.50 per share less the option exercise price, for approximately 24,221 shares of White Cap common stock, totaling $279,097.

    TREATMENT OF STOCK OPTIONS. As described directly above, some of the directors and executive officers of White Cap hold options to purchase our common stock that will be terminated upon the effectiveness of the merger. These individuals will receive cash for these options according to the terms of the merger agreement. Prior to the effective time, we have agreed to take all necessary action, including obtaining the option holder's consent, to cancel all outstanding options to purchase our common stock, whether or not currently exercisable. Upon the surrender and cancellation of each of these options, each option holder will be entitled to receive cash equal to the difference between $16.50 per share and the per share exercise price of his or her options. See "The Merger--Treatment of Stock Options" and "Principal Stockholders and Stock Ownership of Management." As of August 13, 1999, there were options outstanding to purchase an aggregate of 719,982 shares of our common stock at a weighted average exercise price of $4.44 per share. These options were held by 349 persons.

    EMPLOYMENT AGREEMENTS. Each of the members of the management group has agreed to continue to be an officer and employee of White Cap's principal operating subsidiary, Industries, after the merger. In accordance with the merger agreement, Greg Grosch, Richard Gagnon, and Chris Lane have agreed to enter into amended and restated employment agreements with Industries, and Dan Tsujioka, Jack Karg, and Brian Etter have agreed to enter into employment agreements with Industries.

    Each of the employment agreements, which are described below, contains noncompetition and confidentiality covenants, and provides that the executive is eligible to participate in Industries' employee benefit, profit sharing, stock option, incentive compensation, bonus, vacation and other perquisite plans and programs. In addition, each of the employment agreements provides for an annual base salary increase to the executive equal to the sum of the California Consumer Price Index for the previous year plus 3%. The following description of the employment agreements is qualified by reference to the actual employment agreements which are included as exhibits to the merger agreement and attached to this proxy statement as part of APPENDIX A.

    Mr. Grosch's amended and restated employment agreement has an original term of five years, which is automatically extendable for one-year terms unless otherwise terminated by Industries or Mr. Grosch. The agreement provides for a base salary of $400,000 per year, to be increased on April 1 of each fiscal year. If Industries' terminates Mr. Grosch's employment without cause or if Mr. Grosch resigns with good reason, in each case as defined in the agreement, Mr. Grosch would receive his base salary during the remainder of the original term of the agreement, plus a supplemental severance payment equal to the product of the remaining term, multiplied by an amount equal to Mr. Grosch's target bonus for the fiscal year in which his employment terminates.

    Mr. Gagnon's amended and restated employment agreement with Industries has an original term of five years, which is automatically extendable for one-year terms unless otherwise terminated by Industries or Mr. Gagnon. The agreement provides for a base salary of $320,000 per year, to be increased on January 1 of each calendar year, commencing January 1, 2000. In addition, Mr. Gagnon is entitled to receive an annual bonus at the end of each full fiscal year of employment based upon the percentage change in EBITDA for a particular year. EBITDA means earnings before interest, taxes, depreciation and amortization. If Industries terminates Mr. Gagnon's employment without cause or if Mr. Gagnon resigns with good reason, in each case as defined in the agreement, Mr. Gagnon would receive (i) his base salary for the next 12 months, or the remainder of the term of the employment agreement, whichever is less, and (ii) a prorated portion of any bonus earned through the date of termination for the calendar year in which the termination occurs.

    Mr. Lane's amended and restated employment agreement with Industries has a one-year term. The agreement provides for a base salary of $328,235 per year, to be increased on January 1, 2000. If Industries terminates Mr. Lane's employment without cause or if Mr. Lane resigns with good reason, in each case as defined in the agreement, Mr. Lane would receive his base salary during the remainder of the one-year term.

    Messrs. Tsujioka, Karg and Etter each have each agreed to enter into five-year employment agreements with Industries. These agreements provide annual base salaries of $205,275 to Mr. Tsujioka, $161,109 to Mr. Karg, and $130,404 to Mr. Etter. The base salaries will be increased on April 1 of each fiscal year, starting April 1, 2000. If Industries terminates any of these executives's employment without cause or if any of these executives resigns with good reason, in each case as defined in the executive's agreement, the executive would receive his base salary for the next 12 months or the remainder of the term of the executive's employment agreement, whichever is less.

    NON-QUALIFIED OPTION PLANS: Upon completion of the merger, members of the management group and other White Cap employees will be eligible for additional compensation in the form of grants of non-qualified stock options of White Cap. The stockholders agreement described below under "Stockholders Agreement" provides that we will adopt two option plans, reserving an aggregate of 10% of our fully-diluted common stock for these plans, and excluding warrants that may be issued in connection with a bridge financing. Stock options under both plans will vest over a five-year period, at 20% on each of the first, second, third, fourth and fifth anniversary dates of final allocation, and will be granted at an exercise price set at fair market value as determined at the time of the grants. We will allocate a substantial majority of options under the first plan promptly after the merger becomes effective. Under the second plan, we will allocate option grants to members of management and employees of White Cap, based upon our operating performance over a five-year period and achievement of financial targets. Vesting under both plans will accelerate upon change of control, death or disability, and will be subject to other typical terms.

    STOCKHOLDERS AGREEMENT. When the merger is completed, White Cap, all members of the management group and Green will become parties to a stockholders agreement, which is described below under "The Merger--Financing."

    INDEMNIFICATION AND INSURANCE. The merger agreement provides that all rights to indemnification or exculpation in favor of any of our directors or officers, as provided in our articles of incorporation or bylaws in effect on the date of the merger agreement, shall survive the merger with respect to matters occurring at or prior to the effective time. In addition, we are obligated for a period of at least six years after the effective time to continue to provide, or to provide insurance coverage that is comparable to, the directors and officers liability insurance that is currently in place for claims arising from facts or events which occurred at or before the effective time. In no event, however, are we obligated to spend annually more than 175% of the current cost of this coverage to satisfy our obligations.

    INDEPENDENT DIRECTORS. The independent directors are Messrs. King, Johnson, Hamilton, Koll, and Jacobs. From early June, 1999 through the execution of the merger agreement, Mr. Koll did not participate in any substantive deliberations or discussions in connection with the merger transaction. See "Special Factors--Background Of The Merger Transaction."

CERTAIN EFFECTS OF THE MERGER

    As a result of the merger, stockholders other than those in the management group will not be able to continue their equity interest in White Cap and therefore will not share in the future earnings and potential growth of White Cap. When the merger is completed, our common stock will no longer be traded in the over-the-counter market, price quotations will no longer be available and the registration of the common stock under the Securities Exchange Act of 1934 will terminate. Until we register securities under the Securities Act of 1933, the termination of registration of our common stock under the Exchange Act will reduce the information we are required to furnish to the Securities and Exchange Commission and will make certain of the provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) and the requirement of furnishing a proxy or information statement in connection with stockholders meetings, no longer applicable.

    In contrast to the foregoing, the 971,446 continuing shares held by the management group will remain outstanding and will not be canceled as a result of the merger. Immediately after the time that the merger becomes effective, members of the management group will exchange a portion of those shares for newly-issued shares of our preferred stock. Thus, the management group will share in the future earnings and potential growth of White Cap through its ownership of both common and preferred stock. Members of the management group are also entering into employment agreements with Industries upon completion of the merger. See "Special Factors--Interests Of Directors And Officers In The Merger That Are Different From Your Interests Or Which May Present Conflicts of Interest."

    Green will also have an ownership interest in White Cap as a result of the merger. See "The Merger--Financing." Green's and the management group's investment in White Cap following the merger involves substantial risk because of the limited liquidity of their investment, our high debt-to-equity ratio and the consequent substantial fixed charges that we will incur after the merger. However, if we achieve our projections, the value of Green's and the management group's equity investment could be considerably greater than its original cost. Further, even if the projections are not met, Green and the management group may still earn a substantial return on their investment. See "Forward Looking Information."

CONDUCT OF WHITE CAP'S BUSINESS AFTER THE MERGER

    LGP and the management group continue to evaluate our business, assets, practices, operations, properties, corporate structure, capitalization, management and personnel and to discuss what further changes, if any, will be desirable in these areas. Subject to the foregoing, LGP and the management group expect that our, post-merger, day-to-day business and operations will be conducted substantially as they are currently being conducted. LGP and the management group currently do not intend to dispose of any of our assets, other than in the ordinary course of business. Additionally, LGP and the management group currently do not contemplate making any material change in the composition of our existing management. See "The Merger--Financing."

                                  THE PROPOSAL

    The terms and conditions of the merger are contained in the merger agreement, which is included as APPENDIX A to this proxy statement. The following is a summary of the material terms of the merger. You should read the actual provisions of the merger agreement by referring to APPENDIX A.

VOTE REQUIRED; RECORD DATE

    A majority of the outstanding shares of our common stock entitled to vote, represented in person or by proxy, is required for there to be a quorum at the special meeting. A quorum is the minimum number of stockholders required to transact business or take a vote. Under the terms of the merger agreement, the affirmative vote of holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting is required to approve the principal terms of the merger agreement. The holders of 45.5% of our common stock, including members of the management group, have agreed to vote their shares in favor of the merger and for adoption of the merger agreement, and in favor of any other matter necessary to complete the transactions contemplated by the merger agreement. All of our other directors and executive officers have advised us that they intend to vote all of their shares in favor of the merger. See "Special Factors--Interests Of Directors And Officers In The Merger That Are Different From Your Interests Or Which May Present Conflicts of Interest."

    Except for the recommendation of the board contained in this proxy statement, to our knowledge after reasonable inquiry, none of our executive officers, directors or affiliates has made a recommendation in support of or opposed to the merger transaction.

    Our board of directors has fixed               as the record date for
determining the White Cap stockholders entitled to notice of and to vote at the special meeting. Therefore, only stockholders of record at the close of business on the record date will receive notice of and be able to vote at the special
meeting. At the close of business on the record date, there were        shares
of our common stock outstanding held by     record holders. A majority of these
shares must be present at the special meeting, either in person or by proxy, in order to transact business at the meeting. Each share of outstanding common stock entitles its holder to one vote.

    Stockholders of White Cap common stock present in person at the special meeting but not voting, and shares for which we have received proxies but with respect to which holders of these shares have abstained, will be counted as present at the special meeting for the purpose of determining whether or not a quorum exists. Brokers who hold shares in nominee or "street" name for customers who are the beneficial owners of the shares may not give a proxy to vote shares held for these customers on the matters to be voted at the special meeting without specific instructions from the beneficial owners.

    Broker non-votes will be counted for purposes of determining whether a quorum exists. However, abstentions and broker non-votes will have the same effect as a vote against approval of the proposals in this proxy statement. Therefore, we urge you to complete, date, and sign the accompanying proxy and return it promptly in the enclosed postage-paid envelope.

    As contemplated by the merger agreement, you may be entitled to appraisal rights. See "Rights of Dissenting Stockholders." A copy of the text of Section 262 of the Delaware General Corporation Law, which governs appraisal rights, is attached to this proxy statement as APPENDIX D.

EFFECTIVE TIME

    The merger will become effective upon the filing of a certificate of merger with the Secretary of State of Delaware. We refer generally to the date and time of effectiveness of the merger in this proxy statement as the effective time. We expect the effective time to occur as soon as practicable after the special meeting, subject to approval of the principal terms of the merger agreement at the special meeting and satisfaction or waiver of the terms and conditions set forth in the merger agreement. See "The Merger--Conditions."

                                   THE MERGER

    The merger agreement provides that, subject to conditions summarized below, WC, a privately held Delaware corporation organized by LGP, will merge with and into White Cap. Following the merger, WC will cease to exist as a separate entity, and White Cap will continue as the surviving corporation.

CONVERSION OF SECURITIES

    At the effective time, each share of issued and outstanding common stock immediately prior to the effective time, will, by virtue of the merger, convert into the right to receive an amount equal to $16.50 in cash, without interest, other than 971,446 shares of common stock held by the management group, dissenting shares or shares held by WC to be canceled. Except for this right to receive cash, from and after the effective time, all shares, other than the continuing shares held by the management group, by virtue of the merger and without any action on the part of the holders, will no longer be outstanding and will cease to exist. Each holder of a certificate formerly representing any shares, other than those representing the continuing shares or dissenting shares will, after the effective time, cease to have any rights with respect to those shares other than the right to receive $16.50 cash per share for those shares upon surrender of the certificate.

TREATMENT OF STOCK OPTIONS

    At or before the effective time, we will terminate our 1997 Long Term Incentive and Stock Option Plan and our 1997 Long-Term Equity Incentive Plan and all options to purchase our common stock granted under those plans. To the extent such options have not been previously exercised or canceled at the effective time, we will pay each consenting option holder, for in-the-money vested and unvested options cash equal to the difference between the option exercise price and $16.50 per share multiplied by the number of shares subject to such options held by the option holder. This payment will be made at or as promptly as possible after the effective time. We will cancel each option that has an exercise price of equal to or greater than $16.50 per share at the effective time. The payment will be contingent upon completion of the merger and subject to withholding of applicable income and other taxes.

PAYMENT FOR SHARES

    At the effective time, we will deposit, or cause to be deposited with the disbursing agent (a bank or trust company to be designated by us), all amounts necessary for the disbursing agent to make payments under the merger agreement in consideration of shares issued and outstanding immediately prior to the effective time, to those who are to receive the merger consideration of $16.50 per share. Promptly after the effective time, we will mail to each person who was, at the effective time, a holder of record of shares, a letter of transmittal and instructions to effect the surrender of the share certificates which, immediately prior to the effective time, represented the record holder's shares in exchange for payment of the $16.50 per share merger consideration. YOU SHOULD NOT FORWARD SHARE CERTIFICATES WITH THE ENCLOSED PROXY CARD. YOU SHOULD SURRENDER CERTIFICATES REPRESENTING SHARES OF COMMON STOCK ONLY AFTER RECEIVING INSTRUCTIONS FROM THE DISBURSING AGENT.

    Upon surrender to the disbursing agent of the share certificates, together with the letter of transmittal duly completed in accordance with the instructions, and only upon such surrender, the disbursing agent will promptly cause to be paid to non-dissenting stockholders a check in the amount to which they are entitled, after giving effect to any required tax withholdings. The disbursing agent will pay the merger consideration attributable to any certificates representing shares outstanding prior to the effective time which have been lost or destroyed, but only after receiving evidence satisfactory to the disbursing agent of ownership of those shares and of appropriate indemnification.

    We will not pay any interest upon the surrender of any certificate. The disbursing agent will not make payments to any person who is not the registered holder of the certificate surrendered unless the certificate is properly endorsed and otherwise in proper form for transfer. Further, the person requesting such payment will be required to pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificate surrendered or establish to the satisfaction of the disbursing agent that such tax has been paid or is not payable. Six months following the effective time, we may cause the disbursing agent to deliver to us any funds, including any interest received with respect to those funds, which we have made available to the disbursing agent and which the agent has not disbursed. Thereafter such holders will be entitled to look only to us for payment of the merger consideration. Any amounts remaining unclaimed by holders of common stock seven years after the effective time shall be our property, to the extent permitted by applicable law. Neither the disbursing agent nor any party to the merger agreement will be liable to any holder of certificates formerly representing shares for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law. Except as described in this paragraph, we will pay all charges and expenses, including those of the disbursing agent, in connection with the exchange of shares for the merger consideration.

TRANSFER OF SHARES

    At or after the effective time, we will not record transfers of any shares that were entitled to receive the merger consideration on the stock transfer books. If, after the effective time, a former stockholder presents us with certificates representing such shares, we will cancel and exchange such shares for $16.50 cash per share, without interest.

CONDITIONS

    The respective obligations of each party to effect the merger are subject to the satisfaction or waiver of each of the following conditions:

    - stockholders who hold a majority of our outstanding common stock must approve the merger;

    - the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1978 must have expired or terminated; and

    - there must be no provision of any applicable law nor any judgment, order, decree or injunction prohibiting or restraining completion of the merger.

    Our obligations to effect the merger are subject to the satisfaction of each of the following conditions:

    - the representations and warranties made by WC in the merger agreement must be true and correct in all material respects at the effective time of the merger. However, if a representation or warranty has a specific date, it need only be true as of that date;

    - WC must complete its obligations under the merger agreement at or prior to the effective time of the merger; and

    - an independent advisor must recommend to our board of directors that the merger is fair from a financial point of view to us and to our stockholders.

    WC's obligations to effect the merger are subject to the satisfaction of each of the following conditions by the effective time of the merger:

    - the representations and warranties made by us in the merger agreement must be true and correct in all material respects. However, if a representation or warranty carries a specific date, it need only be true as of that date;

    - White Cap must complete its obligations contained in the merger agreement on or prior to the effective time of the merger;

    - WC must obtain the financing for the merger described under "The Merger--Financing;" this condition will be satisfied if the parties to the commitment letters, as described in that section, or the parties to any replacement letters, are ready to perform those commitments;

    - the percent of dissenting shares must not equal 10% or more of the shares outstanding;

    - accounting practices or policies must not change after the date of the merger agreement in such a way that WC could reasonably conclude that the merger would not be recorded as a recapitalization for financial reporting purposes;

    - the voting agreement described in "The Merger--Stockholders Voting Agreement" must be effective;

    - each member of management described under "Interests Of Directors And Officers In The Merger That Are Different From Your Interests" must enter into the employment agreements described there and the stockholders agreement described under "The Merger--Financing;"

    - White Cap's board must determine that the merger is not subject to the special rules relating to transactions with "interested stockholders" as described in the certificate of incorporation; and

    - no change, event, occurrence, development or circumstance can occur after the date of the merger agreement which, individually or as a whole, can reasonably be expected to have a material adverse effect on White Cap.

REPRESENTATIONS AND WARRANTIES

    We have made representations in the merger agreement regarding, among other things:

    - our organization and good standing;

    - our authority to enter into the transaction;

    - our capitalization;

    - our financial statements;

    - the absence of certain changes in our business since March 27, 1999;

    - the content and submission of forms and reports required to be filed by us with the Securities and Exchange Commission;

    - required governmental and other consents and approvals;

    - our compliance with all applicable laws;

    - the absence of litigation to which we are a party;

    - the status of tax matters and contracts, related party transactions, labor, and employee benefits; and

    - the absence of undisclosed liabilities and environmental matters.

    WC has made representations and warranties in the merger agreement regarding, among other things:

    - its organization and good standing;

    - its authority to enter into the transaction;

    - its capitalization;

    - its compliance with all applicable laws;

    - required governmental and other consents and approvals;

    - the accuracy of information supplied by WC for submission on forms and reports required to be filed by White Cap with the Securities and Exchange Commission;

    - the financing for the merger, brokers and finders; and

    - the absence of prior activities and absence of litigation to which WC is a party.

    The representations and warranties of the parties in the merger agreement will expire when the merger is completed.

COVENANTS

    In the merger agreement, we agreed, prior to the merger, to conduct business only in the ordinary and usual course consistent with past practice and to use reasonable best efforts to maintain our business organization, governmental permits and relationships with employees, customers, suppliers and others with whom we do business. In addition, we agreed not to take any of the following actions without the prior consent of WC:

    - amend our charter documents;

    - enter into transactions such as acquisitions, borrowings outside of the ordinary course, pledges or encumbrances, or make capital expenditures exceeding $5,000,000 in total;

    - split, reclassify or combine our shares or make dividends, distributions or repurchases of shares;

    - adopt or amend employee benefit plans, bonuses or similar matters or increase compensation, except with respect to non-officers in specific instances;

    - revalue our assets or inventory;

    - make changes in accounting methods or tax elections;

    - issue additional stock; or

    - adopt a plan of liquidation, dissolution or merger, other than the merger described in this proxy statement, or alter the structure of White Cap or its subsidiaries.

    WC and White Cap will use their reasonable best efforts to complete the merger.

NONSOLICITATION COVENANT

    The merger agreement provides that neither we nor our affiliates will permit our officers, directors, employees, representatives or agents to encourage or engage in negotiations, or provide non-public information to any party or group concerning any of the following:

    - the acquisition of White Cap by merger;

    - the sale of a material portion of our assets;

    - the acquisition of 10% or more of our common stock by a party or group;

    - our adoption of a plan of liquidation, payment of an extraordinary dividend or repurchase of more than 10% of our common stock; or

    - our acquisition of any businesses the annual revenue, net income or assets of which are 10% or more than those of White Cap.

    However, our board of directors may inquire into any proposal described above which the board determines in good faith, based in part upon legal advice, is necessary to comply with its fiduciary duties. We agree to notify WC promptly and keep it up to date as to any such proposals or inquiries.

    In addition, the board of directors has agreed not to withdraw its recommendation of the merger or to enter into any agreement for a third party acquisition (meaning the transactions highlighted above), unless it determines in good faith, based in part upon legal advice, that its fiduciary duties require such action. Before doing so, however, the board must provide WC with two business days to make a counter-offer. The board may withdraw its recommendation and terminate the merger agreement if WC does not make an offer, or if the board concludes, based in part upon advice of a financial advisor of national reputation, that WC's offer is not at least as favorable as the proposal for a third party acquisition. The board may only withdraw its recommendation if the merger agreement is first terminated and if we have paid WC the amounts described under "The Merger--Termination Fee."

INDEMNIFICATION AND INSURANCE

    All rights to indemnification or exculpation belonging to our directors and officers under our certificate of incorporation or bylaws, as they exist on the date of the merger agreement, will continue to apply to all matters that occurred before the effective time of the merger. In addition, we are required to use reasonable commercial efforts to keep our directors' and officers' liability insurance policies in effect for six years after the effective time of the merger. However, we may substitute other policies for at least the same amounts and comparable coverage as the policies currently in effect. We will not be required to pay insurance premiums in excess of 175% of the premiums we currently pay.

EXPENSES

    The parties agreed to pay their own costs and expenses in connection with the merger transaction. If the merger is not completed in accordance with the merger agreement, we will reimburse WC for all of its reasonable out-of-pocket expenses incurred in connection with the merger transaction. This payment and reimbursement arrangement will not be available to WC if:

    - WC fails to perform its obligations under the merger agreement, and does not cure this failure within 20 days of notification;

    - WC breaches any of its material representations and warranties and does not cure the breach within 20 days of notification; or

    - WC fails to obtain the financing anticipated under the merger agreement, but only if this failure is not caused by circumstances which adversely affected White Cap and which arose after the date of the merger agreement.

TERMINATION, AMENDMENT AND WAIVER

    TERMINATION BY EITHER PARTY. At any time before the effective time of the merger, the board of directors of White Cap and WC may mutually terminate the merger. The parties may also terminate the merger agreement if:

    - the merger has not become effective on or before January 31, 2000;

    - any court or other governmental entity has prohibited or enjoined the merger in a final and nonappealable decision; or

    - our stockholders fail to approve the merger agreement at the special meeting.

    TERMINATION BY WC. WC may terminate the merger agreement before its effective time if:

    - our board of directors withdraws or adversely modifies its recommendation for the merger agreement;

    - our board of directors approves a third party acquisition, as described under "The Merger-- Nonsolicitation Covenant;"

    - a third party acquisition occurs; or

    - we, or any of our officers, directors, employees, representatives or agents, take any of the prohibited actions described under "The Merger--Nonsolicitation Covenant."

    TERMINATION BY WHITE CAP. White Cap may terminate the merger agreement before the effective time of the merger by providing written notice to WC that it has approved any good faith proposal for a third party acquisition as described under "The Merger--Nonsolicitation Covenant."

    AMENDMENT AND WAIVER. The parties may modify or amend the merger by written agreement as long as they comply with the provisions of applicable law. This ability to modify or amend is also limited in two situations:

    - once our stockholders have approved the principal terms of the merger agreement, any adverse amendment of the merger consideration will require a second approval by our stockholders; and

    - after the merger certificate has been filed, the indemnification and insurance provisions may not be waived or amended.

TERMINATION FEE

    If WC or White Cap terminates the merger agreement as described under "Termination by WC" or "Termination by White Cap" above, we must immediately pay WC a break-up fee of twelve million dollars ($12,000,000). This is not a penalty, but rather, it represents liquidated damages, calculated to compensate WC for the costs incurred, efforts expended and opportunities foregone while negotiating the merger agreement.

    In addition, we must pay WC the termination fee if the merger agreement is terminated because we do not obtain the required favorable stockholder vote, because the special meeting was never noticed or held by us, but only if we either engage in, or receive a proposal for, a third party acquisition before the termination.

FINANCING

    GENERAL. We expect financing for the merger to be provided by a combination of debt and equity as follows:

Revolving Credit Facility (1).........................................  $ 5,360,867
Senior Subordinated Notes.............................................  120,000,000
Senior Discount Debentures............................................   30,000,000
Preferred Stock.......................................................   65,000,000
Common Stock (including continuing shares)............................   35,500,000
                                                                        -----------
Total.................................................................  $255,860,867
                                                                        -----------
                                                                        -----------

    (1) The revolving credit facility will provide for up to $100,000,000 in borrowings.

    MANAGEMENT GROUP FINANCING. Members of the management group will retain continuing shares at the values shown below and thereby relieve us of the need to finance the payment of merger consideration for these shares totaling approximately $16.0 million. The members will exchange a portion of those continuing shares for our preferred stock at the values shown below.

                                                                                      PREFERRED
                                                                     COMMON STOCK       STOCK
NAME OF INDIVIDUAL OR ENTITY                                          INVESTMENT      INVESTMENT
------------------------------------------------------------------  --------------  --------------
Greg Grosch.......................................................   $  4,739,543    $  8,678,050
Chris Lane........................................................        259,017         474,250
Rick Gagnon.......................................................        268,109         490,900
Dan Tsujioka......................................................        333,482         610,600
Brian Etter.......................................................         14,735          27,000
Jack Karg.........................................................         47,058          86,175

    LGP EQUITY FINANCING. In a letter dated July 20, 1999 addressed to White Cap, LGP has committed, subject to the financing to be provided by DLJ and immediately prior to the completion of the merger, to contribute $84.5 million in cash to WC in exchange for 1,808,368 shares of WC common stock and 2,185,321 shares of WC preferred stock. This letter is filed as an exhibit to the Schedule 13D filed in connection with LGP's acquisition of beneficial ownership of shares of our common stock. As a result of the merger, White Cap will receive the $84.5 million, and Green will receive an equal number of shares of common and preferred stock of White Cap, in exchange for its WC common and preferred stock, which will automatically be converted into White Cap common and preferred stock by virtue of the merger.

    STOCKHOLDERS AGREEMENT. Immediately prior to the completion of the merger, Green, White Cap and the management group will enter into a stockholders agreement, the form of which is an exhibit to the merger agreement. The stockholders agreement restricts the ability to freely transfer White Cap securities held by Green and members of the management group, and establishes a right of first refusal in favor of Green and White Cap, in the event members of the management group seek to transfer any of their securities to a third party pursuant to a good faith offer. In the event any members of the management group, other than Chris Lane, cease to be employed by Industries during the five years after the merger, Green or White Cap may purchase a portion of their securities at specified prices. In addition, Green has drag-along rights, meaning that, under some circumstances, if Green desires to sell any of its securities to a third party, it may compel members of the management group to do the same. Also, members of the management group have tag-along rights to participate in some sales by Green of its securities to a third party, meaning that, under some circumstances, Green may be required to include a portion of the management group's securities in such a sale. Further, the stockholders agreement grants demand and piggyback registration rights, under specific circumstances, to Green and the management group. The grant of demand registration rights generally means that both Green and members of the management group may compel us to register securities owned by them under the Securities Act of 1933. The grant of piggyback registration rights generally means that if we propose to register any of our securities under the Securities Act of 1933, Green or the members of the management group may request that we include securities owned by them in our subsequent filing with the Securities and Exchange Commission. The stockholders agreement also grants three nominees of Green and two nominees of the management group, one of whom will be Greg Grosch as long as he serves as President and Chief Executive Officer of White Cap, rights to be elected to our board of directors. In the event that we issue providers of the financing described below warrants or other equity securities in White Cap, those providers may become parties to this stockholders agreement.

    SENIOR DISCOUNT DEBENTURES. As part of the financing for the merger, LGP has committed to purchase at least $30 million of our senior discount debentures due 2010. LGP's commitment is subject to receipt of the DLJ financing described below. The debentures will be unsecured and effectively subordinated to all of our indebtedness described below. The debentures will be redeemable after four years at a premium, and are also redeemable in part with the proceeds of a public offering by us. LGP expects the debentures to contain covenants that limit the ability of White Cap and its subsidiaries to:

    - incur additional debt;

    - create some types of liens;

    - sell some types of assets and subsidiary stock; and

    - effect some types of mergers and consolidations.

    REVOLVING CREDIT FACILITY. DLJ has provided a commitment, dated July 20, 1999, which we refer to as the DLJ Letter, to provide working capital financing to us or our principal subsidiary, Industries, upon completion of the merger through a revolving credit facility. The DLJ Letter is filed as an exhibit to the Schedule 13D. We expect the credit facility to have the following features:

    - maximum availability of $100 million, subject to sublimits in amounts to be determined for letters of credit, of which up to $10 million will be available to finance the merger transaction;

    - five-year term;

    - secured by all of our and our subsidiaries' existing and after-acquired inventories, accounts receivable, equipment and other assets, including a pledge of capital stock;

    - guaranteed by all direct and indirect domestic subsidiaries;

    - interest at alternative fluctuating rates at our option, of either the Base Rate or reserve-adjusted LIBOR rate (in each case as defined in the DLJ Letter) and, in each case, plus an applicable margin;

    - required payment of various commitment and other fees; and

    - customary financial and other credit document covenants including restrictions on the payment of dividends, stock repurchases, other indebtedness, and liens.

    The availability of the credit contemplated by the DLJ Letter depends upon satisfaction of a number of conditions, including

    - negotiation and execution of documentation;

    - receipt of material governmental approvals;

    - receipt of the equity financing to be provided by LGP, as described above;

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
    - the purchase by LGP of the senior discount debentures due 2010, as described above;

    - there having been no material adverse change in our financial condition or business;

    - and there having been no material adverse change in current financial, banking or capital market conditions that could reasonably be expected to materially impair syndication of the credit.

    PREFERRED STOCK. The preferred stock will be entitled to a dividend of 10% per year, payable quarterly. Dividends will be payable as determined by our board of directors, in cash, or, if not paid, will accumulate and increase the preferred stock liquidation preference. The preferred stock will rank senior to all of our classes of common stock and all of our classes of preferred stock designated to be junior. Shares of preferred stock are mandatorily redeemable in whole after 20.5 years at the liquidation preference, including accumulated dividends. The holders of preferred stock shall have no voting rights, except:

    - as required by state and other applicable law; and

    - the right by a majority of the outstanding shares of preferred stock, voting as a separate class, to approve the issuance of any securities ranking senior or equal to the preferred stock with respect to dividends or upon a liquidation, and to approve any adverse amendment to our articles of incorporation.

    SENIOR SUBORDINATED NOTES, SENIOR FACILITIES. We expect to issue, or to cause Industries to issue, $120.0 million of senior subordinated debt securities in an offering exempt from registration under the Securities Act of 1933. If we are unable to sell these securities, DLJ has committed, in lieu of its commitment to provide the $100 million revolving credit facility described above, to provide $70 million of bridge term loans and a $30 million bridge revolving credit facility, and to purchase $50 million in increasing rate bridge notes. The bridge term loan and the bridge revolving credit facility, if issued, will be our senior debt guaranteed by all of our direct and indirect domestic subsidiaries, and secured by first priority perfected liens on substantially all of our and our subsidiaries' existing and after-acquired property. The interest rate on these bridge facilities will be calculated as described under "Revolving Credit Facility," but with higher applicable margins. The increasing rate bridge notes, if issued, will be our senior subordinated obligations.

    EXPENSES OF THE TRANSACTION. The estimated costs and fees in connection with the merger transaction, financing and the related transactions, which will be paid by us are as follows:

Financial advisory fees............................................  $8,163,829
Bridge loan commitment fees........................................     500,000
Placement agent fees and expenses..................................   3,300,000
Bank commitment fees...............................................   1,875,000
Legal and accounting fees..........................................   2,350,000
Printing and mailing fees..........................................     200,000
SEC filing fees....................................................      33,926
Miscellaneous......................................................   1,077,245
Total..............................................................  $17,500,000
                                                                     ----------
                                                                     ----------

    See "Special Factors--Opinion Of White Cap's Financial Advisor" for a description of the fees to be paid BancBoston Robertson Stephens in connection with their engagement.

    For a description of our obligation to pay or reimburse WC for expenses incurred by them in connection with the merger transaction, see "The Merger--Expenses."

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
STOCKHOLDERS VOTING AGREEMENT

    The following summary of the stockholders voting agreement highlights important selected information. You should refer to the text of the voting agreement attached to this proxy statement as APPENDIX C for a more complete description. The voting agreement provides that current holders of 45.5% of the fully-diluted shares of our common stock, including members of the management group, will:

    - vote their shares in favor of the merger and adopting the merger agreement, and in favor of any other matter necessary for completion of the transactions contemplated by the merger agreement;

    - vote against any other merger agreement, consolidation, recapitalization, sale of assets or similar extraordinary transaction involving White Cap or any third party acquisition, described in "The Merger--Nonsolicitation Covenant;"

    - not offer to sell, assign, transfer or otherwise dispose of any of their shares of common stock; and

    - not directly or indirectly solicit, encourage, enter into or conduct discussions with any person or group concerning a third party acquisition.

    Each White Cap stockholder executing the voting agreement has executed an irrevocable proxy to vote his or her shares in favor of the merger and the adoption of the merger agreement.

REGULATORY APPROVALS

    Under the Hart-Scott-Rodino Act, and the rules promulgated under the Act by the Federal Trade Commission, which is commonly known as FTC, we cannot complete the merger transaction until certain notifications are given and certain information is furnished to the FTC and the Antitrust Division of the Department of Justice, and until specified waiting period requirements are satisfied. White Cap and WC filed premerger notification and report forms with the FTC and the
Antitrust Division in             , 1999. In the notification and report forms,
the parties requested early termination of the waiting period under the Hart-Scott-Rodino Act.

    We are not aware of any license, regulatory permit or lease which is material to our business and which is likely to be adversely affected by the merger transaction or of any approval or other action by any state, federal or foreign government or governmental agency that would be required prior to effecting the merger transaction.

ACCOUNTING TREATMENT

    We will treat the merger as a recapitalization for accounting purposes. A recapitalization is a transaction structured to transfer the controlling interests of an operating entity to a new investor, with some owners also retaining an ownership interest. The transaction results in no change in the accounting basis of the assets and liabilities presented in the stand-alone financial statements of the operating entity. The consideration for the shares is accounted for as a reduction in equity.

APPRAISAL RIGHTS

    If the merger is completed, and you are a shareholder of record of common stock who objects to the terms of the merger, you may seek an appraisal under
Section 262 of the Delaware General Corporation Law for the judicially determined fair value of your shares. Following is a summary of the principal provisions of Section 262. As this is not a complete description, a copy of
Section 262 is attached to this proxy statement as APPENDIX D. You should review
Section 262 carefully. If you fail to

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
take any action required by Section 262, you will terminate or waive your rights to appraisal under Section 262.

    If you elect to exercise your appraisal rights, you must:

    - deliver a written demand for appraisal to us before our stockholders vote on the merger agreement; and

    - not vote in favor of adopting the merger agreement.

    You must deliver your demand to White Cap Industries, Inc. at 3120 Airway Avenue, Costa Mesa, CA 92626, Attention: Chris Lane, Chief Financial Officer. Your proxy or vote against adoption of the merger agreement does not constitute a demand. If you elect to make a demand, you must do so by a separate written demand that reasonably informs us of your identity as the holder of record and of your intention to demand appraisal of your common stock. If you leave your proxy blank, we will vote it in favor of adoption of the merger agreement. Therefore, if you elect to exercise your appraisal rights, you must not leave your proxy blank. Rather, you must vote AGAINST adoption of the merger agreement or ABSTAIN from voting for or against adoption of the merger agreement.

    Only if you are the holder of record of common stock will you be entitled to demand appraisal rights for common stock registered in your name. The demand must be executed by or for you as the holder of record, fully and correctly, as your name appears on your stock certificates. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for you as a holder of record; however, the agent must identify you and expressly disclose the fact that, in executing the demand, the agent is acting as agent for you.

    If a holder of record, such as a broker, holds common stock as nominee for beneficial owners, the holder may exercise his or her right of appraisal with respect to common stock held for all or less than all of such beneficial owners. In this case, the written demand should state the number of shares of common stock covered by the demand. If no number of shares of common stock is expressly mentioned, we will presume it covers all shares of common stock outstanding in the name of the holder of record.

    Within 10 days after the effective time, we will send notice of the effectiveness of the merger to each person who satisfied the above conditions prior to the effective time.

    Within 120 days after the effective time, White Cap or any stockholder who has satisfied the above conditions may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the common stock. If you are seeking to exercise your appraisal rights, you should not assume that we will file a petition to appraise the value of your common stock or that we will initiate any negotiations with respect to the fair value of your common stock. Accordingly, you should initiate all necessary action if you wish to perfect your appraisal rights within the time periods specified in Section 262.

    Within 120 days after the effective time, if you have complied with the requirements for exercise of appraisal rights, as discussed above, you will be entitled, upon written request, to receive a statement from us setting forth:

    - the aggregate number of shares of common stock not voted in favor of the merger and with respect to which demands for appraisal have been made; and

    - the aggregate number of holders of such common stock.

    We must mail this statement within 10 days after we receive your written request to do so. If a petition for an appraisal is timely filed, after a hearing on the petition, the Delaware Court of Chancery will determine which stockholders are entitled to appraisal rights and will appraise the value of the common stock owned by those stockholders. The court will determine fair value exclusive of any

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
element of value arising from the accomplishment or expectation of the merger and will determine the amount of interest, if any, to be paid upon the value of the common stock of the stockholders entitled to appraisal. Any judicial determination of the fair value of common stock could be based upon considerations other than or in addition to the price paid in the merger and the market value of common stock, including asset values, the investment value of the common stock and any other valuation considerations generally accepted in the investment community. This judicial determination of value could be more than, less than or the same as the consideration paid under the merger agreement. The court may also order that all or a portion of any stockholder's expenses incurred in connection with an appraisal proceeding, including reasonable attorneys' fees and fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all common stock entitled to appraisal.

    If you demand an appraisal in compliance with Section 262, you will not, after the effective time, be entitled to vote the shares subject to this demand for any purpose. You will also not have the right to dividends or other distributions on that common stock, other than those payable or deemed to be payable to stockholders of record as of a date prior to the effective time.

    You will lose your right to appraisal if you do not file a petition within 120 days after the effective time, or if you deliver a written withdrawal of your demand for an appraisal and an acceptance of the merger to White Cap. Any attempt to withdraw made more than 60 days after the effective time will require our written approval.

    You will be entitled to receive the consideration you would have been paid under the merger agreement if:

    - you do not perfect your appraisal rights; or

    - you withdraw your demand for appraisal rights.

    If you correctly follow the procedures described above and perfect your right of appraisal after instituting a timely appraisal, your appraisal proceeding cannot be dismissed without the approval of the Delaware court.

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
                       FEDERAL INCOME TAX CONSIDERATIONS

    The following discussion summarizes material United States federal income tax considerations relevant to the merger. This discussion is based on current provisions of the Internal Revenue Code of 1986, existing and proposed regulations under the Code and current administrative rulings and court decisions, all of which may change, possibly with retroactive effect. Any such change could alter the tax considerations described here. This discussion does not deal with all tax considerations that may be relevant to holders subject to special tax rules, including but not limited to financial institutions, broker-dealers, persons who are not citizens or residents of the United States or who are foreign corporations, foreign partnerships or foreign estates or trusts as to the United States, persons who hold their shares as part of a "straddle" or other integrated instrument and holders of options or holders who acquired their stock through the exercise of an employee stock option or otherwise as compensation.

    The receipt of cash in exchange for our common stock in the merger will be a taxable transaction for federal income tax purposes. Except as provided in the following paragraph, each holder will recognize gain or loss per share equal to the difference between $16.50 and the holder's basis per share of common stock. A holder generally must determine the amount, character and timing of such gain or loss separately with respect to each block of shares the holder owns. If a holder holds our common stock as a capital asset, the gain or loss from the exchange will be a capital gain or loss. This gain or loss will be long-term if the holder has held the shares for more than one year. Under current law, the federal government taxes net long-term capital gains of non-corporate taxpayers at a maximum income tax rate of 20%.

    A holder of our common stock who receives cash consideration for a portion of such holder's common stock in the merger, and who also continues to own shares of White Cap stock (either directly or constructively) after the merger, generally will not recognize gain or loss in the above manner, but instead will be subject to dividend or capital gain treatment on the cash received in the transaction depending on the specific facts and circumstances with respect to such holder. Therefore, any holder of our common stock who will continue to own shares of White Cap stock after the merger, either directly or constructively by reason of the ownership of such stock by a related person or entity, should consult his or her own tax advisor in connection with the proposed merger.

    A holder of our common stock who receives cash in the merger may be subject to 31% backup withholding unless the holder:

    - is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or

    - provides a correct taxpayer identification number, certifies on IRS Form W-9 or Substitute Form W-9 that he or she is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules.

    The IRS may impose penalties as well as backup withholding on a holder who does not provide his or her correct taxpayer identification number to us or to our disbursing agent. Backup withholding is not an additional tax. Rather, a holder may credit any amount withheld under these rules against the holder's federal income tax liability, provided that the holder gives certain required information to the IRS. When required, we (or our disbursing agent) will report to the holders of our common stock and to the IRS the amount of any payments made pursuant to the merger and the amount of any tax withheld from such payments.

    THIS TAX DISCUSSION IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED UPON CURRENT LAW. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO YOU, INCLUDING THE

APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECT OF CHANGES IN SUCH TAX LAWS.

                    PENDING LITIGATION RELATED TO THE MERGER

    White Cap and some of its officers and directors have been named as defendants in three purported class actions filed in the Court of Chancery in the State of Delaware. The actions are as follows:

    - Anthony Casey v. White Cap Industries, Inc., Greg Grosch, Dan Tsujioka, Chris Lane, Mark King, James Johnson, Charles Hamilton, Donald M. Koll, Douglas C. Jacobs and Leonard Green & Partners, L.P.; Case No. 17329NC.

    - Ruth Grenning v. Greg Grosch, Dan Tsujioka, Chris Lane, Mark King, James Johnson, Charles Hamilton and White Cap Industries, Inc.; Case No. 17331NC.

    - Tammy Newman v. White Cap Industries, Inc., Greg Grosch, Dan Tsujioka, Chris Lane, Mark King, James Johnson, Charles Hamilton, Donald M. Koll, Douglas C. Jacobs and Leonard Green & Partners L.P.; Case No. 17335NC.

    Each of the three actions is similar and the complaint in each action essentially alleges that by entering into the merger agreement, the defendants are depriving the public stockholders of White Cap of their equity interest in White Cap at a grossly unfair and inadequate price and are usurping White Cap's growth and future prospects to the defendants' own benefit. Each complaint alleges that defendants have breached fiduciary duties and seeks remedies in the nature of an injunction against the merger, an order compelling the defendants to perform their fiduciary duties, and, if the merger is consummated, an award of damages in an unspecified amount.

    White Cap and the other defendants have not yet formally responded to the complaints, but deny the material allegations of the complaints and believe that the three actions are without merit. White Cap and the other defendants believe that they have properly fulfilled all fiduciary duties owed to the stockholders of White Cap and that the merger is in the best interests of White Cap's stockholders. White Cap and the other defendants therefore intend to vigorously defend against all three actions.

                             BUSINESS OF WHITE CAP

    We are one of the leading business-to-business retailers to professional contractors in the western United States. We offer over 30,000 stock keeping units of specialty tools and materials oriented to professional contractors. We target medium and large-sized professional contractors, including professional concrete, framing, waterproofing, landscaping, grading, electrical, mechanical and general contractors. We market our products through our branch locations, our highly experienced outside sales force, our toll-free centralized fulfillment center, and through the strategic distribution of its in-stock catalogs. As of March 27, 1999, we operated 40 branch locations.

    We sell a wide variety of products oriented to professional contractors, including construction materials, hand tools, fasteners, structural connectors, power tools, light construction equipment, steel reinforcing bar, referred to in this proxy statement as rebar, bulk and collated gun nails and specialty cementatious products. In addition, at certain branches we provide rental services on selected items such as forms, brackets and braces used in the construction of concrete "tilt-up" buildings and poured in place projects, as well as power tools and miscellaneous light construction equipment. Our products are used by professional contractors in new construction, maintenance and repair projects.

    We believe that we have developed a business model that differs substantially from that of traditional contractor suppliers and large home center retailers. The model is based on offering superior customer service and convenient "one-stop" shopping at our branch locations. Unlike traditional contractor suppliers, who typically fill orders from warehouses not accessible to customers, our customers shop at our branch locations where they can browse through the warehouse aisles and adjacent outdoor yards. Our typical store format consists of approximately 15,000 to 20,000 square feet of interior floor space with an adjacent outdoor yard of approximately equal square footage. Our focus on merchandising exposes customers to a wide range of product offerings and promotes significant add-on sales. As a result, approximately 50% of our net sales are generated from "walk-in" and "will call" business. Our customers can also select items from our in-stock catalogs, distributed to approximately 80,000 professional contractors, listing approximately 9,000 of the best selling stock keeping units maintained in stock. Our customers can order products by phone, fax, at a sales branch or through the outside sales force. Our highly experienced sales force maintains frequent customer contact, providing pro-oriented services on and off the job site. Through our high in-stock position and sophisticated inventory management systems, we are able to fulfill approximately 95% of the items included in each customer order and provide same-day or next day delivery.

OPERATIONS

    SALES FORCE/CUSTOMER SERVICE. We have approximately 300 salespersons committed to providing the highest level of customer service. This highly skilled and knowledgeable sales force is important to our success because the salespersons' relationships with their customers and their emphasis on customer service contribute to customer loyalty and repeat business. Our operating model includes one inside salesperson for approximately every two outside salespeople. Inside salespeople are responsible for telemarketing, processing orders and providing timely follow-up to customers' questions. Our inside sales force can also locate hard-to-find products and process special orders. Our outside sales force generates sales by making office sales calls and/or making direct sales calls to actual job sites. In addition, the outside sales force utilizes sales leads generated from industry databases, trade shows, vendors/suppliers, the inside counter sales force and telemarketing. Our highly experienced outside sales force plays an integral part in our efforts to add new customers and generate additional revenue from existing customers. Our outside sales force has an average of 15 years industry experience, an average tenure of over six years with us, and sells our products on an exclusive basis. In addition to the outside and inside sales force, counter sales personnel at each branch location service the "walk-in" and "will call" business. Our salespersons regularly receive product training both from internal and external sources to ensure they are current on all product developments. As a result, our sales force can provide product recommendations as well as job site assistance and instruction. Approximately 90% of our outside sales force is paid on a 100% commission basis. We believe that our increased geographic presence will allow our sales force to more effectively serve medium and large-sized professional contractors with projects in multiple regions throughout the western United States.

    PRODUCTS. We offer our customers over 30,000 stock keeping units through our 40 branch locations. We sell a wide selection of brand name specialty products for professional contractors, including: building materials, specialty cementatious products, hand tools, fasteners, structural connectors, power tools, light construction equipment, rebar and bulk and collated gun nails. We sell certain products, including waterproofing products, construction adhesives and collated nails, under our own private label. These products accounted for approximately 4% of sales for the year ended March 27, 1999 and serve to increase recognition of the White Cap name. In addition, in some branch locations we provide rental services on selected items such as brackets and braces used in the construction of concrete "tilt-up" buildings, power tools and light construction equipment. Professional contractors use our products in new construction, maintenance and repair projects. In 1998, we established a toll-free centralized service center, known as White Cap Direct, which enables our customers to phone or fax in orders and have the orders shipped directly to their location. White Cap Direct expands the product offering to customers without having to stock the items in each location.

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
    STORE DESIGN. Highly trained sales personnel staff all of our branches. Our prototypical store format consists of approximately 15,000 to 20,000 square feet of interior floor space, plus an adjacent outdoor storage yard of approximately equal square footage. However, we adjust store size to the sales volume of the market served. The majority of our original branches are designed as open warehouses providing the customer complete access to the products in-stock both inside the store and in the adjacent outdoor storage yards. We believe that the open warehouse design of our branches, where our customers can browse through the aisles, gives us a competitive advantage over most traditional contractor suppliers whose branches have small showrooms and sales counters. Therefore, many of the acquired branches have been or are being converted to the open warehouse format.

    We converted seven acquired branches to the open warehouse model during the year ended March 27, 1999. The ongoing conversion process is scheduled based on seasonality to minimize the disruption of day-to-day operations.

    CUSTOMERS. We sell to a variety of professional general and specialty building trade contractors in all three of the customer categories described above. Our primary customers include general, concrete, framing, waterproofing, landscape, grading, electrical and mechanical contractors. We believe that the professional relationships maintained through our outside sales force with our customers are of critical importance. Approximately 35% of our revenues are from contractors engaged in residential construction. The other 65% of our revenues are from commercial or infrastructure construction.

    As of March 27, 1999, approximately 28,000 of our customers had purchased at least one item during the past year. This includes customers that do not have established credit accounts and pay upon purchase. No one customer generates more than 2% of net sales. For the fiscal year ended March 27, 1999, our top ten customers in the aggregate generated approximately 5% of net sales.

    MARKETING. We use innovative retail merchandising techniques not previously utilized in marketing to medium and large-sized professional contractors. We were among the first in our industry to utilize "business-to-business" retail marketing techniques and the "open warehouse" merchandising concept in our sales branches. Typical retail merchandising techniques used by our branch offices include the strategic placement of product groups, innovative product displays and video monitors showing product demonstration tapes. In addition, we use frequent in-store promotional events, such as power tool demo days, product seminars and customer appreciation days, as additional marketing techniques.

    Both White Cap and our recently acquired companies publish in-stock catalogs. The most recent edition includes approximately 9,000 of the best selling stock keeping units. The current edition of our catalog includes stock keeping units not previously carried by us, many of which were previously carried by the recently acquired companies. Our professionally prepared catalog has over 570 pages creatively displaying the broad array of the products we carry. The outside sales force distributes the catalogs to approximately 80,000 professional contractors, and the catalogs are distributed in the branches as well. We also publish a number of specialty catalogs including a "Cal Trans-DOT" and a tilt-up and concrete accessories catalog. These specialized catalogs are unique to the industry and are valuable reference tools for the specialized contractors that use them. In addition, we publish monthly the Contractor Trader which features sale pricing on selected products as well as tips and articles of interest to the industry. We distribute the Contractor Trader to over 100,000 professional contractors and other industry participants.

    ELECTRONIC COMMERCE. We currently sell a limited product offering via the internet and will expand that offering over the next year. Additionally, we offer a large number of products priced specifically for large municipalities via a business to business web site.

    JOB-SITE/YARD DELIVERY. Our customers ordinarily receive next business day delivery via our fleet of delivery trucks. We believe this is crucial to professional contractors who rely on our reputation for on-time delivery in order to meet their critical "just-in-time" ordering requirements and strict job

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
production schedules. In addition, the majority of our branch managers and outside sales force are provided with our vehicles, usually standard pickup trucks, which may be used to supplement our fleet of delivery trucks and to provide "rush" or special delivery services. Additionally, we utilize courier services for rush deliveries. We can also access the full product lines of most of our suppliers for drop-shipment to our customers.

    SUPPLIERS. We enjoy well-established relationships with all of our key suppliers and have maintained many of these relationships for over 10 years. We are one of the primary distributors for many industry brand names. In some of the markets that we serve, we have exclusive or semi-exclusive product distribution agreements, which give us a competitive advantage on specific product lines. Management believes that outstanding supplier relationships and our position in the marketplace allow us to have one of the lowest inventory costs in the industry. Many of the products we carry are not carried by our competitors, because our competitors cannot provide technical assistance in the field. In addition, architects specify many of our products for particular projects because of the efforts of our professional outside sales force working in conjunction with the manufacturer's architectural and/or engineering sales representatives. Many of our top suppliers differentiate White Cap as an "industrial distributor" as opposed to a "DIY retailer." In some instances this gives us access to a manufacturer's "full product line," lower prices and more favorable credit terms.

    We purchase from more than 2,800 suppliers, 98% of which are manufacturers. No one supplier accounts for more than 10% of our purchases.

CUSTOMER CREDIT

    Approximately 90% of our sales are on open account, managed by our in-house credit department. We offer our customers several credit options. Each in-house account is opened and credit terms are set according to the customer's creditworthiness and purchasing profile after review by our credit department.

    Each account is put on a real-time monitoring status and assigned an in-house credit manager who communicates directly with the customer on any credit-related issues. In addition, most state lien laws allow us to file a preliminary lien notice with the owner of the real property, the lender and the general contractor notifying them that we have extended credit for materials used in the improvement of real property. A properly filed preliminary notice gives us certain legal remedies, including lien rights, which allow us to look beyond our customer for the recovery of a past due job-based receivable.

    Historically, we have experienced a net accounts receivable write-off rate averaging 0.3% of net sales over the period from January 1992 to March 1999. We believe our collection performance can be attributed to:

    - a credit department with extensive experience in construction credit;

    - a real-time highly customized accounts receivable software package;

    - thorough screening of all new accounts; and

    - the ongoing monitoring and reevaluation of existing accounts.

MANAGEMENT INFORMATION SYSTEMS

    We have made substantial investments in computer hardware and the development of computer software applications, which we believe allows us to achieve cost savings, deliver superior customer service and centrally manage our operations. As part of the integration of the White Cap business model at acquired companies, branches are linked to our central computer system and are converted to our software applications, including point-of-sale, order processing, order fulfillment, inventory management, purchasing and financial reporting. We continually develop and enhance our software applications. Our customized software package provides order entry, purchasing, inventory control, accounts receivable, accounts payable, rental management and financial reporting. The software also provides a fully integrated distribution/warehouse management system.

    Our inventory management software is designed to minimize our cost of goods sold by forecasting and analyzing sales history for every stock keeping unit in our inventory. The system can then calculate order quantities and lead times and determine the lowest cost source of supply. Each and every order is tracked from data entry to will call or delivery. Utilizing our customer support software, our customer service representatives can inform customers on a real-time basis of our in-stock position and recommend an array of substitute products for discontinued or out-of-stock items. In addition, our system can accept and cross-reference the product codes of suppliers and manufacturers, Universal Product Codes and our own proprietary product codes. We are implementing an electronic catalog and EDI in order to streamline purchasing, accounts receivable and accounts payable.

EMPLOYEES

    As of March 27, 1999, we had 997 employees, consisting of 183 employed at our Costa Mesa, California headquarters and 814 at our branch locations. Our sales force consists of approximately 300 inside, outside and counter-personnel sales professionals. We are not subject to collective bargaining agreements, and consider our relations with our employees to be satisfactory.

                  MARKET PRICES OF COMMON STOCK AND DIVIDENDS

    Our common stock is traded on the Nasdaq National Market (symbol: WHCP). The following table sets forth the high and low sales prices per share for each quarterly period for the two most recent fiscal years and for the first quarter of 1999.

                                                                                      HIGH        LOW
                                                                                    ---------  ---------
Fiscal Year Ended March 31, 1998:
  Third Quarter...................................................................  $  24.125  $  16.250
  Fourth Quarter..................................................................  $  23.000  $  14.750

Fiscal Year Ended March 27, 1999:
  First Quarter...................................................................  $  25.000  $  17.750
  Second Quarter..................................................................  $  19.375  $   9.250
  Third Quarter...................................................................  $  15.750  $   6.625
  Fourth Quarter..................................................................  $  17.000  $  10.250

Fiscal Year Ended March 31, 2000:
  First Quarter...................................................................  $  14.875  $   9.500

    On July 21, 1999, the last trading day prior to the announcement of the execution of the merger agreement, the closing price per share of our common
stock as reported by Nasdaq was $11.06. On September   , 1999, the last trading
day prior to printing of this Proxy Statement, the closing price per share of
our common stock as reported by Nasdaq was $   .

    As of May 28, 1999, there were approximately 185 holders of record of our common stock.

    We do not currently pay cash dividends on our common stock and intend to retain earnings for use in the operation and expansion of our business.

                      SELECTED CONSOLIDATED FINANCIAL DATA

    The following table presents selected consolidated financial data of White Cap as of and for each of the three fiscal years in the period ended March 27, 1999, for the fiscal years ended December 31, 1994 and December 31, 1995, for the three months ended March 31, 1996 (derived from the audited historical consolidated financial statements of White Cap) and for the three months ended June 27, 1998 and June 26, 1999, respectively. This financial data should be read in conjunction with the financial statements of White Cap and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated elsewhere in this proxy statement.

                                                                              THREE
                                                         YEARS ENDED         MONTHS                  YEARS ENDED
                                                         DECEMBER 31,         ENDED     -------------------------------------
                                                     --------------------   MARCH 31,    MARCH 31,    MARCH 31,    MARCH 27,
                                                       1994       1995        1996         1997         1998         1999
                                                     ---------  ---------  -----------  -----------  -----------  -----------
                                                                   (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)
STATEMENT OF OPERATIONS DATA (A):
Net sales..........................................  $  69,508  $  77,840   $  19,511    $ 101,770    $ 186,727    $ 292,313
  Cost of sales....................................     49,420     53,961      13,627       69,740      126,760      196,411
                                                     ---------  ---------  -----------  -----------  -----------  -----------
  Gross profit.....................................     20,088     23,879       5,884       32,030       59,967       95,902
  Selling, general and administrative expenses.....     17,918     20,517       5,670       27,375       49,262       75,270
  Non-recurring charge.............................         --         --          --           --        1,426           --
                                                     ---------  ---------  -----------  -----------  -----------  -----------
  Income from operations...........................      2,170      3,362         214        4,655        9,279       20,632
  Interest expense, net............................        822      1,385         442        2,273        4,507        3,835
                                                     ---------  ---------  -----------  -----------  -----------  -----------
  Income (loss) before income tax and extraordinary
    charges........................................      1,348      1,977        (228)       2,382        4,772       16,797
  Income tax provision (benefit)(b)................         30         40          --         (414)       1,938        6,644
                                                     ---------  ---------  -----------  -----------  -----------  -----------
  Net income (loss) before extraordinary charges...      1,318      1,937        (228)       2,796        2,834       10,153
  Extraordinary item net of tax benefit............         --         --          --           --        5,999           --
                                                     ---------  ---------  -----------  -----------  -----------  -----------
  Net income (loss) after extraordinary item.......  $   1,318  $   1,937   $    (228)   $   2,796    $  (3,165)   $  10,153
                                                     ---------  ---------  -----------  -----------  -----------  -----------
                                                     ---------  ---------  -----------  -----------  -----------  -----------
  Basic income (loss) per share....................  $    1.26  $    1.86   $   (0.22)   $    2.63    $   (0.68)   $    0.95
  Diluted income (loss) per share..................  $    1.26  $    1.86   $   (0.22)   $    1.88    $   (0.39)   $    0.91
  Basic weighted average shares outstanding........      1,044      1,044       1,044        1,044        5,170       10,656
  Diluted weighted average shares outstanding......      1,044      1,044       1,044        1,458        8,949       11,106

BALANCE SHEET DATA:
  Working capital..................................  $  10,840  $  12,712   $  14,566    $  17,410    $  34,626    $  57,969
  Total assets.....................................     26,750     36,192      35,287       62,292      118,280      173,192
  Long-term debt, net..............................     10,472     15,815      18,095       38,888       17,080       52,965
  Total stockholders' equity (deficit).............      3,639      4,528       3,945       (3,030)      66,054       78,746
  Book value per share (c).........................                                                                $    7.34
  Ratio of earnings to fixed
    charges (d)....................................                                                        1.85x        4.08x
  Ratio of earnings to fixed charges and preferred
    stock
    dividends (e)..................................                                                        1.67x        4.08x


                                                        THREE MONTHS ENDED

                                                     ------------------------
                                                      JUNE 27,     JUNE 26,
                                                        1998         1999
                                                     -----------  -----------
                                                           (UNAUDITED)
STATEMENT OF OPERATIONS DATA (A):
Net sales..........................................   $  68,637    $  80,515
  Cost of sales....................................      46,563       54,130
                                                     -----------  -----------
  Gross profit.....................................      22,074       26,385
  Selling, general and administrative expenses.....      16,882       20,405
  Non-recurring charge.............................          --           --
                                                     -----------  -----------
  Income from operations...........................       5,192        5,980
  Interest expense, net............................         881        1,019
                                                     -----------  -----------
  Income (loss) before income tax and extraordinary
    charges........................................       4,311        4,961
  Income tax provision (benefit)(b)................       1,707        1,960
                                                     -----------  -----------
  Net income (loss) before extraordinary charges...       2,604        3,001
  Extraordinary item net of tax benefit............          --           --
                                                     -----------  -----------
  Net income (loss) after extraordinary item.......   $   2,604    $   3,001
                                                     -----------  -----------
                                                     -----------  -----------
  Basic income (loss) per share....................   $    0.25    $    0.28
  Diluted income (loss) per share..................   $    0.23    $    0.27
  Basic weighted average shares outstanding........      10,601       10,724
  Diluted weighted average shares outstanding......      11,112       11,193
BALANCE SHEET DATA:
  Working capital..................................   $  46,178    $  62,192
  Total assets.....................................     163,920      180,390
  Long-term debt, net..............................      42,773       54,029
  Total stockholders' equity (deficit).............      71,044       81,772
  Book value per share (c).........................                $    7.62
  Ratio of earnings to fixed
    charges (d)....................................        4.42x        4.29x
  Ratio of earnings to fixed charges and preferred
    stock
    dividends (e)..................................        4.42x        4.29x

------------------------------

(a) White Cap changed its fiscal year end to March 31, effective March 31, 1996. Subsequently, effective April 1, 1998, White Cap changed its fiscal year to a 52 or a 53 week period ending on the Saturday nearest to March 31.

(b) Reflects S Corporation status until February 28, 1997, when White Cap converted to C Corporation status and recorded a tax benefit of approximately $500,000 to establish net deferred tax assets.

(c) Represents total stockholders' equity divided by the number of shares outstanding at the balance sheet date.

(d) For the purpose of determining the ratio of earnings to fixed charges, earnings consist of earnings before income taxes and fixed charges. Fixed charges consist of interest on indebtedness, the amortization of debt issue costs and that portion of operating rental expense representative of the interest factor.

(e) For the purpose of determining the ratio of earnings to fixed charges and preferred stock dividends, earnings consist of earnings before income taxes and fixed charges. Fixed charges consist of interest on indebtedness, the amortization of debt issue costs and that portion of operating rental expense representative of the interest factor. Preferred stock dividends are also included in the pro forma fixed charge amounts. Preferred stock dividends have been "grossed up" to a pre-income tax basis to provide comparability to other components of the ratio.

       PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

    We have provided on the following pages the unaudited pro forma condensed consolidated financial statements of White Cap Industries, Inc., which have been derived by the application of pro forma adjustments to White Cap's historical consolidated financial statements incorporated by reference in this proxy statement. The pro forma condensed consolidated balance sheets give effect to the merger and related transactions, including the merger financing, redemption of certain outstanding shares, settlement of outstanding stock options and payment of estimated fees and costs, as if such transactions had occurred as of March 27, 1999 and June 26, 1999. The pro forma condensed consolidated statements of income for the periods presented give effect to the merger and related transactions as if such transactions were consummated as of April 1, 1998 for the fiscal year ended March 27, 1999 and for the fiscal quarter ended June 26, 1999. The adjustments are described in the accompanying notes. You should not consider the pro forma condensed consolidated financial statements indicative of actual results that would have been achieved had the merger and related transactions been consummated on the date or for the periods indicated and these financial statements do not purport to indicate balance sheet data or results of operations as of or for any future period. You should read this data in conjunction with White Cap's historical financial statements and the notes to such statements incorporated in this proxy statement by reference. See "Incorporation By Reference" on page 62.

    We applied the pro forma adjustments to the respective historical consolidated financial statements to reflect the accounting for the merger as a recapitalization. Accordingly, the historical bases of White Cap's assets and liabilities have not been impacted by the transaction.

                           WHITE CAP INDUSTRIES, INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 26, 1999
                                  (UNAUDITED)

                                                                                                    PRO FORMA
                                                                                    HISTORICAL     ADJUSTMENTS     PRO FORMA
                                                                                    ----------  -----------------  ----------
                                                                                             (AMOUNTS IN THOUSANDS,
                                                                                              EXCEPT PER SHARE DATA
ASSETS:
  Current assets:
    Cash and cash equivalents.....................................................  $    1,174  $        --(a)     $    1,174
    Accounts receivable, net......................................................      49,729           --            49,729
    Inventories...................................................................      49,824           --            49,824
    Prepaid expenses and other....................................................       1,172           --             1,172
    Deferred income taxes.........................................................       2,553        3,757(b)          6,310
                                                                                    ----------                     ----------
                                                                                       104,452                        108,209

    Property and equipment, net...................................................      13,034           --            13,034
    Rental equipment, net.........................................................       6,031           --             6,031
    Intangible and other assets, net..............................................      56,873       11,562(c)         68,435
                                                                                    ----------                     ----------
                                                                                    $  180,390                     $  195,709
                                                                                    ----------                     ----------
                                                                                    ----------                     ----------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT):
  Current liabilities:
    Current portion of long-term debt.............................................  $      703  $     5,361(a)     $    6,064
    Accounts payable..............................................................      32,848           --            32,848
    Accrued liabilities...........................................................       8,709           --             8,709
                                                                                    ----------                     ----------
                                                                                        42,260                         47,621

  Long-term debt, net of current portion..........................................      54,029      (51,400)(a)         2,629
  Senior subordinated notes.......................................................          --      120,000(a)        120,000
  Senior discount debentures......................................................          --       30,000(a)         30,000
  Deferred income taxes...........................................................       2,329           --             2,329
                                                                                    ----------                     ----------
      Total liabilities...........................................................      56,358                        154,958
  Mandatorily redeemable preferred stock..........................................          --       65,000 (a)(d      65,000

  Total stockholders' equity (deficit)............................................      81,772     (153,642)(d)       (71,870)
                                                                                    ----------                     ----------
                                                                                    $  180,390                     $  195,709
                                                                                    ----------                     ----------
                                                                                    ----------                     ----------

Book value (deficit) per common share(e)..........................................  $     7.62                     $   (33.43)
                                                                                    ----------                     ----------
                                                                                    ----------                     ----------

     See Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheets

                           WHITE CAP INDUSTRIES, INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 27, 1999
                                  (UNAUDITED)

                                                                                                    PRO FORMA
                                                                                    HISTORICAL     ADJUSTMENTS     PRO FORMA
                                                                                    ----------  -----------------  ----------
                                                                                             (AMOUNTS IN THOUSANDS,
                                                                                              EXCEPT PER SHARE DATA
ASSETS:
  Current assets:
    Cash and cash equivalents.....................................................  $    1,994  $        --(a)     $    1,994
    Accounts receivable, net......................................................      42,434           --            42,434
    Inventories...................................................................      48,940           --            48,940
    Prepaid expenses and other....................................................       1,200           --             1,200
    Deferred income taxes.........................................................       2,553        3,781(b)          6,334
                                                                                    ----------                     ----------
                                                                                        97,121                        100,902

    Property and equipment, net...................................................      12,806           --            12,806
    Rental equipment, net.........................................................       6,071           --             6,071
    Intangible and other assets, net..............................................      57,194       11,500(c)         68,694
                                                                                    ----------                     ----------
                                                                                    $  173,192                     $  188,473
                                                                                    ----------                     ----------
                                                                                    ----------                     ----------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT):
  Current liabilities:
    Current portion of long-term debt.............................................  $      707  $     4,361(a)     $    5,068
    Accounts payable..............................................................      31,117           --            31,117
    Accrued liabilities...........................................................       7,328           --             7,328
                                                                                    ----------                     ----------
                                                                                        39,152                         43,513

  Long-term debt, net of current portion..........................................      52,965      (50,400)(a)         2,565
  Senior subordinated notes.......................................................          --      120,000)(a)       120,000
  Senior discount debentures......................................................          --       30,000(a)         30,000
  Deferred income taxes...........................................................       2,329           --             2,329
                                                                                    ----------                     ----------
      Total liabilities...........................................................      55,294                        154,894
  Mandatorily redeemable preferred stock..........................................          --       65,000 (a)(d      65,000

  Total stockholders' equity (deficit)............................................      78,746     (153,680)(d)       (74,934)
                                                                                    ----------                     ----------
                                                                                    $  173,192                     $  188,473
                                                                                    ----------                     ----------
                                                                                    ----------                     ----------

Book value (deficit) per common share(e)..........................................  $     7.34                     $   (34.85)
                                                                                    ----------                     ----------
                                                                                    ----------                     ----------

     See Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheets

                              WHITE CAP INDUSTRIES
       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

    The unaudited pro forma financial data has been derived by the application of pro forma adjustments to White Cap's historical financial statements as of the dates noted. The merger has been accounted for as a recapitalization which will have no net impact on the historical bases of White Cap's assets and liabilities.

 (a) Sources and uses of cash are as follows:

                                                                                    MARCH 27,    JUNE 26,
                                                                                       1999        1999
                                                                                    ----------  ----------
SOURCES OF CASH:
Proceeds from new revolving credit facility.......................................  $    4,361  $    5,361
Proceeds from issuance of senior subordinated notes...............................     120,000     120,000
Proceeds from issuance of senior discount debentures..............................      30,000      30,000
Proceeds from issuance of preferred stock--Green Equity Investors III, L.P........      54,633      54,633
Proceeds from issuance of common stock--Green Equity Investors III, L.P...........      29,838      29,838
                                                                                    ----------  ----------
                                                                                    $  238,832  $  239,832
                                                                                    ----------  ----------
                                                                                    ----------  ----------

USES OF CASH:
Redemption of outstanding common shares...........................................  $  160,947  $  160,947
Redemption of outstanding common stock options....................................       8,679       8,679
Redemption of preferred stock and other...........................................       1,306       1,306
Repayment of existing revolving credit facility...................................      50,400      51,400
Payment of fees and expenses......................................................      17,500      17,500
                                                                                    ----------  ----------
                                                                                    $  238,832  $  239,832
                                                                                    ----------  ----------
                                                                                    ----------  ----------

 (b) This adjustment represents the estimated tax benefit received by White Cap on the settlement of stock options and the write-off of certain unamortized debt issuance costs upon repayment of the existing revolving credit facility in connection with the transaction.

 (c) This adjustment represents the portion of the estimated transaction fees and costs attributable to the Revolving Credit Facility, Senior Subordinated Notes and Senior Discount Debentures which will be amortized over the life of the related debt. Such estimated deferred debt issuance costs include estimated fees and costs payable to banks, underwriters, outside professionals and related advisors. This adjustment also reflects the write-off of certain unamortized debt issuance costs related to the existing revolving credit facility to be repaid in connection with the transaction.

 (d) This adjustment represents the net change in equity resulting from the merger as follows:

                                                                                   MARCH 27,    JUNE 26,
                                                                                     1999         1999
                                                                                  -----------  -----------
Redemption of shares of common stock............................................  $  (160,947) $  (160,947)
Rollover of management common shares to preferred shares........................      (10,367)     (10,367)
Issuance of shares of common stock to Green Equity Investors III, L.P...........       29,838       29,838
Estimated transaction fees and costs............................................       (5,107)      (5,107)
Settlement of stock options, net of tax benefit of $3,428.......................       (5,251)      (5,251)
Write-off of unamortized deferred financing costs, net of tax benefit...........         (540)        (502)
Redemption of preferred stock and other.........................................       (1,306)      (1,306)
                                                                                  -----------  -----------
                                                                                  $  (153,680) $  (153,642)
                                                                                  -----------  -----------
                                                                                  -----------  -----------

 (e) Represents total stockholders' equity divided by the number of shares outstanding at the balance sheet date.

                           WHITE CAP INDUSTRIES, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED MARCH 27, 1999
                                  (UNAUDITED)

                                                                                                   PRO FORMA
                                                                                   HISTORICAL     ADJUSTMENTS     PRO FORMA
                                                                                   -----------  ----------------  ----------
                                                                                            (AMOUNTS IN THOUSANDS,
                                                                                        EXCEPT PER SHARE AND RATIO DATA
Net sales........................................................................  $   292,313  $       --        $  292,313
Cost of sales....................................................................      196,411          --           196,411
                                                                                   -----------    --------        ----------
  Gross profit...................................................................       95,902          --            95,902
Selling, general & administrative................................................       75,270       1,000 (a)(b      76,270
                                                                                   -----------    --------        ----------
  Income from operations.........................................................       20,632      (1,000)           19,632
Interest expense, net............................................................        3,835      16,367(c)         20,202
                                                                                   -----------    --------        ----------
  Income (loss) before income taxes..............................................       16,797     (17,367)             (570)
Income tax provision (benefit)...................................................        6,644      (6,877)(d)          (233)
                                                                                   -----------    --------        ----------
  Net income (loss)..............................................................  $    10,153  $  (10,490)       $     (337)
                                                                                   -----------    --------        ----------
                                                                                   -----------    --------        ----------
Basic income (loss) per share:
  Income (loss) per share........................................................  $      0.95                    $    (3.29)(g)
  Basic weighted average shares outstanding(e)...................................       10,656(f)                      2,081

Diluted income (loss) per share:
  Income (loss) per share........................................................  $      0.91                    $    (3.29)(g)
  Diluted weighted average shares outstanding....................................       11,106(f)                      2,081
  Ratio of earnings to fixed charges(h)..........................................         4.08x
                                                                                   -----------
                                                                                   -----------
Deficiency in earnings to cover fixed charges(h).................................                                 $     (570)
                                                                                                                  ----------
                                                                                                                  ----------
Deficiency in earnings to cover fixed charges and preferred dividends(i).........                                 $  (11,314)
                                                                                                                  ----------
                                                                                                                  ----------

  See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income

                           WHITE CAP INDUSTRIES, INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                    FOR THE THREE MONTHS ENDED JUNE 26, 1999

                                  (UNAUDITED)

                                                                                                   PRO FORMA
                                                                                   HISTORICAL     ADJUSTMENTS     PRO FORMA
                                                                                   -----------  ----------------  ----------
                                                                                            (AMOUNTS IN THOUSANDS,
                                                                                       EXCEPT PER SHARE AND RATIO DATA)
Net sales........................................................................  $    80,515  $       --        $   80,515
Cost of sales....................................................................       54,130          --            54,130
                                                                                   -----------    --------        ----------
  Gross profit...................................................................       26,385          --            26,385
Selling, general & administrative................................................       20,405         250 (a)(b      20,655
                                                                                   -----------    --------        ----------
  Income from operations.........................................................        5,980        (250)            5,730
Interest expense, net............................................................        1,019       4,079(c)          5,098
                                                                                   -----------    --------        ----------
  Income before income taxes.....................................................        4,961      (4,329)              632
Income tax provision.............................................................        1,960      (1,710)(d)           250
                                                                                   -----------    --------        ----------
  Net income.....................................................................  $     3,001  $   (2,619)       $      382
                                                                                   -----------    --------        ----------
                                                                                   -----------    --------        ----------
Basic income (loss) per share:
  Income (loss) per share........................................................  $      0.28                    $    (0.58)(g)
  Basic weighted average shares outstanding(e)...................................       10,724(f)                      2,149

Diluted income (loss) per share:
  Income (loss) per share........................................................  $      0.27                    $    (0.58)(g)
  Diluted weighted average shares outstanding....................................       11,193(f)                      2,149
Ratio of earnings to fixed charges(h)............................................         4.29x                         1.11x
                                                                                   -----------                    ----------
                                                                                   -----------                    ----------
Deficiency in earnings to cover fixed charges and preferred dividends(i).........                                 $   (2,054)
                                                                                                                  ----------
                                                                                                                  ----------

  See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income

                           WHITE CAP INDUSTRIES, INC.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENTS OF OPERATIONS

                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

The unaudited pro forma financial data has been derived by the application of pro forma adjustments to White Cap's historical financial statements for the periods noted. The merger has been accounted for as a recapitalization which will have no net impact on the historical bases of White Cap's assets and liabilities.

(a) This adjustment represents an annual management fee to be paid to Leonard Green & Partners, L.P., an affiliate of Green Equity Investors III, L.P.

(b) Upon completion of the transaction, all stock options outstanding will be cancelled and converted to the right to receive a cash payment equal to the excess of $16.50 over the exercise price per share. This payment of approximately $8.7 million will be reflected as an expense to White Cap in the period the merger is effected and has not been included in the pro forma adjustment to the statements of operations. The tax benefit for this charge is expected to be approximately $3.4 million, resulting in a net charge to earnings of approximately $5.3 million.

   The pro forma net loss also excludes an extraordinary loss of $540 (net of income tax benefit of $291) for the write-off of deferred financing costs related to an existing credit facility that will be repaid upon completion of the transaction.

(c) The pro forma adjustment to interest expense for the periods presented reflects a reduction for interest expense related to debt repaid; interest expense, unused facility fee and administrative fees on the revolving credit facility; interest expense on the senior subordinated notes; interest expense on the senior discount debentures; and amortization of deferred debt issuance costs.

   The interest above is based upon a weighted average rate of 11.2% for the year ended March 31, 1999 and for the three months ended June 26, 1999.

   The deferred debt issuance costs reflect direct estimated costs associated with obtaining the debt financing. These amounts are being amortized on a straight-line basis over the estimated lives of 5, 10 and 11 years for the revolving credit facility, senior subordinated notes and the senior discount debentures, respectively.

   Because the majority of the debt to be issued will bear fixed interest rates, the impact of a change in the respective interest rates would not materially impact the pro forma interest expense, pro forma net income (loss) or pro forma net income (loss) per share.

(d) This adjustment represents the tax effect of the pro forma adjustment using an effective tax rate of 39.6% for the year ended March 27, 1999 and 39.5% for the three months ended June 26, 1999.

(e) The change in the number of basic shares used in computing earnings per share is as follows:

                                                                                            THREE MONTHS
                                                                              YEAR ENDED        ENDED
                                                                            MARCH 27, 1999  JUNE 26, 1999
                                                                            --------------  -------------
Historical shares outstanding prior to transaction........................        10,656         10,724
Issuance of new shares to Green...........................................         1,808          1,808
Reduction in shares in connection with transaction........................       (10,383)       (10,383)
                                                                                 -------    -------------
Pro forma shares outstanding after the transaction........................         2,081          2,149
                                                                                 -------    -------------
                                                                                 -------    -------------

                           WHITE CAP INDUSTRIES, INC.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                      STATEMENTS OF OPERATIONS (CONTINUED)

                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

(f) The number of shares used in computing historical earnings per share is as follows:

                                                                                              HISTORICAL
                                                                              HISTORICAL     THREE MONTHS
                                                                              YEAR ENDED         ENDED
                                                                            MARCH 27, 1999   JUNE 26, 1999
                                                                            ---------------  -------------
Basic shares outstanding..................................................        10,656          10,724
Options...................................................................           450             469
                                                                                  ------          ------
Diluted shares outstanding................................................        11,106          11,193
                                                                                  ------          ------
                                                                                  ------          ------

(g) The net (loss) income available to common shareholders on a pro forma basis is determined as follows:

                                                                                               PRO FORMA
                                                                               PRO FORMA     THREE MONTHS
                                                                              YEAR ENDED         ENDED
                                                                            MARCH 27, 1999   JUNE 26, 1999
                                                                            ---------------  -------------
Net (loss) income.........................................................          (337)            382
Preferred stock dividends.................................................        (6,500)         (1,625)
                                                                                  ------          ------
Loss available to common shareholders.....................................        (6,837)         (1,243)
                                                                                  ------          ------
                                                                                  ------          ------

(h) For the purpose of determining the ratio of earnings to fixed charges, earnings consist of earnings before income taxes and fixed charges. Fixed charges consist of interest on indebtedness, the amortization of debt issue costs and that portion of operating rental expense representative of the interest factor. The deficiency amount represents the amount of additional earnings necessary for a ratio of 1.00x.

(i) For the purpose of determining the ratio of earnings to fixed charges and preferred stock dividends, earnings consist of earnings before income taxes and fixed charges. Fixed charges consist of interest on indebtedness, the amortization of debt issue costs and that portion of operating rental expense representative of the interest factor. Preferred stock dividends are also included in the pro forma fixed charge amounts. Preferred stock dividends have been "grossed up" to a pre-income tax basis to provide comparability to other components of the ratio. The deficiency amount represents the amount of additional earnings necessary for a ratio of 1.00x.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

    We make forward-looking statements in this document that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our financial condition, operations, plans, objectives and performance. Information included in oral statements or other written statements made or to be made by us also contains statements that are forward-looking, such as statements relating to plans for future activities. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, these results may differ from those expressed in any forward-looking statements made by or on behalf of White Cap. These risks and uncertainties include, but are not limited to, those relating to domestic economic conditions, activities of competitors, changes in federal or state tax laws and of the administration of such laws and the general condition of the economy and its effect on the securities market.

GENERAL

    We generate our revenues by providing a wide variety of specialty tools and construction materials to professional contractors. We are executing an aggressive acquisition strategy by acquiring companies in related lines of business. These acquisitions may change our products, product mix and operating margins. While our management strategy, operating efficiencies and economies of scale may present opportunities to reduce costs, such benefits may be partially or completely offset by the cost of integration such as transitional, management and administrative costs. As a result, historical operating figures may not be indicative of future performance. In connection with our rapid expansion, we expect to focus significant attention and resources on technological investments that will increase productivity.

    Our aggressive strategy has involved, and is expected to continue to involve, the acquisition of companies in related lines of business. Acquisitions may involve a number of special risks that could have a harmful effect on our operations and financial performance, including adverse short-term effects on our reported operating results; diversion of management's attention; difficulties with the retention, hiring and training of key personnel; risks associated with unanticipated problems or legal liabilities; and amortization of acquired intangible assets.

    Our business is subject to seasonal fluctuations. Our historical revenues and profitability have been highest in the second fiscal quarter and lower in the fourth quarter of its fiscal year. As our mix of businesses evolves through future acquisitions, those seasonal fluctuations may change. In addition, the timing and magnitude of costs related to such acquisitions, variations in the prices we paid for the products we sell, the mix of products sold, weather and general economic conditions may effect the quarterly results. Therefore, results for any quarter do not necessarily indicate the results that we may achieve for any subsequent fiscal quarter or for a full fiscal year.

    This discussion and analysis of our results of operations and financial condition should be read in conjunction with our consolidated financial statements and the notes thereto.

RESULTS OF OPERATIONS

                  THREE MONTHS ENDED JUNE 26, 1999 COMPARED TO
                        THREE MONTHS ENDED JUNE 27, 1998

    NET SALES. Net sales for the three months ended June 26, 1999, or the first quarter of 1999, increased $11.9 million, or 17%, to $80.5 million compared to $68.6 million for the three months ended June 27, 1998 ("first quarter 1998"). The growth in net sales compared to the prior year resulted from a 9% increase in same store sales, the expansion of product lines, the opening of two new stores, and the acquisitions of Watts, Nyco, and Sun City.

    GROSS PROFIT. Gross profit for the first quarter 1999 increased $4.3 million, or 20%, to $26.4 million compared to $22.1 million for the first quarter 1998. The increase in gross profit resulted from increased net sales and higher gross profit margins. The gross profit margin for the first quarter of 1999 was 32.8% compared to 32.2% for the first quarter of 1998. The higher gross profit margin over the prior year resulted primarily from a change in product mix and early payment discounts, partially offset by a decrease in rental business.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. These expenses increased $3.5 million or 21%, to $20.4 million for the first quarter 1999 compared to $16.9 million for the first quarter 1998. As a percent of sales, selling, general and administrative expenses were 25.3% for the first quarter 1999 and 24.6% for the first quarter of 1998.

    Selling expenses increased $2.9 million, or 21%, to $16.6 million for the first quarter 1999 from $13.7 million for the first quarter 1998. The following factors contributed to this increase: the opening of two new branches, the expansion of one branch, the remodeling of two branches, increased commissions to the outside sales force due to the sales growth, and increased costs of customer service, principally the addition of transportation, communication, and branch personnel costs. Selling expenses as a percent of net sales for the first quarter 1999 were 20.6% compared to 20.0% for the first quarter 1998.

    General and administrative expenses increased $0.7 million, or 21%, to $3.8 million for the first quarter 1999 from $3.2 million for the first quarter 1998. The increase in general and administrative expenses resulted primarily from increased labor and administration costs to process and support the increased sales volume. General and administrative expenses as a percentage of net sales for the first quarter 1999 were 4.7%, as compared to 4.6% for the first quarter 1998. Exclusive of the effects of goodwill and covenant not to compete, amortization of $0.5 million in the first quarter 1999 and $0.4 million in the first quarter 1998, general and administrative expenses increased 22%.

    INCOME FROM OPERATIONS. Income from operations for the first quarter 1999 increased $0.8 million, or 15%, to $6.0 million compared to $5.2 million for the first quarter 1998. The increase in operating income for the first quarter 1999 compared to the first quarter 1998 primarily resulted from the increase in sales and gross profit margin as a percent of sales, offset, in part, by the increase in selling expenses as a percent of sales.

    INTEREST EXPENSE, NET. Interest expense, net of interest income, increased $0.1 million, or 16%, to $1.0 million in the first quarter 1999 from $0.9 million in the first quarter 1998. The increase in interest expense resulted primarily from increased borrowing to obtain early payment discounts from vendors.

    NET INCOME. Net income for the first quarter 1999 was $3.0 million compared to net income of $2.6 million for the first quarter 1998. This increase reflects the cumulative effects of the increase in gross profit offset, in part, by the increase in selling, general and administrative expenses, interest, and income taxes.

                  FISCAL YEAR ENDED MARCH 27, 1999 COMPARED TO
                      THE FISCAL YEAR ENDED MARCH 31, 1998

    NET SALES. Net sales for the fiscal year ended March 27, 1999 increased $105.6 million, or approximately 57%, to $292.3 million compared to $186.7 million for the fiscal year ended March 31, 1998. The growth in net sales compared to the prior year resulted primarily from a 13% increase in same store sales, the expansion of product lines and the acquisition of Stop Supply, Viking Distributing, Burke Concrete, JEF Supply, Sierra Supply, CCS Supply, Watts, Nyco, and Sun City.

    GROSS PROFIT. Gross profit for the fiscal year ended March 27, 1999 increased $35.9 million, or approximately 60%, to $95.9 million compared to $60.0 million for the fiscal year ended March 31, 1998. The increase in gross profit resulted from increased net sales and higher gross profit margins. The gross profit margin was 32.8% for the fiscal year ended March 27, 1999 compared to 32.1% for the fiscal year ended March 31, 1998. The higher gross margin compared to the prior year resulted primarily from a change in product mix, an increase in rental business obtained through acquisitions, early payment discounts, and improved purchasing and rebate programs negotiated with vendors.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses for the fiscal year ended March 27, 1999 increased $26.0 million, or approximately 53%, to $75.3 million compared to $49.3 million for the fiscal year ended March 31, 1998. As a percent of sales, these expenses decreased to 25.8% for the fiscal year ended March 27, 1999 compared to 26.4% for the fiscal year ended March 31, 1998.

    Selling expenses increased $23.2 million, or approximately 60%, to $61.8 million for the fiscal year ended March 27, 1999 from $38.6 million for the fiscal year ended March 31, 1998. The increase resulted from the opening of three new branches, the expansion of five branches, the remodeling of seven branches, increased advertising, increased travel and transportation costs associated with geographic expansion, increased commissions to the outside sales force due to sales growth, and increased costs of customer service, principally the addition of branch personnel. Selling expenses as a percent of net sales for the fiscal year ended March 27, 1999 were 21.1% compared to 20.7% for the fiscal year ended March 31, 1998.

    General and administrative expenses increased $2.8 million, or approximately 26%, to $13.5 million for the fiscal year ended March 27, 1999 from $10.7 million for the fiscal year ended March 31, 1998. General and administrative expenses as a percent of net sales for the fiscal year ended March 27, 1999 were 4.6% compared to 5.7% for the fiscal year ended March 31, 1998. Net of the effect of goodwill and covenant not to compete charges, general and administrative expenses as a percent of net sales for the fiscal year ended March 27, 1999 were 4.0%, compared to 5.2% for the fiscal year ended March 31, 1998. The decrease in general and administrative expenses as a percent of net sales resulted primarily from the increase in net sales and the elimination of duplicate costs from acquired businesses.

    INCOME FROM OPERATIONS. Income from operations for the fiscal year ended March 27, 1999 increased $11.3 million, or approximately 122%, to $20.6 million compared to $9.3 million for the fiscal year ended March 31, 1998. The operating margin was 7.1% for the fiscal year ended March 27, 1999 compared to 5.0% for the fiscal year ended March 31, 1998.

    Income from operations for the fiscal year ended March 31, 1998 included $1.4 million of non-recurring charges related to a $1.0 million one-time guaranteed bonus and approximately $0.4 million of severance and contract termination payments. Excluding the non-recurring charges, operating income was $10.7 million or 5.7% as a percent of net sales for the fiscal year ended March 31, 1998. The increase in operating margin for the fiscal year ended March 27, 1999 compared to the fiscal year ended March 31, 1998, exclusive of the non-recurring charges, resulted primarily from the reduction in selling, general and administrative expenses as a percent of net sales and the increase in gross margin.

    INTEREST EXPENSE, NET. Interest expense, net of interest income, decreased $0.7 million, or approximately 15%, to $3.8 million for the fiscal year ended March 27, 1999 from $4.5 million for the fiscal year ended March 31, 1998. This decrease resulted from a reduction of outstanding debt as a result of White Cap's initial public offering which is partially offset by increased borrowings to fund acquisitions and early payment discounts from vendors. Additionally, White Cap entered into a new credit facility in October 1997 which substantially reduced White Cap's interest rate.

    NET INCOME. Net income increased $13.3 million, to $10.2 million for the fiscal year ended March 27, 1999 compared to a net loss of $3.2 million for the fiscal year ended March 31, 1998. The increase resulted primarily from extraordinary and non-recurring charges totaling $7.4 million for the fiscal year ended March 31, 1998 as well as the cumulative effects of the increase in gross profit and the decrease in interest expense partially offset by increased selling, general and administrative expenses.

                  FISCAL YEAR ENDED MARCH 31, 1998 COMPARED TO
                      THE FISCAL YEAR ENDED MARCH 31, 1997

    NET SALES. Net sales for the fiscal year ended March 31, 1998 increased $84.9 million, or approximately 83%, to $186.7 million compared to $101.8 million for the fiscal year ended March 31, 1997. The growth in net sales for the fiscal year ended March 31, 1998 was the result of a 18.2% increase in same store sales, the expansion of product lines and the acquisition of A-Y Supply, Stop Supply, Viking Distributing, Burke Concrete Accessories, and JEF Supply.

    GROSS PROFIT. Gross profit for the fiscal year ended March 31, 1998 increased $28.0 million, or approximately 88%, to $60.0 million compared to $32.0 million for the fiscal year ended March 31, 1997. The increase in gross profit resulted from increased net sales and higher gross profit margins. The gross margin was 32.1% for the fiscal year ended March 31, 1998 compared to 31.4% for the fiscal year ended March 31, 1997. This margin improvement resulted from the increase in rental business obtained through acquisitions and improved purchasing and rebate programs negotiated with vendors.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses for the fiscal year ended March 31, 1998 increased $21.9 million, or approximately 80%, to $49.3 million compared to $27.4 million for the fiscal year ended March 31, 1997. Net of the effect of goodwill and covenant not to compete charges, these expenses increased 77.3%. As a percent of sales, these expenses decreased to 26.4% for the fiscal year ended March 31, 1998 versus 26.9% for the fiscal year ended March 31, 1997.

    Selling expenses increased $17.7 million, or approximately 85%, to $38.6 million in the fiscal year ended March 31, 1998 from $20.9 million for the fiscal year ended March 31, 1997. The increase resulted from increased advertising and commissions to the outside sales force to support the sales growth, increased costs of customer service, principally the addition of branch personnel and training costs related to branch computer system conversions. Selling expenses as a percent of net sales for the fiscal year ended March 31, 1998 was 20.7%, as compared to 20.5% for the fiscal year ended March 31, 1997.

    General and administrative expenses increased $4.3 million, or approximately 67%, to $10.7 million for the fiscal year ended March 31, 1998 from $6.4 million for the fiscal year ended March 31, 1997. Net of the effect of goodwill and covenant not to compete charges, general and administrative expenses increased 53.7%. General and administrative expenses as a percentage of net sales for the fiscal year ended March 31, 1998 was 5.7%, as compared to 6.3% for the fiscal year ended March 31, 1997. The decrease in general and administrative expenses as a percentage of sales resulted primarily from the increase in sales and the elimination of duplicative overhead costs from acquired businesses.

    NON-RECURRING CHARGES. White Cap recorded $1.4 million of non-recurring charges during the fiscal year ended March 31, 1998. These charges included a $1.0 million one-time guaranteed bonus and approximately $0.4 million of severance and contract termination payments.

    INCOME FROM OPERATIONS. Exclusive of the above non-recurring charges, income from operations for the fiscal year ended March 31, 1998 increased $6.0 million, or approximately 128%, to $10.7 million compared to $4.7 million for the fiscal year ended March 31, 1997. The operating margin, derived by dividing operating income by net sales, was 5.7% for the fiscal year ended March 31, 1998 compared to 4.6% for the fiscal year ended March 31, 1997. The increase in operating margin for the fiscal year ended March 31, 1998 compared to the fiscal year ended March 31, 1997 resulted primarily from the reduction in selling, general and administrative expense as a percentage of sales and the increase in gross profit margins.

    INTEREST EXPENSE, NET. Interest expense, net of interest income, increased $2.2 million, or approximately 96%, to $4.5 million in the fiscal year ended March 31, 1998 from $2.3 million for the fiscal year ended March 31, 1997. This increase resulted primarily from the debt associated with the recently acquired businesses.

    EXTRAORDINARY ITEM. In connection with our initial public offering, we paid off most of our outstanding debt. The payoff of debt resulted in prepayment penalties of approximately $7.9 million, the write-off of deferred loan fees of approximately $1.6 million and the incurrence of imputed interest charges of approximately $0.3 million, net of a tax benefit of approximately $3.8 million.

    NET INCOME (LOSS). Net income decreased $6.0 million, to a net loss of $3.2 million for the fiscal year ended March 31, 1998 compared to net income of $2.8 million for the fiscal year ended March 31, 1997. The decrease in net income resulted primarily from one-time charges of $6.0 million associated with the White Cap's prepayment of debt, including a tax benefit of approximately $3.8 million. In February of 1997, White Cap converted from an S Corporation to a C Corporation for both federal and state purposes. At March 31, 1998, White Cap had approximately $3.0 million in net operating loss carry forwards available to offset future taxable income.

QUARTERLY RESULTS OF OPERATIONS; SEASONALITY

    The following table sets forth certain unaudited quarterly consolidated financial data for each of the eight consecutive quarters beginning July 1, 1997. This information was derived from unaudited consolidated financial statements that include, in our opinion, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation when read in conjunction with our consolidated financial statements and the notes to the statements included elsewhere in this proxy statement. In the contractor supply industry, seasonality generally affects quarterly sales performance. Historically, our quarterly sales in the fourth fiscal quarter (January through March) are lowest and quarterly sales in the second fiscal quarter (July through September) are highest. This variance results primarily from uncontrollable weather conditions and a somewhat predictable annual construction cycle. We manage the impact of seasonality trends by focusing on such critical issues as staffing requirements and trends in inventory turns.

                                                             THREE MONTHS ENDED
                           --------------------------------------------------------------------------------------
                           SEPT. 30,  DEC. 31,    MAR. 31   JUNE 27,   SEPT. 26,   DEC. 26   MAR. 27,   JUNE 26,
                             1997      1997(B)    1998(C)    1998(D)     1998      1998(E)     1999       1999
                           ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                               (IN THOUSANDS)
Net Sales................  $  48,695  $  50,303  $  50,418  $  68,637  $  79,401  $  73,813  $  70,462     80,515
Gross Profit.............     15,536     16,624     16,344     22,074     25,926     24,810     23,092     26,385
Income from operations...      3,806      1,773      1,659      5,192      6,595      5,109      3,733      5,980
Net income (loss)........      1,152     (5,462)       741      2,604      3,401      2,509      1,639      3,001
Diluted earnings per
  share..................       0.17      (0.56)      0.07       0.23       0.31       0.23       0.14       0.27

------------------------

(a) Includes the result of operations for Burke Concrete, which was acquired effective November 1, 1997.

(b) Includes the result of operations for JEF Supply, which was acquired effective February 1, 1998.

(c) Includes the result of operations for Sierra Supply and CCS Supply, effective April 1, 1998, and Watts and Nyco, effective May 1, 1998.

(d) Includes the result of operations for Sun City, which was acquired effective December 14, 1998.

LIQUIDITY AND CAPITAL RESOURCES

    LIQUIDITY AND CAPITAL RESOURCES. At June 26, 1999, we had cash in the amount of $1.2 million and working capital of $62.2 million. Our capitalization, defined as the sum of long-term debt and stockholders' equity, at June 26, 1999, was approximately $135.8 million.

    Our sales growth, acquisitions, facilities and product line expansion have created our primary capital needs. Cash from operations and bank borrowings under our revolving and term credit facility have been our primary sources of financing. In prior years, in addition to the above sources, we accessed financing through senior and subordinated debt, the sale of preferred equity, and proceeds from the initial public offering.

    We expect our current cash on hand, cash flow from operations and additional financing available under the credit facility to be sufficient to meet our liquidity requirements for our operations through the remainder of the fiscal year ended March 25, 2000. However, we intend to continue our current pursuit of additional acquisitions, which we expect to fund through a combination of cash and common stock. We cannot be sure that we will not need additional sources of financing during the next twelve months or thereafter to fund our acquisition program. Accordingly, we continuously evaluate our financing capabilities based on changing market conditions and opportunities.

    Our business is subject to seasonal fluctuations. Our historical revenues and profitability have been lower in the last two quarters of its fiscal year. As our mix of businesses evolves through future acquisitions, those seasonal fluctuations may change. In addition, quarterly results also may be materially affected by the timing of acquisitions, the timing and magnitude of costs related to such acquisitions, variations in the prices paid by us for the products it sells, the mix of products we sell, and general or regional economic conditions. Therefore, results for any quarter do not necessarily predict the results that we may achieve for any subsequent fiscal quarter or for a full fiscal year.

YEAR 2000

    Many existing computer programs use only two digits to identify a year in the date field. As the century date change occurs, these programs may recognize the year 2000 as 1900, or not at all. If not corrected, computer systems and applications could fail or create erroneous results by or at the year 2000.

    We have developed plans to address possible exposures to us related to the impact of the year 2000 issue on each of its internal systems and those of third parties. We expect to implement these plans primarily with the use of internal personnel.

    Our internal systems consist of central operating and accounting systems, which handle the majority of our business transactions, and other remote operating systems, which have resulted from our acquisition program. Plans to address the year 2000 issue with respect to our internal systems include an assessment phase, a remediation phase and a testing phase.

    We have completed an assessment of our central operating and accounting systems. This assessment resulted in the identification of certain modifications which were necessary to bring these systems into year 2000 compliance. We made these modifications, and they are in the final testing phase. Final testing, along with any further remediation efforts necessary to ensure year 2000 compliance, is scheduled for completion in fiscal 1999. Based on the results of initial testing, with respect to these two systems, we do not expect the year 2000 issue to materially impact the operations or operating results of our central operating and accounting system.

    An assessment of our two remote operating systems in place as of March 27, 1999 is also complete. One of these systems is not year 2000 compliant. However, we expect to convert this system to our central operating and accounting systems. The remediation and testing phases for this remote operating system is expected to be completed by September 30, 1999.

    Management estimates total pretax costs relating to the year 2000 issue to be approximately $300,000. Approximately 75% of these costs were incurred through June 26, 1999 and the remaining costs are expected to be incurred through March 2000. The estimate of $300,000 excludes costs of converting remote operating systems to our central operating and accounting systems, because such costs are not expected to be material or the conversion is scheduled to be performed as part of our normal integration activities.

    We believe our planning efforts are adequate to address the year 2000 issue and that our greatest risks in this area are primarily those that we cannot directly control, including the readiness of our major suppliers, customers and service providers. If any of these entities fails to timely remediate their year 2000 issues, there could be disruptions in our supply of materials, our customers' ability to conduct business and interruptions to our daily operations. Management believes that our exposure to third party risk may be minimized to some extent because we do not rely significantly on any one supplier or customer. We cannot guarantee, however, that the systems of other third parties on which our systems and operations rely will be corrected on a timely basis and will not have a harmful effect on us.

    Over the past year, we have been contacting our major suppliers, customers and service providers regarding their year 2000 issues. However, we do not currently have adequate information to assess the risk of these entities not being able to provide goods and services to us. Because we believe this area is among our greatest risks, as information is received and evaluated, we intend to develop contingency plans as we deem necessary to safeguard our ongoing operations. These plans may include identifying alternate suppliers or service providers, stockpiling certain inventories if alternative suppliers are not available, evaluating the impact and credit worthiness of non-compliant customers and adding lending capacity if we deem this necessary to finance higher levels of inventory or working capital on an interim basis.

RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," effective for all fiscal quarters of fiscal years beginning after June 15, 2000. SFAS No. 133 requires all derivatives to be carried on the balance sheet at fair value. Changes in the fair value of derivatives must be recognized in White Cap's Consolidated Statements of Operations when they occur. However, there is an exception for derivatives that qualify as hedges as defined by SFAS No. 133. If a derivative qualifies as a hedge, a company can elect to use "hedge accounting" to eliminate or reduce the income statement volatility that would arise from reporting changes in a derivative's fair value. Adoption of SFAS No. 133 is not expected to materially impact our reported financial results.

    In March 1998, the American Institute of Certified Public Accounts issued STATEMENT OF POSITION 98-1, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE DEVELOPED FOR OR OBTAINED FOR INTERNAL USE. SOP No. 98-1 is effective for companies beginning on January 1, 1999. SOP No. 98-1 requires the capitalization of certain costs and the expensing of certain costs incurred after the date of adoption in connection with developing or obtaining software. The adoption of this statement at the beginning of the fiscal year should not have a material effect on White Cap's future earnings and financial position.

    In April 1998, the American Institute of Certified Public Accounts issued STATEMENT OF POSITION 98-5, REPORTING ON THE COSTS OF START-UP ACTIVITIES. SOP No. 98-5." SOP No. 98-5 is effective for fiscal years ended after December 15, 1998. SOP No. 98-5 requires costs of start-up activities and organization costs to be expensed as incurred. Non-capital expenditures incurred in connection with opening new branches are expensed as incurred under White Cap's current policy which conforms with SOP No. 98-5.

IMPACT OF INFLATION AND CHANGING PRICES

    Although we cannot accurately determine the precise effect of inflation on our operations, we do not believe inflation has had a material effect on sales or results of operations.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

    We are exposed to market risks related to fluctuations in interest rates on long-term and short-term debt. Currently, we do not utilize interest rate swaps, forward or option contracts on foreign currencies or commodities, or other types of derivative financial instruments. The purpose of the following analysis is to provide a framework to understand our sensitivity to hypothetical changes in interest rates as of June 26, 1999. You should be aware that many of the statements contained in this section are forward-looking and should be read in conjunction with our disclosures under the heading "Forward-Looking Statements."

    We utilize debt financing primarily for the purpose of strategic acquisitions. Historically, we have borrowed under our revolving credit and term debt facilities to fund these acquisitions. Borrowings under these facilities are at variable rates.

    We also have fixed rate debt in the form of capitalized leases. For fixed rate debt, changes in interest rates generally affect the fair market value of the debt, but not earnings or cash flows. Conversely, for variable rate debt, changes in interest rates generally do not influence the fair market value of the debt, but do affect future earnings and cash flows. Holding the variable rate debt balance constant, each one percentage point increase in interest rates occurring on the first day of the year would result in an increase in interest expense for the coming year of approximately $514,000.

    The table below details the principal amount and the average interest rates for debt for each category based upon the expected maturity dates. The carrying value of the variable rate senior loan and security agreement approximates fair value due to the frequency of repricing of this debt. Fixed rate debt consists of capital leases with interest rates that approximate current market rates with similar terms and maturities, and as a result, their carrying amounts approximate fair value.

                                                               EXPECTED MATURITY DATE
                                        --------------------------------------------------------------------               FAIR
                                          2000       2001       2002       2003       2004      THEREAFTER      TOTAL      VALUE
                                        ---------  ---------  ---------  ---------  ---------  -------------  ---------  ---------
                                                                              (IN THOUSANDS)
Fixed rate notes payable..............  $     703  $     624  $     400  $     418  $     451    $     736    $   3,332  $   3,332
Average interest rate.................       8.05%      7.38%      8.35%      8.25%      8.25%        8.25%
Variable rate senior loan and security
  agreement (1).......................         --         --         --     51,400         --           --       51,400     51,400

------------------------

(1) The average interest rate for the variable rate senior loan and security agreement is based on LIBOR contracts purchased as of June 26, 1999, which ranged in interest rates from 5.9% to 8.5%.

    We do not believe that the future market rate risks related to the above securities will have a materially adverse impact on our financial position, results of operations or liquidity.

                          FORWARD LOOKING INFORMATION

    We do not, as a matter of course, make public forecasts or projections as to future financial results. However, in connection with the possible sale of the company, our management prepared and provided to LGP, the independent directors, DLJ, BancBoston Robertson Stephens and various financing sources projections for fiscal years 2000 through 2005. See "The Merger--Financing."

    We did not prepare these projections with a view to public disclosure or compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections. Our independent accountants, Arthur Andersen LLP, have not performed any procedures with respect to the projections and assume no responsibility for them. Neither White Cap, White Cap's board nor any of White Cap's or the board's advisors, agents or representatives assumes any responsibility for the accuracy of any of these projections and each believes that, because projections of this type are based on a number of significant uncertainties and contingencies, all of which are difficult to predict and most of which will be beyond our control, it cannot assure you that any of these projections will be realized. Nevertheless, we have no reason to doubt the reasonableness of the assumptions underlying these projections.

    We have presented below two sets of projections. Both sets of projections are based upon a variety of assumptions, including our ability to achieve strategic goals, objectives and targets over the applicable period. These assumptions involve judgments with respect to future economic, competitive and regulatory conditions, financial market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control.

    The first set of projections incorporates the assumptions described above and assume that we do not acquire any new businesses over the six year period from 2000 to 2005. The second set of projections incorporates the assumptions described above and also assumes that we pursue an aggressive acquisition strategy over the six year period.

                     UNAUDITED PROJECTED INCOME STATEMENTS
                    (IN MILLIONS, ASSUMING NO ACQUISITIONS)

                                                                             FISCAL YEAR ENDED MARCH
                                                           2000       2001       2002       2003       2004       2005
Net sales..............................................  $   325.8  $   363.2  $   411.9  $   472.3  $   546.4  $   633.8
Gross profit...........................................      107.8      120.0      135.6      155.0      178.9      207.5
Income from operations.................................       25.7       29.4       34.2       41.0       50.6       62.4
EBITDA(1)..............................................       30.6       34.2       39.3       46.3       56.2       68.9

                     UNAUDITED PROJECTED INCOME STATEMENTS
                      (IN MILLIONS, ASSUMING ACQUISITIONS)

                                                                             FISCAL YEAR ENDED MARCH
                                                           2000       2001       2002       2003       2004       2005
Net sales..............................................  $   350.8  $   443.2  $   552.4  $   679.4  $   826.7  $   992.0
Gross profit...........................................      116.6      148.0      184.8      227.5      277.0      332.4
Income from operations.................................       28.5       38.3       50.2       64.9       83.6      105.2
EBITDA(1)..............................................       33.9       44.9       58.0       74.1       94.0      117.8

------------------------

(1) EBITDA means earnings before interest, taxes, depreciation and amortization.

            PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

    The following table sets forth certain information with respect to beneficial ownership of White Cap's common stock as of August 13, 1999, by (i) each person (or group of affiliated persons) who is known by White Cap to own beneficially more than 5% of White Cap's common stock, (ii) each of White Cap's directors and executive officers, and (iii) all directors and named executive officers as a group.

                                                               NUMBER OF         PERCENTAGE OF
                                                               SHARES OF           SHARES OF
                                                                 COMMON          COMMON STOCK
NAME                                                             STOCK        BENEFICIALLY OWNED
-----------------------------------------------------------  --------------  ---------------------
Greg Grosch................................................     2,701,689(a)            25.2%
Dan Tsujioka...............................................       195,655(b)             1.8
Chris Lane.................................................       159,760(c)             1.5
Richard Gagnon.............................................       176,000(d)             1.6
Jack Karg..................................................        16,377(e)               *
Brian Etter................................................        11,374(f)               *
Mark M. King...............................................       938,994(g)             8.7
James A. Johnson...........................................       556,351(h)             5.2
Charles A. Hamilton........................................       193,509(i)             1.8
Donald M. Koll.............................................         1,000(j)           *
Douglas C. Jacobs..........................................         1,000(j)           *
Apex Investment Fund III, L.P. and
  affiliate................................................       556,351(h)             5.2
KRG Capital Partners, LLC..................................       938,994(g)             8.7
Green Equity Investors III, L.P............................     4,879,772(k)            45.5
All executive officers and
  Directors as a Group (11 Persons)........................       4,951,609             45.9

------------------------

*   Indicates less than 1%.

(a) Includes 269,967 shares held by trusts for the benefit of Mr. Grosch's children and 2,000 shares subject to options owned by Mr. Grosch that are currently exercisable or that will become exercisable within 60 days. Mr. Grosch's business address is 3120 Airway Avenue, Costa Mesa, CA 92626.

(b) Includes 8,874 shares held by trusts for the benefit of Mr. Tsujioka's children and 24,812 shares subject to options owned by Mr. Tsujioka that are currently exercisable or that will become exercisable within 60 days. Mr. Tsujioka's business address is 3120 Airway Avenue, Costa Mesa, CA 92626.

(c) Includes 21,750 shares held by Mr. Lane's wife and 2,000 shares subject to options owned by Mr. Lane that are currently exercisable or that will become exercisable within 60 days. Mr. Lane's business address is 3120 Airway Avenue, Costa Mesa, CA 92626.

(d) Includes 2,000 shares subject to options owned by Mr. Gagnon that are currently exercisable or that will become exercisable within 60 days. All of the shares held by Mr. Gagnon were purchased from Mr. Grosch effective February 25, 1997 but 69,600 of such shares remain subject to repurchase by Mr. Grosch in the event Mr. Gagnon leaves the Company prior to February 25, 2001. 34,800 shares vest each year on February 25 and vested shares are no longer subject to the repurchase right of Mr. Grosch. Mr. Gagnon's business address is 3120 Airway Avenue, Costa Mesa, CA 92626.

(e) Includes 16,377 shares subject to options owned by Mr. Karg that are currently exercisable or that will become exercisable within 60 days. Mr. Karg's business address is 3120 Airway Avenue, Costa Mesa, CA 92626.

(f) Includes 10,874 shares subject to options owned by Mr. Etter that are currently exercisable or that will become exercisable within 60 days. Mr. Etter's business address is 3120 Airway Avenue, Costa Mesa, CA 92626.

(g) Includes 1,000 shares subject to options that are currently exercisable or that will become exercisable within 60 days. Includes 937,994 shares held by some members of KRG Capital Investments II, LLC, an investment limited liability company ("KRG II") of which KRG Capital is the manager. The managing directors of KRG Capital are Mark M. King, Bruce L. Rogers and Charles R. Gwirtsman. All the shares held by such members of KRG II are subject to a voting agreement providing KRG Capital the right to vote all of such shares. Mr. King is a Managing Director and the founder of KRG Capital and as a result may be deemed to share beneficial ownership of all such shares covered by the voting agreement. Mr. King disclaims beneficial ownership of all shares covered by the voting agreement, other than 283,223 shares held directly by Mr. King, his wife, and a trust formed for the benefit of their children. KRG Capital is located at 1515 Arapahoe Street, Tower 1, Suite 1500, Denver, CO 80202. Mr. King's business address is 3120 Airway Avenue, Costa Mesa, CA 92626.

(h) Includes 515,778 shares held by Apex Investment Fund III, L.P. and 39,573 shares held by Apex Strategic Partners LLC. Mr. Johnson is the President of Stellar Investment Co., a managing member of Apex Management III, LLC, which is the sole general partner of Apex Investment Fund III, L.P. and the Manager of Apex Strategic Partners, LLC. As a result, Mr. Johnson may be deemed to share beneficial ownership of such shares, although he disclaims such beneficial ownership. Includes 1,000 shares subject to options that are currently exercisable or that will become exercisable within 60 days. Apex Management III, LLC is located at 233 South Wacker Drive, Suite 9500, Chicago, IL 60606. Mr. Johnson's business address is 3120 Airway Avenue, Costa Mesa, CA 92626.

(i) Includes 192,509 shares held by Bayview Investors, L.P. Mr. Hamilton was a managing director of BancBoston Robertson Stephens, the general partner of Bayview Investors, Ltd. Also includes 1,000 shares subject to options owned by Mr. Hamilton that are currently exercisable or that will become exercisable within 60 days. Mr. Hamilton's business address is 3120 Airway Avenue, Costa Mesa, CA 92626.

(j) Includes 1,000 shares subject to options that are currently exercisable or that will become exercisable within 60 days.

(k) Includes 4,879,772 shares beneficially held by WC Recapitalization Corp. ("WC"), an affiliate of Green, pursuant to a stockholders voting agreement and irrevocable proxy which provides, among other things, that some stockholders of White Cap holding in the aggregate 45.5% of the outstanding common stock of White Cap agree to vote for the merger. The General Partner of Green is GEI Capital III, LLC ("GEI"). LGP Management, Inc. ("LGPM") is the general partner of Leonard Green & Partners, L.P. ("LGP"), which is an affiliate of GEI and the management company of Green. As a result of their relationship with Green, GEI, LGPM, WC and LGP each may be deemed to have indirect beneficial ownership of the common stock with respect to which Green has beneficial ownership. Each of GEI, LGPM and LGP disclaim beneficial ownership of the common stock. The principal place of business of each of Green, GEI, LGPM, WC and LGP is 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025. Leonard I. Green, Jonathan D. Sokoloff, John G. Danhakl, Gregory J. Annick, Peter J. Nolan and Jonathan A. Seiffer, each may be deemed to control LGP and/or GEI. As such, Messrs. Green, Sokoloff, Danhakl, Annick, Nolan and Seiffer may be deemed to have shared beneficial ownership with respect to the common stock. However, such individuals disclaim beneficial ownership of the common stock.

                       CERTAIN INFORMATION CONCERNING LGP

    The following information has been taken from a report on Schedule 13D received by White Cap from LGP. LGP is an affiliate of Green, a Delaware limited partnership that is the sole stockholder of WC. Green's general partner is GEI Capital III, LLC, a Delaware limited liability company, or GEI. LGP Management, Inc., a Delaware corporation we call LPGM, is the general partner of LGP, which is an affiliate of GEI and the management company of Green. The principal place of business of each of these entities is 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025. Green is an investment partnership. Leonard
I. Green, Jonathan D. Sokoloff, John G. Danhakl, Gregory J. Annick, Peter J. Nolan and Jonathan A. Seiffer, either directly or through one or more intermediaries, may be deemed to control LGP and/or GEI.

                               PROXY SOLICITATION

    We will pay all expenses incurred in connection with solicitation of the enclosed proxy. In addition to solicitation by mail, our officers, directors and regular employees, who will receive no additional compensation for their services, may solicit proxies by mail, telephone, telegraph or personal call. In addition, we have retained American Stock Transfer Corporation to solicit proxies. We have requested brokers and nominees who hold stock in their names to furnish this proxy material to their customers and we will reimburse such brokers and nominees for their related out-of-pocket expenses.

                             STOCKHOLDER PROPOSALS

    If the merger is not completed, we expect to hold our annual meeting of stockholders in October, 1999. If you are a stockholder with a proposal that you want to be presented at the 1999 annual meeting of stockholders, you must have submitted your proposal, by registered or certified mail, to the attention of our Secretary at our principal executive offices by April 28, 1999 in order for us to consider your proposal for inclusion in our proxy statement and form of proxy for the 1999 annual meeting.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The consolidated balance sheets as of March 31, 1998 and March 27, 1999, and the related consolidated statements of income and cash flows for each of the three fiscal years in the period ended March 27, 1999, incorporated by reference in this proxy statement, have been audited by Arthur Andersen LLP, independent public accountants, as stated in their reports appearing in those audited financial statements. A representative of Arthur Andersen LLP will be at the special meeting to answer your questions and will have the opportunity to make a statement if you desire.

                                 OTHER MATTERS

    Management knows of no other business to be presented at the special meeting. If other matters do properly come before the meeting, or any adjournment thereof, it is the intention of the persons named in the proxy to vote on such matters according to their best judgment.

                           INCORPORATION BY REFERENCE

    We filed the following documents with the Securities and Exchange Commission (File No. 0-0022989) pursuant to the Exchange Act and incorporate them by reference:

    1. Our Annual Report on Form 10-K for the fiscal year ended March 27, 1999 (as amended);

    2.  Our Quarterly Report on Form 10-Q for the quarter ended June 26, 1999;
       and

    3.  Our Current Report on Form 8-K filed July 26, 1999.

    All documents we have filed with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the special meeting are incorporated by reference into this proxy statement and shall be deemed a part hereof from the date of filing such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

    THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR PROVIDED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER TO WHOM THIS PROXY STATEMENT IS DELIVERED, ON WRITTEN OR ORAL REQUEST TO THE COMPANY AT 3120 AIRWAY AVENUE, COSTA MESA, CALIFORNIA 92626, ATTN: DAN TSUJIOKA , SECRETARY (TELEPHONE NUMBER (714) 850-0900). SUCH DOCUMENTS WILL BE PROVIDED TO SUCH PERSON BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST. IN ORDER TO ENSURE DELIVERY OF THE DOCUMENTS PRIOR TO THE SPECIAL MEETING, REQUESTS SHOULD BE RECEIVED BY CHRIS LANE, CHIEF FINANCIAL OFFICER.

                                                                      APPENDIX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER
                                 BY AND BETWEEN
                           WHITE CAP INDUSTRIES, INC.
                                      AND
                           WC RECAPITALIZATION CORP.
                                 JULY 21, 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                             PAGE(S)
                                                                                                           -----------
ARTICLE I DEFINITIONS....................................................................................         A-1

        Section 1.1 Certain Definitions..................................................................         A-1
        Section 1.2 Terms Generally......................................................................         A-4

ARTICLE II THE MERGER....................................................................................         A-5

        Section 2.1 The Merger...........................................................................         A-5
        Section 2.2 Conversion (or Retention) of Shares..................................................         A-5
        Section 2.3 Payment of Cash for Other Shares.....................................................         A-6
        Section 2.4 Proxy Materials......................................................................         A-7
        Section 2.5 Exchange of Stock Certificates.......................................................         A-8
        Section 2.6 Dissenting Shares....................................................................         A-8
        Section 2.7 Stock Options........................................................................         A-9

  ARTICLE III THE SURVIVING CORPORATION..................................................................         A-9

        Section 3.1 Certificate of Incorporation.........................................................         A-9
        Section 3.2 Bylaws...............................................................................         A-9
        Section 3.3 Directors and Officers...............................................................         A-9

  ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............................................         A-9

        Section 4.1 Corporate Existence and Power........................................................         A-9
        Section 4.2 Corporate Authorization..............................................................        A-10
        Section 4.3 Governmental Authorization...........................................................        A-10
        Section 4.4 Non-contravention....................................................................        A-10
        Section 4.5 Capitalization.......................................................................        A-10
        Section 4.6 Reports and Financial Statements.....................................................        A-11
        Section 4.7 Disclosure Documents.................................................................        A-11
        Section 4.8 Absence of Certain Changes or Events.................................................        A-12
        Section 4.9 No Undisclosed Material Liabilities..................................................        A-13
        Section 4.10 Litigation..........................................................................        A-13
        Section 4.11 Taxes...............................................................................        A-13
        Section 4.12 ERISA...............................................................................        A-14
        Section 4.13 Labor Matters.......................................................................        A-15
        Section 4.14 Compliance with Laws and Court Orders...............................................        A-16
        Section 4.15 Finders' Fees.......................................................................        A-16
        Section 4.16 Environmental Matters...............................................................        A-16
        Section 4.17 Subsidiaries........................................................................        A-17
        Section 4.18 Year 2000 Program...................................................................        A-17
        Section 4.19 Insurance...........................................................................        A-17
        Section 4.20 Certain Business Practices..........................................................        A-18
        Section 4.21 Suppliers and Customers.............................................................        A-18
        Section 4.22 Contracts...........................................................................        A-18
        Section 4.23 Disclosure..........................................................................        A-19
        Section 4.24 Intellectual Property...............................................................        A-19
        Section 4.25 Related Party Transactions..........................................................        A-19
        Section 4.26 Assets..............................................................................        A-20
        Section 4.27 Delaware Section 203................................................................        A-20

                                                                                                             PAGE(S)
                                                                                                           -----------
  ARTICLE V REPRESENTATIONS AND WARRANTIES OF MERGERSUB..................................................        A-20

        Section 5.1 Corporate Existence and Power........................................................        A-20
        Section 5.2 Corporate Authorization..............................................................        A-20
        Section 5.3 Governmental Authorization...........................................................        A-21
        Section 5.4 Non-Contravention....................................................................        A-21
        Section 5.5 Disclosure Documents.................................................................        A-21
        Section 5.6 Litigation...........................................................................        A-21
        Section 5.7 Finders' Fees........................................................................        A-21
        Section 5.8 Financing............................................................................        A-21
        Section 5.9 Capitalization.......................................................................        A-22

  ARTICLE VI COVENANTS OF THE COMPANY....................................................................        A-22

        Section 6.1 Conduct of the Company...............................................................        A-22
        Section 6.2 Stockholder Meeting; Proxy Material..................................................        A-24
        Section 6.3 Access to Information; Right of Inspection...........................................        A-24
        Section 6.4 Other Potential Acquirers............................................................        A-24
        Section 6.5 Resignation of Directors.............................................................        A-25
        Section 6.6 Notice...............................................................................        A-25

  ARTICLE VII COVENANTS OF MERGERSUB.....................................................................        A-26

        Section 7.1 Voting of Shares.....................................................................        A-26
        Section 7.2 Director and Officer Liability.......................................................        A-26

  ARTICLE VIII COVENANTS OF MERGERSUB AND THE COMPANY....................................................        A-26

        Section 8.1 Reasonable Best Efforts..............................................................        A-26
        Section 8.2 Certain Filings......................................................................        A-27
        Section 8.3 Public Announcements.................................................................        A-27
        Section 8.4 Further Assurances...................................................................        A-27
        Section 8.5 Notices of Certain Events............................................................        A-28

  ARTICLE IX CONDITIONS TO THE MERGER....................................................................        A-28

        Section 9.1 Conditions to the Obligations of Each Party..........................................        A-28
        Section 9.2 Conditions to the Obligations of MergerSub...........................................        A-28
        Section 9.3 Conditions to the Obligations of the Company.........................................        A-29

  ARTICLE X TERMINATION..................................................................................        A-30

        Section 10.1 Termination.........................................................................        A-30
        Section 10.2 Termination Fee.....................................................................        A-30
        Section 10.3 Effect of Termination...............................................................        A-31

  ARTICLE XI MISCELLANEOUS...............................................................................        A-31

        Section 11.1 Notices.............................................................................        A-31
        Section 11.2 Survival of Representations and Warranties..........................................        A-32
        Section 11.3 Amendments' No Waivers..............................................................        A-32
        Section 11.4 Expenses............................................................................        A-33
        Section 11.5 Transfer Taxes......................................................................        A-33
        Section 11.6 Successors and Assigns..............................................................        A-33
        Section 11.7 Governing Law.......................................................................        A-33
        Section 11.8 Counterparts; Effectiveness.........................................................        A-33

                                                                                                             PAGE(S)
                                                                                                           -----------
        Section 11.9 Severability........................................................................        A-33
        Section 11.10 Specific Performance...............................................................        A-33
        Section 11.11 Entire Agreement; No Third-Party Beneficiaries.....................................        A-33

                          AGREEMENT AND PLAN OF MERGER

    This AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of July 21, 1999 by and between White Cap Industries, Inc., a Delaware corporation (the "Company") and WC Recapitalization Corp., a Delaware corporation ("MergerSub").

                                    RECITALS

    A. As of the date hereof, certain holders of outstanding capital stock of the Company have entered into shareholder voting agreements (the "Voting Agreements") and executed irrevocable proxies (the "Irrevocable Proxies") constituting approximately forty-five percent (45%) of the outstanding capital stock of the Company.

     B. MergerSub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger (as defined below) and also to prescribe certain conditions to the Merger.

     C. It is intended that the Merger be recorded as a recapitalization for financial reporting purposes.

                                   AGREEMENT

    NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

    Section 1.1 CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

    "Balance Sheet" shall mean the consolidated balance sheet of the Company as of March 27, 1999 (and the notes thereto) set forth in the Company's annual report on Form 10-K for the fiscal year ended March 27, 1999.

    "Balance Sheet Date" shall mean March 27, 1999.

    "Benefit Arrangements" shall have the meaning set forth in Section 4.12(a).

    "Code" shall mean the Internal Revenue Code of 1986, as amended.

    "Common Share Exchange Ratio" shall have the meaning set forth in Section 2.2(d).

    "Common Shares" shall mean the shares of Common Stock.

    "Common Stock" shall mean the capital stock of the Company designated as common stock, $.01 par value per share.

    "Company" shall mean White Cap Industries, Inc., a Delaware corporation.

    "Company Intellectual Property Rights" shall have the meaning set forth in
Section 4.24.

    "Company Proxy Statement" shall have the meaning set forth in Section 4.7.

    "Company SEC Reports" shall have the meaning set forth in Section 4.6.

    "Company Securities" shall have the meaning set forth in Section 4.5(b).

    "Company Stockholder Meeting" shall have the meaning set forth in Section
6.2.

    "Confidentiality Agreement" shall mean the Confidentiality Agreement dated as of April 15, 1999 by and between the Company and Leonard Green & Partners, L.P.

    "Contracts" shall have the meaning set forth in Section 4.22.

    "Current Policies" shall have the meaning set forth in Section 7.2.

    "Delaware Corporate Law" shall mean the Delaware General Corporation Law, as amended.

    "Director Options" shall mean the outstanding options to acquire Shares granted to directors of the Company.

    "Disbursing Agent" shall have the meaning set forth in Section 2.3.

    "Disclosure Letter" shall have the meaning set forth in the preamble to
Article IV.

    "Dissenting Shares" shall have the meaning set forth in Section 2.6.

    "DLJ" shall mean Donaldson, Lufkin & Jenrette Securities Corporation.

    "DLJ Senior Debt Fund" shall mean DLJ Capital Funding, Inc.

    "Effective Time" shall have the meaning set forth in Section 2.1(b).

    "Employee Benefit Plan" shall have the meaning set forth in Section 3(3) of ERISA.

    "Employee Options" shall mean the outstanding options to acquire Shares granted to employees of the Company.

    "Employee Plans" shall have the meaning set forth in Section 4.12(a).

    "Environmental Laws" shall mean any and all applicable federal, state, local and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, codes, injunctions, permits, relating to human health, natural resources, or the environment or to Releases of Hazardous Substances or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances or the notification, clean-up or other remediation thereof.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

    "Expenses" shall have the meaning set forth in Section 10.2.

    "Financing" shall have the meaning set forth in Section 5.8.

    "Financing Letters" shall have the meaning set forth in Section 5.8.

    "GAAP" shall mean generally accepted accounting principles, as in effect in the United States, from time to time.

    "Governmental Authority" shall mean any agency, public or regulatory authority, instrumentality, department, commission, court, ministry, tribunal or board of any government, whether foreign or domestic and whether national, federal, tribal, provincial, state, regional, local or municipal, including without limitation the United States Federal Communications Commission.

    "Hazardous Substances" shall mean any wastes, substances, radiation, or materials (whether solids, liquids or gases) (i) which are hazardous, toxic, infectious, explosive, radioactive, carcinogenic, or mutagenic; (ii) which are defined as "hazardous materials," "hazardous wastes," "hazardous substances," "wastes" or other similar designations in any Environmental Laws; (iii) without limitation, which contain asbestos and asbestos-containing materials, lead-based paints, urea-formaldehyde foam insulation, and petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof) or (iv) which pose a hazard to human health and safety, natural resources, or the environment.

    "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

    "Insurance Policies" shall have the meaning set forth in Section 4.19.

    "Irrevocable Proxies" shall have the meaning set forth in the Recitals.

    "Law" shall mean statutes, common laws, rules, ordinances, regulations, codes, licensing requirements, orders, judgments, injunctions, decrees, licenses, agreements, settlements, governmental guidelines or interpretations, permits, rules and bylaws of a Governmental Authority.

    "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

    "Material Adverse Effect" shall mean with respect to the same or any similar events, acts, conditions or occurrences, whether individually or in the aggregate, a material adverse effect on (i) the business, financial condition, results of operations, assets or liabilities of such party, (ii) the legality or enforceability against a party to this Agreement or (iii) the ability of a party to perform its obligations and to consummate the transactions under this Agreement. An adverse change in the market price or trading volume of the Shares shall not be deemed, by itself, to constitute a Material Adverse Effect.

    "Merger" shall have the meaning set forth in Section 2.1(a).

    "Merger Consideration" shall have the meaning set forth in Section 2.2(a).

    "MergerSub" shall mean WC Recapitalization Corp., a Delaware corporation.

    "MergerSub Common Shares" shall mean the common stock, $.01 par value, of MergerSub.

    "MergerSub Preferred Shares" shall mean the preferred stock of MergerSub.

    "MergerSub Securities" shall have the meaning set forth in Section 5.9.

    "New Financing Letters" shall have the meaning set forth in Section 5.8.

    "Notice of Superior Proposal" shall have the meaning set forth in Section 6.4(b).

    "Other Shares" shall have the meaning set forth in Section 2.2(a).

    "Options" shall mean Employee Options and Director Options.

    "Pension Plans" shall have the meaning set forth in Section 4.12(a).

    "Permits" shall mean any licenses, franchises, permits, certificates, consents, approvals or other similar authorizations affecting, or relating in any way to, the assets or business of the Company.

    "Person" shall mean any individual, corporation, limited liability company, partnership, association, trust or any other entity or organization, including any government or political subdivision or any agency or instrumentality thereof.

    "Preferred Stock" shall have the meaning set forth in Section 2.2(c).

    "Preferred Stock Exchange Ratio" shall have the meaning set forth in Section 2.2(d).

    "Proceeding" shall have the meaning set forth in Section 4.10.

    "Property" shall have the meaning set forth in Section 4.27.

    "Related Parties" shall have the meaning set forth in Section 4.26.

    "Release" means any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, or release of Hazardous Substances into or upon the environment, including the air, soil, surface water, groundwater, the sewer, septic system, storm drain, publicly owned treatment works, or waste treatment, storage, or disposal systems.

    "Replacement Policies" shall have the meaning set forth in Section 7.2.

    "SEC" shall mean the Securities and Exchange Commission.

    "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

    "Shares" shall mean the Common Stock and the Series B Preferred Stock of the Company.

    "Share Exchange Ratio" shall have the meaning set forth in Section 2.2(d).

    "Subsidiary" shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

    "Superior Proposal" shall have the meaning set forth in Section 6.4(c).

    "Surviving Corporation Shares" shall mean the common stock, $.01 par value, of the Surviving Corporation.

    "Surviving Corporation" shall have the meaning set forth in Section 2.1(a).

    "System" has the meaning set forth in Section 4.18.

    "Tax or Taxes" shall mean (A) all taxes, charges, fees, duties, levies, penalties or other assessments, including, without limitation, income, gross receipts, excise, real and personal property, sales, use, transfer, license, payroll, withholding, social security, franchise, unemployment insurance, workers' compensation, employer health tax or other taxes, fees, assessments or charges of any kind whatsoever, imposed by any Governmental Authority and shall include any interest, penalties or additions to tax attributable to any of the foregoing, (B) any liability for payment of amounts described in clause (A) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and (C) any liability for the payment of amounts described in clauses (A) or (B) as a result of any tax sharing agreement, tax allocation agreement, tax indemnity agreement, or other agreement that includes indemnification for any tax liability.

    "Tax Return" shall mean all returns, declarations, reports, forms, estimates, information returns, statements or other documents (including any related or supporting information) filed or required to be filed with or supplied to any Governmental Authority in connection with any Taxes.

    "Third Party" shall have the meaning set forth in Section 6.4(c).

    "Third Party Acquisition" shall have the meaning set forth in Section
6.4(d).

    "Voting Agreements" shall have the meaning set forth in the Recitals.

    "Year 2000 Compliant" shall have the meaning set forth in Section 4.18.

    Section 1.2 TERMS GENERALLY. The definitions in Sections 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation" even if not followed actually by such phrase unless the context expressly provides otherwise. All references herein to Sections, paragraphs and Exhibits and Schedules shall be deemed references to Sections or paragraphs of or Exhibits or Schedules to this Agreement unless the context shall otherwise require. Unless otherwise expressly defined, terms defined in this Agreement shall have the same meanings when used in any Exhibit or Schedule and terms defined in any Exhibit or Schedule shall have the same meanings when used in this Agreement or in any other Exhibit or Schedule. The words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement.

                                   ARTICLE II
                                   THE MERGER

    Section 2.1  THE MERGER.

    (a) At the Effective Time, MergerSub shall be merged with and into the Company in accordance with Delaware Corporate Law and the terms and conditions hereof (the "Merger"). Upon consummation of the Merger, the separate existence of MergerSub shall cease and the Company shall be the surviving corporation (the "Surviving Corporation").

    (b) As soon as practicable after satisfaction of (or, to the extent permitted hereunder, waiver of) all conditions to the Merger, the Company and MergerSub will file a certificate of merger with the Secretary of State of the State of Delaware in accordance with Delaware Corporate Law and make all other filings or recordings required by Law in connection with the Merger. The Merger shall become effective at such time as the certificate of merger is certified by the Secretary of State of the State of Delaware or at such later time as is specified in the certificate of merger (the "Effective Time").

    (c) The Merger shall have the effects set forth in Sections 251, 259 and 261 of Delaware Corporate Law.

    Section 2.2 CONVERSION (OR RETENTION) OF SHARES. At the Effective Time, pursuant to this Agreement and by virtue of the Merger and without any action on the part of MergerSub, the Company or the holders of any of the following securities:

    (a) Each share of Common Stock issued and outstanding immediately prior to the Effective Time (including shares of Common Stock issued upon the automatic conversion provisions applicable to the Company's preferred stock pursuant to
Article IV of the Company's certificate of incorporation) other than: (i) any shares of Common Stock to be canceled pursuant to Section 2.2(b) and (ii) each share of Common Stock to remain outstanding pursuant to Section 2.2(c), shall be canceled and shall be converted automatically into the right to receive an amount equal to $16.50 in cash, without interest (the "Merger Consideration"), payable to the holder thereof upon surrender of the certificate formerly representing such share of common stock in the manner provided in Section 2.3; the shares of Common Stock being converted into the right to receive the Merger Consideration are hereinafter referred to as the "Other Shares."

    (b) Each Share held in the treasury of the Company and each Share owned by MergerSub, if any, immediately prior to the Effective Time shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto.

    (c) 813,187 shares of Common Stock registered in the name of Greg Grosch, 57,216 shares of Common Stock registered in the name of Dan Tsujioka, 46,000 shares of Common Stock registered in the name of Richard Gagnon, 44,440 shares of Common Stock registered in the name of Chris Lane, 8,074 shares of Common Stock registered in the name of Jack Karg and 2,529 shares of Common Stock registered in the name of Brian Etter shall not be converted, exchanged or canceled as provided above but shall remain outstanding as agreed upon in the Voting Agreements. Immediately after the Effective Time, a portion of such outstanding shares of Common Stock shall be exchanged for newly-issued shares of preferred stock of the Company (the "Preferred Stock") such that, after such exchange, the individuals referred to in the first sentence of this Section 2.3(c) in the aggregate shall own Common Stock and Preferred Stock in the same proportion as shall the sole stockholder of MergerSub. The terms of the Preferred Stock are summarized in Annex 1 attached hereto.

    (d) Each MergerSub Common Share that is issued and outstanding immediately prior to the Effective Time shall be converted into one newly issued, fully paid and nonassessable share of Common Stock (the "Common Share Exchange Ratio").

    (e) Each MergerSub Preferred Share that is issued and outstanding immediately prior to the Effective Time shall be converted into one newly issued, fully paid and nonassessable share of Preferred Stock (the "Preferred Share Exchange Ratio").

    (f) If between the date of this Agreement and the Effective Time the number of outstanding Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split-up, combination, exchange of shares or the like other than pursuant to the Merger, the amount of the Merger Consideration, the Common Share Exchange Ratio and the Preferred Share Exchange Ratio shall be correspondingly adjusted.

    Section 2.3  PAYMENT OF CASH FOR OTHER SHARES.

    (a) At the Effective Time, the Surviving Corporation shall irrevocably deposit or cause to be deposited with a bank or trust company to be designated by the Surviving Corporation which is organized and doing business under the laws of the United States or any state thereof and has a combined capital and surplus of at least $100,000,000 (the "Disbursing Agent"), as agent for the holders of Other Shares, cash in the aggregate amount required to pay the Merger Consideration in respect of the Other Shares outstanding immediately prior to the Effective Time. Pending distribution pursuant to Section 2.3(b) hereof of the cash deposited with the Disbursing Agent, such cash shall be held in trust for the benefit of the holders of Other Shares and such cash shall not be used for any other purposes; provided that the Surviving Corporation may direct the Disbursing Agent to invest such cash, provided that such investments (i) shall be obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest rating from either Moody's Investors Services, Inc. or Standard & Poor's Corporation, or in certificates of deposit, bank repurchase agreements or bankers acceptances of domestic commercial banks with capital exceeding $250,000,000 (collectively "Permitted Investments") or in money market funds which are invested solely in Permitted Investments and (ii) shall have maturities that will not prevent or delay payments to be made pursuant to Section 2.3(b) hereof. Each holder of a certificate or certificates representing Other Shares canceled and extinguished at the Effective Time pursuant to Section 2.2(a) hereof may thereafter surrender such certificate or certificates to the Disbursing Agent, as agent for such holder of Other Shares, to effect the exchange of such certificate or certificates on such holder's behalf for a period ending six months after the Effective Time.

    (b) After surrender to the Disbursing Agent of any certificate which prior to the Effective Time shall have represented any Other Shares, the Disbursing Agent shall promptly distribute to the person in whose name such certificate shall have been registered, a check in the amount of the Merger Consideration into which such Other Shares shall have been converted at the Effective Time pursuant to Section 2.2(a) hereof. Until so surrendered and exchanged, each such certificate shall, after the Effective Time, be deemed to represent only the right to receive the Merger Consideration, and until such surrender and exchange, no cash shall be paid to the holder of such outstanding certificate in respect thereof. The Surviving Corporation shall promptly after the Effective Time cause to be distributed to such holders appropriate materials to facilitate such surrender.

    (c) If payment is to be made to a Person other than the registered holder of the Other Shares represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Disbursing Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Other Shares or establish to the satisfaction of the Disbursing Agent that such tax has been paid or is not payable.

    (d) After the Effective Time, there shall be no further transfers on the stock transfer books of the Surviving Corporation of the Other Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing Other Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article II.

    (e) If any cash deposited with the Disbursing Agent for purposes of payment in exchange for Other Shares remains unclaimed six months after the Effective Time, such cash shall be returned to the Surviving Corporation, upon demand, and any such holder who has not converted his Other Shares into the Merger Consideration prior to that time shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration. Notwithstanding the foregoing, the Surviving Corporation shall not be liable to any holder of Other Shares for any amount paid to a public official pursuant to applicable unclaimed property laws. Any amounts remaining unclaimed by holders of Other Shares seven
(7) years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority) shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

    (f) Any portion of the Merger Consideration made available to the Disbursing Agent pursuant to Section 2.5(a) to pay for Other Shares for which dissenter's rights have been perfected shall be returned to the Surviving Corporation, upon demand.

    (g) No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate for Other Shares.

    (h) From and after the Effective Time, the holders of Other Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Other Shares, other than the right to receive the Merger Consideration as provided in this Agreement.

    (i) In the event that any Other Share certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Other Share certificate to be lost, stolen or destroyed and, if required by the Company, the posting by such holder of a bond in such reasonable amount as the Company may direct as indemnity against any claim that may be made against it with respect to such Other Share certificate, the Disbursing Agent will issue in exchange for such lost, stolen or destroyed Other Share certificate the Merger Consideration, cash in lieu of fractional Other Shares, and unpaid dividends and distributions on Other Shares deliverable in respect thereof pursuant to this Agreement and the Merger.

    Section 2.4 PROXY MATERIALS. In connection with the Company Stockholder Meeting, the Company shall prepare and file with the SEC the Company Proxy Statement relating to the transactions contemplated by this Agreement and the Merger and shall use its reasonable best efforts to respond to the comments of the SEC and to cause the Company Proxy Statement to be mailed to the Company's stockholders, all as soon as reasonably practicable; provided, that prior to the filing of the Company Proxy Statement, the Company shall consult with MergerSub with respect to such filings and shall afford MergerSub reasonable opportunity to comment thereon. MergerSub shall provide the Company with any information for inclusion in the Company Proxy Statement which may be required under applicable law and which is reasonably requested by the Company. The Company shall promptly notify MergerSub of the receipt of the comments of the SEC and of any request from the SEC for amendments or supplements to the Company Proxy Statement or for additional information, and will promptly supply MergerSub with copies of all correspondence between the Company or its representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the Company Proxy Statement or the Merger. If at any time prior to the Company Stockholder Meeting any event should occur which is required by applicable law to be set forth in an amendment of, or a supplement to, the Company Proxy Statement, the Company will promptly inform MergerSub. In such case, the Company, with the cooperation of MergerSub, will, upon learning of such event, promptly prepare and mail such amendment or supplement; provided, that prior to such mailing, the Company shall consult with MergerSub with respect to such amendment or supplement and shall afford MergerSub reasonable opportunity to comment thereon. The Company will notify MergerSub at least 24 hours prior to the mailing of the Company Proxy Statement, or any amendment or supplement thereto, to the stockholders of the Company.

    Section 2.5 EXCHANGE OF STOCK CERTIFICATES. Immediately after the Effective Time, the Surviving Corporation shall deliver to the record holder of the certificates which immediately prior to the Effective Time represented all the outstanding shares of MergerSub Common Shares that were converted into the right to receive shares of Common Stock or Preferred Stock in accordance with
Section 2.2(d), in exchange for such certificates, duly endorsed in blank, share certificates, registered in the name of such record holder, representing the number of shares of Common Stock and Preferred Stock to which such record holder is so entitled by virtue of Section 2.2(d). Such certificate will bear a legend restricting the transferability of such shares to the extent contemplated by the Stockholders Agreement referred to in Section 9.2(h), which restrictions include restrictions designed to assure the Surviving Corporation that these shares will not be offered or sold in contravention of any federal or state securities laws.

    Section 2.6 DISSENTING SHARES. Notwithstanding Section 2.2, Shares which are issued and outstanding immediately prior to the Effective Time and which are held by a holder who has not voted such Shares in favor of the Merger and who has delivered a written demand for relief as a dissenting stockholder in the manner provided by Delaware Corporate Law and who, as of the Effective Time, shall not have effectively withdrawn or lost such right to relief as a dissenting stockholder ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration. The holders thereof shall be entitled only to such rights as are granted by Section 262 of Delaware Corporate Law. Each holder of Dissenting Shares who becomes entitled to payment for such Shares pursuant to Section 262 of Delaware Corporate Law shall receive payment therefor from the Surviving Corporation in accordance with Delaware Corporate Law; provided, however, that if any such holder of Dissenting Shares (i) shall have failed to establish his entitlement to relief as a dissenting stockholder as provided in Section 262 of Delaware Corporate Law, (ii) shall have effectively withdrawn his demand for relief as a dissenting stockholder with respect to such Shares or lost his right to relief as a dissenting stockholder and payment for his Shares under Section 262 of Delaware Corporate Law or (iii) shall have failed to file a complaint with the appropriate court seeking relief as to determination of the value of all Dissenting Shares within the time provided in
Section 262 of Delaware Corporate Law, such holder shall forfeit the right to relief as a dissenting stockholder with respect to such Shares and each such Share shall be converted into the right to receive the appropriate Merger Consideration without interest thereon, from the Surviving Corporation as provided in Section 2.2. The Company shall give MergerSub prompt notice of any demands received by the Company for relief as a dissenting stockholder and MergerSub shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of MergerSub, make any payment with respect to, or settle or offer to settle, any such demands.

    Section 2.7  STOCK OPTIONS.

    (a) Each Option that has an exercise price of equal to or greater than $16.50 shall be canceled at the Effective Time.

    (b) Immediately prior to the Effective Time, all other outstanding Options shall be canceled and, in lieu thereof, as soon as reasonably practicable as of or after the Effective Time, the holders of such Options shall receive a cash payment from the Company equal to the product of (i) the total number of Shares previously subject to such Option and (ii) the excess of the Merger Consideration that would be paid with respect to the Share subject to such Option if the Option were exercised over the exercise price per Share subject to such Option, as reduced by any required withholding of taxes.

    (c) Prior to the Effective Time, the Company shall (i) take all steps necessary to cause the Company's stock option plans to be terminated on or prior to the Effective Time and to otherwise make any amendments to the terms of such stock option plans that are necessary to give effect to the transactions contemplated by this Agreement, and (ii) use all necessary efforts to obtain at the earliest practicable date all written consents from holders of Options to the cancellation of such holder's Options to take effect at the Effective Time. Notwithstanding any other provision of this Section, payment may be withheld in respect of any Director Option or Employee Option until necessary or appropriate consents are obtained with respect to such Director Option or Employee Option.

                                  ARTICLE III
                           THE SURVIVING CORPORATION

    Section 3.1 CERTIFICATE OF INCORPORATION. The certificate of incorporation of the Company in effect immediately prior to the Effective Time shall be amended as of the Effective Time as set forth in EXHIBIT A, and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until amended in accordance therewith and with applicable law.

    Section 3.2 BYLAWS. The bylaws of MergerSub in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance therewith and in accordance with applicable law.

    Section 3.3 DIRECTORS AND OFFICERS. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law, (i) the directors of MergerSub at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to MergerSub that except as set forth in the corresponding sections or subsections of the Disclosure Letter delivered to MergerSub by the Company concurrently with entering into this Agreement (the "Disclosure Letter"):

    Section 4.1 CORPORATE EXISTENCE AND POWER. Each of the Company and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers required to carry on its business as now conducted. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Company. Without limiting the generality of the foregoing, the Company and it Subsidiaries are qualified to do business in the states shown on Section 4.1 of the

Disclosure Letter. The Company has heretofore made available to MergerSub true and complete copies of the currently effective amended and restated certificate of incorporation and bylaws or similar organizational documents of the Company and its Subsidiaries (as the same may be amended and restated as of the date hereof).

    Section 4.2 CORPORATE AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby (i) are within the Company's corporate powers and (ii) except for the adoption of this Agreement by the affirmative vote of a majority in voting interests of the Shares, have been duly authorized by all necessary corporate and stockholder action. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid, legal and binding agreement of the Company enforceable against the Company in accordance with its terms, except (i) as rights to indemnity hereunder may be limited by federal or state securities laws or the public policies embodied therein, (ii) as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally, and (iii) as the remedy of specific performance and other forms of injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

    Section 4.3 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger by the Company require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (i) the filing of a certificate of merger in accordance with Delaware Corporate Law; (ii) compliance with any applicable requirements of the HSR Act; (iii) compliance with the applicable requirements of the Exchange Act; (iv) compliance with the applicable requirements of the Securities Act; (v) compliance with any applicable foreign or state securities or Blue Sky laws; (vi) the filing of appropriate documents with the relevant authorities of the jurisdictions in which the Company is qualified to do business; and (vii) such other items (A) required solely by reason of the participation of MergerSub in the Merger or (B) that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

    Section 4.4 NON-CONTRAVENTION. Other than as set forth in Section 4.4 of the Disclosure Letter, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (i) contravene or conflict with the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, (ii) contravene or conflict with or constitute a violation of any provision of any Law, regulation, judgment, writ, injunction, order or decree of any court or Governmental Authority binding upon or applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, (iii) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or any of its Subsidiaries or to a loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any agreement, contract or other instrument binding upon the Company or any of its Subsidiaries, or (iv) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries except, in the case of clauses (ii), (iii) and (iv), for any such violation, failure to obtain any such consent or other action, default, right, loss or Lien that would not result in any cost, loss or damage to the Company in excess of Two Million Dollars ($2,000,000) in the aggregate.

    Section 4.5  CAPITALIZATION.

    (a) The authorized capital stock of the Company consists of (i) 20,000,000 shares of Common Stock of which as of July 15, 1999 there were 10,725,791 shares issued and outstanding and (ii) 60,000 shares of Series B Preferred Stock, $6,000 par value, all of which as of July 15, 1999 were issued and outstanding. As of July 15, 1999 there were outstanding Options to purchase an aggregate of 726,640 Common Shares (of which Options to purchase an aggregate of 148,068 Common Shares were vested and exercisable). All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

    (b) Except as set forth in this Section 4.5 and except for changes since July 15, 1999 resulting from the exercise of Options outstanding on such date, there are no outstanding (i) shares of capital stock or other voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or its Subsidiaries, (iii) options or other rights to acquire from the Company or its Subsidiaries, or obligations of the Company or its Subsidiaries to issue, any shares of capital stock, voting securities or securities convertible into or exchangeable for shares of capital stock or voting securities of the Company, and (iv) no equity equivalent interests in the ownership or earnings of the Company or its Subsidiaries or other similar rights (the items in clauses
(b)(i), (ii), (iii) and (iv) being referred to collectively as the "Company Securities"). Except as set forth on Section 4.5 of the Disclosure Letter, there are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Company Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party or by which it is bound relating to the voting or registration of any shares of capital stock of the Company or any of its Subsidiaries or any preemptive rights with respect thereto.

    Section 4.6  REPORTS AND FINANCIAL STATEMENTS.

    (a) The Company has timely filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it since August 15, 1997 under the Securities Act or the Exchange Act (such documents, as supplemented or amended since the time of filing, the "Company SEC Reports"). As of their respective dates, the Company SEC Reports, including without limitation, any financial statements or schedules included or incorporated by reference therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (i) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements included or incorporated by reference in the Company SEC Reports (including any related notes and schedules) fairly present, in all material respects, the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of their operations and their cash flows for the periods set forth therein, in each case in accordance with past practice and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto and subject, where appropriate, to normal year-end adjustments that would not be material in amount or effect).

    (b) The Company has heretofore made available or promptly will make available to MergerSub a complete and correct copy of any amendments or modifications to any Company SEC Reports filed prior to the date hereof which are required to be filed with the SEC but have not yet been filed with the SEC.

    Section 4.7 DISCLOSURE DOCUMENTS. The proxy statement (the "Company Proxy Statement") to be filed with the SEC in connection with the Merger will not, at the date it is first mailed to stockholders of the Company or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company Proxy Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act. No representation is made by the Company with respect to statements made in the Company Proxy Statement based on information supplied by MergerSub for inclusion therein.

    Section 4.8  ABSENCE OF CERTAIN CHANGES OR EVENTS.

    (a) Since the Balance Sheet Date, and except as discussed in the Company SEC Reports, the business of the Company and its Subsidiaries has been conducted in all material respects in the ordinary course consistent with past practice, neither the Company nor any of its Subsidiaries has engaged in any transaction or series of related transactions material to the Company and its Subsidiaries taken as a whole other than in the ordinary course consistent with past practice, and there has not been any event, occurrence or development, alone or taken together with all other existing facts, that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect on the Company.

    (b) Without limiting the generality of the foregoing Section 4.8(a), since the Balance Sheet Date and except as disclosed in the Company SEC Reports or
Section 4.8 of the Disclosure Letter, there has not been:

        (i) any damage, destruction or loss to any of the assets or properties of the Company or any of its Subsidiaries that, individually or in the aggregate, has a Material Adverse Effect on the Company;

        (ii) any declaration, setting aside or payment of any dividend or distribution or capital return in respect of any shares of the Company's capital stock or any redemption, purchase or other acquisition by the Company or any of its Subsidiaries of any shares of the Company's capital stock or any repurchase, redemption or other purchase by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries, or any amendment of any material term of any outstanding security of the Company or any of its Subsidiaries;

       (iii) any sale, assignment, transfer, lease or other disposition or agreement to sell, assign, transfer, lease or otherwise dispose of any of the assets of the Company or any of its Subsidiaries for consideration in the aggregate in excess of One Million Dollars ($1,000,000) or other than in the ordinary course of business consistent with past practices;

        (iv) any acquisition (by merger, consolidation, or acquisition of stock or assets) by the Company or any of its Subsidiaries of any corporation, partnership or other business organization or division thereof or any equity interest therein for consideration, or any loans or advances to any Person in excess of One Million Dollars ($1,000,000) in the aggregate;

        (v) any incurrence of or guarantee with respect to any indebtedness for borrowed money by the Company or any of its Subsidiaries other than pursuant to the Company's existing credit facilities in the ordinary course of business or any creation or assumption by the Company or any of its Subsidiaries of any material Lien on any material asset;

        (vi) any material change in any method of accounting or accounting practice used by the Company or any of its Subsidiaries, other than such changes required by a change in law or generally accepted accounting principles;

       (vii) (A) any employment, deferred compensation, severance or similar agreement entered into or amended by the Company or any of its Subsidiaries and any employee, in each case other than sales commission agreements and product promotional agreements entered into in the ordinary course of business consistent with past practice, (B) any increase in the compensation payable or to become payable by it to any of its directors or officers or generally applicable to all or any category of the Company's employees, (C) any increase in the coverage or benefits available under any vacation pay, company awards, salary continuation or disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any of the directors or officers of the Company or generally applicable to all or any category of the Company's employees or

    (D) severance pay arrangements made to, for or with such directors, officers or employees other than, in the case of (B) and (C) above, increases in the ordinary course of business consistent with past practice and that in the aggregate have not resulted in a material increase in the benefits or compensation expense of the Company or any of its Subsidiaries;

      (viii) any revaluing in any material respect any of the assets of the Company or any of its Subsidiaries, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

        (ix) any loan, advance or capital contribution made by the Company or any of its Subsidiaries to, or investment in, any person other than loans, advances or capital contributions, or investments of the Company made in the ordinary course of business consistent with past practices; or

        (x) any agreement to take any actions specified in this Section 4.8(b), except for this Agreement.

    Section 4.9 NO UNDISCLOSED MATERIAL LIABILITIES. There are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, which would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company (including the notes thereto), other than liabilities and obligations which, individual or in the aggregate, will not have a Material Adverse Effect on the Company, and other than:

        (i) liabilities disclosed in the Company SEC Reports filed prior to the date hereof;

        (ii) actual trade payables incurred in the ordinary course of business consistent with past practices;

       (iii) liabilities incurred to perform this Agreement; and

        (iv) those set forth in Section 4.9 of the Disclosure Letter.

    Section 4.10 LITIGATION. Except as set forth in the Company SEC Reports filed prior to the date hereof, (a) there is no action, suit, investigation or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries or their respective properties before any court or arbitrator or any Governmental Authority which, if determined adversely, would reasonably be expected to have a Material Adverse Effect on the Company (a "Proceeding") and (b) to the knowledge of the Company, there is no basis for any such Proceeding.

    Section 4.11  TAXES.

    (a) Except as set forth on Section 4.11 to the Disclosure Letter, the
Company:

        (i) has timely paid or caused to be paid all Taxes required to be paid by it (including, but not limited to, any such Taxes shown due on any Tax Return). The accrual for current Taxes payable in the latest financial statements included or incorporated by reference in the Company SEC Reports is adequate to cover all Taxes attributable to periods or portions thereof ending on the date of such financial statements, and no Taxes attributable to periods following the date of such financial statements have been incurred other than in the ordinary course of business;

        (ii) has filed or caused to be filed in a timely and proper manner (within any applicable extension periods) all Tax Returns required to be filed by it with the appropriate taxing authority in all jurisdictions in which such Tax Returns are required to be filed, and all Tax Returns filed by the Company are true, correct and complete and accurately set forth all items to the extent required to be included therein; and

       (iii) has not requested or caused to be requested any extension of time within which to file any material Tax Return, which Tax Return has not since been filed.

    (b) The Company has made available to MergerSub true, correct and complete copies of all federal Tax Returns filed by or on behalf of the Company or any of its Subsidiaries through the date hereof for the periods ending on or before March 31, 1998.

    (c) Except as set forth in Section 4.11 to the Disclosure Letter:

        (i) the Company has not been notified by the Internal Revenue Service or any other taxing authority that any issues have been raised by the Internal Revenue Service or any other taxing authority in connection with any Tax Return filed by or on behalf of the Company;

        (ii) there are no pending Tax audits and no waivers of statutes of limitations have been given or requested;

       (iii) no Liens have been filed against the Company, except for Liens for current Taxes not yet due and payable for which adequate reserves have been provided for in the latest balance sheet of the Company;

        (iv) no unresolved deficiencies or additions to Taxes have been proposed, asserted, or assessed against the Company;

        (v) the Company has not received notice within the last three years from any taxing authority in a jurisdiction in which the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction;

        (vi) the Company has withheld and paid all Taxes required to be withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party;

       (vii) the Company is not a party to a Tax sharing, Tax allocation or similar agreement and is not bound by any closing agreement, offer in compromise or other agreement with any Tax authority; and

      (viii) except in accordance with past practice, the Company has not taken any action that would have the effect of deferring any taxable income of the Company from any taxable period or portion thereof ending before the Effective Time to any period following the Effective Time. The Company is not required to include in its income any adjustment pursuant to Section 481 of the Code following the Effective Time.

    Section 4.12  ERISA.

    (a) Section 4.12(a) of the Disclosure Letter sets forth a list identifying each "Employee Benefit Plan" (as defined in Section 3(3) of ERISA), material benefit arrangement, plan, or policy, including without limitation, (i) each deferred compensation plan, (ii) each equity compensation plan, (iii) each plan or arrangement providing severance benefits ("Benefit Arrangements") which (i) is subject to any provision of ERISA or (ii) is maintained, administered or contributed to by the Company or any affiliate (as defined below) within the last three (3) years, under which the Company has any liability. The most recent copies of such plans (and, if applicable, related trust agreements) and all amendments thereto have been made available to MergerSub together with (A) the most recent annual reports (Form 5500 including applicable schedules and financial reports) or ERISA alternative compliance statements prepared in connection with any such plan and (B) the most recent actuarial valuation report prepared in connection with any such plan. Such plans are referred to collectively herein as the "Employee Plans." For purposes of this Section 4.12, "affiliate" of any Person means any other Person which, together with such Person, would be treated as a single employer under Section 414 of the Code. Employee Plans which individually or collectively would constitute an "employee pension benefit plan" as defined in Section 3(2) of ERISA (the "Pension Plans") are identified as such in the list referred to above.

    (b) Neither the Company nor any of its affiliates maintains or contributes to or has maintained or contributed to within the last five (5) years a Pension Plan subject to Title IV of ERISA or Section 412 of the Code. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Employee Plan has or will make the Company or any Subsidiary, any officer or director of the Company or any Subsidiary subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code that could have a Material Adverse Effect.

    (c) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that such Employee Plan is so qualified and no amendments have been adopted since the receipt of such determination letter that would result in the revocation of such letter. The Company has made available to MergerSub copies of the most recent Internal Revenue Service determination letters with respect to each such Plan. Nothing has occurred since the date of the most recent Internal Revenue Service determination letters that would adversely affect the tax-qualified status of any Plan. Each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Plan other than any non-compliance which could not have a Material Adverse Effect.

    (d) Except as set forth on Section 4.12(d) of the Disclosure Letter, there is no contract, agreement, plan or arrangement covering any employee or former employee of the Company or any of its affiliates that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code or that could obligate the Company to make any payments that will not be fully deductible by virtue of Section 162(m) of the Code.

    (e) Except as disclosed in writing to MergerSub on Section 4.12(e) of the Disclosure Letter, there has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any of its affiliates relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement which would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended on the Balance Sheet Date.

    (f) Except as disclosed on Section 4.12(f) of the Disclosure Letter, the Company is not a party to or subject to (i) any employment contract or arrangement providing for annual future compensation of $200,000 or more with any officer, consultant, director or employee, or that have a remaining term in excess of one year or are not cancelable (without material penalty, cost or other liability) within one year; (ii) any severance agreements, programs and policies with or relating to its employees except programs and policies required to be maintained by law; or (iii) any plans, programs, agreements and other arrangements with or relating to its employees which contain change in control provisions. The Company has made available to MergerSub copies (or descriptions in detail reasonably satisfactory to MergerSub) of all such agreements, plans, programs and other arrangements.

    (g) Except as disclosed in Section 4.12(g) of the Disclosure Letter, there will be no payment, accrual of additional benefits, acceleration of payments or vesting in any benefit under any Employee Plan or similar agreement or arrangement disclosed in this Agreement solely by reason of the Company's entering into this Agreement or in connection with the transactions contemplated by this Agreement.

    Section 4.13  LABOR MATTERS.

    (a) There are no strikes, slowdowns, work stoppages, lockouts, union organizational campaigns or other protected concerted activity under the National Labor Relations Act or, to the knowledge of Company, threats thereof, by or with respect to any employees of the Company or any of its

Subsidiaries which could have a Material Adverse Effect on the Company. There are no controversies pending or, to the knowledge of the Company, threatened between the Company or any of its Subsidiaries and any of their respective employees, which controversies have or would reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its Subsidiaries except as disclosed in Section 4.13 of the Disclosure Letter. There are no pending or, to the knowledge of the Company, threatened charges or complaints against the Company or its Subsidiaries by the National Labor Relations Board or any comparable state agency which, if adversely determined, would have a Material Adverse Effect on the Company.

    Section 4.14 COMPLIANCE WITH LAWS AND COURT ORDERS. Neither the Company nor its Subsidiaries is in violation of, nor has it since January 1, 1997 violated, and to the knowledge of the Company nothing is under investigation with respect to or has been threatened to be charged with or given notice of any violation of, any applicable Law, except for possible violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. This Section does not relate to matters with respect to Taxes or Environmental Laws which are exclusively the subject of Sections 4.11 and 4.16, respectively.

    Section 4.15 FINDERS' FEES. With the exception of fees payable to DLJ and BancBoston Robertson Stephens Inc., there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf, of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its affiliates upon consummation of the transactions contemplated by this Agreement.

    Section 4.16  ENVIRONMENTAL MATTERS.

    (a) Except as set forth in the Company SEC Reports or on Section 4.16 of the Disclosure Letter:

        (i) the Company is and has at all times been in compliance in all material respects with all Environmental Laws;

        (ii) except in accordance with Permits, there has been no Release of Hazardous Substances at any real property that is or was owned or operated by the Company during the period of such ownership or operation except for Releases which would not, individually or in the aggregate, have a Material Adverse Effect on the Company;

       (iii) no notice, demand, request for information, citation, summons, complaint or order has been received by, or, to the knowledge of the Company, is pending or threatened by any Person against, the Company nor has any penalty been assessed against the Company with respect to any alleged violation of any Environmental Law;

        (iv) the Company has not disposed or arranged for the disposal of Hazardous Substances on any third party property that has resulted in or may reasonably be expected to result in the Company to material liability under any Environmental Law; and

        (v) no underground tanks, asbestos-containing material or polychlorinated biphenyls are or have been located on real property that is owned or operated by the Company nor were any underground tanks, asbestos-containing material or polychlorinated biphenyls located on real property formerly owned or operated by the Company during the period of the Company's ownership or operations of such real property, or to the knowledge of the Company, prior to the period of the Company's ownership or operations of such real property.

    (b) There are no material Permits issued pursuant to or required under any Environmental Law which require the consent, notification, approval or other action of any Person to remain in full force and effect following consummation of the transactions contemplated hereby. A true and complete list of all material Permits issued pursuant to or required under Environmental Laws is set out in Section 4.16 of the Disclosure Letter attached hereto.

    (c) There has been no written report of any environmental investigation, study, audit, test, review or other analysis conducted of which the Company has knowledge and has in its possession or control relating to the business of the Company or any real property that is owned or operated by the Company which has not been made available to MergerSub.

    (d) The Company has not agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for corrective or remedial action.

    Section 4.17 SUBSIDIARIES. Section 4.17 of the Disclosure Letter lists each Subsidiary of the Company together with the jurisdiction of incorporation of each Subsidiary and the percentage of each Subsidiary's outstanding capital stock or other equity interests owned by the Company or another Subsidiary of the Company. Except as disclosed in the Company SEC Reports, all the outstanding shares of capital stock of each Subsidiary have been validly issued, are fully paid and nonassessable and are owned by the Company, by another Subsidiary or by the Company and another such Subsidiary, free and clear of all Liens or any other limitation or restriction. Except for the capital stock of the Subsidiaries and except for the ownership interests set forth in the Company SEC Reports, the Company does not own directly or indirectly, any capital stock or other ownership interest in any other Person.

    Section 4.18  YEAR 2000 PROGRAM.

    (a) Except as described in Section 4.18 of the Disclosure Letter or otherwise disclosed in the Company SEC Reports, to the knowledge of the Company, the Company's central operating and accounting systems described in the Company's most recently filed Form 10-K (the "System") are Year 2000 Compliant.

    (b) "Year 2000 Compliant" means the System:

        (i) will accurately input, process and output all date and time data, whether from years in the same century or in different centuries, including by yielding correct results in arithmetic operations, comparisons, sequencing and sorting of date and time data and in leap year calculations; and

        (ii) will not operate abnormally or cease to operate, return an error message or otherwise fail due to date- or time-related processing relating to the then current date being on or after January 1, 2000 or any other date.

    (c) To the Company's knowledge, no inability exists on the part of any material System supplier or material service provider to timely ensure that the Company's System is Year 2000 Compliant.

    Section 4.19 INSURANCE. Each of the Company and its Subsidiaries maintains insurance policies (the "Insurance Policies") against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses. Each Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. None of the Insurance Policies will terminate or lapse (or be affected in any other materially adverse manner) by reason of the transactions contemplated by this Agreement. Each of the Company and its Subsidiaries has complied in all material respects with the provisions of each Insurance Policy under which it is the insured party. No insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or, to the Company's knowledge, indicated any intent to do so or not to renew any such policy. All material claims under the Insurance Policies have been filed in a timely fashion.

    Section 4.20 CERTAIN BUSINESS PRACTICES. None of the Company, any of its Subsidiaries or any directors, officers, agents or employees of the Company or any of its Subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity,
(ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment. Neither the Company nor any of its Subsidiaries has participated in any boycotts.

    Section 4.21 SUPPLIERS AND CUSTOMERS. The documents and information supplied by the Company to MergerSub or any of its representatives in connection with this Agreement with respect to relationships and volumes of business done with its significant suppliers and customers are accurate in all material respects. During the last twelve (12) months, the Company has received no notices of termination or material alteration of a contract or business relationship, or written threats of any such action from any of the five (5) largest suppliers or the five (5) largest customers of the Company and its Subsidiaries.

    Section 4.22 CONTRACTS. (a) Section 4.22 of the Disclosure Letter contains a complete and accurate list of all contracts (written or oral), undertakings, commitments or agreements (other than contracts, undertakings, commitments or agreements for employee benefit matters set forth in Section 4.12 of the Disclosure Letter and real property leases set forth in Section 4.26 of the Disclosure Letter) of the following categories to which the Company or any of its Subsidiaries is a party or by which any of them is bound (collectively, and together with the contracts, undertakings, commitments or agreements for employee benefit matters set forth in Section 4.12 of the Disclosure Letter and the real property leases set forth in Section 4.26 of the Disclosure Letter, the "Contracts"):

        (i) Contracts requiring annual expenditures by or liabilities of the Company and its Subsidiaries in excess of Five Hundred Thousand Dollars ($500,000) which have a remaining term in excess of one hundred eighty (180) days or are not cancelable (without material penalty, cost or other liability) within one hundred eighty (180) days;

        (ii) promissory notes, loans, agreements, indentures, evidences of indebtedness or other instruments relating to the lending of money, whether as borrower, lender or guarantor, in excess of Two Hundred Fifty Thousand Dollars ($250,000).

       (iii) Contracts containing covenants limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business (other than prohibitions against engaging in business relating to specific product lines) or compete with any person, in any product line or line of business, or operate at any location;

        (iv) joint venture or partnership agreements or joint development or similar agreements pursuant to which any third party has been entitled or is reasonably expected to be entitled to share in profits or losses of the Company or its Subsidiaries;

        (v) Contracts with any federal, state or local government which have a remaining term in excess of one year or are not cancelable (without material penalty, cost or other liability) within one year;

        (vi) other Contract or commitment in which the Company or any of its Subsidiaries has granted manufacturing rights or exclusive marketing rights relating to any product or service, any group of products or services or any territory; and

       (vii) to the knowledge of the Company, as of the date hereof any other Contract the performance of which could be reasonably expected to require expenditures by the Company or any of its Subsidiaries in excess of Five Hundred Thousand Dollars ($500,000).

    (b) Except as set forth in Section 4.22 of the Disclosure Letter, true and complete copies of the written Contracts and descriptions of verbal Contracts, if any, have been delivered or made available to MergerSub. Each of the Contracts is a valid and binding obligation of the Company and, to the Company's knowledge without any investigation, the other parties thereto, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization, arrangement or similar laws affecting creditors' rights generally and by general principles of equity. To the knowledge of the Company, except for the execution of this Agreement and the consummation of the transactions contemplated hereby and thereby, no event has occurred which would, on notice or lapse of time or both, entitle the holder of any indebtedness issued pursuant to a Contract identified in Section 4.22 of the Disclosure Letter in response to paragraph (ii) above to accelerate, or which does accelerate, the maturity of any such indebtedness.

    (c) None of the Company or its Subsidiaries is in breach, default or violation (and no event has occurred or not occurred through the Company's action or inaction or, to the knowledge of the Company, through the action or inaction of any third parties, which with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of any Contract to which the Company or any of its Subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound, except for violations, breaches or defaults that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

    Section 4.23 DISCLOSURE. None of the representations or warranties made by the Company herein or in any schedule hereto, including the Disclosure Letter, or in any certificate furnished by the Company pursuant to this Agreement, or in the Company SEC Reports, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which made, not misleading.

    Section 4.24  INTELLECTUAL PROPERTY.

    (a) Each of the Company and its Subsidiaries owns or possesses adequate licenses or other valid rights to use all existing United States and foreign patents, trademarks, trade names, service marks, copyrights, trade secrets and applications therefor (the "Company Intellectual Property Rights") except where the failure to own or possess valid rights to use such Company Intellectual Property Rights would not have a Material Adverse Effect on the Company.

    (b) The validity of the Company Intellectual Property Rights and the title thereto of the Company or any Subsidiary, as the case may be, is not being questioned in any pending litigation proceeding to which the Company or any Subsidiary is a party nor, to the knowledge of the Company, is any such litigation proceeding threatened. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and except as set forth in Section 4.24 of the Disclosure Letter, the conduct of the business of the Company and its Subsidiaries as now conducted does not, to the knowledge of the Company, infringe any valid patents, trademarks, trade names, service marks or copyrights of others, and the consummation of the transactions completed by this Agreement will not result in the loss or impairment of any Company Intellectual Property Rights.

    Section 4.25 RELATED PARTY TRANSACTIONS. Except as set forth in the Company SEC Reports or Section 4.25 of the Disclosure Letter, (a) no beneficial owner of 5% or more of the Company's outstanding capital stock, or (b) officer or director of the Company or (c) any Person (other than the Company) in which any such beneficial owner, officer or director owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by all such Persons) (collectively, "Related Parties") has any interest in: (i) any contract, arrangement or understanding with, or relating to, the business or operations of, the Company or any of its Subsidiaries; (ii) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness of the Company or any of its Subsidiaries; or (iii) any property (real, personal or mixed), tangible or intangible, used in the business or operations of the Company or any of its Subsidiaries, excluding any such contract, arrangement, understanding or agreement constituting an Employee Plan. Following the Effective Time, except for obligations set forth in this Agreement, neither the Company nor any of its Subsidiaries will have any obligations to any Related Party except for (i) accrued salary for the pay period commencing immediately prior to the Effective Time and (ii) the obligations set forth in the Company SEC Reports and Section 4.25 of the Disclosure Letter.

    Section 4.26  ASSETS.

    (a) The assets and properties of the Company and its Subsidiaries, considered as a whole, constitute all of the material assets and properties which are reasonably required for the business and operations of the Company and its Subsidiaries as presently conducted. The Company and its Subsidiaries have good and marketable title to or a valid leasehold estate in (i) all personal properties and assets reflected on the Company's Balance Sheet at the Balance Sheet Date (except for properties or assets subsequently sold in the ordinary course of business consistent with past practice), except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

    (b) Section 4.26 of the Disclosure Letter sets forth (i) a complete and accurate list of each improved and unimproved real property (a "Property") owned or leased by the Company or any of its Subsidiaries, and the current use of such Property and indicating whether the Property is owned or leased, (ii) a complete and accurate list of all leases pursuant to which the Company or any of its Subsidiaries lease personal property and which require an annual expenditure by the Company or any of its Subsidiaries individually in excess of One Hundred Thousand Dollars ($100,000) or which are not cancelable (without material penalty, cost or other liability) within one year and (iii) with respect to each lease for real property, the term (including renewal options) and current fixed rent.

    (c) Except as set forth in Section 4.26 of the Disclosure Letter, there are no pending or, to the knowledge of the Company, threatened condemnation or similar proceedings relating to any of the Properties of the Company and its Subsidiaries, except for such proceedings which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

    Section 4.27 DELAWARE SECTION 203. The provisions of Section 203 of Delaware Corporate Law will not apply to this Agreement, as it may be amended from time to time, or any of the transactions contemplated hereby. The Company has heretofore delivered to MergerSub a complete and correct copy of the resolutions of the Board of Directors of the Company to the effect that pursuant to 203(a)(1) of the Delaware Corporate Law, the restrictions contained in
Section 203 of Delaware Corporate Law are and shall be inapplicable to the Merger and the transactions contemplated by this Agreement, as it may be amended from time to time.

                                   ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF MERGERSUB

    MergerSub represents and warrants to the Company that:

    Section 5.1 CORPORATE EXISTENCE AND POWER. MergerSub is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers to execute and deliver this Agreement and to consummate the Merger and the transactions contemplated hereby. Since the date of its incorporation, MergerSub has not engaged in any activities other than in connection with or as contemplated by this Agreement and the Merger or in connection with arranging any financing required to consummate the transactions contemplated hereby.

    Section 5.2 CORPORATE AUTHORIZATION. The execution, delivery and performance by MergerSub of this Agreement and the consummation by MergerSub of the transactions contemplated hereby are within the corporate powers of MergerSub and have been duly authorized by all necessary corporate and stockholder action. This Agreement constitutes a valid and binding agreement of MergerSub.

    Section 5.3 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by MergerSub of this Agreement and the consummation by MergerSub of the transactions contemplated by this Agreement require no action by or in respect of, or filing with, any Governmental Authority other than (a) the filing of a certificate of merger in accordance with Delaware Corporate Law, (b) compliance with any applicable requirements of the HSR Act; (c) compliance with the applicable requirements of the Exchange Act; (d) compliance with the applicable requirements of the Securities Act; (e) compliance with any applicable foreign or state securities or Blue Sky laws; and (f) such other items the failure of which to be obtained will not have a Material Adverse Effect on MergerSub.

    Section 5.4 NON-CONTRAVENTION. The execution, delivery and performance by MergerSub of this Agreement and the consummation by MergerSub of the transactions contemplated hereby do not and will not (a) contravene or conflict with the certificate of incorporation or bylaws of MergerSub, (b) contravene, conflict with or constitute a violation of any provision of law, regulation, judgment, order or decree binding upon MergerSub, or (c) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of MergerSub or to a loss of any benefit to which MergerSub is entitled under any agreement, contract or other instrument binding upon MergerSub which in the aggregate would have a Material Adverse Effect on MergerSub.

    Section 5.5 DISCLOSURE DOCUMENTS. None of the information supplied or to be supplied by MergerSub for inclusion in the Company Proxy Statement will, at the date it is first mailed to stockholders of the Company or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

    Section 5.6 LITIGATION. There is no action, suit or proceeding, claim, arbitration or investigation against MergerSub pending or, to MergerSub's knowledge, threatened against MergerSub or any of its properties, assets or rights before any court, arbitrator or administrative or environmental body, which could prevent MergerSub from consummating the transactions contemplated by this Agreement.

    Section 5.7 FINDERS' FEES. Except for the parties providing the Financing, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of MergerSub who would be entitled to any fee or commission from MergerSub or any of its affiliates upon consummation of the transactions contemplated by this Agreement.

    Section 5.8 FINANCING. MergerSub shall have at the Closing sufficient cash through a combination of committed capital from its investors and commitments from financial institutions, subject to the conditions set forth in the Financing Letters (as defined below), to enable it to pay the full Merger Consideration as provided herein, to make all other necessary payments by it in connection with the Merger (including the repayment of certain outstanding indebtedness of the Surviving Corporation) and to pay all of the related fees and expenses (the "Financing"). The Company shall use all reasonable efforts to cooperate with and assist MergerSub in obtaining the Financing. The parties acknowledge that financing letters from the following Persons have been delivered to the Board of Directors of the Company: (y) Leonard Green & Partners, L.P. and (z) DLJ Capital Funding, Inc. and DLJ Bridge Finance, Inc. (collectively, the "Financing Letters"). Notwithstanding anything in this
Section 5.8 to the contrary, the Financing Letters delivered to the Board of Directors of the Company on or before the date of this Agreement may be superseded at the option of MergerSub after the date hereof but prior to the Effective Time by letters (the "New Financing Letters") delivered to the Board of Directors of the Company which contemplate co-investment by a third party, which New Financing Letters shall be identical in all material respects to the Financing Letters except for changes necessary to reflect the co-investment, provided that the terms of the New Financing Letters shall not have any adverse effect upon the ability to consummate, or expand upon the conditions precedent to, the Financing as set forth in the Financing Letters. In such event, the term "Financing Letters" as used herein shall be deemed to refer to the New Financing Letters.

    Section 5.9 CAPITALIZATION. As of the date hereof, the authorized capital shares of MergerSub consists of 1,000 shares of common stock, $.01 par value per share, of which as of the date hereof there were outstanding 10 shares. Immediately prior to the Effective Time, the authorized capital shares of MergerSub will consist of (i) 3,500,000 shares of common stock, $.01 par value per share, of which immediately prior to the Effective Time there will be outstanding 2,151,516 shares and (ii) 21,000,000 shares of preferred stock, of which immediately prior to the Effective Time there will be 2,600,000 shares outstanding. All outstanding capital stock of MergerSub have been duly authorized and validly issued and are fully paid and nonassessable. As of the moment immediately prior to the Effective Time, except as set forth in this
Section 5.9, there will be, (A) no capital stock or other voting securities of MergerSub, (B) no securities of MergerSub convertible into or exchangeable for capital stock of MergerSub and (C) no options or other rights to acquire from MergerSub, and no obligation of MergerSub to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of MergerSub (the items referred to in clauses (A), (B) and (C) being referred to collectively as the "MergerSub Securities"). There are no outstanding obligations of MergerSub to repurchase. redeem or otherwise acquire any MergerSub Securities.

                                   ARTICLE VI
                            COVENANTS OF THE COMPANY

    Section 6.1  CONDUCT OF THE COMPANY.  Except for matters set forth in
Section 6.1 of the Disclosure Letter or as otherwise contemplated by or specifically provided in this Agreement, without the prior written consent of MergerSub (which shall not be unreasonably withheld) from the date hereof to the Effective Time, the Company shall carry on its business in the ordinary and usual course of business and consistent with past practice and shall use its reasonable best commercial efforts to (i) preserve intact its present business organization, (ii) maintain in effect all material federal, state and local Permits that are required for the Company or any of its Subsidiaries to carry on its business, (iii) keep available the services of its key officers and employees and (iv) maintain satisfactory relationships with its customers, lenders, suppliers and others having material business relationships with it. Without limiting the generality of the foregoing, and except for matters set forth in Section 6.1 of the Disclosure Letter attached hereto or as otherwise contemplated by or specifically provided in this Agreement, without the prior written consent of MergerSub (which shall not be unreasonably withheld), prior to the Effective Time, the Company shall not and shall not permit its Subsidiaries to:

    (a) adopt any change in its amended and restated certificate of incorporation or bylaws or comparable organizational documents;

    (b) except pursuant to existing agreements or arrangements (i) acquire (by merger, consolidation, acquisition of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment) any corporation, partnership or other business organization or division thereof, or sell, lease or otherwise dispose of a material amount of assets (excluding sales of inventory or other assets in the ordinary course of business) or securities;
(ii) waive, release, grant, or transfer any rights of material value; (iii) modify or change in any material respect any material Permit; (iv) except to refund or refinance commercial paper, incur, assume or prepay any indebtedness for borrowed money except in the ordinary course of business, consistent with past practice; (v) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any indebtedness for borrowed money or trade payables of any other Person, except in the ordinary course of business consistent with past practice; (vi) make any loans, advances or capital contributions to, or investments in, any other Person, except in the ordinary course of business, consistent with past practice; (vii) authorize any capital expenditure or expenditures not in the ordinary course of business that have not been authorized and approved prior to the date hereof (other than the Company's computer upgrade currently in process) which (A) individually is in excess of Five Hundred Thousand Dollars ($500,000) or (B) in the aggregate, from the date hereof to and including October 31, 1999, are in excess of Two Million Dollars ($2,000,000) or (C) in the aggregate, inclusive of amounts in clause (B) above, from the date hereof to and including January 31, 2000, are in excess of Five Million Dollars ($5,000,000); (viii) pledge or otherwise encumber shares of capital stock of the Company or any of its Subsidiaries; (ix) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon; (x) enter into any contract or agreement other than in the ordinary course of business consistent with past practice that would be material to the Company and its Subsidiaries, taken as a whole; or (xi) amend, modify or waive in any material respects any right under any material contract of the Company or any of its Subsidiaries;

    (c) take any action that would result in any representation and warranty of the Company hereunder becoming untrue in any material respects as of the Effective Time;

    (d) split, combine or reclassify any shares of, declare, set aside or pay any dividend (including, without limitation, an extraordinary dividend) or other distribution (whether in cash, stock or property or any combination thereof) in respect of Company Securities or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Company Securities;

    (e) adopt or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or employee benefit plan, agreement, trust, plan, fund or other arrangement for the benefit and welfare of any director, officer or employee, or increase in any manner the compensation or fringe benefits of any director, officer or any class of employees (or support any portion thereof) or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options or stock appreciation rights or the removal of existing restrictions in any benefit plans or agreements); provided, however, that notwithstanding the foregoing, the Company shall be entitled to adopt or amend any bonus, profit sharing, compensation, severance, deferred compensation, termination of employment agreement for the benefit and welfare of any individual employee (excluding officers), or increase in any manner the compensation or fringe benefits of any such employee in each case in the ordinary course of business and consistent with past practice;

    (f) except as required by applicable Law or GAAP, revalue in any material respect any of its assets, including writing down the value of inventory in any material manner or write-off of notes or accounts receivable in any material manner;

    (g) pay, discharge or satisfy any material claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business, consistent with past practices, or as otherwise required by the terms thereof;

    (h) make any material Tax election or settle or compromise any material Tax liability;

    (i) make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP;

    (j) authorize for issuance, issue, sell, deliver or agree or commit to issue sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any Company Securities (except bank loans) or equity equivalents;

    (k) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger);

    (l) alter through merger, liquidation, reorganization, restructuring or any other fashion the corporate structure of ownership of any Subsidiary; or

   (m) agree or commit to do any of the foregoing.

    Section 6.2 STOCKHOLDER MEETING; PROXY MATERIAL. The Company shall cause a meeting of its stockholders (the "Company Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the adoption of this Agreement and the Merger. In connection with such meeting, the Company (i) will as promptly as practicable prepare and file with the SEC, will use its reasonable best efforts to have cleared by the SEC and will thereafter mail to its stockholders as promptly as practicable, the Company Proxy Statement and all other proxy materials for such meeting, (ii) will use its reasonable best efforts to obtain the necessary vote for adoption by its stockholders of this Agreement and the Merger and shall take all other action necessary or, in the reasonable opinion of MergerSub, advisable to secure any vote of stockholders required by Delaware Corporate Law to effect the Merger and
(iii) will otherwise comply with all legal requirements applicable to such meeting.

    Section 6.3 ACCESS TO INFORMATION; RIGHT OF INSPECTION. From the date hereof until the Effective Time, the Company will give MergerSub, its counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of the Company (so long as such access does not unreasonably interfere with the operations of the Company), will furnish to MergerSub, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct the Company's employees, counsel and financial advisors to cooperate with MergerSub in its investigation of the business of the Company; provided that any information provided to MergerSub pursuant to this Section 6.3 shall be subject to the Confidentiality Agreement.

    Section 6.4  OTHER POTENTIAL ACQUIRERS.

    (a) Neither the Company nor any of its affiliates shall, nor shall the Company authorize or permit any of its or their respective officers, directors, employees, representatives or agents to, directly or indirectly, encourage, solicit or engage in discussions or negotiations with or provide any non-public information to any person or group (other than MergerSub or its affiliates or any designees of MergerSub or its affiliates) concerning any Third Party Acquisition; provided, however, that nothing herein shall prevent the Board of Directors of the Company from (i) taking and disclosing to the Company's stockholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender or exchange offer; and (ii) conducting such "due diligence" inquiries (which shall be in writing to the extent possible) in response to any Third Party Acquisition proposal as the Board of Directors of the Company determines in its good faith judgment, after consultation with and based, among other things, upon the advice of legal counsel, may be required in order to comply with its fiduciary duties. The Company shall immediately notify the MergerSub in the event it receives any proposal or inquiry concerning a Third Party Acquisition, including the terms and conditions thereof and the identity of the party submitting such proposal, and shall promptly update MergerSub of the status and any material developments concerning the same, including furnishing copies of any such written inquiries.

    (b) Except as set forth in this Section 6.4(b), the Board of Directors of the Company shall not withdraw its recommendation of the transactions contemplated hereby or approve or recommend, or cause the Company to enter into any agreement with respect to, any Third Party Acquisition. If the Board of Directors of the Company, by a majority disinterested vote determines in its good faith judgment after consultation with and based, among other things, upon the advice of legal counsel, that it is required to do so in order to comply with its fiduciary duties, the Board of Directors of the Company may withdraw its recommendation of the transactions contemplated hereby or approve or recommend a Superior Proposal (as defined in subsection (c) below), but in each case only (i) after providing written notice to MergerSub (a "Notice of Superior Proposal") advising MergerSub that the

Board of Directors of the Company has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal and (ii) if MergerSub does not, within two
(2) business days of MergerSub's receipt of the Notice of Superior Proposal, make an offer that the Board of Directors of the Company by a majority disinterested vote determines in its good faith judgment (after receipt of written advice of a financial adviser of nationally recognized reputation consistent with such determination) to be at least as favorable to the Company's stockholders as such Superior Proposal; provided, however, that the Company shall not be entitled to enter into any agreement with respect to a Superior Proposal unless and until this Agreement is terminated by its terms pursuant to
Section 10.1 and the Company has paid all amounts due to MergerSub pursuant to
Section 10.2. Any disclosure that the Board of Directors of the Company may be compelled to make with respect to the receipt of a proposal for a Third Party Acquisition or otherwise in order to comply with its fiduciary duties or Rule 14d-9 or 14e-2 will not constitute a violation of this Agreement, provided that such disclosure states that no action will be taken by the Board of Directors of the Company in violation of this Section 6.4(b).

    (c) For the purposes of this Agreement, "Third Party Acquisition" means the occurrence of any of the following events: (i) the acquisition of the Company by merger or otherwise by any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than MergerSub or any affiliate thereof (a "Third Party"); (ii) the acquisition by a Third Party of any material portion of the assets of the Company and its Subsidiaries taken as a whole, other than the sale of its products in the ordinary course of business consistent with past practices; (iii) the acquisition by a Third Party of ten percent (10%) or more of the outstanding Common Stock or the issuance by the Company of preferred stock of a new series containing terms which are inconsistent with the consummation of the transactions contemplated by this Agreement; (iv) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend; (v) the repurchase by the Company or any of its Subsidiaries of more than ten percent (10%) of the outstanding Shares; or (vi) the acquisition by the Company or any of its Subsidiaries by merger, purchase of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment in any business whose annual revenues, net income or assets is equal or greater than ten percent (10%) of the annual revenues, net income or assets of the Company, other than any such acquisition to which MergerSub has consented pursuant to Section 6.1(b). For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal to acquire directly or indirectly for consideration consisting of cash and/ or securities more than ten percent (10%) of the Shares then outstanding or all or substantially all the assets of the Company and otherwise for a consideration higher than the Merger Consideration and on terms that the Board of Directors of the Company by a majority vote determines in its good faith judgment (after receipt of written advice of a financial advisor of nationally recognized reputation consistent with such determination) to be more favorable to the Company's stockholders than the Merger.

    Section 6.5 RESIGNATION OF DIRECTORS. Prior to the Effective Time, the Company shall deliver to MergerSub evidence satisfactory to MergerSub of the resignation of all directors of the Company (other than Greg Grosch) effective at the Effective Time.

    Section 6.6 NOTICE. Promptly after the date hereof, the Company shall deliver to the holders of shares of its preferred stock in accordance with Section D(d)(iii)(D)(a) of Article IV of the Company's certificate of incorporation written notice of the pendency of an Automatic Conversion Event within the meaning of Section D(d)(iii)(D)(a) of Article IV of the Company's certificate of incorporation.

                                  ARTICLE VII
                             COVENANTS OF MERGERSUB

    Section 7.1 VOTING OF SHARES. MergerSub agrees to vote all Shares beneficially owned by it (including, without limitation, the shares subject to the Voting Agreements) in favor of adoption of this Agreement at the Company Stockholder Meeting.

    Section 7.2 DIRECTOR AND OFFICER LIABILITY. The Surviving Corporation shall honor all of the Company's obligations to indemnify and hold harmless (including any obligations to advance funds for expenses) the present and former officers and directors of the Company in respect of acts or omissions occurring prior to the Effective Time to the extent provided under the Company's articles of incorporation and bylaws in effect on the date hereof, and such obligations shall survive the Merger and shall continue in full force and effect in accordance with the terms of the Surviving Corporation's articles of incorporation and bylaws from the Effective Time until the expiration of the applicable statue of limitations with respect to any claims against such directors or officers arising out of such acts or omissions; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable Law. For a period of 6 years after the Effective Time, the Surviving Corporation shall cause to be maintained the current policies of officers' and directors' liability insurance maintained by the Company (the "Current Policies") (provided that the Surviving Corporation may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amount containing terms and conditions that are no less favorable (the "Replacement Policies")) in respect of acts or omissions occurring prior to the Effective Time covering each such Person currently covered by such Current Policies; provided, however, that in no event will the Surviving Corporation be required to expend in excess of 175% of the annual premium currently paid by the Company for such coverage (or such coverage as is available for 175% of such annual premium); provided further that if the annual premium required to cause the Current Policies to be maintained as provided in this Section 7.2 exceeds 175% of the annual premium currently paid by the Company, any present or former officer or director of the Company who desires to be covered by the Current Policies may so elect and shall be covered by the Current Policies so long as such former officer or director pays the portion of the premium for such Current Policies in excess of the amount which the Surviving Corporation is obligated to pay pursuant to this Section 7.2.

                                  ARTICLE VIII
                     COVENANTS OF MERGERSUB AND THE COMPANY

    The parties hereto agree that:

    Section 8.1 REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Each party shall also refrain from taking, directly or indirectly, any action which would impair such party's ability to consummate the Merger and the other transactions contemplated hereby. Without limiting the foregoing, the Company shall use its reasonable best efforts to (i) take all action necessary so that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger or any of the other transactions contemplated by this Agreement and
(ii) if any state takeover statute or similar statute or regulation becomes applicable to any of the foregoing, take all action necessary so that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement. Notwithstanding the foregoing, the Board of Directors of the Company shall not be prohibited form taking any action permitted by Section 6.4.

    Section 8.2  CERTAIN FILINGS.

    (a) The Company and MergerSub shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in seeking any such actions, consent approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Company Proxy Statement and seeking to obtain any such actions, consents, approvals or waivers, provided, however, that the Company shall not be required to make any material monetary expenditure or grant any material accommodation (financial or otherwise) in connection with any of the foregoing.

    (b) The Company and MergerSub shall (i) use their respective reasonable best efforts to take or cause to be taken, (A) all actions necessary, proper or advisable by such party with respect to the prompt preparation and filing with the SEC of the Company Proxy Statement, (B) such actions as may be required to have the Company Proxy Statement cleared by the SEC, as promptly as practicable, and (C) such actions as may be required to be taken under the Exchange Act and state securities or applicable Blue Sky Laws in connection with the Merger and
(ii) promptly prepare and file all necessary documentation, effect all necessary applications, notices, petitions and filings, and use all reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of Governmental Authorities (including, without limitation, any filing under the HSR Act or any other applicable antitrust law or regulation).

    (c) The Company agrees to provide and will cause its Subsidiaries and its and their respective officers, employees and advisors to provide, (i) prior to the Effective Date, all documents that MergerSub may reasonably request relating to the existence of the Company and the authority of the Company for this Agreement, all in form and substance reasonably satisfactory to MergerSub and
(ii) all necessary cooperation in connection with the arrangement of any financing to be consummated contemporaneous with or at or after the Effective Date in respect of the transactions contemplated by this Agreement, including
(x) participation in meetings, and due diligence sessions, (y) furnishing information required to be included in the preparation of offering memoranda, private placement memoranda, prospectuses and similar documents and (z) the execution and delivery of any commitment letters, underwriting or placement agreements, pledge and security documents, other definitive financing documents, or other requested certificates or documents, including a certificate of the chief financial officer of the Company with respect to solvency matters, comfort letters of accountants and legal opinions as may be requested by MergerSub; provided that the form and substance of any of the material documents referred to in clause (y) and the terms and conditions of any of the material agreements and other documents referred to in clause (z) shall be substantially consistent with the terms and conditions of the Financing required to satisfy the condition precedent set forth in Section 9.2(c).

    Section 8.3 PUBLIC ANNOUNCEMENTS. MergerSub and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby (other than following a change, if any, of the Board of Directors of the Company's recommendation of the Merger (in accordance with Section 6.4(b))), and except for any press release or public statement as may be required by applicable Law or any listing agreement with Nasdaq, will not issue any such press release or make any such public statement prior to such consultation.

    Section 8.4 FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or MergerSub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or MergerSub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

    Section 8.5 NOTICES OF CERTAIN EVENTS. Each of the parties hereto shall promptly notify the other party of:

        (i) the receipt by such party of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

        (ii) the receipt by such party of any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

       (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of such party's knowledge threatened against, or affecting such party which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement or which relate to the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE IX
                            CONDITIONS TO THE MERGER

    Section 9.1 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of the Company and MergerSub to consummate the Merger are subject to the satisfaction of the following conditions:

    (a) This Agreement shall have been approved in accordance with the Delaware Corporation Law by the affirmative vote of the holders of a majority in voting interests of the Shares;

    (b) Any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated; and

    (c) No provision of any applicable Law and no judgment, order, decree or injunction shall prohibit or restrain the consummation of the Merger; provided, however, that the Company and MergerSub shall each use their reasonable best efforts to have any such judgment, order, decree or injunction vacated.

    Section 9.2 CONDITIONS TO THE OBLIGATIONS OF MERGERSUB. The obligations of MergerSub to consummate the Merger are subject to the satisfaction of the following further conditions:

    (a) The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, the representations and warranties of the Company contained in this Agreement shall be true in all material respects at and as of the Effective Time (provided that representations made as of a specific date shall be required to be true as of such date only) as if made at and as of such time and MergerSub shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of the Company to his knowledge to the foregoing effect;

    (b) There shall not be pending (i) any action or proceeding by any Governmental Authority or (ii) any action or proceeding by any other Person, in any case referred to in clauses (i) and (ii), before any court or Governmental Authority that has reasonable likelihood of success seeking to (w) make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the Merger or seeking to obtain material damages, (x) restrain or prohibit MergerSub's (including its affiliates) ownership or operation of all or any material portion of the business or assets of the Surviving Corporation or the Company, or to compel MergerSub or any of its affiliates to dispose of or hold separate all or any material portion of the business or assets of the Surviving Corporation or the Company, (y) impose or confirm material limitations on the ability of MergerSub or any of its affiliates to effectively control the business or operations of the Surviving Corporation or the Company or effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote any Shares acquired or owned by MergerSub or any of its affiliates on all matters properly presented to the Company's stockholders, or (z) require divestiture by MergerSub or any of its affiliates of any material amount of Shares, and no court, arbitrator or Governmental Authority shall have issued any judgment, order, decree or injunction, and there shall not be any statute, rule or regulation, that, in the sole judgment of MergerSub is likely, directly or indirectly, to result in any of the consequences referred to in the preceding clauses (w) through (z); provided, however, that MergerSub shall use its reasonable best efforts to have any such judgment, order, decree or injunction vacated;

    (c) MergerSub shall have obtained the Financing pursuant to Section 5.8, it being acknowledged that if the parties to the Financing Letters or New Financing Letters other than Leonard Green & Partners, L.P. are prepared to perform thereon, the condition contained in this Section 9.2(c) shall be deemed to have been satisfied;

    (d) The aggregate number of Shares of the Company on the Effective Time of the Merger, the holders of which have demanded purchase of their shares from the Company in accordance with the provisions of the Delaware Corporate Law, shall not equal 10% or more of the shares of the Company outstanding as of the record date for the Company Stockholder Meeting;

    (e) No change in accounting practices or policies after the date hereof shall cause MergerSub reasonably to conclude that the Merger will not be recorded as a recapitalization for financial reporting purposes;

    (f) The Voting Agreements and the Irrevocable Proxies shall be in full force and effect;

    (g) Each of the individuals referred to in Section 2.2(c) shall have executed and delivered to MergerSub an employment agreement substantially in the form of EXHIBIT B;

    (h) Each of the individuals referred to in Section 2.2(c) shall have executed and delivered to MergerSub a Stockholders Agreement substantially in the form of EXHIBIT C;

    (i) The Board of Directors of the Company shall have made a determination pursuant to Section E of Article XI of the Company's certificate of incorporation that the transactions contemplated hereby meet the requirements of Section C of such Article XI; and

    (j) Since the date of this Agreement, there shall not have occurred any change, event, occurrence, development or circumstance which, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect on the Company.

    Section 9.3 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following further conditions:

    (a) MergerSub shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, the representations and warranties of MergerSub contained in this Agreement and in any certificate or other writing delivered by it pursuant hereto shall be true in all material respects at and as of the Effective Time (provided that representations made as of a specific date shall be required to be true as of such date only) as if made at and as of such time and the Company shall have received a certificate signed by the President or any Vice President of MergerSub to the foregoing effect; and

    (b) The Board of Directors of the Company shall have received advice, reasonably satisfactory to the Board, from an independent advisor to the effect that the transactions contemplated herein are fair and reasonable to the Company and its stockholders.

                                   ARTICLE X
                                  TERMINATION

    Section 10.1 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

    (a) By mutual written consent of the Company on the one hand and MergerSub on the other hand;

    (b) By either the Company or MergerSub, if the Merger has not been consummated by January 31, 2000, provided that the party seeking to exercise such right is not then in breach in any material respect of any of its obligations under this Agreement;

    (c) By either the Company or MergerSub, if MergerSub (in the case of termination by the Company) or the Company (in the case of termination by MergerSub) shall have breached in any material respect any of its covenants or obligations under this Agreement or any representation or warranty of MergerSub (in the case of termination by the Company) or of the Company (in the case of termination by MergerSub) shall have been incorrect in any material respect when made or at any time prior to the Effective Time (unless such breach is capable of cure and, in such case, the breaching party shall not have cured such breach within 15 days after the receipt of written notice from the non-breaching party to the breaching party of such breach);

    (d) By either the Company or MergerSub, if any court of competent jurisdiction in the United States or other United States federal or state Governmental Entity shall have issued a final order, decree or ruling, or taken any other final action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable;

    (e) By MergerSub (i) if prior to the consummation of the Merger, the Board of Directors of the Company shall have withdrawn, or modified or changed in a manner adverse to MergerSub its approval or recommendation of this Agreement or the Merger or shall have approved a Third Party Acquisition; provided, that MergerSub shall not be entitled to terminate this Agreement pursuant to this
Section 10.1(e) solely as a result of the Company or the Board of Directors of the Company making such disclosure to the Company's stockholders as, in good faith judgment of the Board of Directors of the Company, after receiving advice from outside counsel, is required under applicable law; or (ii) if there shall have occurred a Third Party Acquisition; or (iii) if the Company, or any of the Company's officers, directors, employees, representatives or agents, shall take any of the actions described in the first sentence of Section 6.4(a) hereof, other than the proviso thereto;

    (f) By the Company if the Company has approved a Superior Proposal in accordance with Section 6.4(b), provided the Company has complied with all provisions thereof, including the notice provisions therein, and that it makes simultaneous payment of the Expenses and the Termination Fee; or

    (g) By either the Company or MergerSub if, at a duly held stockholders meeting of the Company or any adjournment thereof at which this Agreement is voted upon, the requisite stockholder vote in favor of the adoption of this Agreement shall not have been obtained.

    The party desiring to terminate this Agreement pursuant to Sections 10.1(b) through (g) shall give written notice of such termination to the other party in accordance with Section 11.1.

    Section 10.2  TERMINATION FEE.

    (a) Notwithstanding any other provision of this Agreement, if this Agreement is terminated pursuant to any of Sections 10.1(e) or 10.l(f), then the Company shall immediately pay to MergerSub a break-up fee of Twelve Million Dollars ($12,000,000) (the "Termination Fee"). The parties hereto agree that the Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate MergerSub for the costs incurred, efforts expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision. In addition, if this Agreement is terminated pursuant to Section 10.1(g), or because the stockholder's meeting contemplated therein was never noticed or held by the Company, then in the event that, after the date hereof and prior to such termination, either (A) a Third Party Acquisition described in Section 6.4(c)(iii) occurs, or (B) any Third Party shall have made, proposed, communicated or disclosed an intention to make a proposal with respect to a Third Party Acquisition (and, if the stockholder's meeting contemplated by Section 10.1(g) was held, in the additional circumstance where MergerSub was unable, despite using commercially reasonable efforts, to exercise its rights under the Voting Agreements to vote the shares covered thereby in favor of the adoption of this Agreement) then the Company shall immediately pay to MergerSub the Termination Fee.

    (b) The Company shall pay, or reimburse MergerSub, upon submission of one or more statements therefor, accompanied by reasonable supporting documentation, for the amount of all out of pocket costs, fees and expenses reasonably incurred by any of them or on their behalf arising out of, in connection with, or related to this Agreement, the Merger and the consummation of all transactions contemplated by this Agreement (including, without limitation, HSR Act and other filing fees, fees and expenses of printers, accountants, financial advisors, attorneys, consultants and appraisers, or any Person providing or proposing to provide Financing, as well as commitment and other fees, charges and expenses of any such Person) (the "Expenses"); provided, however, that the Company shall not be required to pay or reimburse MergerSub for Expenses if (x) MergerSub fails in any material respect to perform any of its material obligations under this Agreement and has not cured such non-performance within 20 days after MergerSub has received written notice from the Company specifying the nature of such non-performance, or (y) MergerSub has materially breached any of the material representations or warranties made by it in Article V, and such breach is not cured (if the same is susceptible of being cured) within 20 days after MergerSub has received written notice from the Company specifying the nature of such breach or (z) the condition to closing set forth in Section 9.2(c) has not been fulfilled, other than by reason of the failure of the Company to fulfill the condition to closing set forth in Section 9.2(j).

    Section 10.3 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 10.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto except to the extent that such termination results from the willful and material breach by a party of any representation, warranty or covenant contained in this Agreement except that the xagreements contained in the last proviso of Section 6.3 and Sections 10.2, 10.3, 11.1, 11.4 and 11.7 shall survive the termination hereof.

                                   ARTICLE XI
                                 MISCELLANEOUS

    Section 11.1 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

       if to MergerSub, to:

       WC Recapitalization Corp.
       11111 Santa Monica Boulevard,
       Suite 2000
       Los Angeles, California 90025
       Attention: Peter Nolan

       Telephone: (310) 954-0444
       Facsimile: (310) 954-0404

       with a copy to:

       Gibson, Dunn & Crutcher LLP
       333 South Grand Avenue,
       Suite 4800
       Los Angeles, California 90071
       Attention: Jennifer Bellah Maguire, Esq.
       Telephone: (213) 229-7000
       Facsimile: (213) 229-7520

       if to the Company, to:

       White Cap Industries, Inc.
       3120 Airway Avenue
       Costa Mesa, CA 92626
       Attention: Greg Grosch
       Telephone: (714) 850-0900
       Facsimile: (714) 859-1634

       with a copy to:

       Hogan & Hartson L.L.P.
       1200 Seventeenth Street, Suite 1500
       Denver, Colorado 80202
       Attention: Steven A. Cohen
       Telephone: (303) 899-7300
       Facsimile: (303) 899-7333

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate telecopy confirmation is received or (ii) if given by any other means when delivered at the address specified in this Section 11.1.

    Section 11.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall survive until (but not beyond) the Effective Time. This Section 11.2 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

    Section 11.3  AMENDMENTS' NO WAIVERS.

    (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment by the Company and MergerSub or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the stockholders of the Company, there shall be no amendment that by law requires further approval by the stockholders of the Company without the further approval of such stockholders.

    (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

    Section 11.4 EXPENSES. Except as provided in Sections 6.4 and 10.2, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

    Section 11.5 TRANSFER TAXES. All stock transfer, real estate transfer, documentary, stamp, recording and other similar taxes (including interest, penalties and additions to any such Taxes) ("Transfer Taxes") incurred in connection with the transactions contemplated by this Agreement shall be paid by either MergerSub or the Surviving Corporation, and the Company shall cooperate with MergerSub in preparing, executing and filing any returns with respect to such Transfer Taxes.

    Section 11.6 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

    Section 11.7 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware.

    Section 11.8 COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

    Section 11.9 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

    Section 11.10. SPECIFIC PERFORMANCE. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

    Section 11.11 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, (i) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (ii) except for the provisions of Article II and Section 7.2, is not intended to confer upon any Person other than the parties any rights or remedies.

    [Signature Page Follows]

                                   SIGNATURES

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                THE COMPANY
                                WHITE CAP INDUSTRIES, INC.

                                By:  /s/ GREG GROSCH
                                     -----------------------------------------
                                     Name: Greg Grosch
                                     Title:

                                MERGERSUB
                                WC RECAPITALIZATION CORP.

                                By:  /s/ PETER J. NOLAN
                                     -----------------------------------------
                                     Name: Peter J. Nolan
                                     Title: President

                                   EXHIBIT A
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           WHITE CAP INDUSTRIES, INC.
                            (A DELAWARE CORPORATION)

    The undersigned, for the purpose of amending and restating the Certificate of Incorporation of White Cap Industries, Inc., a Delaware corporation (the "Corporation"), does hereby certify that:

    1. The date of filing of the Corporation's original Certificate of
Incorporation with the Secretary of State of the State of Delaware was       ,
      under the name White Cap Holdings, Inc.

    2. This Amended and Restated Certificate of Incorporation has been duly adopted pursuant to the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

    3. The Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

                                   ARTICLE I
                              NAME OF CORPORATION

    The name of this corporation is:

                           White Cap Industries, Inc.

                                   ARTICLE II
                               REGISTERED OFFICE

    The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington 19801, County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.

                                  ARTICLE III
                                    PURPOSE

    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                   ARTICLE IV
                            AUTHORIZED CAPITAL STOCK

    SECTION 1. AUTHORIZED SHARES. The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Preferred Stock" and "Common Stock"; the total number of shares that the Corporation shall have authority to issue is Two Hundred Forty-Five Million (245,000,000); the total number of shares of Preferred Stock shall be Two Hundred Ten Million (210,000,000); and the total number of shares of Common Stock shall be Thirty-Five Million (35,000,000), and each such share shall have a par value of one cent ($.01).

    SECTION 2. PREFERRED STOCK. The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board") is hereby vested with authority to fix by resolution or resolutions prior to the issuance thereof, the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the dividend rate, conversion or exchange rights, redemption price, voting rights and liquidation preference, of any series of shares of

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Preferred Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

    SECTION 3. DISTRIBUTIONS UPON LIQUIDATION. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of each series of Preferred Stock shall be entitled to receive, out of the net assets of the Corporation, an amount for each share of such series of Preferred Stock equal to the amount fixed and determined by the Board in the resolution or resolutions creating such series and providing for the issuance of such shares, and no more, before any of the assets of the Corporation shall be distributed or paid over to the holders of Common Stock. After payment in full of said amounts to the holders of Preferred Stock of all series, the remaining assets and funds of the Corporation shall be divided among and paid to the holders of shares of Common Stock. If, upon such dissolution, liquidation or winding up, the assets of the Corporation distributable as aforesaid among the holders of Preferred Stock of all series shall be insufficient to permit full payment to them of said preferential amounts, then such assets shall be distributed ratably among such holders of Preferred Stock in proportion to the respective total amounts that they shall be entitled to receive as provided in this Section 3.

                                   ARTICLE V
                        ANNUAL MEETINGS OF STOCKHOLDERS

    The annual meeting of stockholders shall be held at such time, on such date and at such place (within or without the State of Delaware) as provided in the bylaws of the Corporation. Subject to any requirement of applicable law, the books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the bylaws of the Corporation.

                                   ARTICLE VI
                    CALL OF SPECIAL MEETINGS OF STOCKHOLDERS

    Special meetings of stockholders of the Corporation for any purpose or purposes may be called at any time (i) by a majority of the members of the Board or (ii) by a committee of the Board that has been duly designated by the Board and whose power and authority, as provided in a resolution by the Board or in the bylaws of the Corporation, includes the power to call such meetings; but such special meetings of stockholders of the Corporation may not be called by any other person or persons or in any other manner; PROVIDED, HOWEVER, that if and to the extent that any special meeting of stockholders may be called by any other Person or Persons specified in any certificate of designations filed under
Section 151(g) of the Delaware General Corporation Law (or its successor statute as in effect from time to time), then such special meeting may also be called by the person or persons, in the manner, at the times and for the purposes so specified.

                                  ARTICLE VII
               ELECTION OF DIRECTORS AND OTHER STOCKHOLDER ACTION

    Any election of directors need not be by written ballot unless the bylaws of the Corporation shall so provide. No action required to be taken or which may be taken at any meeting of the stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing without a meeting to the taking of any action is denied.

                                  ARTICLE VIII
                             ELECTION OF DIRECTORS

    SECTION 1. BALLOT. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

    SECTION 2. ELECTION OF DIRECTORS BY PREFERRED STOCKHOLDERS. During any period when the holders of any Preferred Stock or any one or more series thereof, voting as a class, shall be entitled to elect a specified number of directors, by reason of dividend arrearages or other provisions giving them the right to do so, then and during such time as such right continues (a) the then otherwise authorized number of directors shall be increased by such specified number of directors, and the holders of such Preferred Stock or such series thereof, voting as a class, shall be entitled to elect the additional directors so provided for, pursuant to the provisions of such Preferred Stock or series; and (b) each such additional director shall serve for such term, and have such voting powers, as shall be stated in the provisions pertaining to such Preferred Stock or series; PROVIDED, HOWEVER, that, notwithstanding the foregoing, any such director's term shall earlier expire upon the due election and qualification of a successor to such director or upon any resignation, disqualification or removal of such director in accordance with law. Whenever the holders of shares of any series of Preferred Stock are divested of such rights to elect a specified number of directors pursuant to the resolution or resolutions of the Board creating such series and providing for the issuance of such shares, the terms of office of all directors elected by the holders of such series of Preferred Stock pursuant to such rights, or elected to fill any vacancies resulting from the death, resignation or removal of directors so elected by the holders of such series of Preferred Stock, shall forthwith terminate and the authorized number of directors shall be reduced accordingly.

    SECTION 3. STOCKHOLDER NOMINEES. Nominations by stockholders of persons for election to the Board shall be made only in accordance with the procedures set forth in the bylaws of the Corporation.

    SECTION 4. REMOVAL. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board, may be removed from office with or without cause, at any time, and only by the affirmative vote of the holders of a majority of the shares of voting stock then outstanding.

                                   ARTICLE IX
                         LIABILITY AND INDEMNIFICATION

    To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (the "Delaware Law"), a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The Corporation shall indemnify, in the manner and to the fullest extent permitted by the Delaware Law, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Corporation may indemnify, in the manner and to the fullest extent permitted by the Delaware Law, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Expenses incurred by any such director, officer, employee or agent in defending any such action, suit or proceeding may be advanced by the Corporation prior to the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified as authorized by the Delaware Law and this Article IX. The Corporation may, to the fullest extent permitted by the Delaware Law, purchase and maintain insurance on behalf of any such director, officer, employee or agent against any liability which may be asserted against such person. To the fullest extent permitted by the Delaware Law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and, in the manner provided by the Delaware Law, any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by the Delaware Law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

    No repeal or modification of the foregoing paragraph shall adversely affect any right or protection of a director of the Corporation existing by virtue of the foregoing paragraph at the time of such repeal or modification.

                                   ARTICLE X
                       CREDITOR COMPROMISE OR ARRANGEMENT

    Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

    IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation on behalf of the Corporation and does hereby verify and affirm, under penalty of perjury, that this Amended and Restated Certificate of Incorporation is the act and deed of the Corporation and that the facts
stated herein are true as of       , 1999.

                                          WHITE CAP INDUSTRIES, INC.

                                          By:___________________________________

                                          Name:_________________________________

                                          Title:________________________________

                                  EXHIBIT B-1
                SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT

    THIS SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement"),
effective as of             , 1999, by and between WHITE CAP INDUSTRIES II,
INC., a Delaware corporation (the "Company"), and GREG GROSCH, an individual ("Executive"), amends and restates the Amended and Restated Employment Agreement, entered into as of November 1, 1997, by and between the Company and Executive.

    NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1. EMPLOYMENT. The Company shall employ Executive, and Executive accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date of this Agreement and ending as provided in Section 5 hereof (the "Employment Period").

    2. POSITION AND DUTIES.

        (a) During the Employment Period, Executive shall serve as the Chairman, President and Chief Executive Officer of the Company (and will have the same position with White Cap Industries, Inc. ("Holdings")) and shall have the normal and reasonable duties, responsibilities and authority commensurate with such position. Executive's services pursuant to this Agreement shall be performed primarily at the Company's principal place of business in Orange County, California, or at such other facilities of the Company as the Company and the Executive may agree upon from time to time.

        (b) Executive shall report to the Board of Directors of the Company (the "Board") and Executive shall devote Executive's reasonable best efforts and Executive's full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company during the normal business hours of the executive offices of the Company; provided, however, the foregoing shall not prevent Executive from making and expending any time on passive personal investments, and/or expending reasonable amounts of time for educational or charitable activities. Executive shall perform Executive's duties and responsibilities to the best of Executive's abilities in a reasonably diligent, trustworthy, businesslike and efficient manner.

    3. BASE SALARY AND BENEFITS.

        (a) Executive's base salary shall be $400,000 (the "Base Salary"), which salary shall be payable in regular installments in accordance with the Company's general payroll practices, including those related to withholding for taxes, insurance and similar items. Executive's Base Salary shall be increased on April 1 of each fiscal year, commencing April 1, 2000, by at least the Adjustment Percentage (as defined below) of the Base Salary applicable to the previous fiscal year. As used herein, "Adjustment Percentage" means the sum of (x) the Consumer Price Index for the State of California, published by the Bureau of Labor Statistics of the United States Department of Labor for the immediately preceding fiscal year, plus (y) three percent (3%). In addition, during the Employment Period, Executive shall be entitled to participate in all of the Company's employee benefit, profit sharing, stock option, incentive compensation, vacation and other perquisite plans and programs ("Benefits") for which key employees of the Company are generally eligible; provided, however, in no event shall Executive's Benefits be less than the Benefits described on EXHIBIT A hereto.

        (b) During the Employment Period, the Company shall reimburse Executive for all reasonable expenses incurred by Executive in the course of performing Executive's duties under this

    Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

        (c) During the Employment Period, the Company shall pay for or reimburse Executive for all fees and reasonable expenses of Executive's participation in professional organizations, trade associations or other organizations reasonably related to Executive's position and responsibilities as an officer of the Company.

    4. BONUSES. Executive shall be entitled to participate in the Company's Bonus Plan in effect from time to time which shall initially be as described in the Stockholders Agreement of even date herewith among Executive, Holdings and the other parties named therein.

    5. TERM.

        (a) The Employment Period shall end on             , 2004 ("Original
    Term") unless extended pursuant to Section 5(b) below; provided that (i) the Employment Period shall terminate prior to the Original Term upon Executive's death or permanent disability or incapacity; (ii) the Employment Period may be terminated by the Company at any time prior to such date for Cause (as hereinafter defined) or without Cause; and (iii) the Employment Period may be terminated by Executive at any time for Good Reason or by his resignation. For purposes of the foregoing, Executive's permanent disability or incapacity shall be determined in accordance with the Company's disability insurance policy, if such a policy is then in effect, or if no such policy is then in effect, such permanent disability or incapacity shall be determined by the Board in its good faith judgment based upon inability to perform the essential functions of his position, with reasonable accommodation by the Employer, for a period in excess of 180 days during any period of 365 calendar days.

        (b) The Employment Period shall automatically extend for successive one
    year periods (each, a "Supplemental Term") following             , 2004
    unless either party delivers written notice to the other party no later than
                , 2004 with respect to the Original Term or 60 days preceding the end of any Supplemental Term, as the case may be, of intent not to renew.

        (c) If the Employment Period is terminated without Cause by the Company or by Executive with Good Reason prior to the end of the Original Term or Supplemental Term, as the case may be, the Executive shall be entitled to receive his Base Salary (determined in accordance with Section 3(a)) during the remainder of the Original Term or the Supplemental Term, as the case may be, plus a supplemental severance payment equal to the product of such remaining number of years, multiplied by the Deemed Bonus. The "Deemed Bonus" will be an amount equal to Executive's target bonus for the fiscal year in which Executive's employment terminates deeming that the relevant performance triggers are met.

        (d) If the Employment Period is terminated by the Company for Cause (as defined herein) or is terminated as a result of Executive's resignation without Good Reason, Executive shall be entitled to receive Executive's Base Salary only through the date of termination of employment.

        (e) If the Employment Period is terminated as a result of permanent disability or incapacity, Executive or Executive's representatives or beneficiaries shall be entitled to receive Executive's Base Salary through the date of termination, plus the Deemed Bonus (based on the number of days in such bonus period prior to the termination date). If the Employment Period is terminated as a result of death, Executive's representatives or beneficiaries shall be entitled to the proceeds of the life insurance required to be maintained for Executive's benefit pursuant to Section 11 hereof. If the Executive's employment is terminated by reason of Executive's death or disability, the Company shall keep in force existing health insurance covering the Executive and his dependents for a period of 18 months from the date of termination on the basis in effect at the date of termination of the Executive's employment. The Executive and his dependents shall also be entitled to any continuation of coverage rights under any applicable law.

        (f) The amount of Base Salary payable pursuant to Section 6(c) shall be payable in accordance with the Employer's normal payroll procedures applied to Executive as if he remained an employee of Employer. The amount of Base Salary payable pursuant to Section 6(e) shall be paid within 30 days following the termination of the Employment Period. The amount of any Deemed Bonus payable pursuant to Section 6(c) or 6(e) shall be paid in accordance with the Employer's normal payroll procedures as to bonuses as applied to Executive as if he remained an employee of Employer.

        (g) All of Executive's rights to any other employee benefit hereunder (except as described above or pursuant to law) accruing after the termination of the Employment Period shall cease upon such termination. Upon termination of his employment for any reason whatsoever, Executive shall have the right to receive any accrued but unused vacation time and any and all Benefits (to the extent required by the terms of such Benefits) due employee pursuant to Section 3(a) as of termination. This Section 6(g) shall have no effect on Executive's equity ownership (including stock options) in the Company, which shall be governed by the terms of such options and of a Stockholders Agreement between Executive, the Company and certain other parties.

        (h) For purposes of the Agreement, "Cause" shall mean (i) the conviction of any act constituting a felony under the laws of any state or of the United States, or a crime involving moral turpitude that causes material harm to the Company, (ii) willful misconduct by Executive causing material harm to the Company, but only if Executive shall not have discontinued such misconduct within 30 days after receiving written notice from the Company describing the misconduct and stating that the Company will consider the continuation of such misconduct as cause for termination of this Agreement, or (iii) substantial failure to perform the duties required by Section 2(a) hereof which is not cured within 180 days after receiving written notice from the Company describing the failure to perform and stating that the Company will consider the continuation of such failure to perform as cause for termination of this Agreement.

        (i) For purposes of this Agreement, "Good Reason" means (i) the assignment to Executive of duties substantially and materially inconsistent with the position and nature of Executive's employment as set forth in
    Section 2(a) of this Agreement, (ii) a reduction of compensation and benefits that would substantially diminish the aggregate value of Executive's compensation and benefits or (iii) relocation of the Executive's office outside of a 25-mile radius of Costa Mesa without the Executive's consent.

        (j) Nothing in this Agreement shall be deemed to limit or otherwise abrogate the Company's obligation to make the payments under Section 5(c) if Executive is terminated without Cause following a merger, consolidation or sale of the Company or following a change in the control of the Company's outstanding voting securities. A "change in control" shall be deemed to have occurred if any person or any persons acting together that would constitute a group (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) (other than Green Equity Investors III, L.P. and its co-investors ("GEI") or its affiliates or a group in which GEI and its affiliates are the controlling participants) shall beneficially own at least 50% of the aggregate voting power of all classes of capital stock (including shares convertible into voting securities) entitled to vote on the election of directors to the Board. Without limiting the foregoing, any sale of substantially all of the Company's assets to another entity without an express assumption by such entity of the Company's obligations under this Agreement shall be deemed to constitute termination without Cause pursuant to Section 5(c) above and the Company shall be obligated to make the specified payments pursuant to Section 5(c) upon consummation of the transaction pursuant to which the Company is selling substantially all of its assets.

    6. CONFIDENTIAL INFORMATION. As used herein, the term "Confidential Information" shall mean all information disclosed to Executive or known by Executive as a consequence of or through Executive's employment by the Company (including, without limitation, information belonging to third parties or companies affiliated with or related to the Company in the Company's possession) not generally known in the trade or industry in which such information is used, about the Company's products, processes, services, customers, marketing strategy and business plans. Executive agrees that Executive shall not disclose to any unauthorized person or use for Executive's own account any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act. Executive shall deliver to the Company at the termination of the Employment Period, or at any other time as the Company may request, all memoranda, notes, plans, records, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information or the business of the Company, White Cap Industries, Inc. ("Holdings") or any subsidiary which Executive may then possess or have under Executive's control. In the performance of his duties, the Executive has previously had, and may be expected in the future to have, access to confidential or proprietary information with respect to third parties which is subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes (the "Third-Party Information"). Except in the performance of his duties to the Company or its subsidiaries, the Executive shall not, during the Term and at all times thereafter, directly or indirectly for any reason whatsoever, disclose or use any such Third-Party Information. For purposes of this Section 6, "Company" includes the Company, Holdings, and any subsidiary of either.

    7. NON-SOLICITATION. During the period ending on the later of (i) the second anniversary of the date of the termination of Executive's employment and (ii) the third anniversary of the effective date hereof, Executive shall not directly or indirectly through another entity (A) induce or attempt to induce any employee of the Company or any subsidiary to leave the employ of the Company or such subsidiary or (B) hire any person who was an employee of the Company or any subsidiary of the Company at any time during the Employment Period if such person was employed by the Company or a direct or indirect subsidiary of Holdings any time during the one-year period prior to such hiring. In addition, during the period ending on the first anniversary of the termination of Executive's employment (the "Non-Interference Period"), Executive shall not, directly or indirectly though another entity, induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any subsidiary to withdraw, curtail or cease doing business with the Company or such subsidiary.

    8. NONCOMPETITION. During the Non-Interference Period, the Executive will not, directly or indirectly, engage in the business of sales, service, rental and marketing of tools and materials to professional contractors and builders (the "Company Business") anywhere in the states of the United States that are west of the Mississippi River. The definition of Company Business does not include "DIY home improvement" retailers, such as Home Depot or Home Base as such companies are presently constituted. The Executive will be deemed to be engaged in the Company Business if he engages in the Company Business directly as an employee or consultant, or owns, manages, operates, joins or controls or participates in the ownership, management or control of any other entity which is engaged in the Company Business; PROVIDED, HOWEVER, that the Executive will not be deemed to engage in any of the businesses of any publicly-traded corporation solely by reason of his ownership of less than 5% of the outstanding stock of such entity. Notwithstanding the foregoing, the provisions of this
Section 8 and of the last sentence of Section 7 shall only apply if Executive continues to receive his Base Salary in effect immediately prior to termination of his employment during the Non-Interference Period, unless his employment was terminated for Cause or Executive resigned without Good Reason.

    9. ENFORCEMENT. If, at the time of enforcement of Sections 7 or 8 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. Because Executive's services are unique and because Executive has access to Confidential Information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company and/or Holdings or their successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

    10. REPRESENTATIONS.

        (a) Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which Executive is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity, and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms.

        (b) Company hereby represents and warrants to the Executive that (i) the execution, delivery and performance of this Agreement by the Company does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which Executive is bound, and (ii) upon the execution and delivery of this Agreement by the Executive, this Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms.

    11. KEY MAN LIFE INSURANCE. Executive agrees that, as a condition of continued employment, Executive will apply for, or participate in the Company's application for, a key man life insurance policy on Executive's life payable to the Company, as directed by the Board. In addition, during the Employment Period, the Company shall maintain an additional life insurance policy on Executive's life (or additional coverage under the key man life insurance policy for the benefit of Executive's estate or other designee) in the aggregate amount of $2 million payable to the Executive's estate or other designee of the Executive. The Company will pay all premiums required to keep such policies in force. Executive shall at the Company's request submit to all reasonable medical examinations, supply all information and execute all documents reasonably required by the insurance company or companies to whom the Company has applied for insurance.

    12. INDEMNIFICATION. During Executive's term as an officer of Holdings, the Company or its subsidiaries, the Company agrees to indemnify and defend Executive to the fullest extent permitted by law, the Company's Certificate of Incorporation and the Company's Bylaws against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Executive in connection with such actions, suits or proceedings to which Executive is, or is threatened to be made, a party by reason of the fact that Executive is or was a director or officer of the Company or any such affiliate. The indemnification pursuant to the foregoing sentence shall be the equivalent of indemnification provided to all directors and officers as a group and shall not be deemed to be any greater than that provided to all of the Company's directors and officers as a group. The Company will use its commercially reasonable efforts to obtain any directors' and officers' liability insurance covering all directors and officers as a group and to the extent Executive continues to serve as an officer of the Company, the Company shall cause Executive to be named as an insured party under such policy.

    13. SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, Holdings, the Company and their respective heirs, successors and assigns, except that Executive may not assign Executive's rights or delegate Executive's obligations hereunder without the prior written consent of the Company. Without limiting the foregoing, the Company may not, without Executive's prior written consent, assign rights or delegate its obligations under this Agreement.

    14. SURVIVAL. Sections 7, 8, 9 and 10 shall survive and continue in full force in accordance with their terms, notwithstanding any termination of the Employment Period.

    15. NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered by nationally recognized overnight courier service, or mailed by certified mail, return receipt requested, to the recipient at the address indicated below.

    NOTICES TO EXECUTIVE:

    Greg Grosch c/o White Cap Industries, Corp. 3120 Airway Drive Costa Mesa, California 92626

    NOTICES TO THE COMPANY:

    White Cap Industries II, Inc. c/o Leonard Green & Partners, L.P. 11111 Santa Monica Boulevard, Suite 2000 Los Angeles, California 90025 Attention: Peter J. Nolan

    or such other address or to the attention of such person as the recipient party shall leave specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or mailed. Any Notice of Termination of Executive's employment by the Company shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

    16. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be elective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

    17. COMPLETE AGREEMENT. This Agreement embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

    18. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

    19. CHOICE OF LAW. This Agreement will be governed by the internal law, and not the laws of conflicts, of the State of California.

    20. AGREEMENT TO ARBITRATE; EXPENSES. Except for the enforcement of any covenant herein that would be the subject of specific performance contemplated by Section 9, any controversy or claim arising out of or relating to this Agreement or the formation, breach or interpretation hereof, will be settled by arbitration before one arbitrator in accordance with the Rules for the Resolution of Employment Disputes of the American Arbitration Association in Orange County, California. Judgment upon the award rendered by the arbitration may be entered and enforced in the court with jurisdiction over the appropriate party. All controversies not subject to arbitration or contesting any arbitration will be litigated in the State of California, Orange County Superior Court or a federal court in the Central District of California (and each of the parties hereto hereby consent to the exclusive jurisdiction of such courts and waive any objections thereto). The expenses (including reasonable attorneys'
fees) incurred by the prevailing party in any arbitration or litigation related to this Agreement shall be borne by the non-prevailing party in such arbitration or litigation.

    21. AMENDMENT AND WAIVER. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

    22. NONDISCLOSURE AND INVENTION AND COPYRIGHT ASSIGNMENT AGREEMENT.Executive's employment also is subject to the requirement that Executive sign, observe and agree to be bound, both during and after Executive's employment, by the provisions of the Employer's Nondisclosure and Invention and Copyright Assignment Agreement, a copy of which is attached as Exhibit B. Executive's execution of the Employer's Nondisclosure and Invention and Copyright Assignment Agreement is an express condition precedent to the Company's obligations under this Agreement. Executive also agrees to execute, deliver and perform, during the term of his employment with Employer and thereafter, any other reasonable confidentiality and nondisclosure agreements concerning the Company and any of its affiliates which the Employer promulgates for other key employees and executives of the Company.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                          WHITE CAP INDUSTRIES II, INC.

                                          By:  _________________________________

                                          Name:  _______________________________

                                          Title:  ______________________________

                                          ______________________________________
                                          Greg Grosch

                                   EXHIBIT A

1.  Five weeks' paid vacation;

2. Health and Dental Insurance in the plans of Executive's choice paid for by the Company;

3.  Participation in the Company's 401(k) Plan;

4. $2,000,000 Term Life Insurance with respect to which Executive shall designate the beneficiary;

5. Reimbursement once during each two years of consecutive employment with the Company, up to $50,000 per automobile, for the purchase price of the automobile of Executive's choice;

6.  Seven paid holidays yearly;

7. Participation in the Disability Insurance Plan offered to other employees of the Company paid for by the Company; and

8.  Health Club Membership, and associated expenses.

                                  EXHIBIT B-2
                              EMPLOYMENT AGREEMENT

    THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of
            , 1999 by and between WHITE CAP INDUSTRIES II, INC., a Delaware corporation (the "Company" and "Employer"), and DAN TSUJIOKA, an individual ("Executive").

                                R E C I T A L S

    WHEREAS, the Company desires to retain the services of Executive, and Executive desires to be employed by the Company, on the terms and subject to the conditions set forth in this Agreement; and

    NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1. EMPLOYMENT. The Company shall employ Executive, and Executive accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date of this Agreement and ending as provided in Section 5 hereof (the "Employment Period").

    2. POSITION AND DUTIES.

        (a) During the Employment Period, Executive shall serve as Executive Vice President of Merchandising of the Company (and will have the same position with White Cap Industries, Inc. ("Holdings")) and shall have the normal and reasonable duties, responsibilities and authority commensurate with such position as determined by the Board of Directors of the Company, and as directed by the President of the Company. Executive's services pursuant to this Agreement shall be performed at the Company's principal place of business in Orange County, California, and at such other facilities of the Company as are necessary for the Executive to perform his duties hereunder.

        (b) Executive shall report to the President of the Company. Executive shall devote Executive's reasonable best efforts and Executive's full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company during the normal business hours of the executive offices of the Company. Executive shall perform Executive's duties and responsibilities to the best of Executive's abilities in a reasonably diligent, trustworthy, businesslike and efficient manner.

    3. BASE SALARY AND BENEFITS.

        (a) Executive's Base Salary shall be $205,275 per annum. Executive's Base Salary shall be payable in regular installments in accordance with the Company's general payroll practices, including those related to withholding for taxes, insurance and similar items. Executive's Base Salary shall be increased on April 1 of each fiscal year, commencing April 1, 2000, by at least the Adjustment Percentage (as defined below) of the Base Salary applicable to the previous fiscal year. As used herein, "Adjustment Percentage" means the sum of (x) the Consumer Price Index for the State of California, published by the Bureau of Labor Statistics of the United States Department of Labor for the immediately preceding fiscal year, plus (y) three percent (3%). In addition, during the Employment Period, Executive shall be entitled to participate in all of the Company's employee benefit, profit sharing, stock option, incentive compensation, vacation and other perquisite plans and programs ("Benefits") for which key employees of the Company are generally eligible; provided, however, in no event shall Executive's benefits be less than the Benefits described on Exhibit "A" hereto.

        (b) During the Employment Period, the Company shall reimburse Executive for all reasonable expenses incurred by Executive in the course of performing Executive's duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

        (c) During the Employment Period, the Company shall pay for or reimburse Executive for all fees and reasonable expenses of Executive's participation in professional organizations, trade associations or other organizations reasonably related to Executive's position and responsibilities as an officer of the Company.

    4. BONUSES. Executive will participate in the Company's Bonus Plan in effect from time to time which shall initially be as described in the Stockholders Agreement of even date herewith among Executive, Holdings and the other parties named therein.

    5. TERM.

        (a) The Employment Period shall end on the fifth anniversary hereof; provided that (i) the Employment Period shall terminate upon Executive's death or permanent disability or incapacity; (ii) the Employment Period may be terminated by the Company at any time prior to such date for Cause (as hereinafter defined) or without Cause; and (iii) the Employment Period may be terminated by Executive at any time with Good Reason or by his resignation. For purposes of the foregoing, Executive's permanent disability or incapacity shall be determined in accordance with the Company's disability insurance policy, if such a policy is then in effect, or if no such policy is then in effect, such permanent disability or incapacity shall be determined by the Board of the Company in its good-faith judgment based upon inability to perform the essential functions of his position, with reasonable accommodation by the Company, for a period in excess of 180 days during any period of 365 calendar days.

        (b) If the Employment Period is terminated without Cause by the Company or by Executive with Good Reason, the Executive shall be entitled to receive his Base Salary (determined in accordance with Section 3(a)) during the period that is the lesser of (i) 12 months and (ii) the remainder of the Employment Period. If the Executive's employment is terminated without Cause by the Company, the Company shall keep in force existing health insurance covering the Executive and his dependents for a period of 12 months from the date of termination on the basis in effect at the date of termination of the Executive's employment at the Company's expense. If Executive's employment is a resignation with Good Reason, the Company shall keep in force existing health insurance covering the Executive and his dependents for a period of 12 months from the date of termination on the basis in effect at the date of Executive's employment at the Company's expense.

        (c) If the Employment Period is terminated by the Company for Cause or is terminated as a result of Executive's resignation without Good Reason, Executive shall be entitled to receive Executive's Base Salary only through the date of termination.

        (d) If the Employment Period is terminated as a result of permanent disability, incapacity or death, Executive or Executive's representatives or beneficiaries shall be entitled to receive Executive's Base Salary through the date of termination.

        (e) The amount of Base Salary payable pursuant to Sections 5(b) shall be payable in accordance with the Company's normal payroll procedures applied to Executive as if he remained an employee of the Company.

        (f) All of Executive's rights to any other employee benefit hereunder (except as expressly provided in the relevant plan, as described above or pursuant to law) accruing after the termination of the Employment Period, shall cease upon such termination. Upon termination of this Agreement for any reason whatsoever, Executive shall have the right to receive any accrued but unused vacation time and any and all benefits due Executive pursuant to
    Section 3(a) as of termination.

        (g) For purposes of the Agreement, "Cause" shall mean (i) the conviction of any act constituting a felony under the laws of any state or of the United States, or a crime involving moral turpitude that causes material harm to the Company, (ii) willful misconduct by Executive causing material harm to the Company, but only if Executive shall not have discontinued such misconduct within 30 days after receiving written notice from the Company describing the misconduct and stating that the Company will consider the continuation of such misconduct as cause for termination of this Agreement, or (iii) substantial failure to perform the duties required by Section 2(a) hereof which is not cured within 180 days after receiving written notice from the Company describing the failure to perform and stating that the Company will consider the continuation of such failure to perform as cause for termination of this Agreement.

        (h) For purposes of this Agreement, "Good Reason" means (i) the assignment to Executive of duties substantially and materially inconsistent with the position and nature of Executive's employment as set forth in
    Section 2(a) of this Agreement, (ii) a reduction of compensation and benefits that would substantially diminish the aggregate value of Executive's compensation and benefits, or (iii) relocation of Executive's office outside of a 25-mile radius of Costa Mesa without Executive's consent.

        (i) Nothing in this Agreement shall be deemed to limit or otherwise abrogate the Company's obligation to make the payments under Section 5(b) if Executive is terminated without Cause following a merger, consolidation or sale of the Company or following a change in the control of the Company's outstanding voting securities. A "change in control" shall be deemed to have occurred if any person or any persons acting together that would constitute a group (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) (other than Green Equity Investors III, L.P. and its co-investors ("GEI") or its affiliates or a group in which GEI and its affiliates are the controlling participants) shall beneficially own at least 50% of the aggregate voting power of all classes of capital stock (including shares convertible into voting securities) entitled to vote on the election of directors to the Board. Without limiting the foregoing, any sale of substantially all of the Company's assets to another entity without an express assumption by such entity of the Company's obligations under this Agreement shall be deemed to constitute termination without Cause pursuant to Section 5(b) above and the Company shall be obligated to make the specified payments pursuant to Section 5(b) upon consummation of the transaction pursuant to which the Company is selling substantially all of its assets.

6. CONFIDENTIAL INFORMATION. As used herein, the term "Confidential Information" shall mean all information disclosed to Executive or known by Executive as a consequence of or through Executive's employment by the Company (including, without limitation, information belonging to third parties or companies affiliated with or related to the Company in the Company's possession) not generally known in the trade or industry in which such information is used, about the Company's products, processes, services, customers, marketing strategy and business plans. Executive agrees that Executive shall not disclose to any unauthorized person or use for Executive's own account any Confidential Information without the prior written consent of the Board of the Company or the President of the Company and Chief Executive Officer of Holdings, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act. Executive shall deliver to the Company and Holdings at the termination of the Employment Period, or at any other time as the Company and/or Holdings may request, all memoranda, notes, plans, records, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information or the business of the Company and/or Holdings or any subsidiary which Executive may then possess or have under Executive's control. In the performance of his duties, the Executive has previously had, and may be expected in the future to have, access to confidential or proprietary information with respect to third parties which is subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes (the "Third-Party Information"). Except in the performance of his duties to the Company or its subsidiaries, the Executive shall not, during the Term and at all times thereafter, directly or indirectly for any reason whatsoever, disclose or use any such Third-Party Information. For purposes of this Section 6, "Company" includes the Company, Holdings, and any subsidiary of either.

    7. NON-SOLICITATION. During the period ending on the later of (i) the second anniversary of the termination of Executive's employment and (ii) the third anniversary of the effective date hereof, Executive shall not directly or indirectly through another entity (A) induce or attempt to induce any employee of the Company or any subsidiary to leave the employ of the Company or such subsidiary or (B) hire any person who was an employee of the Company or any subsidiary of the Company at any time during the Employment Period if such person was employed by the Company or a direct or indirect subsidiary of the Company or Holdings at any time during the one-year period prior to such hiring. In addition, during the period ending on the first anniversary of the termination of Executive's employment (the "Non-Interference Period"), Executive shall not, directly or indirectly through another entity, induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any subsidiary to withdraw, curtail or cease doing business with the Company or such subsidiary.

    8. NONCOMPETITION. During the Non-Interference Period, the Executive will not, directly or indirectly, engage in the business of sales, service, rental and marketing of tools and materials to professional contractors and builders (the "Company Business") anywhere in the states of the United States that are west of the Mississippi River. The definition of Company Business does not include "DIY home improvement" retailers, such as Home Depot or Home Base as such companies are presently constituted. The Executive will be deemed to be engaged in the Company Business if he engages in the Company Business directly as an employee or consultant, owns, manages, operates, joins or controls or participates in the ownership, management or control of any other entity which is engaged in the Company Business; PROVIDED, HOWEVER, that the Executive will not be deemed to engage in any of the businesses of any publicly-traded corporation solely by reason of his ownership of less than 5% of the outstanding stock of such entity. Notwithstanding the foregoing, the provisions of this
Section 8 and of the last sentence of Section 7 shall only apply if Executive continues to receive his Base Salary in effect immediately prior to termination of his employment during the Non-Interference Period, unless his employment was terminated for Cause or Executive resigns without Good Reason..

    9. ENFORCEMENT. If, at the time of enforcement of Sections 7 and 8 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period or scope reasonable under such circumstances shall be substituted for the stated period or scope. Because Executive's services are unique and because Executive has access to Confidential Information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company and/or Holdings or their successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

    10. REPRESENTATIONS.

        (a) Executive hereby represents and warrants to the Company and Holdings that (i) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which Executive is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity, and
    (iii) upon the execution and delivery of this Agreement by the Company and Holdings, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms.

        (b) Company hereby represents and warrants to the Executive that (i) the execution, delivery and performance of this Agreement by the Company does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Company is a party or by which the Company is bound, and (ii) upon the execution and delivery of this Agreement by the Executive, this Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms.

    11. SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and Holdings and their respective heirs, successors and assigns, except that Executive may not assign Executive's rights or delegate Executive's obligations hereunder without the prior written consent of the Company. Without limiting the foregoing, the Company may not, without Executive's prior written consent, assign rights or delegate its obligations under this Agreement.

    12. SURVIVAL. Sections 5 through 10 survive and continue in full force in accordance with their terms, notwithstanding any termination of the Employment Period.

    13. NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered by nationally recognized overnight courier service, or mailed by certified mail, return receipt requested, to the recipient at the address indicated below.

    IF TO EXECUTIVE:

        Dan Tsujioka
       39 Rockington
       Newport Beach, CA 92660

    IF TO THE COMPANY:

        White Cap Industries II, Inc.
       c/o Leonard Green & Partners, L.P.
       11111 Santa Monica Boulevard, Suite 2000
       Los Angeles, California 90025
       Attention: Peter J. Nolan

or such other address or to the attention of such person as the recipient party shall leave specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or mailed. Any Notice of Termination of Executive's employment by the Company shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

    14. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be elective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

    15. COMPLETE AGREEMENT. This Agreement embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

    16. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

    17. CHOICE OF LAW. This Agreement will be governed by the internal law and not the laws of conflicts, of the State of California.

    18. AGREEMENT TO ARBITRATE; EXPENSES. Except for the enforcement of any covenant herein that would be the subject of specific performance contemplated by Section 9, any controversy or claim arising out of or relating to this Agreement or the formation, breach or interpretation hereof, will be settled by arbitration before one arbitrator in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association in Orange County, California. Judgment upon the award rendered by the arbitration may be entered and enforced in the court with jurisdiction over the appropriate party. All controversies not subject to arbitration or contesting any arbitration will be litigated in the State of California, Orange County Superior Court or a federal court in the Central District of California (and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts and waives any objections thereto). The expenses (including reasonable attorneys'
fees) incurred by the prevailing party in any arbitration or litigation related to this Agreement shall be borne by the non-prevailing party in such arbitration or litigation.

    19. AMENDMENT AND WAIVER. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Holdings and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

    20. NONDISCLOSURE AND INVENTION AND COPYRIGHT ASSIGNMENT AGREEMENT. Executive's employment also is subject to the requirement that Executive sign, observe and agree to be bound, both during and after Executive's employment, by the provisions of the Employer's Nondisclosure and Invention and Copyright Assignment Agreement, a copy of which is attached as Exhibit B. Executive's execution of the Employer's Nondisclosure and Invention and Copyright Assignment Agreement is an express condition precedent to the Company's obligations under this Agreement. Executive also agrees to execute, deliver and perform, during the term of his employment with Employee and thereafter, any other reasonable confidentiality and nondisclosure agreements concerning the Company and any of their affiliates which the Employer promulgates for other key employees and executives of the Company.

    21. INDEMNIFICATION. During Executive's term as an officer of Holdings, the Company or its subsidiaries, the Company agrees to indemnify and defend Executive to the fullest extent permitted by law, the Company's Certificate of Incorporation and the Company's Bylaws against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Executive in connection with such actions, suits or proceedings to which Executive is, or is threatened to be made, a party by reason of the fact that Executive is or was a director or officer of the Company or any such affiliate. The indemnification pursuant to the foregoing sentence shall be the equivalent of indemnification provided to all directors and officers as a group and shall not be deemed to be any greater than that provided to all of the Company's directors and officers as a group. The Company will use its commercially reasonable efforts to obtain any directors' and officers' liability insurance covering all directors and officers as a group and to the extent Executive continues to serve as an officer of the Company, the Company shall cause Executive to be named as an insured party under such policy.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                          COMPANY:

                                          WHITE CAP INDUSTRIES II, INC.,
                                          a Delaware corporation

                                          By:  _________________________________

                                          Name:  _______________________________

                                          Title:  ______________________________

                                          EXECUTIVE:

                                          ______________________________________
                                          Dan Tsujioka

                                   EXHIBIT A

1.  Four weeks' paid vacation;

2.  Health, medical and dental insurance paid for by the Company;

3.  $800 car allowance per month;

4.  Disability insurance paid for by the Company; and

5. Company obtains and pays premiums for life insurance policy equal to Executive's annual Base Salary in effect from time to time; beneficiary to be determined by Executive.

                                  EXHIBIT B-3
                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

    THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "AGREEMENT") is entered
into as of             , 1999 by and between WHITE CAP INDUSTRIES II, INC., a
Delaware corporation (the "COMPANY"), and RICK GAGNON, an individual ("EXECUTIVE").

                                    RECITALS

    WHEREAS, the Company desires to retain the services of Executive, and Executive desires to be employed by the Company, on the terms and subject to the conditions set forth in this Agreement; and

    NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENT

    1. EMPLOYMENT. The Company shall employ Executive, and Executive accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date of this Agreement and ending as provided in Section 5 hereof (the "EMPLOYMENT PERIOD").

    2. POSITION AND DUTIES.

        (a) During the Employment Period, Executive shall serve as a Senior Vice President and the National Sales Manager of the Company (and will have the same position with White Cap Industries, Inc. ("Holdings")) and shall have the normal and reasonable duties, responsibilities and authority commensurate with such position as determined by the Board of Directors of the Company. Executive's services pursuant to this Agreement shall be performed in San Juan Capistrano, California, and at such other facilities of the Company as are necessary for the Executive to perform his duties hereunder.

        (b) Executive shall report to the President of the Company. Executive shall devote Executive's reasonable best efforts and Executive's full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company during the normal business hours of the executive offices of the Company. Executive shall perform Executive's duties and responsibilities to the best of Executive's abilities in a reasonably diligent, trustworthy, businesslike and efficient manner.

    3. BASE SALARY AND BENEFITS.

        (a) During the Employment Period, Executive's base salary shall be $320,000 per annum (the "BASE SALARY"), which salary shall be payable in regular installments in accordance with the Company's general payroll practices, including those related to withholding for taxes, insurance and similar items. Executive's Base Salary shall be increased on January 1 of each calendar year, commencing January 1, 2000, by at least the Adjustment Percentage (as defined below) of the Base Salary applicable to the previous fiscal year. As used herein, "ADJUSTMENT PERCENTAGE" means the sum of (x) the Consumer Price Index for the State of California, published by the Bureau of Labor Statistics of the United States Department of Labor for the immediately preceding fiscal year, plus (y) three percent (3%). In addition, during the Employment Period, Executive shall be entitled to participate in all of the Company's employee benefit, profit sharing, stock option, incentive compensation, vacation and other perquisite plans and programs ("BENEFITS") for which key employees of the Company are generally eligible; PROVIDED, HOWEVER, in no event shall Executive's benefits be less than the Benefits described on Exhibit A hereto.

        (b) During the Employment Period, the Company shall reimburse Executive for all reasonable expenses incurred by Executive in the course of performing Executive's duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

        (c) During the Employment Period, the Company shall pay for or reimburse Executive for all fees and reasonable expenses of Executive's participation in professional organizations, trade associations or other organizations reasonably related to Executive's position and responsibilities as an officer of the Company.

    4. BONUS. Executive shall also be entitled to receive an annual bonus at the end of each full fiscal year of employment by the Company, payable within 30 days following the receipt of the Company's year-end audit, equal to $10,000 for each 1% point increase in the greater of (i) Future EBITDA over the Base Year EBITDA plus 5%, or (ii) Three-Year Average Future EBITDA over Base Year EBITDA plus 5%. For purposes of the foregoing, any fractional percentage point of EBITDA growth shall be multiplied by $10,000 to determine the bonus allocable to such fractional percentage point. "BASE YEAR EBITDA" shall be determined by the Board of Directors based upon the audited financial statements for the Company for the immediately preceding fiscal year on a consolidated basis, and shall also include Restated EBITDA of any entity acquired by the Company during the subject fiscal year ("ACQUIRED ENTITY"), based upon the most recently completed fiscal year of the Acquired Entity. "RESTATED EBITDA" shall mean EBITDA of an Acquired Entity for any period prior to the acquisition, restated to exclude discontinued owner compensation and other owner related restatements deemed appropriate by the Company's Chief Executive Officer and Chief Financial Officer and subject to approval by the Board of Directors. "FUTURE EBITDA" shall be determined by the Board of Directors based upon the audited financial statements for the Company for the subject fiscal year on a consolidated basis utilizing the actual EBITDA of the Company for the subject fiscal year, including the actual EBITDA of any Acquired Entity for the period of the fiscal year the Company actually owned the Acquired Entity, and the pro forma Restated EBITDA of the Acquired Entity for the period of the fiscal year the Acquired Entity was not owned by the Company. "THREE-YEAR AVERAGE FUTURE EBITDA" shall mean the average of the Future EBITDA for the immediately preceding three (3) years, or such shorter period of time if less than three years have elapsed since the Base Year. "EBITDA" shall mean earnings before interest, taxes, depreciation and amortization, and will be defined so as to exclude extraordinary expenses such as those associated with an acquisition or with the present recapitalization.

    5. TERM.

        (a) The Employment Period shall end on the fifth anniversary hereof ("ORIGINAL TERM") unless extended as provided below; PROVIDED that (i) the Employment Period shall terminate upon Executive's death or permanent disability or incapacity; (ii) the Employment Period may be terminated by the Company at any time prior to such date for Cause (as hereinafter defined) or without Cause; and (iii) the Employment Period may be terminated at any time by Executive for Good Reason or by his resignation. For purposes of the foregoing, Executive's permanent disability or incapacity shall be determined in accordance with the Company's disability insurance policy, if such a policy is then in effect, or if no such policy is then in effect, such permanent disability or incapacity shall be determined by the Board in its good-faith judgment based upon inability to perform the essential functions of his position, with reasonable accommodation by the Company, for a period in excess of 180 days during any period of 365 calendar days. The Employment Period shall automatically extend for successive one-year periods (each, a "SUPPLEMENTAL TERM") following the fifth anniversary of this Agreement, unless either party delivers written notice to the other party no later than 120 days prior to the end of the third anniversary of this Agreement or any successive anniversary of this Agreement, as the case may be, of intent not to renew.

        (b) If the Employment Period is terminated without Cause by the Company or by Executive with Good Reason prior to the end of the Original Term or the Supplemental Term, as the case may be, the Executive shall be entitled to receive (i) his Base Salary (determined in accordance with Section 3(a)) during the period that is the lesser of (A) twelve months, or (B) the remainder of the Employment Period, as the case may be and (ii) a prorated portion of any bonus earned through the date of such termination for the calendar year in which the termination occurs. If the Executive's employment is terminated without Cause by the Company, the Company shall keep in force existing health insurance covering the Executive and his dependents for a period of eighteen (18) months from the date of termination on the basis in effect at the date of Executive's employment at the Company's expense. If Executive's employment is a "resignation with Good Reason," the Company shall keep in force existing health insurance covering the Executive and his dependents for a period of eighteen (18) months from the date of termination on the basis in effect at the date of Executive's employment.

        (c) If the Employment Period is terminated by the Company for Cause or is terminated as a result of Executive's resignation without Good Reason, Executive shall be entitled to receive Executive's Base Salary only through the date of termination.

        (d) If the Employment Period is terminated as a result of permanent disability, incapacity or death, Executive or Executive's representatives or beneficiaries shall be entitled to receive (i) Executive's Base Salary through the date of termination, plus 18 months of Executive's then Base Salary and (ii) a prorated portion of any bonus payable earned through the date of such termination for the calendar year in which the termination occurs. If the Executive's employment is terminated by reason of Executive's death, incapacity or disability, the Company shall keep in force existing health insurance covering the Executive and his dependents for a period of 18 months from the date of termination on the basis in effect at the date of termination of the Executive's employment. The Executive and his dependents shall also be entitled to any continuation of coverage rights under an applicable law.

        (e) The amount of Base Salary payable pursuant to Sections 5(b) and (d) shall be payable in accordance with the Company's normal payroll procedures applied to Executive as if he remained an employee of the Company. The amount of any bonus payable pursuant to Sections 5(b) and (d) shall be payable in accordance with the terms of Section 4.

        (f) All of Executive's rights to any other employee benefit hereunder (except as described above or pursuant to law) accruing after the termination of the Employment Period shall cease upon such termination. Upon termination of this Agreement for any reason whatsoever, Executive shall have the right to receive any accrued but unused vacation time and any and all Benefits (to the extent required by the terms of such Benefits) due Executive pursuant to Section 3(a) as of termination.

        (g) For purposes of this Agreement, "CAUSE" shall mean (i) the conviction of any act constituting a felony under the laws of any state or of the United States, or a crime involving moral turpitude that causes material harm to the Company, (ii) willful misconduct by Executive causing material harm to the Company, but only if Executive shall not have discontinued such misconduct within 30 days after receiving written notice from the Company describing the misconduct and stating that the Company will consider the continuation of such misconduct as cause for termination of this Agreement, or (iii) substantial failure to perform the duties required by Section 2(a) hereof which is not cured within 180 days after receiving written notice from the Company describing the failure to perform and stating that the Company will consider the continuation of such failure to perform as cause for termination of this Agreement.

        (h) For purposes of this Agreement, "GOOD REASON" means (i) the assignment to Executive of duties substantially and materially inconsistent with the position and nature of Executive's employment as set forth in Section 2(a) of this Agreement, (ii) a reduction of compensation and benefits that would substantially diminish the aggregate value of Executive's compensation and benefits or (iii) relocation of the Executive's office outside of a 25-mile radius of San Juan Capistrano, California without the Executive's consent.

        (i) Nothing in this Agreement shall be deemed to limit or otherwise abrogate the Company's obligation to make the payments under Section 5(b) if Executive is terminated without Cause following a merger, consolidation or sale of the Company or following a change in the control of the Company's outstanding voting securities. A "CHANGE IN CONTROL" shall be deemed to have occurred if any person or any persons acting together that would constitute a group (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) (other than Green Equity Investors III, L.P. and its co-investors ("GEI"), or its affiliates, or a group in which GEI or its affiliates are the controlling participants) shall beneficially own at least 50% of the aggregate voting power of all classes of capital stock (including shares convertible into voting securities) entitled to vote on the election of directors to the Board. Without limiting the foregoing, any sale of substantially all of the Company's assets to another entity without an express assumption by such entity of the Company's obligations under this Agreement shall be deemed to constitute termination without Cause pursuant to Section 5(b) above and the Company shall be obligated to make the specified payments pursuant to Section 5(b) upon consummation of the transaction pursuant to which the Company is selling substantially all of its assets.

    6. CONFIDENTIAL INFORMATION. As used herein, the term "CONFIDENTIAL INFORMATION" shall mean all information disclosed to Executive or known by Executive as a consequence of or through Executive's employment by the Company (including, without limitation, information belonging to third parties or companies affiliated with or related to the Company in the Company's possession) not generally known in the trade or industry in which such information is used, about the Company's products, processes, services, customers, marketing strategy and business plans. Executive agrees that Executive shall not disclose to any unauthorized person or use for Executive's own account any Confidential Information without the prior written consent of the Board or the President, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act. Executive shall deliver to the Company at the termination of the Employment Period, or at any other time as the Company may request, all memoranda, notes, plans, records, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information or the business of the Company or any subsidiary which Executive may then possess or have under Executive's control. In the performance of his duties, the Executive has previously had, and may be expected in the future to have, access to confidential or proprietary information with respect to third parties which is subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes (the "THIRD-PARTY INFORMATION"). Except in the performance of his duties to the Company or its subsidiaries, the Executive shall not, during the Term and at all times thereafter, directly or indirectly for any reason whatsoever, disclose or use any such Third-Party Information. For purposes of this Section 6, "COMPANY" includes the Company, Holdings, and any subsidiary of either.

    7. NON-SOLICITATION. During the period ending on the later of (i) the second anniversary of the date of the termination of Executive's employment and (ii) the third anniversary of the effective date hereof, Executive shall not directly or indirectly through another entity (A) induce or attempt to induce any employee of the Company or any subsidiary to leave the employ of the Company or such subsidiary or (B) hire any person who was an employee of the Company or any subsidiary of the Company at any time during the Employment Period if such person was employed by the Company or a direct or indirect subsidiary of Holdings at any time during the one-year period prior to such hiring. In addition, during the period ending on the first anniversary of the termination of Executive's employment (the "NON-INTERFERENCE PERIOD"), Executive shall not, directly or indirectly though another entity, induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any subsidiary to withdraw, curtail or cease doing business with the Company or such subsidiary.

    8. NONCOMPETITION. During the Non-Interference Period, the Executive will not, directly or indirectly, engage in the business of sales, service, rental and marketing of tools and materials to professional contractors and builders (the "Company Business") anywhere in the states of the United States that are west of the Mississippi River. The definition of Company Business does not include "DIY home improvement" retailers, such as Home Depot or Home Base as such companies are presently constituted. The Executive will be deemed to be engaged in the Company Business if he engages in the Company Business directly as an employee or consultant, or owns, manages, operates, joins or controls or participates in the ownership, management or control of any other entity which is engaged in the Company Business; PROVIDED, HOWEVER, that the Executive will not be deemed to engage in any of the businesses of any publicly-traded corporation solely by reason of his ownership of less than 5% of the outstanding stock of such entity. Notwithstanding the foregoing, the provisions of this
Section 8 and of the last sentence of Section 7 shall only apply if Executive continues to receive his Base Salary in effect immediately prior to termination of his employment during the Non-Interference Period, unless his employment was terminated for Cause or Executive resigned without Good Reason.

    9. ENFORCEMENT. If, at the time of enforcement of Sections 7 and 8 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period or scope reasonable under such circumstances shall be substituted for the stated period or scope. Because Executive's services are unique and because Executive has access to Confidential Information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company and/or Holdings or their successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

    10. REPRESENTATIONS.

        (a) Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which Executive is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity, and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms.

        (b) Company hereby represents and warrants to the Executive that (i) the execution, delivery and performance of this Agreement by the Company does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which Executive is bound, and (ii) upon the execution and delivery of this Agreement by the Executive, this Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms.

    11. SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign Executive's rights or delegate Executive's obligations hereunder without the prior written consent of the Company. Without limiting the foregoing, the Company may not, without Executive's prior written consent, assign rights or delegate its obligations tinder this Agreement.

    12. SURVIVAL. Sections 5 through 10 shall survive and continue in full force in accordance with their terms, notwithstanding any termination of the Employment Period.

    13. NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered by nationally recognized overnight courier service, or mailed by certified mail, return receipt requested, to the recipient at the address indicated below.

If to Executive:                               Richard Gagnon
                                               c/o White Cap Industries, Inc.
                                               3120 Airway Drive
                                               Costa Mesa, CA 92626
If to the Company:                             White Cap Industries II, Inc.
                                               c/o Leonard Green & Partners, L.P.
                                               11111 Santa Monica Boulevard, Suite 2000
                                               Los Angeles, California 90025
                                               Attention: Peter J. Nolan

or such other address or to the attention of such person as the recipient party shall leave specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or mailed. Any Notice of Termination of Executive's employment by the Company shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

    14. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be elective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

    15. COMPLETE AGREEMENT. This Agreement embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

    16. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

    17. CHOICE OF LAW. This Agreement will be governed by the internal law and not the laws of conflicts, of the State of California.

    18. AGREEMENT TO ARBITRATE; EXPENSES. Except for the enforcement of any covenant herein that would be the subject of specific performance contemplated by Section 8, any controversy or claim arising out of or relating to this Agreement or the formation, breach or interpretation hereof, will be settled by arbitration before one arbitrator in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association in Orange County, California. Judgment upon the award rendered by the arbitration may be entered and enforced in the court with jurisdiction over the appropriate party. All controversies not subject to arbitration or contesting any arbitration will be litigated in the State of California, Orange County Superior Court or a federal court in the Central District of California (and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts and waives any objections thereto). The expenses (including reasonable attorneys'
fees) incurred by the prevailing party in any arbitration or litigation related to this Agreement shall be borne by the non-prevailing party in such arbitration or litigation.

    19. AMENDMENT AND WAIVER. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

    20. NONDISCLOSURE AND INVENTION AND COPYRIGHT ASSIGNMENT AGREEMENT. Executive's employment also is subject to the requirement that Executive sign, observe, and agree to be bound, both during and after Executive's employment, by the provisions of the Company's Nondisclosure and Invention and Copyright Assignment Agreement, a copy of which is attached as Exhibit B. Executive's execution of the Nondisclosure and Invention and Copyright Assignment Agreement is an express condition precedent to the Company's obligations under this Agreement. Executive also agrees to execute, deliver and perform, during the term of his employment with the Company and thereafter, any other reasonable confidentiality and nondisclosure agreements concerning the Company and any of its affiliates which the Company promulgates for other key employees and executives of the Company.

    21. INDEMNIFICATION. During Executive's term as an officer of Holdings, the Company or its subsidiaries, the Company agrees to indemnify and defend Executive to the fullest extent permitted by law, the Company's Certificate of Incorporation and the Company's Bylaws against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Executive in connection with such actions, suits or proceedings to which Executive is, or is threatened to be made, a party by reason of the fact that Executive is or was a director or officer of the Company or any such affiliate. The indemnification pursuant to the foregoing sentence shall be the equivalent of indemnification provided to all directors and officers as a group and shall not be deemed to be any greater than that provided to all of the Company's directors and officers as a group. The Company will use its commercially reasonable efforts to obtain any directors' and officers' liability insurance covering all directors and officers as a group and to the extent Executive continues to serve as an officer of the Company, the Company shall cause Executive to be named as an insured party under such policy.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:                                  WHITE CAP INDUSTRIES II, INC.,
                                          a Delaware corporation

                                          By:___________________________________
                                            Greg Grosch
                                            President

EXECUTIVE:                                ______________________________________
                                          RICHARD GAGNON

                                   EXHIBIT A

1.  Three weeks' paid vacation;

2. Health and Dental Insurance in the plans of Executive's choice paid for by the Company;

3.  Participation in the Company's 401(k) Plan;

4.  Seven paid holidays yearly;

5. Participation in the Disability Insurance Plan offered to other employees of the Company;

6.  Health Club Membership, and associated expenses;

7.  Company to provide a car and pay car insurance, maintenance and gas; and

8. Company obtains and pays premiums for life insurance policy equal to Executive's annual base salary in effect from time to time; beneficiary to be determined by Executive.

                                  EXHIBIT B-4
                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT

    THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") is entered
into as of             , 1999 by and between WHITE CAP INDUSTRIES II, INC., a
Delaware corporation (the "Company" and "Employer"), and CHRIS LANE, an individual ("Executive") and amends and restates the Employment Agreement between the Company and Executive dated April 18, 1997.

                                R E C I T A L S

    WHEREAS, the Company desires to retain the services of Executive, and Executive desires to be employed by the Company, on the terms and subject to the conditions set forth in this Agreement; and

    NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1. EMPLOYMENT.

    The Company shall employ Executive, and Executive accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date of this Agreement and ending as provided in Section 4 hereof (the "Employment Period").

    2. POSITION AND DUTIES.

        (a) During the Employment Period, Executive shall serve as a Chief Financial Officer and Senior Vice President of Finance of the Company (and will have the same position with White Cap Industries, Inc. ("Holdings")) and shall have the normal and reasonable duties, responsibilities and authority commensurate with such position as determined by the Board of Directors of the Company, and as directed by the President of the Company. Executive's services pursuant to this Agreement shall be performed primarily at the Company's principal place of business in Orange County, California, and at such other facilities of the Company as are necessary for the Executive to perform his duties hereunder.

        (b) Executive shall report to the President of the Company. Executive shall devote Executive's reasonable best efforts and Executive's full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity and as provided hereinbelow) to the business and affairs of the Company during the normal business hours of the executive offices of the Company. Executive shall perform Executive's duties and responsibilities to the best of Executive's abilities in a reasonably diligent, trustworthy, businesslike and efficient manner. Notwithstanding the foregoing, the Company acknowledges and agrees that Executive shall have the right to: (i) oversee Executive's business of providing accounting, merger and acquisition, and consulting services unrelated to the Company including, without limitation, Executive's involvement in KRG Capital and its various funds and investments (KRG and its funds and investments are referred to herein collectively as "KRG") and
    (ii) participate in other passive investment activities including, without limitation, activities related to KRG (the activities permitted by clauses
    (i) and (ii) are collectively referred to herein as the "Permitted Activities"), PROVIDED and only so long as Executive commits to and provides at least eighty percent (80%) of his full business time and attention to the business and affairs of the Company, and such Permitted Activities do not
    (a) interfere with, or impair, Executive's discharge of his duties to the Company, or (b) violate the provisions of Section 7. For this purpose, the determination of whether Executive is providing at least eighty percent (80%) of his full business time and attention to the business and affairs of the Company shall be determined by the President of the Company, whose determination shall take into account the spirit and intent of this section.

    3. BASE SALARY AND BENEFITS.

        (a) Executive's Base Salary shall be $328,235 per annum. Executive's Base Salary shall be payable in regular installments in accordance with the Company's general payroll practices, including those related to withholding for taxes, insurance and similar items. Executive's Base Salary shall be increased on January 1, 2000, by at least the Adjustment Percentage (as defined below) of the Base Salary applicable to the previous fiscal year. As used herein, "Adjustment Percentage" means the sum of (x) the Consumer Price Index for the State of California, published by the Bureau of Labor Statistics of the United States Department of Labor for the immediately preceding fiscal year, plus (y) three percent (3%). In addition, during the Employment Period, Executive shall be entitled to participate in all of the Company's employee benefit, profit sharing, stock option, incentive compensation, vacation and other perquisite plans and programs ("Benefits") for which key employees of the Company are generally eligible; provided, however, in no event shall Executive's benefits be less than the Benefits described on Exhibit "A" hereto, which benefits shall include annual dues for membership in a health club selected by Executive. Executive shall be entitled to participate in the Company's Bonus Plan in effect from time to time which shall initially be as described in the Stockholders Agreement of even date herewith among Executive, Holdings and the other parties named therein.

        (b) During the Employment Period, the Company shall reimburse Executive for all reasonable expenses incurred by Executive in the course of performing Executive's duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

        (c) During the Employment Period, the Company shall pay for or reimburse Executive for all fees and reasonable expenses of Executive's participation in professional organizations, trade associations or other organizations reasonably related to Executive's position and responsibilities as an officer of the Company.

    4. TERM.

        (a) The Employment Period shall end on the first anniversary hereof; provided that (i) the Employment Period shall terminate prior to the Original Term upon Executive's death or permanent disability or incapacity;
    (ii) the Employment Period may be terminated by the Company at any time prior to such date for Cause (as hereinafter defined) or without Cause; and
    (iii) the Employment Period may be terminated by Executive at any time with Good Reason or by his resignation. For purposes of the foregoing, Executive's permanent disability or incapacity shall be determined in accordance with the Company's disability insurance policy, if such a policy is then in effect, or if no such policy is then in effect, such permanent disability or incapacity shall be determined by the Board of the Company in its good-faith judgment based upon inability to perform the essential functions of his position, with reasonable accommodation by the Company, for a period in excess of 180 days during any period of 365 calendar days.

        (b) If the Employment Period is terminated without Cause by the Company or by Executive with Good Reason, the Executive shall be entitled to receive his Base Salary (determined in accordance with Section 3(a)) during the remainder of the Employment Period. If the Executive's employment is terminated without Cause by the Company, the Company shall keep in force existing health insurance covering the Executive and his dependents for a period of six (6) months from the date of termination on the basis in effect at the date of termination of the Executive's employment at the Company's expense. If Executive's employment is a resignation with Good Reason, the Company shall keep in force existing health insurance covering the Executive and his dependents for a period of six (6) months from the date of termination on the basis in effect at the date of Executive's employment at the Company's expense.

        (c) If the Employment Period is terminated by the Company for Cause or is terminated as a result of Executive's resignation without Good Reason, Executive shall be entitled to receive Executive's Base Salary only through the date of termination.

        (d) If the Employment Period is terminated as a result of permanent disability, incapacity or death, Executive or Executive's representatives or beneficiaries shall be entitled to receive Executive's Base Salary through the date of termination. The Executive and his dependents shall also be entitled to any continuation of coverage rights under any applicable law.

        (e) The amount of Base Salary payable pursuant to Sections 4(b) shall be payable in accordance with the Company's normal payroll procedures applied to Executive as if he remained an employee of the Company.

        (f) All of Executive's rights to any other employee benefit hereunder (except as expressly provided in the relevant plan, as described above or pursuant to law) accruing after the termination of the Employment Period, shall cease upon such termination. Upon termination of this Agreement for any reason whatsoever, Executive shall have the right to receive any accrued but unused vacation time and any and all benefits due Executive pursuant to
    Section 3(a) as of termination.

        (g) For purposes of the Agreement, "Cause" shall mean (i) the conviction of any act constituting a felony under the laws of any state or of the United States, or a crime involving moral turpitude that causes material harm to the Company, (ii) willful misconduct by Executive causing material harm to the Company, but only if Executive shall not have discontinued such misconduct within 30 days after receiving written notice from the Company describing the misconduct and stating that the Company will consider the continuation of such misconduct as cause for termination of this Agreement, or (iii) substantial failure to perform the duties required by Section 2(a) hereof which is not cured within 180 days after receiving written notice from the Company describing the failure to perform and stating that the Company will consider the continuation of such failure to perform as cause for termination of this Agreement.

        (h) For purposes of this Agreement, "Good Reason" means (i) the assignment to Executive of duties substantially and materially inconsistent with the position and nature of Executive's employment as set forth in
    Section 2(a) of this Agreement, (ii) a reduction of compensation and benefits that would substantially diminish the aggregate value of Executive's compensation and benefits or (iii) relocation of the Executive's office outside of a 25-mile radius of Costa Mesa without the Executive's consent.

        (i) Nothing in this Agreement shall be deemed to limit or otherwise abrogate the Company's obligation to make the payments under Section 4(b) if Executive is terminated without Cause following a merger, consolidation or sale of the Company or following a change in the control of the Company's outstanding voting securities. A "change in control" shall be deemed to have occurred if any person or any persons acting together that would constitute a group (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) (other than Green Equity Investors III, L.P. and its co-investors ("GEI") or its affiliates or a group in which GEI and its affiliates are the controlling participants) shall beneficially own at least 50% of the aggregate voting power of all classes of capital stock (including shares convertible into voting securities) entitled to vote on the election of directors to the Board. Without limiting the foregoing, any sale of substantially all of the Company's assets to another entity without an express assumption by such entity of the Company's obligations under this Agreement shall be deemed to constitute termination without Cause pursuant to Section 4(b) above and the Company shall be obligated to make the specified payments pursuant to Section 4(b) upon consummation of the transaction pursuant to which the Company is selling substantially all of its assets.

    5. CONFIDENTIAL INFORMATION. As used herein, the term "Confidential Information" shall mean all information disclosed to Executive or known by Executive as a consequence of or through Executive's employment by the Company (including, without limitation, information belonging to third parties or companies affiliated with or related to the Company in the Company's possession) not generally known in the trade or industry in which such information is used, about the Company's products, processes, services, customers, marketing strategy and business plans. Executive agrees that Executive shall not disclose to any unauthorized person or use for Executive's own account any Confidential Information without the prior written consent of the Board of the Company or the President of the Company and Chief Executive Officer of Holdings, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act. Executive shall deliver to the Company at the termination of the Employment Period, or at any other time as the Company and/or Holdings may request, all memoranda, notes, plans, records, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information or the business of the Company which Executive may then possess or have under Executive's control. In the performance of his duties, the Executive has previously had, and may be expected in the future to have, access to confidential or proprietary information with respect to third parties which is subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes (the "Third Party Information"). Except in the performance of his duties to the Company or its subsidiaries, the Executive shall not, during the Term and at all times thereafter, directly or indirectly for any reason whatsoever, disclose or use any such Third Party Information. For purposes of this Section 5, "Company" includes the Company, Holdings, and any subsidiary of either.

    6. NON-SOLICITATION. During the period ending on the later of (i) the second anniversary of the termination of Executive's employment and (ii) the third anniversary of the effective date hereof, Executive shall not directly or indirectly through another entity (A) induce or attempt to induce any employee of the Company or any subsidiary to leave the employ of the Company or such subsidiary or (B) hire any person who was an employee of the Company or any subsidiary of the Company at any time during the Employment Period if such person was employed by the Company or a direct or indirect subsidiary of Holdings at any time during the one-year period prior to such hiring. In addition, during the period ending on the first anniversary of the termination of Executive's employment (the "Non-Interference Period"), Executive shall not, directly or indirectly through another entity, induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any subsidiary to withdraw, curtail or cease doing business with the Company or such subsidiary.

    7. NONCOMPETITION. During the Non-Interference Period, the Executive will not, directly or indirectly, engage in the business of selling, servicing, renting or marketing, to professional contractors or builders, of (i) tools or materials and/or (ii) rebar or steel fabrication services (collectively, the "Company Business") anywhere in the states of the United States. Except for the activities described in clause (ii) of the preceding sentence, the Company Business does not include the combined Manufacture and distribution or sale of any tools or materials by an entity that does not sell or distribute any tools or materials to professional contractors or builders except those it Manufactures. In addition, nothing in this Agreement will prohibit or restrict the Executive's ownership of an interest in, or provision of any services to, any of the following entities affiliated with KRG Capital Partners LLC ("KRG"):
Terramarc Industries, Inc., Modtech Holdings, Inc., Global Employment Solutions Inc. or either company currently or previously under letters of intent with KRG, which companies are in the traffic control systems and manufacturing and distribution of concrete forming chemicals and related products businesses, respectively. A business which "Manufactures" its own goods (either entirely, or as an assembler or integrator) or has a third party manufacture goods for sale on a branded label basis shall be deemed to be Manufacturing its own goods. The definition of Company Business does not include "DIY home improvement" retailers, such as Home Depot or Home Base as such companies are presently constituted. The Executive will be deemed to be engaged in the Company Business if he engages in the Company Business directly or as an employee or consultant, owns, manages, operates, joins or controls or participates in the ownership, management or control of any other entity which is engaged in the Company Business; or refers to any entity an acquisition opportunity in the Company Business; PROVIDED, HOWEVER, that the Executive will not be deemed to engage in any of the businesses of any publicly-traded corporation solely by reason of his ownership of less than 5% of the outstanding stock of such entity. Notwithstanding the foregoing, the provisions of this Section 7 and of the last sentence of Section 6 shall only apply if Executive continues to receive his Base Salary in effect immediately prior to termination of his employment during the Non-Interference Period, unless his employment was terminated for Cause or Executive resigned without Good Reason.

    8. ENFORCEMENT. If, at the time of enforcement of Sections 6 and 7 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period or scope reasonable under such circumstances shall be substituted for the stated period or scope. Because Executive's services are unique and because Executive has access to Confidential Information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company and/or Holdings or their successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

    9. REPRESENTATIONS.

        (a) Executive hereby represents and warrants to the Company and Holdings that (i) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which Executive is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity, and (iii) upon the execution and delivery of this Agreement by the Company and Holdings, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms.

        (b) Company hereby represents and warrants to the Executive that (i) the execution, delivery and performance of this Agreement by the Company does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Company is a party or by which the Company is bound, and (ii) upon the execution and delivery of this Agreement by the Executive, this Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms.

    10. SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and Holdings and their respective heirs, successors and assigns, except that Executive may not assign Executive's rights or delegate Executive's obligations hereunder without the prior written consent of the Company. Without limiting the foregoing, the Company may not, without Executive's prior written consent, assign rights or delegate its obligations under this Agreement.

    11. SURVIVAL. Sections 5, 6, 7, 8 and 9 shall survive and continue in full force in accordance with their terms, notwithstanding any termination of the Employment Period.

    12. NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered by nationally recognized overnight courier service, or mailed by certified mail, return receipt requested, to the recipient at the address indicated below.

    IF TO EXECUTIVE:

        Chris Lane
       19241 Willowbrook Lane
       Trabuco Canyon, CA 92679

    IF TO THE COMPANY:

        White Cap Industries II, Inc.
       c/o Leonard Green & Partners, L.P.
       11111 Santa Monica Boulevard, Suite 2000
       Los Angeles, California 90025
       Attention: Peter J. Nolan

    or such other address or to the attention of such person as the recipient party shall leave specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or mailed. Any Notice of Termination of Executive's employment by the Company shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

    13. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be elective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

    14. COMPLETE AGREEMENT. This Agreement embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

    15. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

    16. CHOICE OF LAW. This Agreement will be governed by the internal law and not the laws of conflicts, of the State of California.

    17. AGREEMENT TO ARBITRATE; EXPENSES. Except for the enforcement of any covenant herein that would be the subject of specific performance contemplated by Section 8, any controversy or claim arising out of or relating to this Agreement or the formation, breach or interpretation hereof, will be settled by arbitration before one arbitrator in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association in Orange County, California. Judgment upon the award rendered by the arbitration may be entered and enforced in the court with jurisdiction over the appropriate party. All controversies not subject to arbitration or contesting any arbitration will be litigated in the State of California, Orange County Superior Court or a federal court in the Central District of California (and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts and waives any objections thereto). The expenses (including reasonable attorneys'
fees) incurred by the prevailing party in any arbitration or litigation related to this Agreement shall be borne by the non-prevailing party in such arbitration or litigation.

    18. AMENDMENT AND WAIVER. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Holdings and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

    19. NONDISCLOSURE AND INVENTION AND COPYRIGHT ASSIGNMENT AGREEMENT.Executive's employment also is subject to the requirement that Executive sign, observe and agree to be bound, both during and after Executive's employment, by the provisions of the Employer's Nondisclosure and Invention and Copyright Assignment Agreement, a copy of which is attached as Exhibit B. Executive's execution of the Employer's Nondisclosure and Invention and Copyright Assignment Agreement is an express condition precedent to the Company's obligations under this Agreement. Executive also agrees to execute, deliver and perform, during the term of his employment with Employee and thereafter, any other reasonable confidentiality and nondisclosure agreements concerning the Company and any of their affiliates which the Employer promulgates for other key employees and executives of the Company.

    20. INDEMNIFICATION. During Executive's term as an officer of Holdings, the Company or its subsidiaries, the Company agrees to indemnify and defend Executive to the fullest extent permitted by law, the Company's Certificate of Incorporation and the Company's Bylaws against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Executive in connection with such actions, suits or proceedings to which Executive is, or is threatened to be made, a party by reason of the fact that Executive is or was a director or officer of the Company or any such affiliate. The indemnification pursuant to the foregoing sentence shall be the equivalent of indemnification provided to all directors and officers as a group and shall not be deemed to be any greater than that provided to all of the Company's directors and officers as a group. The Company will use its commercially reasonable efforts to obtain any directors' and officers' liability insurance covering all directors and officers as a group and to the extent Executive continues to serve as an officer of the Company, the Company shall cause Executive to be named as an insured party under such policy.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                          COMPANY:

                                          WHITE CAP INDUSTRIES II, INC.,
                                          a Delaware corporation

                                          By:  _________________________________

                                          Name:  _______________________________

                                          Title:  ______________________________

                                          EXECUTIVE:

                                          ______________________________________
                                          Chris Lane

                                   EXHIBIT A

1.  Five weeks' paid vacation;

2. Health and Dental Insurance in the plans of Executive's choice paid for by the Company;

3.  Participation in the Company's 401(k) Plan;

4.  Seven paid holidays yearly;

5. Participation in the Disability Insurance Plan offered to other employees of the Company paid for by the Company;

6.  Health Club Membership, and associated expenses; and

7. Company obtains and pays premiums for life insurance policy equal to Executive's annual Base Salary in effect from time to time; beneficiary to be determined by Executive.

                                  EXHIBIT B-5

                              EMPLOYMENT AGREEMENT

    THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of ______________, 1999 by and between WHITE CAP INDUSTRIES II, INC., a Delaware corporation (the "Company" and "Employer"), and JACK KARG, an individual ("Executive").

                                R E C I T A L S

    WHEREAS, the Company desires to retain the services of Executive, and Executive desires to be employed by the Company, on the terms and subject to the conditions set forth in this Agreement; and

    NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1. EMPLOYMENT. The Company shall employ Executive, and Executive accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date of this Agreement and ending as provided in Section 5 hereof (the "Employment Period").

    2.  POSITION AND DUTIES.

        (a) During the Employment Period, Executive shall serve as Chief Operations Officer of the Company (and will have the same position with White Cap Industries, Inc. ("Holdings")) and shall have the normal and reasonable duties, responsibilities and authority commensurate with such position as determined by the Board of Directors of the Company, and as directed by the President of the Company. Executive's services pursuant to this Agreement shall be performed at the Company's principal place of business in Orange County, California, and at such other facilities of the Company as are necessary for the Executive to perform his duties hereunder.

        (b) Executive shall report to the President of the Company. Executive shall devote Executive's reasonable best efforts and Executive's full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company during the normal business hours of the executive offices of the Company. Executive shall perform Executive's duties and responsibilities to the best of Executive's abilities in a reasonably diligent, trustworthy, businesslike and efficient manner.

    3.  BASE SALARY AND BENEFITS.

        (a) Executive's Base Salary shall be $161,109 per annum. Executive's Base Salary shall be payable in regular installments in accordance with the Company's general payroll practices, including those related to withholding for taxes, insurance and similar items. Executive's Base Salary shall be increased on April 1 of each fiscal year, commencing April 1, 2000, by at least the Adjustment Percentage (as defined below) of the Base Salary applicable to the previous fiscal year. As used herein, "Adjustment Percentage" means the sum of
(x) the Consumer Price Index for the State of California, published by the Bureau of Labor Statistics of the United States Department of Labor for the immediately preceding fiscal year, plus (y) three percent (3%). In addition, during the Employment Period, Executive shall be entitled to participate in all of the Company's employee benefit, profit sharing, stock option, incentive compensation, vacation and other perquisite plans and programs ("Benefits") for which key employees of the Company are generally eligible; provided, however, in no event shall Executive's benefits be less than the Benefits described on Exhibit "A" hereto.

        (b) During the Employment Period, the Company shall reimburse Executive for all reasonable expenses incurred by Executive in the course of performing Executive's duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

        (c) During the Employment Period, the Company shall pay for or reimburse Executive for all fees and reasonable expenses of Executive's participation in professional organizations, trade associations or other organizations reasonably related to Executive's position and responsibilities as an officer of the Company.

    4. BONUSES. Executive will participate in the Company's bonus Plan in effect from time to time which shall initially be as described in the Stockholders Agreement of even date herewith among Executive, Holdings and the other parties named therein.

    5.  TERM.

        (a) The Employment Period shall end on the fifth anniversary hereof; provided that (i) the Employment Period shall terminate upon Executive's death or permanent disability or incapacity; (ii) the Employment Period may be terminated by the Company at any time prior to such date for Cause (as hereinafter defined) or without Cause; and (iii) the Employment Period may be terminated by Executive at any time with Good Reason or by his resignation. For purposes of the foregoing, Executive's permanent disability or incapacity shall be determined in accordance with the Company's disability insurance policy, if such a policy is then in effect, or if no such policy is then in effect, such permanent disability or incapacity shall be determined by the Board of the Company in its good-faith judgment based upon inability to perform the essential functions of his position, with reasonable accommodation by the Company, for a period in excess of 180 days during any period of 365 calendar days.

        (b) If the Employment Period is terminated without Cause by the Company or by Executive with Good Reason, the Executive shall be entitled to receive his Base Salary (determined in accordance with Section 3(a)) during the period that is the lesser of (i) 12 months and (ii) the remainder of the Employment Period. If the Executive's employment is terminated without Cause by the Company, the Company shall keep in force existing health insurance covering the Executive and his dependents for a period of 12 months from the date of termination on the basis in effect at the date of termination of the Executive's employment at the Company's expense. If Executive's employment is a resignation with Good Reason, the Company shall keep in force existing health insurance covering the Executive and his dependents for a period of 12 months from the date of termination on the basis in effect at the date of Executive's employment at the Company's expense.

        (c) If the Employment Period is terminated by the Company for Cause or is terminated as a result of Executive's resignation without Good Reason, Executive shall be entitled to receive Executive's Base Salary only through the date of termination.

        (d) If the Employment Period is terminated as a result of permanent disability, incapacity or death, Executive or Executive's representatives or beneficiaries shall be entitled to receive Executive's Base Salary through the date of termination.

        (e) The amount of Base Salary payable pursuant to Sections 5(b) and (d) shall be payable in accordance with the Company's normal payroll procedures applied to Executive as if he remained an employee of the Company.

        (f) All of Executive's rights to any other employee benefit hereunder (except as expressly provided in the relevant plan, as described above or pursuant to law) accruing after the termination of the Employment Period, shall cease upon such termination. Upon termination of this Agreement for any reason whatsoever, Executive shall have the right to receive any accrued but unused vacation time and any and all benefits due Executive pursuant to Section 3(a) as of termination.

        (g) For purposes of the Agreement, "Cause" shall mean (i) the conviction of any act constituting a felony under the laws of any state or of the United States, or a crime involving moral turpitude that causes material harm to the Company, (ii) willful misconduct by Executive causing material harm to the Company, but only if Executive shall not have discontinued such misconduct within 30 days after receiving written notice from the Company describing the misconduct and stating that the Company will consider the continuation of such misconduct as cause for termination of this Agreement, or (iii) substantial failure to perform the duties required by Section 2(a) hereof which is not cured within 180 days after receiving written notice from the Company describing the failure to perform and stating that the Company will consider the continuation of such failure to perform as cause for termination of this Agreement.

        (h) For purposes of this Agreement, "Good Reason" means (i) the assignment to Executive of duties substantially and materially inconsistent with the position and nature of Executive's employment as set forth in Section 2(a) of this Agreement, (ii) a reduction of compensation and benefits that would substantially diminish the aggregate value of Executive's compensation and benefits or (iii) relocation of Executive's office outside of a 25-mile radius of Costa Mesa without Executive's consent.

        (i) Nothing in this Agreement shall be deemed to limit or otherwise abrogate the Company's obligation to make the payments under Section 5(b) if Executive is terminated without Cause following a merger, consolidation or sale of the Company or following a change in the control of the Company's outstanding voting securities. A "change in control" shall be deemed to have occurred if any person or any persons acting together that would constitute a group (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) (other than Green Equity Investors III, L.P. and its co-investors ("GEI") or its affiliates or a group in which GEI and its affiliates are the controlling participants) shall beneficially own at least 50% of the aggregate voting power of all classes of capital stock (including shares convertible into voting securities) entitled to vote on the election of directors to the Board. Without limiting the foregoing, any sale of substantially all of the Company's assets to another entity without an express assumption by such entity of the Company's obligations under this Agreement shall be deemed to constitute termination without Cause pursuant to Section 5(b) above and the Company shall be obligated to make the specified payments pursuant to Section 5(b) upon consummation of the transaction pursuant to which the Company is selling substantially all of its assets.

    6. CONFIDENTIAL INFORMATION. As used herein, the term "Confidential Information" shall mean all information disclosed to Executive or known by Executive as a consequence of or through Executive's employment by the Company (including, without limitation, information belonging to third parties or companies affiliated with or related to the Company in the Company's possession) not generally known in the trade or industry in which such information is used, about the Company's products, processes, services, customers, marketing strategy and business plans. Executive agrees that Executive shall not disclose to any unauthorized person or use for Executive's own account any Confidential Information without the prior written consent of the Board of the Company or the President of the Company and Chief Executive Officer of Holdings, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act. Executive shall deliver to the Company and Holdings at the termination of the Employment Period, or at any other time as the Company and/or Holdings may request, all memoranda, notes, plans, records, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information or the business of the Company and/or Holdings or any subsidiary which Executive may then possess or have under Executive's control. In the performance of his duties, the Executive has previously had, and may be expected in the future to have, access to confidential or proprietary information with respect to third parties which is subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes (the "Third-Party Information"). Except in the performance of his duties to the Company or its subsidiaries, the Executive shall not, during the Term and at all times thereafter, directly or indirectly for any reason whatsoever, disclose or use any such Third-Party Information. For purposes of this Section 6, "Company" includes the Company, Holdings, and any subsidiary of either.

    7. NON-SOLICITATION. During the period ending on the later of (i) the second anniversary of the termination of Executive's employment and (ii) the third anniversary of the effective date hereof, Executive shall not directly or indirectly through another entity (A) induce or attempt to induce any employee of the Company or any subsidiary to leave the employ of the Company or such subsidiary or (B) hire any person who was an employee of the Company or any subsidiary of the Company at any time during the Employment Period if such person was employed by the Company or a direct or indirect subsidiary of Holdings at any time during the one-year period prior to such hiring. In addition, during the period ending on the first anniversary of the termination of Executive's employment (the "Non-Interference Period"), Executive shall not, directly or indirectly through another entity, induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any subsidiary to withdraw, curtail or cease doing business with the Company or such subsidiary.

    8. NONCOMPETITION. During the Non-Interference Period, the Executive will not, directly or indirectly, engage in the business of sales, service, rental and marketing of tools and materials to professional contractors and builders (the "Company Business") anywhere in the states of the United States that are west of the Mississippi River. The definition of Company Business does not include "DIY home improvement" retailers, such as Home Depot or Home Base as such companies are presently constituted. The Executive will be deemed to be engaged in the Company Business if he engages in the Company Business directly as an employee or consultant, owns, manages, operates, joins or controls or participates in the ownership, management or control of any other entity which is engaged in the Company Business; PROVIDED, HOWEVER, that the Executive will not be deemed to engage in any of the businesses of any publicly-traded corporation solely by reason of his ownership of less than 5% of the outstanding stock of such entity. Notwithstanding the foregoing, the provisions of this
Section 8 and of the last sentence of Section 7 shall only apply if Executive continues to receive his Base Salary in effect immediately prior to termination of his employment during the Non-Interference Period, unless his employment was terminated for Cause or Executive resigned without Good Reason.

    9. ENFORCEMENT. If, at the time of enforcement of Sections 7 and 8 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period or scope reasonable under such circumstances shall be substituted for the stated period or scope. Because Executive's services are unique and because Executive has access to Confidential Information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company and/or Holdings or their successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

    10. REPRESENTATIONS.

        (a) Executive hereby represents and warrants to the Company and Holdings that (i) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which Executive is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity, and (iii) upon the execution and delivery of this Agreement by the Company and Holdings, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms.

        (b) Company hereby represents and warrants to the Executive that (i) the execution, delivery and performance of this Agreement by the Company does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Company is a party or by which the Company is bound, and
(ii) upon the execution and delivery of this Agreement by the Executive, this Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms.

    11. SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and Holdings and their respective heirs, successors and assigns, except that Executive may not assign Executive's rights or delegate Executive's obligations hereunder without the prior written consent of the Company. Without limiting the foregoing, the Company may not, without Executive's prior written consent, assign rights or delegate its obligations under this Agreement.

    12. SURVIVAL. Sections 5 through 10 survive and continue in full force in accordance with their terms, notwithstanding any termination of the Employment Period.

    13. NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered by nationally recognized overnight courier service, or mailed by certified mail, return receipt requested, to the recipient at the address indicated below.

                   If to Executive:

                        Jack Karg
                        28322 Gitano
                        Mission Viejo, CA 92692

                   If to the Company:

                        White Cap Industries II, Inc.
                        c/o Leonard Green & Partners, L.P.
                        11111 Santa Monica Boulevard, Suite 2000
                        Los Angeles, California 90025
                        Attention: Peter J. Nolan

or such other address or to the attention of such person as the recipient party shall leave specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or mailed. Any Notice of Termination of Executive's employment by the Company shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

    14. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be elective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

    15. COMPLETE AGREEMENT. This Agreement embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

    16. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

    17. CHOICE OF LAW. This Agreement will be governed by the internal law and not the laws of conflicts, of the State of California.

    18. AGREEMENT TO ARBITRATE; EXPENSES. Except for the enforcement of any covenant herein that would be the subject of specific performance contemplated by Section 9, any controversy or claim arising out of or relating to this Agreement or the formation, breach or interpretation hereof, will be settled by arbitration before one arbitrator in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association in Orange County, California. Judgment upon the award rendered by the arbitration may be entered and enforced in the court with jurisdiction over the appropriate party. All controversies not subject to arbitration or contesting any arbitration will be litigated in the State of California, Orange County Superior Court or a federal court in the Central District of California (and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts and waives any objections thereto). The expenses (including reasonable attorneys'
fees) incurred by the prevailing party in any arbitration or litigation related to this Agreement shall be borne by the non-prevailing party in such arbitration or litigation.

    19. AMENDMENT AND WAIVER. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Holdings and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

    20. NONDISCLOSURE AND INVENTION AND COPYRIGHT ASSIGNMENT AGREEMENT. Executive's employment also is subject to the requirement that Executive sign, observe and agree to be bound, both during and after Executive's employment, by the provisions of the Employer's Nondisclosure and Invention and Copyright Assignment Agreement, a copy of which is attached as Exhibit B. Executive's execution of the Employer's Nondisclosure and Invention and Copyright Assignment Agreement is an express condition precedent to the Company's obligations under this Agreement. Executive also agrees to execute, deliver and perform, during the term of his employment with Employee and thereafter, any other reasonable confidentiality and nondisclosure agreements concerning the Company and any of their affiliates which the Employer promulgates for other key employees and executives of the Company.

    21. INDEMNIFICATION. During Executive's term as an officer of Holdings, the Company or its subsidiaries, the Company agrees to indemnify and defend Executive to the fullest extent permitted by law, the Company's Certificate of Incorporation and the Company's Bylaws against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Executive in connection with such actions, suits or proceedings to which Executive is, or is threatened to be made, a party by reason of the fact that Executive is or was a director or officer of the Company or any such affiliate. The indemnification pursuant to the foregoing sentence shall be the equivalent of indemnification provided to all directors and officers as a group and shall not be deemed to be any greater than that provided to all of the Company's directors and officers as a group. The Company will use its commercially reasonable efforts to obtain any directors' and officers' liability insurance covering all directors and officers as a group and to the extent Executive continues to serve as an officer of the Company, the Company shall cause Executive to be named as an insured party under such policy.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                          COMPANY:
                                          WHITE CAP INDUSTRIES II, INC.,
                                          a Delaware corporation

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                          EXECUTIVE:

                                          ______________________________________
                                          Jack Karg

                                   EXHIBIT A

1.  Four weeks' paid vacation;

2.  Health, medical and dental insurance paid for by the Company;

3.  Company to provide car and pay car insurance, maintenance and gas;

4.  Disability insurance paid for by the Company; and

5. Company obtains and pays premiums for life insurance policy equal to Executive's annual Base Salary in effect from time to time; beneficiary to be determined by Executive.

                                  EXHIBIT B-6

                              EMPLOYMENT AGREEMENT

    THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of ______________, 1999 by and between WHITE CAP INDUSTRIES II, INC., a Delaware corporation (the "Company" and "Employer"), and BRIAN ETTER, an individual ("Executive").

                                R E C I T A L S

    WHEREAS, the Company desires to retain the services of Executive, and Executive desires to be employed by the Company, on the terms and subject to the conditions set forth in this Agreement; and

    NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1. EMPLOYMENT. The Company shall employ Executive, and Executive accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date of this Agreement and ending as provided in Section 5 hereof (the "Employment Period").

    2.  POSITION AND DUTIES.

        (a) During the Employment Period, Executive shall serve as Vice President, Finance and Operations of the Company (and will have the same position with White Cap Industries, Inc. ("Holdings")) and shall have the normal and reasonable duties, responsibilities and authority commensurate with such position as determined by the Board of Directors of the Company, and as directed by the President of the Company. Executive's services pursuant to this Agreement shall be performed at the Company's principal place of business in Orange County, California, and at such other facilities of the Company as are necessary for the Executive to perform his duties hereunder. In the event Executive's duties and responsibilities are increased to a level commensurate with a chief financial officer, the Company agrees to increase Executive's Base Salary to a level to be determined in good faith by the Board of Directors of the Company.

        (b) Executive shall report to the President of the Company. Executive shall devote Executive's reasonable best efforts and Executive's full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company during the normal business hours of the executive offices of the Company. Executive shall perform Executive's duties and responsibilities to the best of Executive's abilities in a reasonably diligent, trustworthy, businesslike and efficient manner.

    3.  BASE SALARY AND BENEFITS.

        (a) Executive's Base Salary shall be $130,404 per annum. Executive's Base Salary shall be payable in regular installments in accordance with the Company's general payroll practices, including those related to withholding for taxes, insurance and similar items. Executive's Base Salary shall be increased on April 1 of each fiscal year, commencing April 1, 2000, by at least the Adjustment Percentage (as defined below) of the Base Salary applicable to the previous fiscal year. As used herein, "Adjustment Percentage" means the sum of
(x) the Consumer Price Index for the State of California, published by the Bureau of Labor Statistics of the United States Department of Labor for the immediately preceding fiscal year, plus (y) three percent (3%). In addition, during the Employment Period, Executive shall be entitled to participate in all of the Company's employee benefit, profit sharing, stock option, incentive compensation, vacation and other perquisite plans and programs ("Benefits") for which key employees of the Company are generally eligible; provided, however, in no event shall Executive's benefits be less than the Benefits described on Exhibit "A" hereto.

        (b) During the Employment Period, the Company shall reimburse Executive for all reasonable expenses incurred by Executive in the course of performing Executive's duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

        (c) During the Employment Period, the Company shall pay for or reimburse Executive for all fees and reasonable expenses of Executive's participation in professional organizations, trade associations or other organizations reasonably related to Executive's position and responsibilities as an officer of the Company.

    4. BONUSES. Executive will participate in the Company's bonus Plan in effect from time to time which shall initially be as described in the Stockholders Agreement of even date herewith among Executive, Holdings and the other parties named therein.

    5.  TERM.

        (a) The Employment Period shall end on the fifth anniversary hereof; provided that (i) the Employment Period shall terminate upon Executive's death or permanent disability or incapacity; (ii) the Employment Period may be terminated by the Company at any time prior to such date for Cause (as hereinafter defined) or without Cause; and (iii) the Employment Period may be terminated by Executive at any time with Good Reason or by his resignation. For purposes of the foregoing, Executive's permanent disability or incapacity shall be determined in accordance with the Company's disability insurance policy, if such a policy is then in effect, or if no such policy is then in effect, such permanent disability or incapacity shall be determined by the Board of the Company in its good-faith judgment based upon inability to perform the essential functions of his position, with reasonable accommodation by the Company, for a period in excess of 180 days during any period of 365 calendar days.

        (b) If the Employment Period is terminated without Cause by the Company or by Executive with Good Reason, the Executive shall be entitled to receive his Base Salary (determined in accordance with Section 3(a)) during the period that is the lesser of (i) 12 months and (ii) the remainder of the Employment Period. If the Executive's employment is terminated without Cause by the Company, the Company shall keep in force existing health insurance covering the Executive and his dependents for a period of 12 months from the date of termination on the basis in effect at the date of termination of the Executive's employment at the Company's expense. If Executive's employment is a resignation with Good Reason, the Company shall keep in force existing health insurance covering the Executive and his dependents for a period of 12 months from the date of termination on the basis in effect at the date of Executive's employment at the Company's expense.

        (c) If the Employment Period is terminated by the Company for Cause or is terminated as a result of Executive's resignation without Good Reason, Executive shall be entitled to receive Executive's Base Salary only through the date of termination.

        (d) If the Employment Period is terminated as a result of permanent disability, incapacity or death, Executive or Executive's representatives or beneficiaries shall be entitled to receive Executive's Base Salary through the date of termination.

        (e) The amount of Base Salary payable pursuant to Sections 5(b) shall be payable in accordance with the Company's normal payroll procedures applied to Executive as if he remained an employee of the Company.

        (f) All of Executive's rights to any other employee benefit hereunder (except as expressly provided in the relevant plan, as described above or pursuant to law) accruing after the termination of the Employment Period, shall cease upon such termination. Upon termination of this Agreement for any reason whatsoever, Executive shall have the right to receive any accrued but unused vacation time and any and all benefits due Executive pursuant to Section 3(a) as of termination.

        (g) For purposes of the Agreement, "Cause" shall mean (i) the conviction of any act constituting a felony under the laws of any state or of the United States, or a crime involving moral turpitude that causes material harm to the Company, (ii) willful misconduct by Executive causing material harm to the Company, but only if Executive shall not have discontinued such misconduct within 30 days after receiving written notice from the Company describing the misconduct and stating that the Company will consider the continuation of such misconduct as cause for termination of this Agreement, or (iii) substantial failure to perform the duties required by Section 2(a) hereof which is not cured within 180 days after receiving written notice from the Company describing the failure to perform and stating that the Company will consider the continuation of such failure to perform as cause for termination of this Agreement.

        (h) For purposes of this Agreement, "Good Reason" means (i) the assignment to Executive of duties substantially and materially inconsistent with the position and nature of Executive's employment as set forth in Section 2(a) of this Agreement, (ii) a reduction of compensation and benefits that would substantially diminish the aggregate value of Executive's compensation and benefits or (iii) relocation of Executive's office outside of a 25-mile radius of Costa Mesa without Executive's consent.

        (i) Nothing in this Agreement shall be deemed to limit or otherwise abrogate the Company's obligation to make the payments under Section 5(b) if Executive is terminated without Cause following a merger, consolidation or sale of the Company or following a change in the control of the Company's outstanding voting securities. A "change in control" shall be deemed to have occurred if any person or any persons acting together that would constitute a group (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) (other than Green Equity Investors III, L.P. and its co-investors ("GEI") or its affiliates or a group in which GEI and its affiliates are the controlling participants) shall beneficially own at least 50% of the aggregate voting power of all classes of capital stock (including shares convertible into voting securities) entitled to vote on the election of directors to the Board. Without limiting the foregoing, any sale of substantially all of the Company's assets to another entity without an express assumption by such entity of the Company's obligations under this Agreement shall be deemed to constitute termination without Cause pursuant to Section 5(b) above and the Company shall be obligated to make the specified payments pursuant to Section 5(b) upon consummation of the transaction pursuant to which the Company is selling substantially all of its assets.

    6. CONFIDENTIAL INFORMATION. As used herein, the term "Confidential Information" shall mean all information disclosed to Executive or known by Executive as a consequence of or through Executive's employment by the Company (including, without limitation, information belonging to third parties or companies affiliated with or related to the Company in the Company's possession) not generally known in the trade or industry in which such information is used, about the Company's products, processes, services, customers, marketing strategy and business plans. Executive agrees that Executive shall not disclose to any unauthorized person or use for Executive's own account any Confidential Information without the prior written consent of the Board of the Company or the President of the Company and Chief Executive Officer of Holdings, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act. Executive shall deliver to the Company and Holdings at the termination of the Employment Period, or at any other time as the Company and/or Holdings may request, all memoranda, notes, plans, records, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information or the business of the Company and/or Holdings or any subsidiary which Executive may then possess or have under Executive's control. In the performance of his duties, the Executive has previously had, and may be expected in the future to have, access to confidential or proprietary information with respect to third parties which is subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes (the "Third-Party Information"). Except in the performance of his duties to the Company or its subsidiaries, the Executive shall not, during the Term and at all times thereafter, directly or indirectly for any reason whatsoever, disclose or use any such Third-Party Information. For purposes of this Section 6, "Company" includes the Company, Holdings, and any subsidiary of either.

    7. NON-SOLICITATION. During the period ending on the later of (i) the second anniversary of the termination of Executive's employment and (ii) the third anniversary of the effective date hereof, Executive shall not directly or indirectly through another entity (A) induce or attempt to induce any employee of the Company or any subsidiary to leave the employ of the Company or such subsidiary or (B) hire any person who was an employee of the Company or any subsidiary of the Company at any time during the Employment Period if such person was employed by the Company or a direct or indirect subsidiary of Holdings at any time during the one-year period prior to such hiring. In addition, during the period ending on the first anniversary of the termination of Executive's employment (the "Non-Interference Period"), Executive shall not, directly or indirectly through another entity, induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any subsidiary to withdraw, curtail or cease doing business with the Company or such subsidiary.

    8. NONCOMPETITION. During the Non-Interference Period, the Executive will not, directly or indirectly, engage in the business of sales, service, rental and marketing of tools and materials to professional contractors and builders (the "Company Business") anywhere in the states of the United States that are west of the Mississippi River. The definition of Company Business does not include "DIY home improvement" retailers, such as Home Depot or Home Base as such companies are presently constituted. The Executive will be deemed to be engaged in the Company Business if he engages in the Company Business directly as an employee or consultant, owns, manages, operates, joins or controls or participates in the ownership, management or control of any other entity which is engaged in the Company Business; PROVIDED, HOWEVER, that the Executive will not be deemed to engage in any of the businesses of any publicly-traded corporation solely by reason of his ownership of less than 5% of the outstanding stock of such entity. Notwithstanding the foregoing, the provisions of this
Section 8 and of the last sentence of Section 7 shall only apply if Executive continues to receive his Base Salary in effect immediately prior to termination of his employment during the Non-Interference Period, unless his employment was terminated for Cause or Executive resigned without Good Reason.

    9. ENFORCEMENT. If, at the time of enforcement of Sections 7 and 8 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period or scope reasonable under such circumstances shall be substituted for the stated period or scope. Because Executive's services are unique and because Executive has access to Confidential Information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company and/or Holdings or their successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

    10. REPRESENTATIONS.

        (a) Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which Executive is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity, and (iii) upon the execution and delivery of this Agreement by the Company and Holdings, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms.

        (b) Company hereby represents and warrants to the Executive that (i) the execution, delivery and performance of this Agreement by the Company does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Company is a party or by which the Company is bound, and (ii) upon the execution and delivery of this Agreement by the Executive, this Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms.

    11. SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and Holdings and their respective heirs, successors and assigns, except that Executive may not assign Executive's rights or delegate Executive's obligations hereunder without the prior written consent of the Company. Without limiting the foregoing, the Company may not, without Executive's prior written consent, assign rights or delegate its obligations under this Agreement.

    12. SURVIVAL. Sections 5 through 10 survive and continue in full force in accordance with their terms, notwithstanding any termination of the Employment Period.

    13. NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered by nationally recognized overnight courier service, or mailed by certified mail, return receipt requested, to the recipient at the address indicated below.

If to Executive:
-----------------------------------------------------------------

        Brian Etter
        8253 Deershire Court
        Orange, CA 92869

If to the Company:
-----------------------------------------------------------------

        White Cap Industries II, Inc.
        c/o Leonard Green & Partners, L.P.
        11111 Santa Monica Boulevard, Suite 2000
        Los Angeles, California 90025
        Attention: Peter J. Nolan

or such other address or to the attention of such person as the recipient party shall leave specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or mailed. Any Notice of Termination of Executive's employment by the Company shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

    14. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be elective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

    15. COMPLETE AGREEMENT. This Agreement embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

    16. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

    17. CHOICE OF LAW. This Agreement will be governed by the internal law and not the laws of conflicts, of the State of California.

    18. AGREEMENT TO ARBITRATE; EXPENSES. Except for the enforcement of any covenant herein that would be the subject of specific performance contemplated by Section 9, any controversy or claim arising out of or relating to this Agreement or the formation, breach or interpretation hereof, will be settled by arbitration before one arbitrator in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association in Orange County, California. Judgment upon the award rendered by the arbitration may be entered and enforced in the court with jurisdiction over the appropriate party. All controversies not subject to arbitration or contesting any arbitration will be litigated in the State of California, Orange County Superior Court or a federal court in the Central District of California (and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts and waives any objections thereto). The expenses (including reasonable attorneys'
fees) incurred by the prevailing party in any arbitration or litigation related to this Agreement shall be borne by the non-prevailing party in such arbitration or litigation.

    19. AMENDMENT AND WAIVER. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Holdings and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

    20. NONDISCLOSURE AND INVENTION AND COPYRIGHT ASSIGNMENT
AGREEMENT. Executive's employment also is subject to the requirement that Executive sign, observe and agree to be bound, both during and after Executive's employment, by the provisions of the Employer's Nondisclosure and Invention and Copyright Assignment Agreement, a copy of which is attached as Exhibit B. Executive's execution of the Employer's Nondisclosure and Invention and Copyright Assignment Agreement is an express condition precedent to the Company's obligations under this Agreement. Executive also agrees to execute, deliver and perform, during the term of his employment with Employee and thereafter, any other reasonable confidentiality and nondisclosure agreements concerning the Company and any of their affiliates which the Employer promulgates for other key employees and executives of the Company.

    21. INDEMNIFICATION. During Executive's term as an officer of Holdings, the Company or its subsidiaries, the Company agrees to indemnify and defend Executive to the fullest extent permitted by law, the Company's Certificate of Incorporation and the Company's Bylaws against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Executive in connection with such actions, suits or proceedings to which Executive is, or is threatened to be made, a party by reason of the fact that Executive is or was a director or officer of the Company or any such affiliate. The indemnification pursuant to the foregoing sentence shall be the equivalent of indemnification provided to all directors and officers as a group and shall not be deemed to be any greater than that provided to all of the Company's directors and officers as a group. The Company will use its commercially reasonable efforts to obtain any directors' and officers' liability insurance covering all directors and officers as a group and to the extent Executive continues to serve as an officer of the Company, the Company shall cause Executive to be named as an insured party under such policy.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                          COMPANY:

                                          WHITE CAP INDUSTRIES II, INC.,
                                          a Delaware corporation

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                          EXECUTIVE:

                                          ______________________________________
                                          Brian Etter

                                   EXHIBIT A

1.  Three weeks' paid vacation;

2.  Health, medical and dental insurance paid for by the Company;

3.  $600 car allowance per month;

4. Company obtains and pays premiums for $1,000,000 life insurance policy the beneficiary of which shall be determined by the Executive; and

5.  Disability insurance paid for by the Company.

                                   EXHIBIT C

                                    FORM OF
                             STOCKHOLDERS AGREEMENT

                      DATED AS OF _________________, 1999
                                     among
                        GREEN EQUITY INVESTORS III, L.P.
                           WHITE CAP INDUSTRIES, INC.
                                      and
                              CERTAIN STOCKHOLDERS

                               TABLE OF CONTENTS

                                                                                                                   PAGE
                                                                                                                   -----
ARTICLE 1.       BOARD OF DIRECTORS...........................................................................           1

                 1.1 Board of Directors.......................................................................           1
                 1.2 Incentive Plans..........................................................................           1

ARTICLE 2.       RESTRICTIONS ON TRANSFER.....................................................................           1
                 2.1 General Restrictions on Transfer.........................................................           1
                 2.2 Compliance with Securities Laws..........................................................           2
                 2.3 Agreement to be Bound....................................................................           2
                 2.4 Tag-Along Rights for the Management Parties..............................................           2
                 2.4.1 Right to Participate in Sale...........................................................           2
                 2.4.2 Sale Notice............................................................................           3
                 2.4.3 Tag-Along Notice.......................................................................           4
                 2.4.4 Delivery of Certificates...............................................................           4
                 2.4.5 Exempt Transfers.......................................................................           4
                 2.5 Cooperation..............................................................................           4
                 2.6 Improper Transfer........................................................................           5
                 2.7 Involuntary Transfer.....................................................................           5
                 2.8 First Option.............................................................................           5
                 2.8.1 First Option...........................................................................           5
                 2.8.2 No Waiver..............................................................................           6
                 2.8.3 Exempt Transfers.......................................................................           6
                 2.9 Call Option..............................................................................           6

ARTICLE 3.       DRAG-ALONG SALES.............................................................................           8
                 3.1 Right of Purchaser to Require Sale.......................................................           8
                 3.2 Drag-Along Notice........................................................................           9
                 3.3 Delivery of Certificates.................................................................           9
                 3.4 Consideration............................................................................           9
                 3.5 Cooperation..............................................................................           9

ARTICLE 4.       REGISTRATION RIGHTS..........................................................................          10
                 4.1 Definitions..............................................................................          10
                 4.2 Demand Registrations.....................................................................          11
                 4.2.1 Number of Registrations................................................................          11
                 4.2.2 Registration...........................................................................          12
                 4.2.3 Inclusion of Registrable Shares........................................................          13
                 4.2.4 Priority on Demand Registrations.......................................................          13
                 4.2.5 Compliance.............................................................................          14
                 4.3 Piggyback Registration...................................................................          14
                 4.3.1 Right to Include Registrable Shares....................................................          14
                 4.3.2 Priority on Piggyback Registrations....................................................          14
                 4.4 Registration Statement...................................................................          16
                 4.5 Registration Procedures..................................................................          17
                 4.6 Holdback Agreements......................................................................          21
                 4.7 Registration Expenses....................................................................          21
                 4.8 Conditions to Holder's Rights............................................................          22
                 4.8.1 Cooperation............................................................................          22
                 4.8.2 Undertakings...........................................................................          22

                                                                                                                   PAGE
                                                                                                                   -----
                 4.8.3 Indemnification........................................................................          22
                 4.9 Indemnification..........................................................................          22
                 4.9.1 Indemnification by the Company.........................................................          23
                 4.9.2 Indemnification by Holders of Registrable Shares.......................................          24
                 4.9.3 Conduct of Indemnification Proceedings.................................................          24
                 4.9.4 Contribution...........................................................................          24
                 4.9.5 Underwriting Agreement to Govern.......................................................          25
                 4.10 Rule 144................................................................................          25

ARTICLE 5.       REPRESENTATIONS AND WARRANTIES...............................................................          25
                 5.1 Representations and Warranties of the Company............................................          25
                 5.1.1 Organization...........................................................................          25
                 5.l.2 Authority..............................................................................          25
                 5.1.3 Binding Obligation.....................................................................          25
                 5.1.4 No Conflict............................................................................          26
                 5.2 Representations and Warranties of the Stockholders.......................................          26
                 5.2.1 Organization...........................................................................          26
                 5.2.2 Authority..............................................................................          26
                 5.2.3 Binding Obligation.....................................................................          26
                 5.2.4 No Conflict............................................................................          26

ARTICLE 6.       TERMINATION OF AGREEMENT.....................................................................          26
                 6.1 Termination..............................................................................          26

ARTICLE 7.       GENERAL......................................................................................          26
                 7.1 Recapitalization, Exchanges, etc., Affecting the Shares..................................          26
                 7.2 Injunctive Relief........................................................................          26
                 7.3 Notices..................................................................................          27
                 7.4 Legend...................................................................................          27
                 7.5 Transferees Bound........................................................................          27
                 7.6 Amendment; Waiver........................................................................          28
                 7.7 Additional Documents; Further Changes....................................................          28
                 7.8 No Third-Party Benefits..................................................................          28
                 7.9 Successors and Assigns...................................................................          28
                 7.10 Severability............................................................................          28
                 7.11 Integration.............................................................................          28
                 7.12 Governing Law...........................................................................          28
                 7.13 Attorneys' Fees.........................................................................          28
                 7.14 Headings................................................................................          29
                 7.15 Information for Notices.................................................................          29
                 7.16 Counterparts............................................................................          29
                 7.17 Consent to Jurisdiction.................................................................          29
                 7.18 No Inconsistent Agreements..............................................................          29
                 7.19 Certain Distributions Exempt............................................................          29
                 7.20 Certain Limitations.....................................................................          29
                 7.21 Loan by the Company in the Event of Certain Liability...................................          29
                 7.22 Information Regarding Beneficial Ownership..............................................          30
                 7.23 No Tax Advice...........................................................................          30

                             STOCKHOLDERS AGREEMENT

    THIS STOCKHOLDERS AGREEMENT (the "AGREEMENT") is entered into as of
           , 1999, by and among Green Equity Investors III, L.P., a Delaware
limited partnership (the "PURCHASER"),               ,               ,
              , and               (collectively, the "MANAGEMENT STOCKHOLDERS"
and individually, a "MANAGEMENT STOCKHOLDER") and White Cap Industries, Inc., a Delaware corporation (the "COMPANY"). Each of the parties to this Agreement (other than the Company) and any other Person (as defined in Section 4.1) who shall become a party to or agree to be bound by the terms of this Agreement after the date hereof is sometimes hereinafter referred to as a "STOCKHOLDER".

                                      RECITALS

    Concurrently with the execution of this Agreement, the Company and WC Recapitalization Corp., a wholly-owned subsidiary of the Purchaser ("MERGERSUB") will consummate the transactions contemplated by that certain Agreement and Plan
of Merger dated July   , 1999 (the "MERGER AGREEMENT") . The execution and
delivery of this Agreement is a condition to the MergerSub's obligations under the Merger Agreement.

    Following the consummation of the transactions contemplated by the Merger
Agreement, the Purchaser and the Management Stockholders will own        shares
of Common Stock, par value $.01 per share, of the Company (the "COMMON STOCK")
and Purchaser and the Management Stockholders will own        shares of
Preferred Stock of the Company (the "PREFERRED STOCK"). Shares of Common Stock are collectively referred to as the "COMMON SHARES," shares of Preferred Stock are collectively referred to as the "PREFERRED SHARES" and Common Shares and Preferred Shares are collectively referred to as the "SHARES".

    The Company and each of the Stockholders desire, for their mutual benefit and protection, to enter into this Agreement to set forth their respective rights and obligations with respect to their Shares (whether issued or acquired hereafter, including all shares of Common Stock issuable upon the exercise of warrants, options or other rights to acquire shares of Common Stock, or upon the conversion or exchange of any security ("RIGHTS")).

    NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                         ARTICLE 1. BOARD OF DIRECTORS

    1.1 BOARD OF DIRECTORS. The Board of Directors of the Company to be constituted upon the consummation of the transactions contemplated by the Merger
Agreement will include               ,               ,               ,
              , and               [three nominees of the Purchaser and two
nominees of the Management Stockholders]. Each Stockholder agrees to vote all shares of capital stock owned by such Stockholder from time to time at each election of members of the Board of Directors of the Company in favor of two nominees selected by the Management Stockholders (one of whom shall be Greg Grosch, so long as he serves as President and Chief Executive Officer of the Company).

    1.2 INCENTIVE PLANS. On or promptly after the date hereof, the Company will adopt the bonus plan and stock option plan as summarized on Exhibit A hereto.

                      ARTICLE 2. RESTRICTIONS ON TRANSFER

    2.1 GENERAL RESTRICTIONS ON TRANSFER. Each Stockholder agrees that such Stockholder will not, directly or indirectly, sell, hypothecate, give, bequeath, transfer, assign, pledge or in any other way whatsoever encumber or dispose of (any such event, a "TRANSFER") any Shares now or hereafter at any time owned by such Stockholder (or any interest therein) to another Person ("TRANSFEREE"), to the extent such Transfer is prohibited by this Agreement. The Company shall not transfer upon its books any Shares to any Person to the extent prohibited by this Agreement and any purported transfer in violation hereof shall be null and void and of no effect. Each Management Stockholder represents and warrants to the Purchaser and the Company that the Shares owned by such Management Stockholder were acquired by such Management Stockholder for investment only and not with a view to any public distribution thereof, and there is not any current plan or intention on the part of such Management Stockholder to offer to sell, exchange or otherwise dispose of the Shares owned by such Management Stockholder in violation of any of the registration requirements of the Securities Act of 1933, as amended, or any comparable state of foreign securities laws.

    2.2 COMPLIANCE WITH SECURITIES LAWS. No Stockholder shall Transfer any Shares, and the Company shall not transfer on its books any Shares, unless (a) the Transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission (as defined in Section 4.1) thereunder, all as the same shall be in effect at the time (the "SECURITIES ACT") and is in compliance with any applicable state securities or blue sky laws or (b) such Stockholder shall have furnished the Company with an opinion of counsel, to the extent reasonably required by the Company, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act; PROVIDED that any Transfer by a Stockholder which is a state-sponsored employee benefit plan to a successor trust or fiduciary or pursuant to a statutory reconstitution or which is permitted hereunder pursuant to the provisions of Section 2.8.3(i) shall be expressly permitted and no opinions of counsel shall be required in connection therewith. As used in this Agreement, the term "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this Agreement, the term "CONTROL," (including, with correlative meanings, the terms "CONTROLLING," "CONTROLLED BY," and "UNDER COMMON CONTROL WITH"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

    2.3 AGREEMENT TO BE BOUND. No Transfer of Shares by a Stockholder shall be effective (and the Company shall not transfer on its books any Shares) unless
(i) the certificates representing such Shares issued to the Transferee shall bear the legend provided in Section 7.4, if required by such Section 7.4, and
(ii) the Transferee shall have executed and delivered to the Company, as a condition precedent to such Transfer, an instrument or instruments in form and substance satisfactory to the Company confirming that the Transferee agrees to be bound by the terms of this Agreement and accepts the rights and obligations set forth hereunder, PROVIDED, HOWEVER, that the conditions set forth in this
Section 2.3 shall not apply to any sale of Shares pursuant to an effective registration statement under the Securities Act or, PROVIDED such sale is (x) not to an affiliate of the Company and (y) not made prior to a Public Offering Event (as defined in Section 2.4.5), pursuant to Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any other similar regulation hereafter adopted by the SEC ("RULE 144").

    2.4  TAG-ALONG RIGHTS FOR THE MANAGEMENT PARTIES.

    2.4.1 RIGHT TO PARTICIPATE IN SALE. (a) Purchaser, its affiliates and its limited partner transferees are sometimes referred to in this Agreement, collectively, as the "PURCHASER PARTIES" and, individually, as a "PURCHASER PARTY." The Management Stockholders and their respective spouses, descendants and ancestors and any trusts solely for the benefit of any or all of the foregoing are sometimes referred to in this Agreement, collectively, as the "MANAGEMENT PARTIES" and, individually, as a "MANAGEMENT PARTY." If all previous transfers for value of Common Shares and/or Preferred Shares made by any Purchaser Party, together with any transfers for value of Common Shares and/or Preferred Shares proposed to be made by any Purchaser Party, results in the transfer, in the aggregate for all such transactions, of at least ten percent (10%) of the outstanding Common Shares or Preferred Shares, as the case may be (such sale or other disposition for value being referred to as a "TAG-ALONG SALE"), then such Purchaser Parties shall afford the Management Parties (each, individually, a "TAG-ALONG STOCKHOLDER" and, collectively, the "TAG-ALONG STOCKHOLDERS") the opportunity to participate proportionately in such Tag-Along Sale in accordance with this Section 2.4. The number (the "TAG-ALONG ALLOTMENT") of Common Shares that each Tag-Along Stockholder will be entitled to include in such Tag-Along Sale shall be determined by multiplying (i) the number of Common Shares held by such Tag-Along Stockholder as of the close of business on the day immediately prior to the Tag-Along Notice Date (as hereinafter defined) by (ii) a fraction, the numerator of which shall equal the number of Common Shares proposed by the Purchaser Parties to be sold or otherwise disposed of pursuant to the Tag-Along Sale and the denominator of which shall equal the total number of Common Shares that are beneficially owned by the Purchaser Parties as of the close of business on the day immediately prior to the Tag-Along Notice Date (the "COMMON SHARES PURCHASER FRACTION"). The Tag-Along Allotment of Preferred Shares shall be determined by multiplying (i) the number of Preferred Shares held by such Tag-Along Stockholder as of the close of business on the day immediately prior to the Tag-Along Notice Date (as hereinafter defined) by (ii) a fraction, the numerator of which shall equal the number of Preferred Shares proposed by the Purchaser Parties to be sold or otherwise disposed of pursuant to the Tag-Along Sale and the denominator of which shall equal the total number of Preferred Shares that are beneficially owned by the Purchaser Parties as of the close of business on the day immediately prior to the Tag-Along Notice Date (the "PREFERRED SHARES PURCHASER FRACTION"). Notwithstanding the foregoing, if any of the Management Parties fails to elect to participate in a Tag-Along Sale, Purchaser shall give notice of such failure to the other Tag-Along Stockholders. Such notice shall be made by telephone and confirmed in writing within two (2) days. The other Tag-Along Stockholders shall have three (3) days from the date such notice was given to agree to sell their pro rata share of any unsold portion. For purposes of this
Section 2.4.1, (i) a Tag-Along Stockholder's pro rata share of any unsold portion of Common Shares shall be equal to the number of shares obtained by DIVIDING (A) the Common Shares Purchaser Fraction TIMES the total number of Common Shares that are held by the Management Parties that are not participating in the Tag-Along Sale BY (B) the number of Tag-Along Stockholders that are participating in the Tag-Along Sale with respect to Common Shares and (ii) a Tag-Along Stockholder's pro rata share of any unsold portion of Preferred Shares shall be equal to the number of shares obtained by DIVIDING (A) the Preferred Shares Purchaser Fraction TIMES the total number of Preferred Shares that are held by the Management Parties that are not participating in the Tag-Along Sale BY (B) the number of Tag-Along Stockholders that are participating in the Tag-Along Sale with respect to Preferred Shares.

    2.4.2 SALE NOTICE. The relevant Purchaser Parties shall provide each Tag-Along Stockholder and the Company with written notice (the "TAG-ALONG SALE NOTICE") not more than sixty (60) days nor less than thirty (30) days prior to the proposed date of the Tag-Along Sale (the "TAG-ALONG SALE DATE"). Each Tag-Along Sale Notice shall be accompanied by a copy of any written agreement relating to the Tag-Along Sale and shall set forth: (i) the name and address of each proposed Transferee of Shares in the Tag-Along Sale; (ii) the number of Common Shares and/or Preferred Shares proposed to be Transferred by such Purchaser Parties; (iii) the proposed amount and form of consideration to be paid for such Shares and the terms and conditions of payment offered by each proposed Transferee; (iv) the aggregate number of Common Shares and/or Preferred Shares held of record by the Purchaser Parties as of the close of business on the day immediately prior to the date of the Tag-Along Notice (the "TAG-

ALONG NOTICE DATE"); (v) the Tag-Along Stockholder's Tag-Along Allotment assuming the Tag-Along Stockholder elected to sell the maximum number of Common Shares and/or Preferred Shares possible; (vi) confirmation that the proposed Transferee has been informed of the "Tag-Along Rights" provided for herein and has agreed to purchase Shares from any Tag-Along Stockholder in accordance with the terms hereof; and (vii) the Tag-Along Sale Date.

    2.4.3 TAG-ALONG NOTICE. Any Tag-Along Stockholder wishing to participate in the Tag-Along Sale shall provide written notice (the "TAG-ALONG NOTICE") to the relevant Purchaser Parties no more than ten (10) business days after receipt of the Tag-Along Sale Notice. The Tag-Along Notice shall set forth the number of Shares that such Tag-Along Stockholder elects to include in the Tag-Along Sale, which shall not exceed such Tag-Along Stockholder's applicable Tag-Along Allotment. The Tag-Along Notice given by any Tag-Along Stockholder shall constitute such Tag-Along Stockholder's binding agreement to sell the Shares specified in the Tag-Along Notice on the terms and conditions applicable to the Tag-Along Sale; PROVIDED, HOWEVER, that in the event that there is any material change in the terms and conditions of such Tag-Along Sale applicable to the Tag-Along Stockholder (including, but not limited to, any decrease in the purchase price that occurs other than pursuant to an adjustment mechanism set forth in the agreement relating to the Tag-Along Sale) after such Tag-Along Stockholder gives its Tag-Along Notice, then, notwithstanding anything herein to the contrary, the Tag-Along Stockholder shall have the right to withdraw from participation in the Tag-Along Sale with respect to all of its Shares affected thereby. If the proposed Transferee does not consummate the purchase of all of the Shares requested to be included in the Tag-Along Sale by any Tag-Along Stockholder on the same terms and conditions applicable to the Purchaser Parties, then such Purchaser Parties shall not consummate the Tag-Along Sale of any of its Shares to such Transferee, unless the Shares of such Purchaser Parties and the Tag-Along Stockholders to be sold are reduced or limited PRO RATA in proportion to the respective number of Shares actually sold in any such Tag-Along Sale and all other terms and conditions of the Tag-Along Sale are the same for such Purchaser Parties and the Tag-Along Stockholders.

        If a Tag-Along Notice from any Tag-Along Stockholder is not received by such Purchaser Parties within the ten (10) business day period specified above, such Purchaser Parties shall have the right to consummate the Tag-Along Sale without the participation of such Tag-Along Stockholder, but only on terms and conditions which are no more favorable in any material respect to such Purchaser Parties (and, in any event, at no greater a purchase price, except as the purchase price may be adjusted pursuant to the agreement relating to the relevant Tag-Along Sale) than as stated in the Tag-Along Sale Notice and only if such Tag-Along Sale occurs on a date within sixty (60) days of the Tag-Along Sale Date. If such Tag-Along Sale does not occur within such sixty (60) day period, the Shares that were to be subject to such Tag-Along Sale thereafter shall continue to be subject to all of the restrictions contained in this
Section 2.4.

    2.4.4 DELIVERY OF CERTIFICATES. On the Tag-Along Sale Date, each Tag-Along Stockholder shall deliver a certificate or certificates for the Shares to be sold by such Tag-Along Stockholder in connection with the Tag-Along Sale, duly endorsed for transfer with signatures guaranteed, to the Transferee in the manner and at the address indicated in the Tag-Along Notice against delivery of the purchase price for such Shares.

    2.4.5 EXEMPT TRANSFERS. The provisions of this Section 2.4 shall not apply:

        (i) to any sale or other disposition of Shares by and exclusively among Purchaser Parties;

        (ii) to any sale of Shares to the public pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144; or

       (iii) from and after a Public Offering Event. For the purposes of this Agreement, a "PUBLIC OFFERING EVENT" shall mean the first date after which at least twenty percent (20%) of the Company's outstanding shares of Common Stock is publicly held and such Common Stock is listed or admitted to trading on a national securities exchange or quoted on the National Association of Securities Dealers, Inc.'s National Market System or Small Capitalization System.

    2.5 COOPERATION. (i) The Company will provide reasonable assistance to any Management Party or any Purchaser Party seeking to sell its Shares, PROVIDED that the Company shall not be required to provide any confidential information to any prospective purchaser who has not executed a confidentiality agreement in form reasonably satisfactory to the Company. Any reasonable out-of-pocket costs to the Company of providing such assistance shall be paid pro rata by each Stockholder seeking to sell its Shares. The Company will also cooperate with any Management Party or any Purchaser Party in having all stop transfer instructions or notations and restrictive legends lifted in connection with the sale (other than to an affiliate of the Company) of Shares pursuant to Rule 144 promulgated under the Securities Act; PROVIDED that in such a case the selling Stockholder shall be required to provide the Company with the opinion provided for in
Section 2.2(b).

        (ii) Any Management Party seeking to sell its Shares shall enter into an agreement in connection with a Tag-Along Sale containing customary representations, warranties, indemnities and agreements as requested by the purchaser in such Tag-Along Sale.

    2.6 IMPROPER TRANSFER. Any attempt to Transfer or otherwise encumber any Shares in violation of this Agreement shall be null and void and neither the Company nor any transfer agent of such Shares shall give any effect to such attempted Transfer or encumbrance in its stock records.

    2.7 INVOLUNTARY TRANSFER. In the case of any Transfer of title or beneficial ownership of Shares upon default, foreclosure, forfeit, court order, or otherwise than by a voluntary decision on the part of a Stockholder (an "INVOLUNTARY TRANSFER"), such Stockholder (or his legal representatives) shall promptly (but in no event later than two (2) Business Days after such Involuntary Transfer) furnish written notice to the Company indicating that the Involuntary Transfer has occurred, specifying the name of the Person to whom such Shares have been transferred, giving a detailed description of the circumstances giving rise to, and stating the legal basis for, the Involuntary Transfer.

    2.8  FIRST OPTION.

    2.8.1 FIRST OPTION. (a) No Management Party shall Transfer any Shares except as specifically permitted by this Section 2.8. If at any time any Management Party (a "SELLING PARTY") desires to sell or otherwise dispose of for value all or any part of the Shares held by such Selling Party, and such Selling Party shall have received an irrevocable and unconditional bona fide arm's length written offer (the "BONA FIDE OFFER") for the purchase of such Shares for consideration from any third party unaffiliated with such Selling Party (an "OUTSIDE PARTY"), the Selling Party shall provide written notice (the "SALE NOTICE") to each of (i) Purchaser (together with its assigns, the "PURCHASER BUYER") and (ii) the Company (each of Purchaser Buyer and the Company a "POTENTIAL BUYER") setting forth such desire to sell or otherwise dispose of for value such Shares, which Sale Notice shall be accompanied by a photocopy of the original Bona Fide Offer and shall set forth at least the name and address of the Outside Party and the price and terms of such Bona Fide Offer. Upon the giving of such Sale Notice, each Potential Buyer shall, subject to the priorities set forth below, have the option (which option (the "PURCHASE OPTION"), in the case of Purchaser only, shall be assignable at Purchaser's sole discretion) to purchase all, but not less than all, of such Shares specified in the Sale Notice, on the same terms and conditions, including but not limited to the offer price for the Shares, of the Bona Fide Offer. Each Potential Buyer shall have thirty (30) days from receipt of the Sale Notice to provide written notice (the "ACCEPTANCE NOTICE") to such Selling Party of its desire to exercise such Purchase Option. If more than one Potential Buyer shall deliver an Acceptance Notice within such thirty (30) day period, the priority as among the Potential Buyers to match the Bona Fide Offer and purchase such Shares shall be, to the extent such Potential Buyers have delivered Acceptance Notices, FIRST, the Purchaser Buyer and, SECOND, the Company.

        If a Potential Buyer or Potential Buyers, as applicable, elects to purchase, in the aggregate, all of the Shares covered by the Bona Fide Offer on the terms and conditions set forth in the Sale Notice, the Potential Buyer(s) entitled to purchase such Shares (the "CHOSEN BUYER(S)") shall be determined in accordance with the priorities set forth above and such Chosen Buyer(s) shall be obligated to purchase, and such Selling Party shall be obligated to sell, such Shares at the price and terms specified in the Sale Notice. The closing of the purchase by the Chosen Buyer(s) shall be held on a Business Day within ninety days (90) days after the giving of the relevant Acceptance Notice, at the principal offices of the Chosen Buyer(s), or at such other time and place as may be mutually agreed to by the Chosen Buyer(s) and the Selling Party.

        If no Acceptance Notice(s) is (are) delivered within the periods specified above by one or more Potential Buyer(s), as applicable, with respect to all (but not less than all) of the Shares included in the Sale Notice, the Selling Party shall, upon compliance with the provisions of Section 2.3, have the right to consummate the sale of all (but not less than all) of the Shares covered by the Sale Notice to the Outside Party but only at the price and upon terms and conditions no less favorable to the Selling Party than those contained in the Sale Notice (PROVIDED that the purchase price must be payable solely in cash) and only if such sale occurs on a date within ninety (90) days of the date of the Sale Notice; PROVIDED, HOWEVER, that in the event the Selling Party has not so transferred all (but not less than all) of such Shares to the Outside Party within such ninety-day period, then such Shares thereafter shall continue to be subject to all of the restrictions contained in this Agreement.

    2.8.2 NO WAIVER. Any election in any instance by any Potential Buyer not to exercise its option rights under this Section 2.8 shall not constitute a waiver of such rights with respect to) any other proposed Transfer of Shares.

    2.8.3 EXEMPT TRANSFERS. The provisions of this Section 2.8 shall not apply:

        (i) to any Transfer of Shares by Greg Grosch, Dan Tsujioka, Richard Gagnon, Chris Lane, Jack Karg, and Brian Etter (each, a "MANAGEMENT PERSON") to the spouse of any of them, any direct lineal descendant or ancestor of either of them or any trust solely for the benefit of any or all of the foregoing or any beneficiary, PROVIDED that each of the following conditions shall be satisfied:

           (A) after giving effect to such Transfer, sole voting power with respect to such Transferred Shares shall be held by the Transferor Management Person; and

           (B) the Transferee of such Transferred Shares shall have executed and delivered to the Company, as a condition precedent to such Transfer, an instrument or instruments in form and substance satisfactory to the Company confirming that the Transferee agrees to be bound by the terms of this Agreement and accepts the rights and obligations set forth in this Agreement; or

           (ii) to any sale of Shares by an Management Party to the public pursuant to an effective registration statement under the Securities Act.

    2.9 CALL OPTION. The Management Stockholders (except for Chris Lane who shall be governed by the next sentence) each agree for themselves and all Management Parties who acquire their shares that the Company and the Purchaser Buyer will have a call, which call will, as to each Management Person, expire as to 20% of the Common Shares owned by such Person on the date hereof upon the first anniversary hereof, and ratably thereafter at the end of every month through the fifth anniversary of the date hereof (the "CALL OPTION") on their respective Common Shares (the "CALLABLE SECURITIES") upon the termination of such Management Stockholder's (or, if a Management Party is a Transferee of a Management Person, the Management Person's) employment with the Company for voluntary termination or resignation, dismissal, involuntary termination, death, Retirement, Permanent Disability, termination for Cause, or termination for other than Cause (each, a "CALL EVENT"). The Call Option

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and the provisions of this Section 2.9 shall only apply to any Common Shares owned by Chris Lane if Chris Lane shall have either (1) materially breached the terms of that certain Amended and Restated Employment Agreement, dated as of the date hereof, by and between the Company and Chris Lane (the "LANE EMPLOYMENT AGREEMENT") or (2) resigned his employment under the Lane Employment Agreement without Good Reason, as defined therein, prior to its one year expiration date (as applied to Chris Lane, the events in subclauses (1) and (2) shall each be deemed to be a "CALL EVENT"). Upon the occurrence of a Call Event, the Company and the Purchaser Buyer may exercise the Call Option by written notice (an "OPTION NOTICE") delivered to the Management Party within 90 days after such Call Event, elect to purchase and, upon the giving of such notice the Chosen Buyer will be obligated to purchase and the Management Party ("SELLER") will be obligated to sell all or any lesser portion indicated in the Option Notice of the Callable Securities owned at the time of the Call Event by the Seller. For purposes of determining the Chosen Buyer (which term shall have the same meaning as set forth in Section 2.8.1 in the context of a Call Option), the priority as among the Company and the Purchaser Buyer to purchase the Callable Securities shall be, FIRST, the Company and, SECOND, the Purchaser Buyer. In the event that the Chosen Buyer elects to and does exercise the Call Option as provided in this
Section 2.9, the Chosen Buyer will be obligated to purchase a pro rata portion of the Preferred Shares (or any Company instrument exchanged for the Preferred Shares) owned at the time of the Call Event by the Seller (relative to the Callable Securities then owned by the Seller). The consideration for the Callable Securities, and, if applicable, the Preferred Shares referred to in the previous sentence shall be calculated as set forth below:

        (i) in the case of resignation without Good Reason, or termination of employment for Cause, the consideration will be the lesser of Cost and Fair Market Value; and

        (ii) in the case of any other termination (including termination for other than Cause, resignation for Good Reason, death, Retirement or Permanent Disability) the consideration will be the greater of Cost and Fair Market Value.

    In the event the Company or any Purchaser Buyer elects not to participate in the purchase of Callable Securities pursuant to the Call Option, the same procedures as to allocation as are set forth in Section 2.8 in respect of the First Option will govern. The closing for all purchases and sales of Callable Securities and any Preferred Shares pursuant to this Section 2.9 will be at the principal executive offices of the Company on the 60th day after the giving of the Option Notice. The applicable purchase price for the Callable Securities and any Preferred Shares will be paid in cash or by cashier's check. The Seller will cause the Callable Securities and any Preferred Shares to be delivered to the Chosen Buyer at the closing free and clear of all liens, charges or encumbrances of any kind except those which shall continue to apply to such Shares by the terms of this Agreement. Such Seller will take all such actions as the Chosen Buyer reasonably requests to vest in the Chosen Buyer title to the Callable Securities and any Preferred Shares free of any lien, charge or encumbrance incurred by or through the Seller.

    For purposes of this Section 2.9, the following terms have the following meanings:

         "CAUSE" means, as to a Management Person, (i) if such Person is a party to an employment agreement with the Company, a material violation of any provision thereof which constitutes cause thereunder; (ii) such Person engaging in conduct which is fraudulent with respect to the Company or any of its subsidiaries; (iii) such Person's gross negligence in the performance or non-performance of his or her duties or responsibilities; (iv) such Person's engagement in misconduct that is materially injurious or materially damaging to the Company or any of its subsidiaries or the reputation of the Company or any of its subsidiaries or (v) such Person's consideration of or plea for nolo contendere to a crime involving moral turpitude; PROVIDED, HOWEVER, that in respect of clauses (i) and (iii) the Company has given at least thirty (30) days' prior written notice to the Management Person describing the alleged breach or gross negligence and such Person has failed to cure the breach or deficiency within such thirty (30) day period. Notwithstanding the foregoing, if a Management Person has entered into an employment agreement with the Company which contains a different definition of "Cause" than that contained in the immediately preceding sentence, the term "Cause" as used in this Agreement, shall be deemed to refer, as to such Management Person, to the definition of "Cause" as contained in such employment agreement.

         "COST" means (i) in respect of the Common Shares, the cash consideration per share of Common Shares paid (or deemed invested) by a Management Person pursuant to the Merger Agreement and (ii) in respect of the Preferred Shares, the liquidation value per share attributable to any Preferred Shares plus accrued and unpaid dividends thereon.

         "FAIR MARKET VALUE" of Common Shares means the fair market value, without discount for minority position in the Company, determined as of the time of the Call Event by the Company's Board of Directors in the exercise of good faith and consistent with contemporaneous valuations for other purposes. In the event a Management Person disputes the determination of Fair Market Value, such valuation (which shall be made without discount for minority position in the Company and without reference to prior valuations made by the Company's Board of Directors) will be made by an investment banking or appraisal firm of national reputation mutually acceptable to the Company and the Management Person, the fees and expenses of which will be borne by the Company, if its proposed valuation was lower than the expert's, and by the Management Person, if the Company's proposed valuation was higher than the expert's. "FAIR MARKET VALUE"of any Preferred Shares shall be deemed to refer to the liquidation value attributable to such Preferred Shares, plus accrued and unpaid dividends thereon.

         "GOOD REASON" means assignment to a Management Person of duties and responsibilities that are substantially inconsistent with the scope of their duties and responsibilities theretofore. Notwithstanding the foregoing, if a Management Person has entered into an employment agreement with the Company which contains a different definition of "Good Reason" than that contained in the immediately preceding sentence, the definition of "Good Reason" as used in this Agreement shall be deemed to refer, as to such Management Person, to the definition of Good Reason contained in such employment agreement.

         "PERMANENT DISABILITY" of a Management Person means that (i) the Person becomes physically or mentally incapacitated or disabled so that he is unable to perform for the Company substantially the same services as he performed prior to incurring such incapacity or disability, and (ii) such incapacity or disability continues for a period of 120 days, whether or not consecutive, over a period of six consecutive months; provided, however, that (x) the Company, at its option and expense, shall be entitled to retain a physician to confirm the existence of such incapacity or disability, and (y) the determination of such physician shall be binding upon the Company and the Management Person; and

         "RETIREMENT" means retirement pursuant to the Company's standard retirement policy in effect from time to time but in no event prior to the age of 65, unless pursuant to a specific determination by the Board of Directors of the Company.

                          ARTICLE 3. DRAG-ALONG SALES.

    3.1 RIGHT OF PURCHASER TO REQUIRE SALE. Notwithstanding any other provision of this Agreement, if some or all Purchaser Parties (the "DRAG-ALONG SELLERS") receive an offer in writing from a third Person or third Persons who are not affiliates of any of the Drag-Along Sellers (a "THIRD PARTY") (x) to purchase all or substantially all of the Common Shares then owned by the Purchaser Parties, or (y) to purchase 50% or more in the aggregate of the outstanding Common Shares or Preferred Shares of any class, in each case, in one or more related transactions (a "DRAG-ALONG 50% SALE"), or (z) to effect a business combination of the Company with such Third Party or the purchase or other acquisition of all or substantially all of the assets of the Company by such Third Party (an "ACQUISITION PROPOSAL"), and the Purchaser Parties desire to accept or cause the Company to accept such Acquisition Proposal, then, upon the demand of a majority of the Drag-Along Sellers, each Management Party (the "REQUIRED SELLERS") shall be required to sell to such Third Party a number of shares of Common Stock or Preferred Stock, as applicable, if any, equal to the number of shares specified in the applicable Drag-Along Notice (as defined below), at the same price and on the same purchase terms and conditions as the Drag-Along Sellers have agreed to with such Third Party, including, without limitation, no greater indemnification liability on a pro rata basis than the Drag-Along Sellers have agreed to with such Third Party, or, as the case may be, vote all of the Common Shares beneficially owned by such Management Party in favor of such Acquisition Proposal and take all other necessary or desirable actions within their control (including, without limitation, by attending meetings in person or by proxy for the purpose of obtaining a quorum and executing of written consents in lieu of meetings), to cause the approval of such Acquisition Proposal.

    3.2 DRAG-ALONG NOTICE. Prior to making any Drag-Along Sale, the Drag-Along Sellers shall promptly provide each Required Seller with written notice (the "DRAG-ALONG NOTICE") not more than thirty (30) or less than fifteen (15) days prior to the proposed date of the Drag-Along Sale (the "DRAG-ALONG SALE DATE"). The Drag-Along Notice shall set forth: (i) the name and address of the Third Party; (ii) the name and address of each member of the Drag-Along Sellers; (iii) the proposed amount and form of consideration to be paid per Common Share and/or Preferred Share and the terms and conditions of payment offered by the Third Party; (iv) the number of Common Shares and Preferred Shares held of record as of the close of business on the date of the Drag-Along Sale Notice (the "DRAG-ALONG NOTICE DATE") by the Required Seller to whom the notice is sent; (v) the aggregate number of Common Shares and Preferred Shares held of record as of the Drag-Along Notice Date by the Drag-Along Sellers; (vi) confirmation that the Drag-Along Sellers are selling all or substantially all of the aggregate number of Common Shares and/or Preferred Shares then held by them to the Third Party;
(vii) the Drag-Along Sale Date; and (viii) confirmation that the proposed Third Party has agreed to purchase the Required Sellers' shares of Common Stock and/or Preferred Stock in accordance with the terms hereof.

    3.3 DELIVERY OF CERTIFICATES. On the Drag-Along Sale Date, each Required Seller shall deliver a certificate or certificates for all of its shares of Common Stock and/or Preferred Stock duly endorsed for transfer with signatures guaranteed, to such Third Party in the manner and at the address indicated in the Drag-Along Notice against delivery of the purchase price for such Required Seller's shares of Common Stock and/or Preferred Stock.

    3.4 CONSIDERATION. The provisions of this Section 3 shall apply regardless of the form of consideration received in the Drag-Along Sale.

    3.5 COOPERATION. The Management Parties shall cooperate in good faith with the Drag-Along Sellers in connection with the consummation of the Drag-Along Sale, including, without limitation, by executing a document containing such customary representations, warranties, indemnities and agreements as requested by any Third Party in connection with the Drag Along Sale.

                        ARTICLE 4. REGISTRATION RIGHTS.

    4.1  DEFINITIONS.

    "COMMISSION" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

    "DEMAND REGISTRATION" means a Common Demand Registration and/or a Preferred Demand Registration, as applicable.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder.

    "HOLDER" means a Holder of Registrable Shares. A Person is deemed to be a Holder of Registrable Shares whenever such Person owns Registrable Shares; PROVIDED, HOWEVER, that unless the Company is otherwise notified by the Holder of Registrable Shares, the Holder of Registrable Shares shall be deemed to be that Person set forth on the books and records of the Company or the registrar for such Registrable Shares.

    "MANAGEMENT HOLDER" means a Holder of Registrable Management Shares, including a Transferee of Registrable Management Shares if (i) the Transfer to such Transferee is not prohibited by this Agreement, and (ii) the Shares Transferred to such Transferee continue to be Registrable Shares.

    "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

    "PREFERRED STOCK REGISTRATION" means the registration of any Registrable Purchaser Preferred Shares on Form S-1, Form S-3 or any other Form used for resale of securities in accordance with the provisions of the Act, in each case in connection with a public offering under the Act.

    "PURCHASER HOLDER" means a Holder of Registrable Purchaser Shares, including a Transferee of Registrable Purchaser Shares if (i) the Transfer to such Transferee is not prohibited by this Agreement, and (ii) the Shares Transferred to such transferee continue to be Registrable Shares.

    "REGISTRABLE COMMON PURCHASER SHARES" means the shares of Common Stock issued pursuant to the Merger Agreement to Purchaser or subsequently acquired by any Purchaser Party (and any securities issued or issuable with respect to such Common Stock by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization or otherwise); and "REGISTRABLE COMMON MANAGEMENT SHARES" means the shares of Common Stock owned by the Management Parties on the date hereof immediately following the Closing under the Merger Agreement or subsequently acquired by any Management Party (and any securities issued or issuable with respect to such Common Stock by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization or otherwise) (collectively, together with the Registrable Common Purchaser Shares, the "REGISTRABLE COMMON SHARES").

    "REGISTRABLE MANAGEMENT SHARES" means Registrable Common Management Shares and Registrable Preferred Management Shares.

    "REGISTRABLE PREFERRED PURCHASER SHARES" means the shares of Preferred Stock issued pursuant to the Merger Agreement to Purchaser or subsequently acquired by any Purchaser Party (and any securities issued or issuable with respect to such Preferred Stock by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization or otherwise); and "REGISTRABLE PREFERRED MANAGEMENT SHARES" means the shares of

Preferred Stock owned by the Management Parties on the date hereof immediately following the Closing under the Merger Agreement or subsequently acquired by any Management Party (and any securities issued or issuable with respect to such Preferred Stock by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization or otherwise) (collectively, together with the Registrable Preferred Purchaser Shares, the "REGISTRABLE PREFERRED SHARES").

    "REGISTRABLE PURCHASER SHARES" means the Registrable Common Purchaser Shares and the Registrable Preferred Purchaser Shares.

    "REGISTRABLE SHARES" means the Registrable Common Shares and the Registrable Preferred Shares; PROVIDED, HOWEVER, that any such shares will cease to be Registrable Shares when (i) a registration statement covering such Registrable Shares has been declared effective and such Registrable Shares have been disposed of pursuant to such effective registration statement, or (ii) such Registrable Shares are distributed to the public pursuant to Rule 144.

    "SELLING HOLDER" means, with respect to any registration statement, any Holder whose Registrable Shares are included therein.

    4.2 DEMAND REGISTRATIONS.

        4.2.1  NUMBER OF REGISTRATIONS.

           (a) (i)  PURCHASER HOLDERS' DEMAND RIGHTS.

        (A) Purchaser Holders shall be entitled to make written request (any such written request pursuant to this Section 4.2 by either Purchaser Holders or Management Holders, a "DEMAND") of the Company to register (any such Demand by either Purchaser Holders or Management Holders to register Registrable Common Shares pursuant to this Section 4.2, a "COMMON DEMAND REGISTRATION") of all or part of their Registrable Common Purchaser Shares under the Securities Act (including, but not limited to, a shelf registration under Rule 415 promulgated under the Securities Act); PROVIDED, HOWEVER, that not more than an aggregate of four (4) Demand Registrations with respect to the Registrable Common Purchaser Shares may be made pursuant to the rights granted by this Section 4.2.1(a)(i)(A).

        (B) Purchaser Holders shall be entitled to Demand the Company to register (any such Demand by either the Purchaser Holders or Management Holders to register Registrable Preferred Shares pursuant to this Section 4.2, a "PREFERRED DEMAND REGISTRATION") all or part of their Registrable Preferred Purchaser Shares under the Securities Act (including, but not limited to, a shelf registration under Rule 415 promulgated under the Securities Act); PROVIDED, HOWEVER, that not more than an aggregate of four (4) Preferred Demand Registrations with respect to the Registrable Preferred Purchaser Shares may be made pursuant to the rights granted by this Section 4.2.1(a)(i)(B).

        (ii)  MANAGEMENT HOLDERS' DEMAND RIGHTS.

        (A) Commencing on the date that is six (6) months after a Public Offering Event, Management Holders holding an aggregate number of Registrable Common Management Shares at least equal to fifty-one percent (51%) of the number of Registrable Common Management Shares on the date thereof shall be entitled to Demand of the Company a Common Demand Registration; PROVIDED, HOWEVER, that not more than one (1) Common Demand Registration with respect to the Registrable Common Management Shares may be made pursuant to the rights granted by this
Section 4.2.1(a)(ii)(A).

        (B) Commencing on the date that is six (6) months after a Preferred Stock Registration, Management Holders holding an aggregate number of Registrable Preferred Management Shares at least equal to fifty-one percent (51%) of the number of Registrable Preferred Management Shares on

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the date thereof shall be entitled to Demand of the Company a Preferred Demand
Registration; PROVIDED, HOWEVER, that not more than one (1) Preferred Demand Registration with respect to the Registrable Preferred Management Shares may be made pursuant to the rights granted by this Section 4.2.1(a)(ii)(B).

        (b) SELECTION OF UNDERWRITER. Any Demand Registration hereunder shall be on any appropriate form under the Securities Act permitting registration of such Registrable Shares for resale by the Selling Holders in the manner or manners designated by them (including, without limitation, pursuant to one or more underwritten offerings). The determination of whether the offering will involve an underwritten offering, and the selection of investment bankers and managers, if any, and counsel, shall be made by Holders of a majority of the Registrable Shares to be included in such registration, PROVIDED, HOWEVER, that the selection of investment bankers and managers, if any, and counsel so selected shall be reasonably satisfactory to the Company. If requested, the Company shall enter into an underwriting or purchase agreement with an investment banking firm in connection with a Demand Registration, containing representations, warranties, indemnities and agreements then customarily included in underwriting or purchase agreements by such underwriter with respect to secondary distributions of securities.

        4.2.2 REGISTRATION.The Company shall file a registration statement with respect to each Demand Registration and use its best efforts to cause the same to be declared effective as promptly as practicable following such Demand, but not later than one hundred twenty (120) days thereafter. Unless all of the Registrable Shares covered by the registration statement have earlier been sold or withdrawn from sale, the Company shall keep any such Registration Statement effective for a period of at least one hundred eighty (180) days after such registration statement is first declared effective plus a period equal to (x) any period during which the Selling Holders are prohibited from making sales because of any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court plus (y) any Demand Suspension Period (as defined below) plus (z) any holdback period pursuant to
Section 4.6 that occurs while the registration statement is effective (the "DEMAND PERIOD") and a registration will not count as a Demand Registration unless it is declared effective by the Commission and remains effective until the earlier of such time as all of the Registrable Shares included in such registration have been sold or disposed of or withdrawn from sale by the Selling Holders or the expiration of the Demand Period or, if the registration remains effective for a shorter period, the Selling Holders have sold at least eighty percent (80%) of their Registrable Shares included in such Demand Registration. In addition, a request for registration shall not be deemed to constitute a Demand Registration if: (i) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such Demand Registration are not satisfied other than by reason of some act or omission by the Selling Holders; (ii) the Company voluntarily takes any action that would result in the Selling Holders not being able to sell such Registrable Shares covered thereby during the Demand Period; (iii) after it has become effective, such Demand Registration becomes subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court and such order, injunction or requirement is not promptly withdrawn or lifted, and such Demand Registration has not otherwise remained effective for the Demand Period (including effective periods both before and after the order, injunction or requirement is made or imposed); or (iv) such Demand Registration does not involve an underwritten offering and the Selling Holders determine not to proceed following any delay imposed hereunder by the Company; PROVIDED, HOWEVER, that prior to such a delay under this clause (iv), the Selling Holders have not sold more than eighty percent (80%) of the Registrable Shares included in such Demand Registration. Notwithstanding the foregoing, the Company may, at any time, delay the filing or delay or suspend the effectiveness of the Demand Registration or, without suspending such effectiveness, instruct the Selling Holders not to sell any securities included in the Demand Registration, if the Company shall have determined in good faith (as evidenced by a resolution of the Board of Directors of the Company delivered to the Selling Holders) that proceeding with the Demand Registration at such time may have a material adverse effect on the Company or the Company shall have determined upon the advice of counsel that it would be required to disclose any actions taken by the Company in good faith and for valid business reasons, including without limitation, the acquisition or divestiture of assets, which disclosure may have a material adverse effect on the Company or on such actions (a "DEMAND SUSPENSION PERIOD"), by providing the Selling Holders with written notice of such Demand Suspension Period and the reasons therefor. The Company shall use its best efforts to provide such notice at least ten (10) days prior to the commencement of such a Demand Suspension Period; PROVIDED, HOWEVER, that in any event the Company shall provide such notice no later than the commencement of such Demand Suspension Period; and PROVIDED, FURTHER, that in no event shall the Demand Suspension Periods exceed fifty (50) days in any twelve
(12) month period.

    The Company further agrees to supplement or amend such registration statement with respect to such Demand Registration, as required by the registration form utilized by the Company or by the instructions applicable to such registration form or by the Securities Act for the registration of securities or as reasonably requested (which request shall result in the filing of a supplement or amendment subject to approval thereof by the Company, which approval shall not be unreasonably withheld) by any Selling Holder or any managing underwriter of Registrable Shares to which such Demand Registration relates, and the Company agrees to furnish to the Selling Holders (and any managing underwriter) copies, in substantially the form proposed to be used and/or filed, of any such supplement or amendment prior to its being used and/or filed with the Commission. The Company shall amend or supplement the registration statement with respect to such Demand Registration no less frequently than every forty five (45) days to update the list of Selling Holders pursuant to written requests by such Holders.

    4.2.3 INCLUSION OF REGISTRABLE SHARES. Any written request for a Demand shall specify the number of Registrable Common Purchaser Shares, Registrable Preferred Purchaser Shares, Registrable Common Management Shares, or Registrable Preferred Management Shares as applicable, to be registered and the intended methods of disposition thereof. Within ten (10) days after receipt of such Demand, the Company shall give written notice of such registration request to all Holders of Registrable Common Purchaser Shares, Registrable Preferred Purchaser Shares, Registrable Common Management Shares, or Registrable Preferred Management Shares, as applicable, which have not made the Demand, and the Company shall include in such registration all Registrable Common Purchaser Shares, Registrable Preferred Purchaser Shares, Registrable Common Management Shares, or Registrable Preferred Management Shares, as applicable, with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the date on which such notice is given. Each such request shall also specify the aggregate number of Registrable Common Purchaser Shares, Registrable Preferred Purchaser Shares, Registrable Common Management Shares, or Registrable Preferred Management Shares, as applicable, to be registered. The Company may also include in such Demand Registration shares of Common Stock for the account of the Company and any other Persons who hold shares of Common Stock.

        4.2.4 PRIORITY ON DEMAND REGISTRATIONS. If a Demand Registration is an underwritten registration and the managing underwriters of such offering determine that the aggregate number of (i) Registrable Shares of the Selling Holders exercising their rights to participate in the Demand Registration on a demand basis, pursuant to this Section 4.2; (ii) Shares of the Company; and
(iii) Shares of any other Persons entitled to participate in such Demand Registration, in each case proposed to be included in such registration statement, exceeds the maximum number of Shares that can reasonably be expected to be sold within a price range acceptable to the Company and the Purchaser Holders that are the Selling Holders, then the number of shares to be offered for the account of the Company and for the account of all such other Persons, other than holders of Registrable Shares participating on a demand basis, participating in such registration shall be reduced or limited PRO RATA (and to zero, if necessary) in proportion to the respective number of Shares requested to be registered to the extent necessary to reduce the total number of Shares requested to be included in such registration statement to the maximum number of Shares that can reasonably be expected to be included therein and still satisfy such price requirement. If the foregoing market "cutback" does not reduce the aggregate number of Shares proposed to be included in the registration statement to the maximum number of Shares that can reasonably be expected to be sold within the price range acceptable to the Company and the Selling Holders, the Company shall include in such registration, Registrable Shares of such Selling Holders PRO RATA among all such Selling Holders on the basis of the number of Registrable Shares of the Company requested to be included by all such Selling Holders. Any request for registration with respect to which such a market "cutback" with respect to such Selling Holders occurs shall be deemed to constitute a Demand Registration for all purposes of this
Article 4; PROVIDED, HOWEVER, that if any such market "cutback" occurs with respect to a Demand Registration and all such Selling Holders are not able to sell at least eighty percent (80%) of the Registrable Shares which such Holders proposed to sell pursuant to such Demand Registration, then such request for registration will not count against the number of Demands to which the Purchaser Holders are entitled pursuant to Section 4.2 hereof.

        4.2.5 COMPLIANCE. Notwithstanding any other provisions hereof, the Company shall use its best efforts to ensure that (i) any registration statement filed in connection with a Demand Registration, and any amendment thereto, and any prospectus forming a part thereof, and any supplement thereto, complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any registration statement filed in connection with a Demand Registration, and any amendment thereto, does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any registration statement filed in connection with a Demand Registration, and any supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading.

        4.3  PIGGYBACK REGISTRATION.

        4.3.1 RIGHT TO INCLUDE REGISTRABLE SHARES. If the Company at any time proposes to register any of its equity securities under the Securities Act, whether or not for sale for its own account, on a form and in a manner which would permit registration of Registrable Shares for a public offering under the Act (other than on a registration statement (i) on Form S-4 or Form S-8 or any successor form thereto or (ii) filed in connection with an exchange offer), the Company shall give written notice of the proposed registration to each Holder at least fifteen (15) days prior to the filing thereof, and each Holder shall have the right to request that all or any part of its Registrable Shares be included in such registration by giving written notice to the Company within fifteen (15) days after the giving of such notice by the Company. If the registration statement is to cover an underwritten offering, such Registrable Shares shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. Notwithstanding the foregoing, a Management Holder may not request the registration of its Registrable Management Shares if such Registrable Management Shares may, at the time (or within thirty days thereafter), be distributed to the public pursuant to paragraph (k), as such paragraph may be amended from time to time, or any other similar provision hereafter adopted by the SEC, of Rule 144.

        4.3.2.  PRIORITY ON PIGGYBACK REGISTRATIONS.

        (a) COMPANY REGISTRATIONS. If the registration is an underwritten primary registration on behalf of the Company and the managing underwriter(s) of such offering determine in their good faith judgment that the aggregate number of securities, including Registrable Shares, of the Company which all Holders and all other security holders of the Company, pursuant to contractual rights to participate in such registration (the "OTHER HOLDERS"), propose to include in such registration statement exceeds the maximum number of securities, including Registrable Shares, that can reasonably be expected to be sold in such offering without materially and adversely affecting the marketability of the offering or the selling price to be obtained, the Company will include in such registration, first, the shares of Common Stock or other securities which the Company proposes to sell and, second, the Registrable Shares of such Selling Holders and other securities to be sold for the account of Other Holders, PRO RATA among all such Selling Holders and Other Holders, taken together, on the basis of the number of Registrable Shares or other securities of the Company requested to be included by all Selling Holders and Other Holders who have requested that securities owned by them be so included (it being agreed and understood, however, that such managing underwriter(s) shall have the right to eliminate entirely the participation in such registration of all Selling Holders and Other Holders).

        (b) SELLING HOLDERS' REGISTRATION. (i) If the registration is an underwritten secondary registration on behalf of Selling Holders that are Purchaser Holders pursuant to Section 4.2 hereof, and the managing underwriter(s) determine that the aggregate number of securities which all Selling Holders, the Company and all Other Holders propose to include in such registration exceeds the maximum number of securities that can reasonably be expected to be sold within the price range acceptable to the Company and the Selling Holders, the Company will include in such registration, first, the Registrable Purchaser Shares of the Selling Holders participating in such registration on a demand basis in accordance with Section 4.2.4 hereof, and, second, any securities to be sold for the account of the Company, securities to be sold for the account of the Selling Holders that are either Purchaser Holders or Management Holders and that are participating in such offering on a piggyback basis and any securities to be sold for the account of the Other Holders electing to include securities in such registration, PRO RATA among the Company, all such Selling Holders and all such Other Holders, taken together, on the basis of the number of Shares or other securities to be sold by the Company in the absence of such PRO RATION, number of Registrable Shares or other securities requested to be included by all such Selling Holders and the number of Shares or other securities requested to be included by all such Other Holders (it being agreed and understood, however, that such managing underwriter(s) shall have the right to eliminate entirely the participation therein of the Company and of all such Selling Holders and Other Holders).

        (ii) If the registration is an underwritten secondary registration on behalf of Selling Holders that are Management Holders pursuant to Section 4.2 hereof, and the managing underwriter(s) determine that the aggregate number of securities which all Selling Holders, the Company and all Other Holders propose to include in such registration exceeds the maximum number of securities that can reasonably be expected to be sold within the price range acceptable to the Company and the Management Holders that are Selling Holders, the Company will include in such registration, first, the Registrable Management Shares of the Selling Holders participating in such registration on a demand basis in accordance with Section 4.2.4 hereof, and, second, any securities to be sold for the account of the Company, securities to be sold for the account of the Selling Holders that are either Purchaser Holders or Management Holders and that are participating in such offering on a piggyback basis and any securities to be sold for the account of the Other Holders electing to include securities in such registration, PRO RATA among the Company, all such Selling Holders and all such Other Holders, taken together, on the basis of the number of Shares or other securities to be sold by the Company in the absence of such PRO RATION, number of Registrable Shares or other securities requested to be included by all such Selling Holders and the number of Shares or other securities requested to be included by all such Other Holders (it being agreed and understood, however, that such managing underwriter(s) shall have the right to eliminate entirely the participation therein of the Company and of all such Selling Holders and Other Holders).

        (c) OTHER HOLDERS' REGISTRATION. If the registration is an underwritten secondary registration on behalf of any of the Other Holders pursuant to demand registration rights and the managing underwriters determine that the aggregate number of securities which all Selling Holders, the Company and all Other Holders propose to include in such registration exceeds the maximum number of securities that should be included therein, the Company will include in such registration, first, the securities to be sold for the account of the Other Holders demanding registration (but only to the extent such Other Holders are entitled to demand inclusion thereof pursuant to demand registration rights), second, any securities to be sold for the account of the Company, and, third, the Registrable Shares of such Selling Holders and other securities to be sold for the account of the Other Holders electing to include (but not being entitled pursuant to demand registration rights to demand inclusion of) securities in such registration, PRO RATA among all such Selling Holders and Other Holders, taken together, on the basis of the number of Registrable Shares or other securities of the Company requested to be included by all Selling Holders and such Other Holders who have requested that securities owned by them be included (it being agreed and understood, however, that such managing underwriter(s) shall have the right to eliminate entirely the participation therein of all such Selling Holders and Other Holders with respect to such securities since they are not entitled to demand inclusion of such securities pursuant to demand registration rights).

        (d) UNDERWRITERS. Registrable Shares proposed to be registered and sold for the account of any Selling Holder pursuant to a piggyback registration shall be sold to prospective underwriters selected or approved by the Company, and on the terms and subject to the conditions of one or more underwriting agreements negotiated between the Company, the Selling Holders, if any, and/or Other Holders demanding registration and such prospective underwriters. The Selling Holders shall be permitted to withdraw all or a part of the Registrable Shares held by such Selling Holders which were to be included in such piggyback registration at any time prior to the effective date of such registration. The Company may withdraw any registration statement for such registration at any time before it becomes effective, or postpone the offering of securities, without obligation or liability to any Selling Holder participating on a piggy-back basis.

        4.4 REGISTRATION STATEMENT. In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, the Company will furnish each Selling Holder and each underwriter, if any, with a copy of the registration statement and all amendments thereto and will supply each such Selling Holder with copies of any prospectus included therein (including a preliminary prospectus and all amendments and supplements thereto), in each case including all exhibits, and such other documents as may be reasonably requested, in such quantities as may be reasonably necessary for the purposes of the proposed sale or distribution covered by such registration (the Company hereby consenting to the use in accordance with all applicable law of each such registration statement (or amendment or post-effective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto) by each such Selling Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Shares covered by such registration statement or prospectus). The Company shall not, however, be required to maintain the registration statement relating to a Demand Registration and to supply copies of a prospectus for a period beyond the Demand Period, and, at the end of such period, the Company may register any Registrable Shares covered by such registration statement and not then sold or distributed. In connection with any such registration of Registrable Shares, the Company will, at the request of the managing underwriter with respect thereto (or, if not an underwritten offering, at the request of Selling Holders holding a majority of the Registrable Shares to be included in the registration) use its best efforts to register or qualify such Registrable Shares for sale under the securities laws of such states as is reasonably requested to permit the distribution of such Registrable Shares and to use its reasonable efforts to keep each such registration or qualification effective during the period such registration statement is required to be kept effective and to do such other acts or things reasonably necessary to enable the disposition in such jurisdictions of the securities covered by the applicable registration statement in accordance with applicable "blue sky" securities laws of such jurisdictions; PROVIDED, HOWEVER, that the Company shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or become subject to taxation in any jurisdiction.

    In connection with any offering of Registrable Shares registered pursuant to this Agreement, the Company shall (i) furnish each Selling Holder, at the Company's expense and at least three (3) business days prior to the sale of any Registrable Shares to the underwriters, with unlegended certificates in a form eligible for deposit with The Depository Trust Company representing ownership of the Registrable Shares which are sold pursuant to the registration statement, in such denominations and registered in such names as the managing underwriter, if any, or such Selling Holder shall reasonably request, and (ii) instruct the transfer agent and registrar of the Common Stock to release any stop transfer orders with respect to the Registrable Shares so sold.

        4.5 REGISTRATION PROCEDURES. In connection with the Company's obligations to effect a registration pursuant to Sections 4.2 and 4.3 (but subject to the last sentence of Section 4.3.2(d) and PROVIDED that any time periods set forth in this Section 4.5 regarding effective periods and the like shall apply only in the event of a Demand Registration), the Company will as expeditiously as is reasonably practicable:

        (i) prepare and file with the Commission as soon as practicable (in the case of a Demand Registration) a registration statement with respect to such Registrable Shares, on a form available for the sale of the Registrable Shares by the Holders thereof in accordance with the intended method or methods of distribution thereof and use its commercially reasonable efforts to cause each such registration statement to become and remain effective; PROVIDED, that before filing a registration statement or prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference) and, whether or not filed pursuant to
Section 4.2 or 4.3, the Company will furnish to the Holders of the Registrable Shares covered by such registration statement and the underwriters, if any, and any attorney, accountant or other agent retained by the Holders of Registrable Shares covered by such registration statement, copies of all such documents proposed to be filed, which documents will be subject to the review and comment of such Holders, such counsel and underwriters, if any. The Company will not file any registration statement or any amendment thereto or any prospectus or any supplement thereto in connection with a Demand Registration pursuant to
Section 4.2 (including such documents incorporated by reference and proposed to be filed after the initial filing of the registration statement) to which the Holders of a majority of the Registrable Shares covered by such registration statement or the underwriters, if any, shall reasonably and timely object;

        (ii) prepare and file with the Commission such amendments and post-effective amendments to such registration statement and such supplements to the prospectus used in connection therewith as may be necessary to keep such registration statement effective (to the extent otherwise required by this Agreement) and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or the expiration of the Demand Period (in the case of a Demand Registration), whichever occurs earlier; PROVIDED, HOWEVER, that the only remedy for any failure to keep the registration statement so effective shall be as set forth in Section 4.2.2 and PROVIDED, FURTHER, that the Company will have no obligation to a Selling Holder participating on a "piggyback" basis in a registration statement that has become effective to keep such registration statement effective for a period beyond 120 days from the effective date of such registration statement;

        (iii) cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD");

        (iv) notify each Selling Holder and the managing underwriter, if any, promptly (and in any event within three (3) business days): (A) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and with respect to the registration statement or any post-effective amendment, when the same has become effective; (B) of any request by the Commission or any other federal or state governmental authority for any amendments or supplements to the registration statement or the prospectus or for additional information; (C) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (D) if, at any time prior to the closing contemplated by an underwriting agreement entered into in connection with such registration statement, that the representations and warranties of the Company contained in such agreement cease to be true and correct; (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (F) of the happening of any event which makes any statement made in the registration statement, the prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which requires the making of any changes in the registration statement, the prospectus or any document incorporated therein by reference in order to make the statements therein not misleading; and (G) of the Company's reasonable determination that a post-effective amendment to a registration statement would be required;

        (v) make commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of a prospectus or suspending the qualification of any of the Registrable Shares included therein for sale in any jurisdiction (subject to the proviso at the end of the penultimate paragraph of Section 4.4), and, in the event of the issuance of any stop order suspending the effectiveness of the registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Shares included in such registration statement for sale in any jurisdiction (subject to the proviso at the end of the penultimate paragraph of Section 4.4), the Company will use its best efforts to promptly obtain the withdrawal of any such order;

        (vi) furnish to each Selling Holder and the managing underwriters, if any, without any additional charge, one signed copy of the registration statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

        (vii) as promptly as reasonably practicable, if required, based on the advice of the Company's counsel, or upon the occurrence of any event contemplated by Section 4.5(iv) (F), prepare and file a supplement or post-effective amendment to the registration statement, the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

        (viii) cause all Registrable Shares covered by the registration statement to be listed on each securities exchange on which identical securities issued by the Company are then listed if requested by the Selling Holders holding a majority in number of the Registrable Shares covered by the Registration Statement or the managing underwriters, if any;

        (ix) provide and cause to be maintained a transfer agent and registrar for all Registrable Shares covered by such registration statement from and after a date not later than the effective date of such registration statement;

        (x) use its best efforts to provide a CUSIP number for the Registrable Shares, not later than the effective date of the registration statement;

        (xi) use its best efforts to (A) obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and not objected to by the Holders of a majority of the Registrable Shares being sold), and updates thereof addressed to the Selling Holders, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the underwriters, if any; and (B) obtain "cold comfort" letters and updates thereof (which letters and updates (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and counsel to the Holders of a majority of the Registrable Shares being sold) from the Company's independent certified public accountants addressed to such Selling Holders (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the registration statement), such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by accountants in connection with underwritten offerings and such other matters as the underwriters, if any, or the Holders of a majority of the Registrable Shares being sold, reasonably request. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder or, if not an underwritten offering, as otherwise reasonably requested by the Holders of a majority of the Registrable Shares being sold;

        (xii) make available for inspection by a representative of the Selling Holders and any attorneys or accountants retained by such Holders (and, to the extent reasonably requested, furnish copies), in connection with the preparation of a registration statement pursuant to this Agreement, all financial and other records and pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative(s), attorney(s) or accountant(s) in connection with such registration; PROVIDED, HOWEVER, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such persons unless disclosure of such records, information or documents is required by court or administrative order or under applicable law; and PROVIDED, FURTHER, that appropriate arrangements are made, to the extent required by applicable antitrust law, to limit access to such information of the Company to representatives of the Holders who are not officers or employees of the Selling Holders; and PROVIDED, FURTHER, that, without limiting the foregoing, no such information shall be used by any such Person in connection with any market transactions in securities of the Company or its subsidiaries in violation of law;

        (xiii) enter into such agreements reasonably requested (including, as applicable, an underwriting agreement in form, scope and substance as is customary in underwritten secondary offerings and is reasonably satisfactory to the Company) and take all such other customary and reasonable actions in connection therewith (including those requested by the managing underwriters) in order to expedite or facilitate the disposition of the Registrable Shares, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

               (a) make such representations and warranties to the Holders of such Registrable Shares included in the registration statement and the underwriters, if any, with respect to the business of the Company and the registration statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same, if and when reasonably requested; and

               (b) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Shares being included in the registration statement and managing underwriters, if any, to evidence compliance with clause (a) above and with any provisions contained in the underwriting agreement or other similar agreement entered into by the Company;

The above shall, be done at each closing under such underwriting or similar agreement or as and, if not an underwritten offering, to the extent otherwise reasonably requested by the Holders of a majority of the Registrable Shares being sold pursuant to the registration statement;

        (xiv) (a) if so required by the managing underwriter in an underwritten offering of Registrable Shares covered by a registration statement filed pursuant to Section 4.2 or 4.3 hereof, not publicly or privately sell, make any short sale of, loan, grant any option, effect any public sale or distribution of or otherwise dispose of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the ten (10) days prior to and the ninety (90) days after any underwritten registration pursuant hereto has become effective, except as part of such underwritten registration and except pursuant to any exchange offer or registrations on Form S-4 or S-8 or any successor or similar forms thereto, except that the Company may make grants of options under its stock option plans and may issue securities issuable upon the exercise or conversion of outstanding convertible securities, stock options and other options, warrants and rights of the Company and (b) if requested, use reasonable efforts to cause each holder of ten percent (10%) or more of the securities of the same class as the securities included in any underwritten registration pursuant to Section 4.2 hereof, or any securities convertible into or exchangeable or exercisable for such securities, in each case purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public or private sale or distribution or otherwise dispose (including sales pursuant to Rule 144 promulgated under the Act) of any such securities during the ten (10) days prior to and the ninety (90) days after any underwritten registration pursuant hereto has become effective (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree;

        (xv) if requested, furnish each Selling Holder with a copy (or a reasonable number of copies, as requested) of the registration statement (together with the Exhibits thereto) and each amendment thereto prior to the filing thereof with the Commission;

        (xvi) if requested by the managing underwriters, if any, or a Holder of Registrable Shares being sold, promptly incorporate in a prospectus, supplement or post-effective amendment such information as the managing underwriters, if any, and the Holders of the Registrable Shares being sold reasonably request to be included therein relating to the sale of the Registrable Shares, including, without limitation, information with respect to the number of Registrable Shares being sold to underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Shares to be sold in such offering; and make all required filings of such prospectus, supplement or post-effective amendment promptly following notification of the matters to be incorporated in such supplement or post-effective amendment;

        (xvii) upon the occurrence of any event that would cause a shelf registration statement (A) to contain a material misstatement or omission or (B) to be not effective and usable for resale of Registrable Shares during the Demand Period, the Company shall promptly file an amendment to such shelf registration statement, in the case of clause (A), correcting any such misstatement or omission and, in the case of either clause (A) or (B), use its commercially reasonable efforts to cause such amendment to be declared effective and such shelf registration statement to become usable as soon as reasonably practicable thereafter;

        (xviii) otherwise use its best efforts to (x) comply with all applicable rules and regulations of the Commission and to take all other steps reasonably necessary to effect the registration of the Registrable Shares covered by the registration statement contemplated hereby, and (y) make available to its securityholders an earnings statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Act) no later than forty-five (45) days after the end of any twelve-month (12) period (or ninety (90) days after the end of any twelve-month (12) period if such period is a fiscal year) (or in each case within such extended period of time as may be permitted by the Commission for filing the applicable report with the Commission) (i) commencing at the end of any fiscal quarter in which Registrable Shares are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said twelve-month (12) periods; and

        (xix) in connection with any underwritten offering, cooperate with all marketing efforts reasonably requested by the managing underwriter or managing underwriters in connection with the sale of the Registrable Shares, including, without limitation, participation in a reasonable number of road-show presentations and other marketing activity by Management Stockholders and other employees of the Company requested by such underwriter or underwriters PROVIDED that the scheduling of the road-show presentations shall be set in consultation with the Company and will not require the Company's involvement at any time or place to which the Company has a reasonable objection.

    4.6 HOLDBACK AGREEMENTS. Each of the Company and each Holder of Registrable Shares (whether or not such Registrable Shares are covered by a Registration Statement filed pursuant to Section 4.2 or 4.3 hereof) agrees, if requested (pursuant to a timely written notice) by the managing underwriter or underwriters in an underwritten offering, not to effect any public sale or distribution of any of the Company's securities, including a sale pursuant to Rule 144 (except as part of such underwritten offering), during the period beginning ten (10) days prior to, and ending ninety (90) days after, the closing date of the underwritten offering made pursuant to such Registration Statement.

    The foregoing provisions shall not apply to the Company or any Holder of Registrable Shares if such Person is prevented by applicable statute or regulation from entering into any such agreement; PROVIDED, HOWEVER, that any such Person shall undertake not to effect any public sale or distribution of the class of securities covered by such Registration Statement (except as part of such underwritten offering) during such period unless it has provided sixty (60) days' prior written notice of such sale or distribution to the managing underwriter.

    4.7 REGISTRATION EXPENSES. Except as otherwise required by state securities laws or the rules and regulations promulgated thereunder, all expenses, disbursements and fees incurred by the Company in connection with carrying out its obligations under this Article 4, including but not limited to, (i) the reasonable and documented fees and expenses of one counsel for the Selling Holders (which counsel shall be selected by Holders of a majority of the Registrable Shares included in the applicable registration), (ii) all registration, filing fees and expenses (including fees with respect to filings made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel, as may be required by the rules and regulations of the NASD), (iii) fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel for the underwriters or Selling Holders in connection with blue sky qualifications of the Registrable Shares and determinations of their eligibility for investment under the laws of such jurisdiction as the managing underwriters or Holders of a majority of the Registrable Shares being sold may designate, subject to the proviso to the last sentence of the penultimate paragraph of Section 4.4), (iv) printing expenses (including printing certificates for the Registrable Shares to be sold and the registration statements and prospectuses), messenger and delivery expenses, duplication, word processing, and telephone expenses, (v) fees and disbursements of counsel for the Company, and (vi) fees and disbursements of all independent certified public accountants of the Company incurred in connection with such registration (including the expenses of any special audit and "cold comfort" letters incident to such registration) and fees and disbursements of underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Shares) and other Persons retained by the Company (all such expenses being herein called "REGISTRATION EXPENSES"), will be borne by the Company regardless of whether a registration statement becomes effective; PROVIDED, HOWEVER, that the

Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review, the fees and expenses of any Person, including special experts, retained by the Company, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system; and provided, further, that each Selling Holder shall pay (x) all costs and expenses of counsel (other than the counsel costs referred to in (i) above), accounting or financing professionals retained by such Selling Holder, (y) all underwriting discounts, commissions, fees and expenses and all transfer taxes with respect to the Shares sold by such Selling Holder, and (z) all other expenses incurred by such Selling Holder and incidental to the sale and delivery of the Shares to be sold by such Holder.

    4.8 CONDITIONS TO HOLDER'S RIGHTS. It shall be a condition of each Selling Holder's rights hereunder that:

        4.8.1 COOPERATION. Such Selling Holder shall cooperate with the Company by supplying information and executing documents relating to such Selling Holder or the securities of the Company owned by such Selling Holder in connection with such registration which are customary for offerings of this type (including agreeing to sell such Selling Holder's Registrable Shares on the basis provided in any underwriting arrangements containing customary terms reasonably satisfactory to such Selling Holder);

        4.8.2 UNDERTAKINGS. Such Selling Holder shall enter into any undertakings and take such other action relating to the conduct of the proposed offering which the Company or the underwriters may reasonably request as being necessary to insure compliance with federal and state securities laws and the rules or other requirements of the NASD or which the Company or the underwriters may reasonably request to otherwise effectuate the offering; and

        4.8.3 INDEMNIFICATION. Such Selling Holder shall execute and deliver an agreement to indemnify to the fullest extent permitted by law and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, any underwriter (as defined in the Securities Act), and each person, if any, who controls the Company or such underwriter within the meaning of the Securities Act, against such losses, claims, damages or liabilities (including reimbursement for legal and other expenses) to which the Company or any such director, officer, underwriter or controlling person may become subject under the Securities Act or otherwise, in such manner as is customary for registrations of the type then proposed, but only with respect to written information about or pertaining to such Selling Holder furnished by such Selling Holder for inclusion in the Registration Statement.

    4.9 INDEMNIFICATION.

        4.9.1 INDEMNIFICATION BY THE COMPANY. In the case of any offering registered pursuant to this Agreement, the Company agrees to indemnify to the fullest extent permitted by law and hold each Selling Holder, each affiliate of such Selling Holder and each director, officer, agent, representative and employee of such Selling Holder and its affiliates, each Person who controls each Selling Holder within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act and the directors, officers, agents or employees of each such controlling person harmless against any and all losses, claims, damages, liabilities, actions (including reasonable and documented costs (including, without limitation, costs of preparation and reasonable attorneys' fees and disbursements) and expenses, including reasonable expenses of investigation (collectively "LOSSES") to which they or any of them may become subject under the Securities Act or any other statute or common law or otherwise, insofar as any such Losses shall arise out of, be caused by or shall be based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of the Registrable Shares covered thereby, or the omission or alleged omission to state

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therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereof), if used prior to the effective date of such registration statement, or contained in the prospectus (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereof, including the information deemed part of such registration statement pursuant to Rule 430A promulgated under the Securities
Act), if used within the period during which the Company shall be required to keep the registration statement to which such prospectus relates current pursuant to the terms of this Agreement, or the omission or alleged omission to state therein (if so used) a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the indemnification agreement contained in this Section 4.9.1 shall not apply to such Losses which shall arise from the sale of Registrable Shares to any Person if such Losses shall arise out of, shall be caused by or shall be based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, (i) if such statement or omission shall have been made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Holder specifically for use in connection with the preparation of the registration statement or any preliminary prospectus or prospectus contained in the registration statement or any such amendment thereof or supplement thereto; (ii) if such untrue statement or omission was made in any preliminary prospectus to the extent that (a) the prospectus corrected such untrue statement or such omission and (b) the Selling Holder was legally required to and failed to send or deliver a copy of the prospectus with or prior to the delivery of written confirmation of the sale by such Selling Holder of Registrable Shares to the Person asserting the claim from which such Losses arise; or (iii) if any such Losses arise out of, are caused by or are based upon an untrue statement or omission in the prospectus, to the extent that (a) such untrue statement or omission is corrected in an amendment or supplement to the prospectus and (b) having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented, such Selling Holder was legally required to and thereafter fails to deliver such prospectus as so amended or supplemented, prior to or concurrently with the sale of Registrable Shares to the Person asserting the claim from which such Losses arise. This indemnity shall be in addition to any other indemnification arrangements to which the Company may otherwise be a party.

        4.9.2 INDEMNIFICATION BY HOLDERS OF REGISTRABLE SHARES. Each Selling Holder agrees to indemnify to the fullest extent permitted by law and hold the Company, its directors, officers, agents and employees, each Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the directors, officers, agents or employees of such controlling persons harmless against any and all Losses arising out of, caused by or based upon any untrue statement of a material fact contained in any registration statement, prospectus or form of prospectus, or arising out of, caused by or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of the preliminary prospectus and the prospectus, in each case including amendments or supplements, in light of the circumstances in which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission was contained in any information furnished in writing by such Selling Holder to the Company, expressly for use in such registration statement or prospectus; PROVIDED, HOWEVER, that the obligation to indemnify will be several and not joint and in no event shall the liability of any Selling Holder hereunder be greater in amount than the dollar amount of the proceeds (net of the payment of underwriting discounts and commissions payable by such Selling Holder) received by any such Selling Holder upon the sale of the Registrable Shares giving rise to such indemnification obligation. The Company and the Selling Holders shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution to

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the same extent as provided above with respect to information so furnished in writing by such Persons expressly for use in any prospectus or registration statement.

        4.9.3 CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnity under this Agreement (an "INDEMNIFIED PARTY") shall give prompt written notice to the party from which such indemnity is sought (the "INDEMNIFYING PARTY") of any claim or of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; PROVIDED, HOWEVER, that the failure so to notify the Indemnifying Party shall not relieve the indemnifying party from any obligation or liability except to the extent that the Indemnifying Party has been prejudiced materially by such failure. The Indemnifying Party shall have the right exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding to assume, at the Indemnifying Party's expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such Indemnified Party; PROVIDED, HOWEVER, that under such circumstances an Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (1) the Indemnifying Party agrees to pay such fees and expenses; or (2) the Indemnifying Party fails promptly to assume the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; or (3) the Indemnified Party shall have been advised by counsel that (i) there may be one or more material defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party or its affiliates, or (ii) a conflict of interest likely exists if such counsel represents such Indemnified Party and such Indemnifying Party or its affiliate, in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or proceeding, or separate but substantially similar or related claims or proceedings arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel which such counsel shall be designated by the Indemnified Party and be reasonably acceptable to the Indemnifying Party) at any time for such Indemnified Party, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). The Indemnifying Party shall not consent to entry of any judgment or settle or compromise any pending or threatened claim, action or proceeding, unless it contains as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release, in form and substance satisfactory to such Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder.

    The Indemnifying Party's liability to any such Indemnified Party hereunder shall not be extinguished solely because any other Indemnified Party is not entitled to indemnity hereunder.

        4.9.4  CONTRIBUTION. If the indemnification provided for in this Section
4.9 is unavailable to an Indemnified Party in respect of any Losses or is insufficient to hold such Indemnified Party harmless, then, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act, each applicable Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations appropriate under the circumstances. The relative fault of such Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact or omission to state a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information concerning the matter with respect to which the claim was asserted and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

        The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.9.4 were determined by PRO RATA allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 4.9.4, no Indemnifying Party that is a Selling Holder shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Selling Holder from the sale of Registrable Shares exceeds the amount of any damages that such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

        The indemnity and contribution agreements contained in this Section 4.9 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

        4.9.5 UNDERWRITING AGREEMENT TO GOVERN. At such time as an underwriting agreement with respect to a particular underwriting is entered into, the terms of any such underwriting agreement shall govern with respect to the matters set forth therein to the extent inconsistent with this Section 4.9; PROVIDED, HOWEVER, however, that the indemnification provisions of such underwriting agreement as they relate to Selling Holders are customary for registrations of the type then proposed and provide for indemnification by such Selling Holders only with respect to written information furnished by such Selling Holders.

        4.10 RULE 144. Following a Public Offering Event, the Company shall file the reports required be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and will take such further action as any Holder of Registrable Shares may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any Holder of Registrable Shares, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

                   ARTICLE 5. REPRESENTATIONS AND WARRANTIES

    5.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

    The Company represents and warrants to the Stockholders as follows:

        5.1.1 ORGANIZATION. It is a corporation duly organized and validly listing under the laws of the State of Delaware;

        5.l.2 AUTHORITY. It has full corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby;

        5.1.3 BINDING OBLIGATION. The execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on its part, and this Agreement constitutes its binding obligation, enforceable against it in accordance with its terms, except insofar as enforceability may be limited by bankruptcy, insolvency, moratorium or other laws which may affect creditors rights and remedies generally and by principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and

        5.1.4 NO CONFLICT. The execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which it is subject, (ii) violate any order, judgment or decree applicable to it, or
(iii) conflict with, or result in a breach or default under, any term or condition of its certificate or articles of incorporation or its by-laws or any material agreement or other material instrument to which it is a party or by which it or its property is bound.

    5.2 REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. Each of the Stockholders represents and warrants to each other and to the Company as follows:

        5.2.1 ORGANIZATION. If it is an entity, it is a corporation, limited partnership or other entity duly organized and validly existing under the laws of its respective state of organization;

        5.2.2 AUTHORITY. It has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby;

        5.2.3 BINDING OBLIGATION. The execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary action on its part, and this Agreement constitutes its binding obligation, enforceable against it in accordance with its terms, except insofar as enforceability may be limited by bankruptcy, insolvency, moratorium or other laws which may affect creditors' rights and remedies generally and by principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and

        5.2.4 NO CONFLICT. The execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which it is subject, (ii) violate any order, judgment or decree applicable to it, or
(iii) conflict with, or result in a breach or default under, any term or condition of its certificate of incorporation, bylaws, trust or equivalent governing document or any material agreement or other material instrument to which it is a party or by which it or its property is bound.

                      ARTICLE 6. TERMINATION OF AGREEMENT

    6.1 TERMINATION. Subject to the next succeeding sentence, this Agreement shall terminate ten (10) years from the date of this Agreement (the "Termination Date"). The provisions of Article 1 and Article 3 of this Agreement and the provisions of Sections 2.3, 2.8 and 2.9 of this Agreement shall terminate on the date of a Public Offering Event which occurs prior to the Termination Date.

                               ARTICLE 7. GENERAL

    7.1 RECAPITALIZATION, EXCHANGES, ETC., AFFECTING THE SHARES. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (a) the Shares and any option, right or warrant to acquire Shares, and (b) any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution for any Shares, by combination, recapitalization, reclassification, merger, consolidation or otherwise. In the event of any change in the capitalization of the Company, as a result of any stock split, stock dividend or stock combination, the provisions of this Agreement shall be appropriately adjusted.

    7.2 INJUNCTIVE RELIEF. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that, in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy of law. Any such person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

    7.3 NOTICES. Any and all notices, demands or other communications required or permitted hereunder shall be in writing and shall be made by hand delivery (deemed given upon receipt), or by certified mail return receipt requested (deemed given upon execution of such return receipt), addressed to a Stockholder and the Company at the address set forth below such person's or entity's signature. Any party may change its address for notice by notice given to each Stockholder and the Company in accordance with the foregoing. No objection may be made to the method of delivery of any notice actually and timely received.

    7.4 LEGEND. In addition to any other legend which may be required by applicable law, each share certificate representing Shares which are subject to this Agreement shall have endorsed, to the extent appropriate, upon its face the following words:

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAW, OR (II) ANY EXEMPTION FROM REGISTRATION UNDER SUCH ACT, OR APPLICABLE STATE SECURITIES LAW, RELATING TO THE DISPOSITION OF SECURITIES, INCLUDING RULE 144, PROVIDED AN OPINION OF COUNSEL IS FURNISHED TO THE COMPANY, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND/OR APPLICABLE STATE SECURITIES LAW IS AVAILABLE.

    IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER COMPLIES WITH THE PROVISIONS OF A STOCKHOLDERS
    AGREEMENT DATED AS OF         , 1999 (THE "STOCKHOLDERS AGREEMENT"), A COPY
    OF WHICH IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY. NO TRANSFER OF THE SECURITIES WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH STOCKHOLDERS AGREEMENT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO OTHER RIGHTS AND OBLIGATIONS AS SET FORTH IN THE STOCKHOLDERS AGREEMENT.

To the extent the circumstances or provisions requiring any of the above legends have ceased to be effective, the Company will upon request reissue certificates without the applicable legend or legends.

    7.5 TRANSFEREES BOUND. All Shares owned by a Transferee shall, subject to the terms of Section 2.3 of this Agreement, for all purposes be subject to the terms of this Agreement, whether or not such Transferee has executed a consent to be bound by this Agreement. The foregoing shall not apply in the case of any Shares acquired by a Transferee pursuant to a sale of Shares pursuant to an effective registration statement under the Securities Act or, except for sales to an affiliate of the Company or sales made prior to a Public Offering Event, pursuant to Rule 144.

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
    7.6 AMENDMENT; WAIVER. This Agreement may be amended, modified, supplemented or terminated only by a written instrument signed by each of (i) the Company,
(ii) Stockholders holding a majority of the Registrable Purchaser Shares, and
(iii) Management Stockholders holding a majority of the Registrable Management Shares. No provision of this Agreement may be waived orally, but only by a written instrument signed by the party against whom enforcement of such waiver is sought. Stockholders shall be bound from and after the date of the receipt of a written notice from the Company setting forth such amendment or waiver by any consent authorized by this Section, whether or not the Shares shall have been marked to indicate such consent; no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

    7.7 ADDITIONAL DOCUMENTS; FURTHER CHANGES. Each party hereto agrees to execute any and all further documents and writings within its powers and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Agreement. Each party hereto acknowledges and agrees to negotiate in good faith to amend this Agreement to the extent necessary to provide for customary and reasonable changes required by any third-party co-investor or other person acquiring an equity interest in the Company pursuant to the financing of the transactions contemplated by the Merger Agreement.

    7.8 NO THIRD-PARTY BENEFITS. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third-party beneficiary.

    7.9 SUCCESSORS AND ASSIGNS. Subject to the terms hereof, this Agreement shall be binding upon and shall inure to the benefit of the Stockholders, and their respective successors and permitted assigns; PROVIDED, HOWEVER,(i) neither this Agreement nor any rights or obligations hereunder may be transferred by the Company arid (ii) no rights or obligations of any Stockholder under this Agreement may be assigned except that any Stockholder may transfer its rights and obligations hereunder, in whole or in part, in connection with a Transfer of Shares made in compliance with all of the provisions of this Agreement.

    7.10 SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein; PROVIDED, HOWEVER, that the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such invalid, illegal or unenforceable term, provision, covenant or restriction.

    7.11 INTEGRATION. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.

    7.12 GOVERNING LAW. THE RIGHTS AND LIABILITIES OF THE PARTIES SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE CHOICE OF LAWS PROVISIONS OF SUCH STATE OR ANY OTHER JURISDICTION.

    7.13 ATTORNEYS' FEES. Should any litigation or arbitration be commenced (including any proceedings in a bankruptcy court) between the parties hereto or their representatives concerning any provision of this Agreement or the rights and duties of any person or entity hereunder, the party or parties prevailing in such proceeding shall be entitled, in addition to such other relief as may be granted, to the reasonable attorneys' fees and court costs incurred by reason of such litigation or arbitration.

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    7.14   HEADINGS. The headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Agreement or of any particular Section.

    7.15 INFORMATION FOR NOTICES. No Stockholder (other than a Stockholder as of the date of this Agreement with respect to the Shares held as of such date) shall hold any of its Shares in nominee name unless it otherwise provides the Company and the other Stockholders with its name and address and other information reasonably requested by the Company in order to establish such Stockholder's particular status under this Agreement (e.g., Purchaser Holder, Management Party, etc.).

    7.16 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    7.17 CONSENT TO JURISDICTION. Each Stockholder agrees that any proceeding arising out of or relating to this Agreement or the breach or threatened breach of this Agreement may be commenced and prosecuted in a court in the State of Delaware. Each Stockholder hereby irrevocably and unconditionally consents and submits to the non-exclusive personal jurisdiction of any court in the State of Delaware in respect of any such proceeding. Each Stockholder consents to service of process upon it with respect to any such proceeding by registered mail, return receipt requested, and by any other means permitted by applicable laws and rules. Each Stockholder waives any objection that it may now or hereafter have to the laying of venue of any such proceeding in any court in the State of Delaware and any claim that it may now or hereafter have that any such proceeding in any court in the State of Delaware has been brought in an inconvenient forum.

    7.18 NO INCONSISTENT AGREEMENTS. The Company will not hereafter enter into any agreements with respect to its securities which are inconsistent with or violate in any material respects the rights granted to the Holders of Registrable Shares in this Agreement.

    7.19 CERTAIN DISTRIBUTIONS EXEMPT. Notwithstanding anything to the contrary contained in this Agreement, any distribution of Shares by the Purchaser or any other Purchaser Party to its equity participants in accordance with the terms of its limited partnership agreement, operating agreement or other governing agreement or instrument shall be exempt from the terms and conditions of this Agreement, other than that the Persons receiving the Shares in connection with any such distribution shall be bound on a going-forward basis by the terms and conditions of this Agreement. For example, and not by way of limitation, any such distribution shall not trigger any of the "tag-along" rights set forth in Section 2.4.

    7.20 CERTAIN LIMITATIONS. Notwithstanding anything to the contrary contained in this Agreement, prior to the issuance or sale of any shares of the Company's capital stock pursuant to an effective registration statement under the Securities Act, the Company shall not be required to register any transfer of Shares on the Company's books if in the reasonable, good faith judgment of the Company, registering such transfer would cause the Company to become subject to registration pursuant to the Exchange Act.

    7.21 LOAN BY THE COMPANY IN THE EVENT OF CERTAIN LIABILITY. In the event that an audit of a tax return of a Management Stockholder results in a determination that such Management Stockholder recognized taxable income solely as a result of the receipt of Shares contemplated by this Agreement and the Merger Agreement, then to the extent such Management Stockholder incurs income tax liability as a result of such determination, the Company shall make a loan (the "LOAN") to such Management Stockholder to pay the amount of tax and the interest (if any) owed in connection with such liability. The Loan (1) shall be secured by the Shares owned by such Management Stockholder giving rise to such liability, (2) shall bear interest from the date of such Loan computed at the minimum rate under Internal Revenue Service regulations that would avoid imputation if interest, and (3) shall be repaid by such Management Stockholder upon the earlier of (A) any sale or other disposition of the Shares giving rise to such liability or (B) ten years after the date of such Loan.

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    7.22   INFORMATION REGARDING BENEFICIAL OWNERSHIP. Each Stockholder agrees to promptly provide to the Company any information or representations that the Company may request regarding such holder's beneficial ownership of shares of any class of the Company's capital stock.

    7.23 NO TAX ADVICE. Each Management Stockholder understands that his or her taxable income may be affected by a decision to make an election under
Section 83(b) of the Internal Revenue Code (an "83(B) ELECTION") with respect to the Shares. Each Management Stockholder acknowledges that he or she has not relied on the Company, Purchaser or their affiliates, employees, agents or advisors for any advice in connection with the decision whether to make, or procedures and time for making, the 83(b) Election, and acknowledges that the Company has urged the him or her to consult his or her own tax advisor immediately with respect to the desirability of and procedures for making an 83(b) Election with respect to the Shares and with respect to the tax consequences pertaining to this Agreement and the Merger Agreement. Each Management Shareholder agrees to submit to the Company a copy of any 83(b) Election with respect to the Shares immediately upon filing such election with the relevant taxing authority.

    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first set forth above.

                             WHITE CAP INDUSTRIES, INC.

                             By:
             -------------------------------------------------------------------
                               Name:
                               Title:
                               3120 Airway Avenue
                               Costa Mesa, California 92626

                             GREEN EQUITY INVESTORS III, L.P.

                             By: GEI Capital III, LLC, its general partner

                               By:
             -------------------------------------------------------------------
                                 Manager
                                 11111 Santa Monica Boulevard
                                 Suite 2000
                                 Los Angeles, California 90025

                             MANAGEMENT STOCKHOLDERS

   -----------------------------------------------------------------------------
                             GREG GROSCH
                             [address]

   -----------------------------------------------------------------------------
                             DAN TSUJIOKA
                             [address]

   -----------------------------------------------------------------------------
                             RICHARD GAGNON
                             [address]

   -----------------------------------------------------------------------------
                             CHRIS LANE
                             [address]

   -----------------------------------------------------------------------------
                             JACK KARG
                             [address]

   -----------------------------------------------------------------------------
                             BRIAN ETTER
                             [address]

                                                                       Exhibit A
                                                      to Stockholders' Agreement

                           WHITE CAP INDUSTRIES, INC.
                      BONUS PLAN FOR EXECUTIVE MANAGEMENT

    The plan will be predicated upon Management's projections. The threshold for bonuses will be achieving Target EBITDA (based upon Management's projections and calculated before any LGP management fees) and the primary measure for purposes of bonus payment calculations will be the amount of Incremental EBITDA earned in excess of Target EBITDA. The Bonus Pool in each fiscal year shall be equal to 20% of Incremental EBITDA. The Bonus Pool will be allocated by the Company's Board of Directors after consultation with the Chief Executive Officer of the Company. All Target EBITDA amounts shall be adjusted in good faith by the Company's Board of Directors to take into account acquisitions completed during each fiscal year. No Bonus Pool will be payable if the Company is in default (or will be with notice or the passage of time or after giving effect to this payment) under any of its financing instruments.

                           WHITE CAP INDUSTRIES, INC.
                        NON-QUALIFIED STOCK OPTION PLANS

    The Company will reserve 5% of the fully-diluted Common Stock at the Closing Date, excluding any warrants issued in connection with the Financing, for a Management stock option plan which will vest over a five-year time period. Stock options under this plan will vest 20% on each of the first, second, third, fourth and fifth anniversary dates of final allocation. Vesting will accelerate upon change of control, death or disability and will contain certain other typical terms. Allocations of a substantial majority of options under this plan will be made promptly after Closing by the Company's Board of Directors, after consultation with the Chief Executive Officer of the Company.

    The Company will reserve 5% of the fully-diluted Common Stock at the Closing Date, excluding any warrants issued in connection with the Financing, for a Management stock option plan which will be earned based upon the Company's operating performance over a five-year time period. Options under the plan will be earned based upon achieving the same Target EBITDA levels as are used for the Bonus Plan and will have exercise prices set at fair market value as determined at the time of grant. Stock options will be allocated to participants through awards and will become final if actual EBITDA exceeds Target EBITDA. The allocations will be made by the Board of Directors after consultation with the Chief Executive Officer of the Company annually in amounts of 1% for each of FYE 3/31/00 through FYE 3/31/04. Stock options under this plan will vest 20% on each of the first, second, third, fourth and fifth anniversary dates of final allocation. Vesting will accelerate upon change of control, death or disability and will contain certain other typical terms.

                                    ANNEX 1

                           WHITE CAP INDUSTRIES, INC.
                       Summary of Terms--Preferred Stock

ISSUER............................  White Cap Industries, Inc.

AMOUNT............................  $65,000,000

DIVIDENDS.........................  10% per annum, payable quarterly. Payable at the option of the Issuer by board determination in cash or, if not
                                    paid, then cumulates.

MANDATORY REDEMPTION..............  Redeemable in whole after 20.5 years at the liquidation preference, together with cumulative accrued dividends.

VOTING............................  No voting rights, except (i) as required by state and other applicable law and (ii) that holders of a majority
                                    of the outstanding shares of Preferred Stock, voting as
                                    a separate class, will (a) have the right to approve
                                    each issuance by the Issuer of any securities that rank
                                    senior to the Preferred Stock as to dividends or upon a
                                    liquidation or securities that rank on a parity with the
                                    Preferred Stock as to dividends or upon a liquidation
                                    and (b) have the right to approve any amendment of the
                                    Issuer's articles of incorporation adverse to holders of
                                    the Preferred Stock.

RANKING...........................  The Preferred Stock will rank senior to (a) all classes of common stock of the Issuer and (b) all classes of
                                    preferred stock which are designated as junior to the
                                    Preferred Stock.

RIGHTS OF HOLDERS.................  There will be no non-pro rata redemptions by the
                                    Company.

                                   APPENDIX B

                                                                 [LOGO]

July 21, 1999

Board of Directors
White Cap Industries, Inc.
3120 Airway Ave.
P.O. Box 1770
Costa Mesa, CA 92626

Attn: Mr. Greg Grosch, Chairman

Members of the Board:

    We understand that White Cap Industries, Inc. (the "Company") and WC Recapitalization Corp. ("Merger Sub") are proposing to enter into an Agreement and Plan of Merger (the "Agreement") which will provide, among other things, for the merger (the "Merger") of Merger Sub with and into the Company. Under the terms set forth in a draft of the Agreement dated July 19, 1999 (the "Draft Agreement"), at the effective time of the Merger (the "Effective Time"), among other things, each share of common stock, .01 par value, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (including shares of Company Common Stock issued pursuant to the automatic conversion provisions applicable to the Company's preferred stock pursuant to Article IV of the Company's certificate of incorporation), other than (i) any shares of Company Common Stock held in the treasury of the Company and shares of Company Common Stock owned by Merger Sub, if any, which will be canceled pursuant to the Agreement, (ii) certain shares of Company Common Stock registered in the name of certain directors, officers and senior managers of the Company ("Company Managers"), which shall remain outstanding as provided in the Agreement, and (iii) shares of Company Common Stock and shares of preferred stock of the Company ("Company Preferred Stock" and, together with Company Common Stock, "Company Stock") held by stockholders who properly exercise dissenters' rights ("Dissenting Shares"), will be canceled and converted into the right to receive an amount equal to $16.50 in cash, without interest (the "Merger Consideration"). The terms and conditions of the Merger are set out more fully in the Agreement.

    You have asked us whether, in our opinion, the Merger Consideration is fair from a financial point of view and as of the date hereof to the "Holders of Company Stock". The "Holders of Company Stock" shall be defined as all holders of Company Stock other than Merger Sub, any affiliates of Merger Sub, Company Managers and holders of Dissenting Shares.

    For purposes of this opinion we have, among other things:

    (i) reviewed certain publicly available financial statements and other business and financial information of the Company;

    (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the Company's management;

   (iii) reviewed certain financial forecasts and other forward looking financial information prepared by the Company's management;

Board of Directors
White Cap Industries, Inc.
July 21, 1999
Page 2

    (iv) held discussions with the management of the Company concerning the business, past and current operations, financial condition and future prospects of the Company;

    (v) reviewed the financial terms and conditions set forth in the Draft Agreement;

    (vi) reviewed the stock price and trading history of Company Common Stock;

   (vii) compared the financial performance of the Company and the prices and trading activity of Company Common Stock with that of certain other publicly traded companies comparable with the Company;

  (viii) compared the financial terms of the Merger with the financial terms, to the extent publicly available, of other transactions that we deemed relevant;

    (ix) prepared a discounted cash flow analysis of the Company;

    (x) prepared a leveraged acquisition analysis of the Company;

    (xi) participated in discussions among representatives of the Company and their financial and legal advisors; and

   (xii) made such other studies and inquiries, and took into account such other matters, as we deemed relevant, including our assessment of general economic, market and monetary conditions.

    In our review and analysis, and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us (including information furnished to us orally or otherwise discussed with us by the Company's management) or publicly available and have neither attempted to verify, nor assumed responsibility for verifying, any of such information. We have relied upon the assurances of the Company's management that it is not aware of any facts that would make such information inaccurate or misleading. Furthermore, we did not obtain or make, or assume any responsibility for obtaining or making, any independent evaluation or appraisal of the properties, assets or liabilities (contingent or otherwise) of the Company, nor were we furnished with any such evaluation or appraisal. With respect to the financial forecasts and projections (and the assumptions and bases therefor) for the Company that we have reviewed, upon the advice of the Company's management, we have assumed that such forecasts and projections have been reasonably prepared in good faith on the basis of reasonable assumptions and reflect the best currently available estimates and judgments as to the future financial condition and performance of the Company, and we have further assumed that such projections and forecasts will be realized in the amounts and in the time periods currently estimated. We have assumed that the Merger will be consummated upon the terms set forth in the Draft Agreement without material alteration thereof. In addition, we have assumed that the historical financial statements of the Company reviewed by us have been prepared and fairly presented in accordance with U.S. generally accepted accounting principles consistently applied. We have relied as to all legal matters relevant to rendering our opinion on the advice of counsel.

    This opinion is necessarily based upon market, economic and other conditions as in effect on, and information made available to us as of, the date hereof. It should be understood that subsequent developments may affect the conclusion expressed in this opinion and that we disclaim any undertaking or obligation to advise any person of any change in any matter affecting this opinion which may come

Board of Directors
White Cap Industries, Inc.
July 21, 1999
Page 3

or be brought to our attention after the date of this opinion. Our opinion is limited to the fairness, from a financial point of view and as to the date hereof, of the Merger Consideration to the Holders of Company Stock. We do not express any opinion as to (i) the value of any employee agreement or other arrangement entered into in connection with the Merger or (ii) any tax or other consequences that might result from the Merger. Our opinion does not address the relative merits of the Merger and the other business strategies that the Company's Board of Directors has considered or may be considering, nor does it address the decision of the Company's Board of Directors to proceed with the Merger.

    In connection with the preparation of our opinion, we were not authorized to solicit, and did not solicit, third-parties regarding alternatives to the Merger.

    We will receive a fee contingent upon the delivery of this opinion, and the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. In the past, we have provided certain investment banking services to the Company for which we have been paid fees, including acting as co-managing underwriter for an offering of the Company's securities. We maintain a market in the shares of Company Common Stock. In the ordinary course of business, we may trade in the Company's securities for our own account and the account of our customers and, accordingly, may at any time hold a long or short position in the Company's securities. BankBoston N.A., one of our affiliates, has invested in one of the funds of Leonard Green & Partners ("LG&P"), which indirectly controls Merger Sub, and has acted as Syndication Agent and senior lender to certain companies that are controlled by LG&P. BancBoston Robertson Stephens Inc. is the general partner of Bayview Investors L.P. ("Bayview"), a private equity investment fund that owns approximately 1.8% of the outstanding shares of Company Common Stock. Our employees make up a majority of the limited partners in Bayview.

    Our opinion expressed herein is provided for the information of the Board of Directors of the Company in connection with its evaluation of the Merger. Our opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote, or take any other action, with respect to the Merger. This opinion may not be summarized, described or referred to or furnished to any party except with our express prior written consent.

    Based upon and subject to the foregoing considerations, it is our opinion that, as of the date hereof, the Merger Consideration is fair to the Holders of Company Stock from a financial point of view.

                                          Very truly yours,

                                          BANCBOSTON ROBERTSON STEPHENS INC.

                                          /s/ BancBoston Robertson Stephens Inc.
                                          --------------------------------------

                                                                      APPENDIX C

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         STOCKHOLDERS VOTING AGREEMENT
                                 JULY 22, 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                            ---------
ARTICLE I TRANSFER AND VOTING OF SHARES; AND OTHER COVENANTS OF THE STOCKHOLDERS..........................
                                                                                                                    1
    SECTION 1.1.             Voting of Shares.............................................................          1
    SECTION 1.2.             No Inconsistent Arrangements.................................................          1
    SECTION 1.3.             Proxy........................................................................          2
    SECTION 1.4.             Waiver of Dissenters' Rights.................................................          2
    SECTION 1.5.             Stop Transfer................................................................          2
    SECTION 1.6.             No Solicitation..............................................................          2
    SECTION 1.7.             Management Agreements........................................................          3

ARTICLE II DISCLOSURE.....................................................................................          3
    SECTION 2.1.             Disclosure...................................................................          3

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS............................................          3
    SECTION 3.1.             Due Authorization, etc.......................................................          3
    SECTION 3.2.             No Conflicts; Required Filings and Consents..................................          3
    SECTION 3.3.             Title to Shares..............................................................          4
    SECTION 3.4.             No Finder's Fees.............................................................          4

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER.........................................          4
    SECTION 4.1.             Due Organization, Authorization, etc.........................................          4

ARTICLE V MISCELLANEOUS...................................................................................          5
    SECTION 5.1.             Definitions..................................................................          5
    SECTION 5.2.             Termination..................................................................          5
    SECTION 5.3.             Further Assurance............................................................          5
    SECTION 5.4.             Certain Events...............................................................          5
    SECTION 5.5.             No Waiver....................................................................          5
    SECTION 5.6.             Specific Performance.........................................................          5
    SECTION 5.7.             Notice.......................................................................          5
    SECTION 5.8.             Expenses.....................................................................          6
    SECTION 5.9.             Headings.....................................................................          6
    SECTION 5.10.            Severability.................................................................          6
    SECTION 5.11.            Entire Agreement; No Third-Party Beneficiaries...............................          6
    SECTION 5.12.            Assignment...................................................................          6
    SECTION 5.13.            Governing Law................................................................          6
    SECTION 5.14.            Amendment....................................................................          6
    SECTION 5.15.            Waiver.......................................................................          6
    SECTION 5.16.            Counterparts.................................................................          7

                         STOCKHOLDERS VOTING AGREEMENT

    THIS STOCKHOLDERS AGREEMENT, dated as of July 22, 1999 (the "Agreement"), is entered into among WC Recapitalization Corp., a Delaware corporation ("Purchaser"), and the stockholders of the Company whose names appear on
Schedule I hereto (collectively, the "Stockholders").

                              W I T N E S S E T H:

    WHEREAS, contemporaneously with the execution and delivery of this Agreement, Purchaser and the White Cap Industries, Inc., a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides for, upon the terms and subject to the conditions set forth therein, the merger of Purchaser with and into the Company (the "Merger");

    WHEREAS, as of the date hereof, each Stockholder owns (beneficially and of record) the number of Shares set forth opposite such Stockholder's name on
Schedule I hereto (all Shares so owned and which may hereafter be acquired by such Stockholder prior to the termination of this Agreement, whether upon the exercise of options or by means of purchase, dividend, distribution or otherwise, being referred to herein as such Stockholder's "Owned Shares");

    WHEREAS, as a condition to Purchaser's willingness to enter into the Merger Agreement, Purchaser has required that the Stockholders enter into this Agreement; and

    WHEREAS, in order to induce Purchaser to enter into the Merger Agreement, the Stockholders are willing to enter into this Agreement.

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Purchaser and each of the Stockholders, severally and not jointly, hereby agree as follows:

                                   ARTICLE I
                         TRANSFER AND VOTING OF SHARES;
                    AND OTHER COVENANTS OF THE STOCKHOLDERS

    SECTION 1.1. VOTING OF SHARES. Each Stockholder agrees, at any meeting of the stockholders of the Company, however called, and in any action by consent of the stockholders of the Company, each Stockholder shall vote its Owned Shares
(i) in favor of the Merger and the Merger Agreement (as amended from time to time), (ii) against any proposal for a Third Party Acquisition and against any proposal for action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which is reasonably likely to result in any of the conditions of the Company's obligations under the Merger Agreement not being fulfilled, any change in the directors of the Company, any change in the present capitalization of the Company or any amendment to the Company's Restated Articles of Incorporation or By-Laws, any other material change in the Company's corporate structure or business, or any other action which could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by the Merger Agreement or the likelihood of such transactions being consummated and (iii) in favor of any other matter necessary for consummation of the transactions contemplated by the Merger Agreement which is considered at any such meeting of stockholders, and in connection therewith to execute any documents which are necessary or appropriate in order to effectuate the foregoing, including the ability for Purchaser or its nominees to vote such Owned Shares directly solely with respect to the matters referred to in this Section 1.1.

    SECTION 1.2. NO INCONSISTENT ARRANGEMENTS. Except as contemplated by this Agreement and the Merger Agreement, each Stockholder shall not during the term of this Agreement (i) transfer (which term shall include, without limitation, any sale, assignment, gift, pledge, hypothecation or other disposition), or consent to any transfer of, any or all of such Stockholder's Owned Shares or any interest therein, or create or, except as set forth on Schedule 1.2 hereto, permit to exist any Encumbrance (as defined below) on such Owned Shares, (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such Owned Shares or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to such Owned Shares, (iv) deposit such Owned Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Owned Shares, or (v) take any other action that would in any way restrict, limit or interfere with the performance of such Stockholder's obligations hereunder or the transactions contemplated hereby or by the Merger Agreement. Notwithstanding anything in this Agreement to the contrary, each Stockholder may transfer all or any of such Stockholder's Owned Shares to any trust, partnership or similar vehicle formed for estate, tax or family planning purposes of which such Stockholder controls the vote, provided that as a condition of such transfer, such Stockholder notifies the Purchaser and provides the Purchaser with documentation reasonably satisfactory to the Purchaser as to the consent of the transferee to be bound by all of the provisions of this Agreement.

    SECTION 1.3. PROXY. Each Stockholder hereby revokes any and all prior proxies or powers-of-attorney in respect of any of such Stockholder's Owned Shares and constitutes and appoints Purchaser or any nominee of Purchaser, with full power of substitution and resubstitution, at any time during the term of this Agreement, as its true and lawful attorney and proxy (its "Proxy"), for and in its name, place and stead, to demand that the Secretary of the Company call a special meeting of the stockholders of the Company for the purpose of considering any matter referred to in Section 1.1 (if permitted under the Company's Restated Articles of Incorporation or By-Laws) and to vote each of such Owned Shares as its Proxy, at every annual, special, adjourned or postponed meeting of the stockholders of the Company, including the right to sign its name (as stockholder) to any consent, certificate or other document relating to the Company that Delaware Law may permit or require as provided in Section 1.1.

    THE FOREGOING PROXY AND POWER OF ATTORNEY ARE IRREVOCABLE AND COUPLED WITH AN INTEREST THROUGHOUT THE TERM OF THIS AGREEMENT.

    SECTION 1.4. WAIVER OF DISSENTERS' RIGHTS. Each Stockholder hereby waives any rights to dissent from the Merger.

    SECTION 1.5. STOP TRANSFER. Each Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder's Owned Shares, unless such transfer is made in compliance with this Agreement (including the provisions of Article III hereof) and acknowledges that Purchaser and the Company may notify the Company's transfer agent of the terms hereof.

    SECTION 1.6. NO SOLICITATION. Each Stockholder shall not, nor shall it permit or authorize any of its officers, directors, employees, agents or representatives (collectively, the "Representatives") to, (i) solicit or initiate, or encourage, directly or indirectly, any inquiries regarding or the submission of, any proposal for a Third Party Acquisition, (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information or data with respect to, or take any other action to knowingly facilitate the making of any proposal that constitutes, or may reasonably be expected to lead to, any proposal for a Third Party Acquisition or (iii) enter into any agreement with respect to any proposal for a Third Party Acquisition or approve or resolve to approve any proposal for a Third Party Acquisition. Upon execution of this Agreement, each Stockholder shall, and it shall cause its Representatives to, immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Each Stockholder will promptly notify Purchaser of the existence of any proposal, discussion, negotiation or inquiry received by such

Stockholder, and each Stockholder will immediately communicate to Purchaser the terms of any proposal, discussion, negotiation or inquiry which it may receive (and will promptly provide to Purchaser copies of any written materials received by it in connection with such proposal, discussion, negotiation or inquiry) and the identity of the Person making such proposal or inquiry or engaging in such discussion or negotiation. Nothing in this Section 1.6 shall be a limitation on any Stockholder or representative thereof serving solely in his capacity as a director of the Company, each of whom in his capacity as director of the Company shall be subject to the terms and provisions of Section 6.4 of the Merger Agreement.

    SECTION 1.7. MANAGEMENT AGREEMENTS. By executing this Agreement, each Stockholder named in Section 2.2(c) of the Merger Agreement agrees and commits to consummate the transactions set forth therein, and agrees to execute and deliver, to the extent contemplated thereby, the agreements referred to in Sections 9.2(g) and (h) of the Merger Agreement. Purchaser agrees to cause the Company and its subsidiary party thereto to execute and deliver such agreements to such Stockholders to the extent contemplated by Sections 9.2(g) and (h).

                                   ARTICLE II
                                   DISCLOSURE

    SECTION 2.1. DISCLOSURE. Each Stockholder hereby authorizes Purchaser to publish and disclose in the Company Proxy Statement (including all documents and schedules filed with the SEC) its identity and ownership of the Shares and the nature of its commitments, arrangements and understandings under this Agreement.

                                  ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

    Each Stockholder hereby represents and warrants to Purchaser as follows:

    SECTION 3.1. DUE AUTHORIZATION, ETC. Such Stockholder has all requisite power and authority to execute, deliver and perform this Agreement, to appoint Purchaser as its Proxy and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, the appointment of Purchaser as Stockholder's Proxy and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Stockholder. This Agreement has been duly executed and delivered by or on behalf of such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for such remedy may be brought. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Stockholder is trustee whose consent is required for the execution and delivery of this Agreement of the consummation by such Stockholder of the transactions contemplated hereby.

    SECTION 3.2. NO CONFLICTS; REQUIRED FILINGS AND CONSENTS.

    (a) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, (i) conflict with or violate any trust agreement or other similar documents relating to any trust of which such Stockholder is trustee, (ii) conflict with or violate any law applicable to such Stockholder or by which such Stockholder or any of such Stockholder's properties is bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any assets of such Stockholder, including, without limitation, such Stockholder's Owned Shares, pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of such Stockholder's assets is bound or affected, except, in the case of clauses (ii) and (iii), for any such breaches, defaults or other occurrences that would not prevent or delay the performance by such Stockholder of such Stockholder's obligations under this Agreement.

    (b) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority (other than any necessary filing under the HSR Act or approvals or consents required under applicable foreign antitrust or competition laws or the Exchange Act), domestic or foreign, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such Stockholder of such Stockholder's obligations under this Agreement.

    SECTION 3.3. TITLE TO SHARES. Such Stockholder is the sole record and beneficial owner of its Owned Shares, free and clear of any pledge, lien, security interest, mortgage, charge, claim, equity, option, proxy, voting restriction, voting trust or agreement, understanding, arrangement, right of first refusal, limitation on disposition, adverse claim of ownership or use or encumbrance of any kind ("Encumbrances"), other than as set forth on Schedule
1.2 hereto and other than restrictions imposed by the securities laws or pursuant to this Agreement or the Merger Agreement.

    SECTION 3.4. NO FINDER'S FEES. Except as disclosed in the Merger Agreement, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder the payment of which could become the obligation of the Company or Purchaser. Such Stockholder, on behalf of itself and its affiliates, hereby acknowledges that it is not entitled to receive any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby or by the Merger Agreement.

                                   ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES OF
                              PARENT AND PURCHASER

    Purchaser hereby represents and warrants to the Stockholders as follows:

    SECTION 4.1. DUE ORGANIZATION, AUTHORIZATION, ETC. Purchaser is duly organized, validly existing and in good standing under the laws of Delaware. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Purchaser has been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for such remedy may be brought.

                                   ARTICLE V
                                 MISCELLANEOUS

    SECTION 5.1. DEFINITIONS. Terms used but not otherwise defined in this Agreement have the meanings ascribed to such terms in the Merger Agreement.

    SECTION 5.2. TERMINATION. This Agreement shall terminate and be of no further force and effect (i) by the written mutual consent of the parties hereto or (ii) automatically and without any required action of the parties hereto upon
(x) the Effective Time or (y) the termination of the Merger Agreement in accordance with its terms. No such termination of this Agreement shall relieve any party hereto from any liability for any breach of this Agreement prior to termination.

    SECTION 5.3. FURTHER ASSURANCE. From time to time, at another party's request and without consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transaction contemplated by this Agreement.

    SECTION 5.4. CERTAIN EVENTS. Each Stockholder agrees that this Agreement and such Stockholder's obligations hereunder shall attach to such Stockholder's Owned Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Owned Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Stockholder's heirs, guardians, administrators, or successors. Notwithstanding any transfer of Owned Shares, the transferor shall remain liable for the performance of all its obligations under this Agreement.

    SECTION 5.5. NO WAIVER. The failure of any party hereto to exercise any right, power, or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

    SECTION 5.6. SPECIFIC PERFORMANCE. Each Stockholder acknowledges that if such Stockholder fails to perform any of its obligations under this Agreement immediate and irreparable harm or injury would be caused to Purchaser for which money damages would not be an adequate remedy. In such event, each Stockholder agrees that Purchaser shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if Purchaser should institute an action or proceeding seeking specific enforcement of the provisions hereof, each Stockholder hereby waives the claim or defense that Purchaser has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. Each Stockholder further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

    SECTION 5.7. NOTICE. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (i) as of the date delivered or sent by facsimile if delivered personally or by facsimile, and (ii) on the third business day after deposit in the U.S. mail, if mailed by registered or certified mail (postage prepaid, return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

    (a)  If to Purchaser:    Leonard Green & Partners, Inc.
                             11111 Santa Monica Boulevard
                             Suite 2000
                             Los Angeles, CA 90025
                             Attention: Peter J. Nolan
                             Facsimile: (310) 954-0404
        with a copy to:      Gibson, Dunn & Crutcher LLP
                             333 South Grand Avenue
                             Los Angeles, CA 90071
                             Telecopier: 213-229-7520
                             Attention: Jennifer Bellah Maguire

    (b) If to a Stockholder, at the address set forth below such Stockholder's name on Schedule I hereto.

    SECTION 5.8. EXPENSES. Except as otherwise expressly set forth herein, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses. Notwithstanding the foregoing, Purchaser acknowledges that the Company will pay the reasonable fees of Hogan & Hartson for negotiating the provisions of this Agreement.

    SECTION 5.9. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    SECTION 5.10. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

    SECTION 5.11. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, and this Agreement is not intended to confer upon any other person any rights or remedies hereunder.

    SECTION 5.12. ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise.

    SECTION 5.13. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State.

    SECTION 5.14. AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

    SECTION 5.15. WAIVER. Any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto and
(c) waive compliance by the other parties hereto with any of their agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only as against such party and only if set forth in an instrument in writing signed by such party. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

    SECTION 5.16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

    IN WITNESS WHEREOF, Purchaser and the Stockholders have caused this Agreement to be executed as of the date first written above.

                                          WC RECAPITALIZATION CORP.

                                By:  /s/ PETER J. NOLAN
                                     -----------------------------------------
                                     Peter J. Nolan
                                     President

                                STOCKHOLDERS

                                By:  /s/ GREG GROSCH
                                     -----------------------------------------
                                     Greg Grosch

                                     /s/ ALAN SCHERNER
                                     -----------------------------------------
                                     Alan Scherner, Trustee
                                     Grosch Family Trust

                                     /s/ CHRIS LANE
                                     -----------------------------------------
                                     Chris Lane

                                     /s/ MARIANNE LANE
                                     -----------------------------------------
                                     Marianne Lane

                                     /s/ DAN TSUJIOKA
                                     -----------------------------------------
                                     Dan Tsujioka

                                     /s/ BRIAN ETTER
                                     -----------------------------------------
                                     Brian Etter

                                     /s/ RICHARD GAGNON
                                     -----------------------------------------
                                     Richard Gagnon

                                Apex Investment Fund III, L.P.

                                By: Apex Management III, L.L.C, its General
                                Partner

                                By: Stellar Investment Co., its Managing Member

                                By:  /s/ JAMES A. JOHNSON
                                     -----------------------------------------
                                     Name: James A. Johnson
                                     Title: President

                                Apex Strategic Partners LLC

                                By: Stellar Investment Co., its Managing Member

                                By:  /s/ JAMES A. JOHNSON
                                     -----------------------------------------
                                     Name: James A. Johnson
                                     Title: President

                                /s/ MARK KING
                                ---------------------------------------------
                                Mark King

                                /s/ BRENDA K. KING
                                ---------------------------------------------
                                Brenda K. King

                                MBK Children's Trust

                                By:  /s/ BRENDA K. KING
                                     -----------------------------------------
                                     Brenda K. King

                                Bayview Investors. Ltd.

                                By: BancBoston Robertson Stephens, its General
                                Partner

                                By:  /s/ DANA WELCH
                                     -----------------------------------------
                                     Name: Dana Welch
                                     Title: Authorized Signatory

                                /s/ BRUCE L. ROGERS
                                ---------------------------------------------
                                Bruce L. Rogers

                                /s/ SALLY K. ROGERS
                                ---------------------------------------------
                                Sally K. Rogers

                                Rogers Family Trust

                                By:  /s/ SALLY K. ROGERS
                                     -----------------------------------------
                                     Name: Sally K. Rogers
                                     Title: Trustee

                                By:  /s/ BRUCE L. ROGERS
                                     -----------------------------------------
                                     Name: Bruce L. Rogers
                                     Title: Trustee

                                Sally K. Rogers Trust

                                By:  /s/ BRUCE L. ROGERS
                                     -----------------------------------------
                                     Name: Bruce L. Rogers
                                     Title: Trustee

                                /s/ ANDREW J. GWIRTSMAN (CUSTODIAN)
                                ---------------------------------------------
                                Andrew J. Gwirtsman

                                /s/ DANIEL L. GWIRTSMAN (CUSTODIAN)
                                ---------------------------------------------
                                Daniel L. Gwirtsman

                                /s/ CHARLES R. GWIRTSMAN
                                ---------------------------------------------
                                Charles R. Gwirtsman

                                /s/ NANCY J. REICHMAN
                                ---------------------------------------------
                                Nancy J. Reichman

                                Capital Resources Growth Inc.

                                By:  /s/ CHARLES R. GWIRTSMAN
                                     -----------------------------------------
                                     Name: Charles R. Gwirtsman
                                     Title: President

                                  SCHEDULE 1.2

    The following individuals each have permitted Encumbrances placed on their Owned Shares relating to loans made against Owned Shares held in margin accounts with Donaldson, Lufkin, Jenrette.

NAME                                                                              LOAN AMOUNT
-------------------------------------------------------------------------------  -------------
Greg Grosch                                                                       $ 1,000,000

Mark King                                                                         $   540,000

Charles Gwirtsman                                                                 $   625,000

Dan Tsujioka                                                                      $   875,000

Bruce Rogers                                                                      $   730,000

All of the Encumbrances set forth above shall be removed by 5:00 p.m. (EDT) on 23 July 1999.

                                   SCHEDULE I

                                                                                       NUMBER OF SHARES
                                                                                         BENEFICIALLY
NAME AND ADDRESS OF STOCKHOLDER                                                              OWNED
-------------------------------------------------------------------------------------  -----------------
Greg Grosch..........................................................................       2,429,722
Grosch Family Trust                                                                           269,967
3120 Airway Avenue
Costa Mesa, CA 92626

Chris Lane...........................................................................         136,010
Marianne Lane                                                                                  21,750
3120 Airway Avenue
Costa Mesa, CA 92626

Richard Gagnon.......................................................................         174,000
3120 Airway Avenue
Costa Mesa, CA 92626

Dan Tsujioka.........................................................................         161,969
39 Rockingham
Newport Beach, CA 92660

Brian Etter..........................................................................             500
3120 Airway Avenue
Costa Mesa, CA 92626

Apex Investment Fund III, L.P........................................................         515,778
233 S. Wacker Drive, Suite 9500
Chicago, IL 60606

Apex Strategic Partners, L.L.C.......................................................          39,573
233 S. Wacker Drive, Suite 9500
Chicago, IL 60606

Mark King............................................................................         202,517
Brenda King                                                                                    58,346
MBK Children's Trust                                                                           22,360
23956 Currant Drive
Golden, CO 80401

Bayview Investors, Ltd...............................................................         192,509
6065 Shelter Bay Ave.
Mill Valley, CA 94941

Bruce & Sally Rogers.................................................................         210,303
Rogers Family Trust                                                                            26,100
Sally K. Rogers Trust                                                                          43,500
1515 Arapahoe St., Tower 1, Suite 1500
Denver, CO 80202

Andrew J. Gwirtsman..................................................................          13,230
Daniel L. Gwirtsman                                                                            13,230
1515 Arapahoe St., Tower 1, Suite 1500
Denver, CO 80202

Charles R. Gwirtsman.................................................................          93,707
Nancy J. Reichman                                                                              45,901
1515 Arapahoe St., Tower 1, Suite 1500
Denver, CO 80202

Capital Resources Growth, Inc........................................................         208,800
1515 Arapahoe St., Tower 1, Suite 1500
Denver, CO 80202

                                                                      APPENDIX D

                            DELAWARE CODE ANNOTATED
                         SECTION 262. APPRAISAL RIGHTS
                             TITLE 8. CORPORATIONS
                       CHAPTER 1. GENERAL CORPORATION LAW
                     SUBCHAPTER IX. MERGER OR CONSOLIDATION
                                     8 DEL.

    SECTION 262. APPRAISAL RIGHTS

    (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word stockholder means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words stock and share mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words depository receipt mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to section 251 (other than a merger effected pursuant to section 251(g) of this title), section 252, section 254, section 257, section 258, section 263 or section 264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of section 251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to section 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)  Appraisal rights shall be perfected as follows:

           (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

           (2) If the merger or consolidation was approved pursuant to section 228 or section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date or the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

        (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                        WHITE CAP INDUSTRIES, INC. PROXY
                3120 AIRWAY AVENUE, COSTA MESA, CALIFORNIA 92626

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Chris Lane and Dan Tsujioka, and each of them, with full power of substitution, as attorneys and proxies to appear and vote, as designated below, all of the shares of White Cap Industries, Inc. held
of record by the undersigned on                 , 1999 at the special meeting of
shareholders to be held on October   , 1999 or at any postponements or
adjournments thereof.

    COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE

                   (Continued and to be signed on other side)
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
                    Please mark [X] your votes as indicated

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE PROPOSALS BELOW.

    1. MERGER PROPOSAL--To approve the merger of WC Recapitalization Corp. with and into White Cap Industries, Inc. in accordance with an Agreement and Plan of Merger dated July 21, 1999, as described in the accompanying proxy statement.

                 FOR  [  ]      AGAINST  [  ]      ABSTAIN  [  ]

    2. OTHER MATTERS--To consider and act upon any other matters that may properly come before the special meeting or any adjournment of the special meeting.

                 FOR  [  ]      AGAINST  [  ]      ABSTAIN  [  ]

    3. POSTPONEMENT OR ADJOURNMENT--To postpone or adjourn the special meeting if necessary to permit further solicitation of proxies.

                 FOR  [  ]      AGAINST  [  ]      ABSTAIN  [  ]

The undersigned acknowledges receipt of the Notice of Special Meeting of
Shareholders and Proxy Statement dated September   , 1999.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                       (If signing as an attorney, executor,
                                       trustee or guardian, please give your
                                       full title as such. If shares are held
                                       jointly, each holder should sign.)
                                       DATED: ____________________________, 1999
                                       _________________________________________

                                       SIGNATURE
                                       _________________________________________

                                       SIGNATURE (if held jointly)

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